Filed Pursuant to Rule 424(b)(1)
                                                  Registration Number 333-102636

                                 US$500,000,000

PROSPECTUS SUPPLEMENT
---------------------
(To prospectus dated January 22, 2003)

                                 [Seal of Peru]

                                Republic of Peru

                              9 7/8% Bonds due 2015

         We will pay interest on the bonds on February 6 and August 6 of each year, beginning August 6, 2003. The bonds will mature on February 6, 2015. We may not redeem the bonds before maturity. There is no sinking fund for the bonds.

         The bonds will be unsecured public external indebtedness and will rank equally with our unsecured and unsubordinated external indebtedness. The bonds will be issued only in registered form in denominations of US$1,000 and integral multiples of US$1,000.

         Application has been made to list the bonds on the Luxembourg Stock Exchange.
                             ---------------------

                                                     Per Bond    Total
                                                     --------    -----
Public Offering Price(1)............................. 98.455%     US$492,275,000

Underwriting discount................................    .25%       US$1,250,000

Proceeds, before expenses to Peru.................... 98.205%     US$491,025,000

(1) Plus accrued interest from February 6, 2003, if settlement occurs after that date

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The bonds will be ready for delivery in book-entry form only through The Depository Trust Company on or about February 6, 2003. You may elect to hold interests in the bonds through Clearstream, Luxembourg or Euroclear.

                             ---------------------

Deutsche Bank Securities                                     Merrill Lynch & Co.

                             ---------------------

         The date of this prospectus supplement is January 30, 2003.

                                TABLE OF CONTENTS

      Prospectus Supplement


                                                              Page
                                                              ----
      About this Prospectus Supplement....................... S-1
      Forward-Looking Statements ............................ S-1
      Summary of the Offering................................ S-3
      Use of Proceeds........................................ S-5
      Description of the Bonds............................... S-6
      Clearance and Settlement...............................S-10
      Underwriting...........................................S-11
      Validity of the Bonds..................................S-13
      General Information....................................S-13


      Prospectus

      About this Prospectus..................................   i
      Certain Defined Terms and Conventions .................. ii
      Forward-Looking Statements..............................iii
      Summary.................................................  1
      Use of Proceeds.........................................  8
      Recent Developments.....................................  9
      The Republic of Peru.................................... 15
      The Economy............................................. 27
      Balance of Payments and Foreign Trade................... 55
      The Monetary System..................................... 69
      Public Sector Finances.................................. 90
      Public Sector Debt......................................103
      Description of the Securities...........................113
      Taxation................................................128
      Plan of Distribution....................................130
      Official Statements.....................................132
      Validity of the Securities..............................132
      Authorized Representative...............................132
      Where You Can Find More Information.....................132
      Tables and Other Supplemental Information...............A-1


                                 --------------

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only appearing as of their respective dates. Our financial condition and prospects may have changed since these dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

         You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, which should be read together. References in this prospectus supplement to "we," "us" and "our" are to the Republic.

         We are furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of the bonds. After having made all reasonable queries, we confirm that:

          o the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of the date of this prospectus supplement or the accompanying prospectus;

          o changes may occur in our affairs after the date of this prospectus supplement and the accompanying prospectus;

          o certain statistical information included in this prospectus supplement and the accompanying prospectus reflects the most recent reliable data readily available to us as of the date hereof;

          o we hold the opinions and intentions expressed in this prospectus supplement and the accompanying prospectus;

          o to the best of our knowledge and belief, we have not omitted other facts the omission of which makes this prospectus supplement and the accompanying prospectus, as a whole, misleading; and

          o we accept responsibility for the information we have provided in this prospectus supplement and the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS

         We have made forward-looking statements in this prospectus supplement and the accompanying prospectus. Forward-looking statements are statements that are not historical facts. These statements are based on our current plans, estimates, assumptions and projections. Therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events.

         Forward-looking statements involve inherent risks. We caution you that many factors could affect the future performance of the Peruvian economy. These factors include, but are not limited to:

          o   external factors, such as:

              -    interest rates in financial markets outside the Republic;

              -    the impact of changes in our credit ratings;

              -    the impact of changes in import tariffs and exchange rates;

              - the impact of changes in the international prices of commodities;

              - recession or low economic growth affecting our trading partners; and

              - the decisions of international financial institutions, such as the International Monetary Fund, the Inter-American Development Bank, the International Bank for Reconstruction and Development, and the Corporacion Andina de Fomento, or Andean Development Corporation, regarding the terms of their financial assistance to us; and

          o   internal factors, such as:

              - general economic and business conditions or political and military events in Peru;

              - natural events, such as earthquakes, floods and the El Nino weather phenomenon;

              -    present and future exchange rates of the Peruvian currency;

              -    foreign currency reserves;

              -    the ability of the Government to enact key economic reforms;

              -    the level of domestic debt;

              -    domestic inflation;

              -    the level of foreign direct and portfolio investment; and

              -    the level of Peruvian domestic interest rates.

                             SUMMARY OF THE OFFERING

         This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all the information that you should consider before investing in the bonds offered hereby. You should read this entire prospectus supplement and the accompanying prospectus carefully.

Issuer .................................... The Republic of Peru.

Securities................................. 9 7/8% Bonds due 2015, which we call the "bonds."

Issue Amount............................... US$500,000,000 aggregate principal amount.

Maturity Date.............................. February 6, 2015.

Interest Rate.............................. 9 7/8% per year, computed on the basis of a 360-day year of twelve
                                            30-day months.

Interest Payment Dates..................... February 6 and August 6 of each year, starting on August 6, 2003.

Regular Record Dates for Interest.......... Every January 22 and July 22.


Redemption................................. We may not redeem the bonds before maturity. At maturity, we will
                                            redeem the bonds at par.

Form of Securities......................... We will issue the bonds in the form of one or more registered global
                                            notes without coupons. No bonds will
                                            be issued in bearer form.

Denominations.............................. We will issue the bonds in denominations of US$1,000 and
                                            integral multiples of US$1,000
                                            in excess thereof.

Status .................................... The bonds will constitute our direct, general, unconditional,
                                            unsubordinated and unsecured public
                                            external indebtedness and will be
                                            backed by our full faith and credit.
                                            The bonds will rank equal in right
                                            of payment with all of our existing
                                            and future unsecured and
                                            unsubordinated public external
                                            indebtedness.

Negative Pledge............................ The bonds will contain certain covenants, including restrictions on
                                            the incurrence of debt.

Default.................................... The bonds will contain events of default, the occurrence of which may
                                            result in the acceleration of our
                                            obligations under the bonds prior to
                                            maturity, including, without
                                            limitation, our obligation to pay
                                            the outstanding principal amount
                                            (that is, the par value) of the
                                            bonds. See "Description of the
                                            Securities--Debt
                                            Securities--Default; Acceleration of
                                            Maturity" in the accompanying
                                            prospectus.

Withholding Tax and Additional Amounts..... Subject to certain exceptions, we will make all payments on the bonds
                                            without withholding or deducting any
                                            Peruvian taxes. See "Description of
                                            the Bonds--Additional Amounts"
                                            below.

Further Issues............................. We may issue, without your consent, additional debt securities that may
                                            form a single series with the
                                            outstanding bonds.

Listing.................................... Application has been made to list the bonds on the Luxembourg Stock
                                            Exchange.

Governing Law.............................. New York.

Fiscal Agent............................... The bonds will be issued pursuant to a fiscal agency agreement, to be
                                            dated as of February 6, 2003,
                                            between us and JPMorgan Chase Bank,
                                            as fiscal agent, principal paying
                                            agent and registrar.

                                 USE OF PROCEEDS

         The net proceeds of the sale of the bonds will be approximately US$491,025,000, after deduction of underwriting discounts and commissions. We intend to use the net proceeds for the general purposes of the Government, including financial investment and the refinancing, repurchase or retirement of domestic and external indebtedness.

                            DESCRIPTION OF THE BONDS

         This prospectus supplement describes the terms of the bonds in greater detail than does the accompanying prospectus and may provide information that adds, updates or changes information contained in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement.

         We will issue the bonds under a fiscal agency agreement, to be dated as of February 6, 2003, between us and JPMorgan Chase Bank, as fiscal agent, principal paying agent and registrar. The information contained in this section and in the prospectus summarizes the material terms of the bonds and the fiscal agency agreement. Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the bonds. Therefore, you should read the fiscal agency agreement and the form of the bonds in making your investment decision. We have filed or will file copies of these documents with the SEC and at the office of the fiscal agent in The City of New York. Copies of the fiscal agency agreement and the form of the bonds will also be available from the Luxembourg Paying Agent at its address set forth on the inside back cover page.

General Terms of the Bonds

         The bonds will:

         o    be issued in an aggregate principal amount of US$500,000,000;

         o have an issue price of 98.455% of the principal amount plus accrued interest, if any, from February 6, 2003;

         o    mature at par on February 6, 2015;

         o bear interest at 9 7/8% per year from February 6, 2003, computed on the basis of a 360-day year of twelve 30-day months;

         o pay interest semiannually in arrears in equal installments on February 6 and August 6 of each year, starting on August 6, 2003 and ending on February 6, 2015, to be paid to the person in whose name the bond is registered at the close of business the preceding January 22 or July 22;

         o be issued in fully registered form, without coupons, registered in the names of investors or their nominees in denominations of US$1,000 and integral multiples of US$1,000 in excess thereof;

         o not be redeemable before maturity and not be entitled to the benefit of any sinking fund;

         o be our direct, general, unconditional, unsubordinated and unsecured external indebtedness and will rank equal in right of payment with all of our payment obligations relating to existing and future unsecured and unsubordinated external indebtedness;

         o be represented by one or more global notes in fully registered form only, without coupons, registered in the name of a nominee of The Depository Trust Company, or DTC. Beneficial ownership interests will only be recorded on, and transferred through, the records maintained by DTC and its participants, including the depositaries for Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, and Clearstream Banking, societe anonyme, which we refer to as Clearstream, Luxembourg; and

         o be available in definitive form only under certain limited circumstances.

Payments of Principal and Interest

         We will pay on each bond:

         o principal and interest payable on any maturity date in U.S. dollars in immediately available funds to the person in whose name the bond is registered on the maturity date, upon presentation and surrender of the bond at the corporate trust office of the fiscal agent or, subject to applicable laws and regulations, at the office of any paying agent; and

         o interest other than interest payable on any maturity date, to the person in whose name the bond is registered at the close of business on the record date for the relevant interest payment date.

         Because each bond will be represented by one or more global notes and beneficial interests in the bonds may not be exchanged for bonds in physically certificated form except in limited circumstances, we will make payments of principal and interest on each bond by directing the fiscal agent to make a wire transfer of U.S. dollars to DTC or its nominee as the registered owner of the bonds, which will receive the funds for distribution to the beneficial owners. Upon receipt of any payment of principal of or interest on the bonds, DTC will credit the appropriate DTC participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in bonds held through such participants will be the responsibility of such participants. Each beneficial owner should contact the institution through which it intends to hold its beneficial interest in the bonds to determine how payments of principal of or interest on those bonds will be credited to its account.

         Neither we, the fiscal agent nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail, or direct the fiscal agent to mail, a check to the holder of the affected bonds on or before the due date for the payment at the address that appears on the security register maintained by the fiscal agent on the applicable record date.

         The record date with respect to any interest payment date will be the 15th day prior to such date, whether or not such day is a business day.

         Any payment of principal or interest required to be made on a payment date which is not a business day need not be made on such day, but may be made on the next succeeding business day with the same force and effect as if made on such payment date, and no interest shall accrue with respect to such payment for the period from and after such payment date.

         Pending payment of principal or interest on the bonds that becomes due, the fiscal agent shall hold in trust, for the benefit of the beneficial owners of the bonds, the amounts transferred by us to the fiscal agent for such purpose. Any moneys held by the fiscal agent in respect of the bonds and remaining unclaimed for two years after such amounts shall have become due and payable must be returned by the fiscal agent to us, and the holders of such bonds shall thereafter look only to us for any payment to which such holders may be entitled.

         We may acquire any of the bonds, in any manner and at any price, and may hold them, resell them, or surrender them to the fiscal agent for cancellation. Bonds we acquire may be re-issued or resold only in compliance with the Securities Act and other applicable laws.

Paying Agents, Transfer Agent and Registrar

         Until the bonds are paid, we will maintain a paying agent and a registrar in The City of New York. We have initially appointed JPMorgan Chase Bank to serve as our paying agent.

         In addition, we will maintain a paying agent and a transfer agent in Luxembourg so long as any of the bonds are listed on the Luxembourg Stock Exchange and the rules of the Exchange so require. We have initially appointed J.P. Morgan Bank Luxembourg S.A. to serve as our Luxembourg paying agent and transfer agent.

         We may at any time appoint additional or replacement paying agents, transfer agents and registrars. We will promptly provide notice, as described under "--Notices" below, of the termination or appointment of, or of any change in the office of, any paying agent or transfer agent.

         You can contact the paying agents or the transfer agent at the addresses listed on the inside back cover page of this prospectus supplement.

Additional Amounts

         We will make payment of principal of or interest on the bonds without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied, collected, withheld or assessed by the Republic, any political subdivision thereof or any taxing authority in the Republic. If we are required by law to make any such withholding or deduction, we will pay such additional amounts, which we refer to as the "Additional Amounts," as may be necessary in order to ensure that the net amounts you receive after such withholding or deduction shall equal the amount that you would have received in the absence of such withholding or deduction. We will not, however, pay any Additional Amounts if you are subject to such withholding or deduction due to one of the following reasons:

         o you have some connection with the Republic other than the mere holding of bonds or the receipt of principal of or interest on the bonds;

         o you have failed to comply with any reasonable certification, identification or other reporting requirement concerning your nationality, residence, identity or connection with us, or any political subdivision or taxing authority thereof or therein, or any interest therein or rights in respect thereof, if compliance is required by the Republic, or any political subdivision or taxing authority thereof or therein, pursuant to applicable law or to any international treaty in effect, as a precondition to exemption from such deduction or withholding;

         o you have failed to present your bonds for payment within 30 days after we first make available a payment of principal or interest; or

         o you are a fiduciary or partnership or other than the sole beneficial owner of such bond, to the extent the beneficiary, settlor, member or beneficial owner would not have been entitled to receive payment of the Additional Amounts if it or they had been the holder of such bond.

Further Issues

         Without your consent, we may create and issue additional debt securities with the same terms and conditions as the outstanding bonds, or the same except for the issue date, the issue price and the amount of the first payment of interest scheduled on them. We may consolidate the additional debt securities to form a single series with the outstanding bonds.

Notices

         We will mail any notices to the holders at the address appearing in the security register maintained by the fiscal agent. So long as the bonds are listed on the Luxembourg Stock Exchange and the rules of the Exchange so require, we will also publish notices to the holders in a leading newspaper having general circulation in Luxembourg. We expect that we will initially make such publication in the Luxemburger Wort. If publication in a leading newspaper in Luxembourg is not practicable, we will give notices in another way consistent with the rules of the Luxembourg Stock Exchange.

Book-Entry, Delivery and Form

         The certificates representing the bonds will be issued in the form of one or more global notes, which we refer to in this prospectus supplement as the "global notes". Each global note will be deposited with or on behalf of DTC and registered in the name of DTC or its nominee. Except as set forth below, a global note may be transferred in whole and not in part and only to DTC or to other nominees of DTC.

         Ownership of beneficial interests in the global notes will be limited to "participants" who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants.

         So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by the global notes for all purposes under the fiscal agency agreement and the bonds. No beneficial owner of an interest in any global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the fiscal agency agreement and, if applicable, those of Euroclear and Clearstream, Luxembourg. Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the global notes.

Definitive Securities

         We will issue bonds in definitive form in exchange for global notes only if:

         o we notify the depository that it will no longer be the depository for the bonds, the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository or is ineligible to act as depository, and we do not appoint a successor depository within 90 days; or

         o we determine not to have any of the bonds represented by a global security.

         If we issue definitive securities, they will have the same terms and authorized denominations as the global security. You may present definitive securities for transfer or exchange at the corporate trust office of the fiscal agent in The City of New York, or at the office of any paying agent, according to the procedures in the fiscal agency agreement. When you surrender a definitive security for transfer or exchange, the fiscal agent will authenticate and deliver to you a security or securities of the appropriate form and denomination and of the same aggregate principal amount as the security you are surrendering.

         If any definitive security becomes mutilated, destroyed, lost or stolen you can have it replaced by delivering the security or the evidence of its loss, theft or destruction to the fiscal agent or the Luxembourg transfer agent. You will be required to indemnify the fiscal agent and us before any replacement definitive security will be issued. All expenses, including our and the fiscal agent's reasonable legal fees and expenses, associated with obtaining such indemnity and in issuing the new definitive security will be borne by the owner of the mutilated, defaced, lost or stolen, definitive security. Upon satisfaction of the foregoing conditions, you will receive from the fiscal agent or the Luxembourg transfer agent a replacement definitive security.

         The fiscal agent may require you to pay a fee sufficient to cover any stamp or other tax or governmental charge required to be paid with any transfer, exchange or negotiation.

                            CLEARANCE AND SETTLEMENT

Initial Settlement

         If you plan to hold your interests in the bonds through DTC, you will follow the settlement practices applicable to global security issues. If you are an investor on the settlement date, you will pay for the bonds by wire transfer and the entity through which you hold your interests in the bonds will credit your securities custody account.

Secondary Market Trading

         The purchaser of securities determines the place of delivery in secondary market trading. Therefore, it is important for you to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date, that is, the date specified by the purchaser and seller on which the price of the securities is fixed.

     Trading between DTC purchasers and sellers

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds.

     Cross-market Transfers

         Transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance, if any, with the transfer restrictions applicable to the bonds, cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, any cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its respective settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes to DTC, and making or receiving payments in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear accountholders and Clearstream, Luxembourg account holders may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg.

         Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg accountholder purchasing an interest in any global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg accountholder, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in any global note by or through a Euroclear or Clearstream, Luxembourg accountholder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the foregoing procedures in order to facilitate transfers of interests in the securities among the participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the fiscal agent will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                                  UNDERWRITING

         We intend to offer the bonds through the underwriters. Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as underwriters. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the bonds listed opposite their names below.


                                                               Principal
             Underwriter                                        Amount
             -----------                                        ------

 Deutsche Bank Securities Inc.................................... US$250,000,000
 Merrill Lynch, Pierce, Fenner & Smith
             Incorporated........................................ US$250,000,000
                                                                  --------------

              Total.............................................. US$500,000,000
                                                                  ==============

         The underwriters have agreed to purchase all of the bonds sold pursuant to the underwriting agreement if any of these bonds are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

         The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

         The bonds are offered for sale in those jurisdictions where it is legal to make such offers.

         In addition, each underwriter represents, warrants and agrees that:

          o it has not offered or sold and, prior to the expiry of a period of six months from January 30, 2003, will not offer or sell any bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

         o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to the Republic; and

         o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

         No bonds may be offered, sold or delivered (including in the secondary market) except to professional investors (Operatori Qualificati) as defined in article 31, second paragraph, of CONSOB regulation n. 11522 of 1st July 1998 (as amended from time to time) other than individuals.


Commissions and Discounts

         The underwriters have advised us that they propose initially to offer the bonds to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of .15% of the principal amount of the bonds. After the initial public offering, the public offering price, concession and discount may be changed.

         The expenses of the offering, not including the underwriting discount, are estimated to be US$500,000 and are payable by us and the underwriters.

No Sale of Similar Securities

         For a period of 30 days after the date of this prospectus supplement and accompanying prospectus, we have agreed to ensure that no other dollar-denominated debt securities of the Republic (other than debt securities with a maturity of one year or less) will be placed or sold in the international capital markets, directly or indirectly on our behalf, in any manner which might, in the reasonable opinion of the underwriters, have a detrimental effect on the successful offering and distribution of the bonds, unless Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated agree otherwise in writing.

New Issue of Bonds

         The bonds are a new issue of securities with no established trading market. We have applied for listing of the bonds on the Luxembourg Stock Exchange. We have been advised by the underwriters that they presently intend to make a market in the bonds after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the bonds or that an active public market for the bonds will develop. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.

Price Stabilization and Short Positions

         In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the bonds. Such transactions consist of bids or purchases to peg, fix or maintain the price of the bonds. If the underwriters create a short position in the bonds in connection with the offering, i.e., if they sell more bonds than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing bonds in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         The underwriters are relying on an exemption obtained from the SEC from Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the trading activities of the underwriters and certain of their affiliates in connection with the offering.

Relationships

         Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

                              VALIDITY OF THE BONDS

            Rodrigo, Elias y Medrano Abogados, Peruvian counsel to the Republic, and Cleary, Gottlieb, Steen & Hamilton, New York, New York, United States counsel to the Republic, will pass upon the validity of the bonds for the Republic. Sullivan & Cromwell LLP, New York, New York, United States counsel to the underwriters, will pass upon certain United States legal matters for the underwriters, and Estudio Rubio, Leguia, Normand & Asociados, Peruvian counsel to the underwriters, will pass upon certain Peruvian matters for the underwriters.

            As to all matters of Peruvian law, Cleary Gottlieb, Steen & Hamilton may rely on the opinion of Rodrigo, Elias y Medrano Abogados. As to all maters of United States and New York law, Rodrigo, Elias y Medrano Abogados may rely on the opinion of Cleary, Gottlieb, Steen & Hamilton. As to all matters of Peruvian law, Sullivan & Cromwell LLP may rely on the opinion of Estudio Rubio, Leguia, Normand & Asociados. As to all matters of United States and New York law, Estudio Rubio, Leguia, Normand & Asociados may rely on the opinion of Sullivan & Cromwell LLP.


                               GENERAL INFORMATION

Authorization

         We have obtained, or will obtain before the issue date, all consents and authorizations that are necessary under Peruvian law for (i) the issuance of the bonds and (ii) the performance of our obligations under the bonds and the fiscal agency agreement.

Clearing

         We have applied to have the bonds accepted into DTC's book-entry settlement system. Euroclear and Clearstream, Luxembourg have accepted the bonds for clearance through their clearance systems. The clearing reference codes for the bonds are:

         CUSIP:  715638AN2

         ISIN:   US715638AN22

         Common Code:  016248312

Luxembourg

         This prospectus supplement, the accompanying prospectus, the fiscal agency agreement and the form of the bonds will be available, free of charge, from the Luxembourg Paying Agent at its address set forth on the inside back cover page.

Where You Can Find More Information

         We have filed with the SEC a registration statement under the Securities Act covering the bonds. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

         You may read and copy the registration statement, including its various exhibits, and any reports, statements or other information that we have filed at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available through the SEC's Internet site at http://www.sec.gov.

PROSPECTUS

                                 [Seal of Peru]
                              The Republic of Peru

                                 Debt Securities
                                    Warrants
                                      Units


         The Republic may from time to time offer and sell its debt securities, warrants and units in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. The Republic may offer securities with an aggregate principal amount of up to US$1,000,000,000. The debt securities will be direct, unconditional and unsecured external indebtedness of the Republic. The debt securities will at all times rank at least equally with all other unsecured and unsubordinated external indebtedness of the Republic. The full faith and credit of the Republic will be pledged for the due and punctual payment of all principal and interest on the securities.

         The Republic will provide specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

         The Republic may sell the securities directly, through agents designated from time to time or through underwriters or dealers. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

                              --------------------

         You should read this prospectus and any prospectus supplements carefully. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                The date of this prospectus is January 22, 2003.

                                  [Map of Peru]

         You should rely only on the information contained in this prospectus or the information to which the Republic has referred you. The Republic has not authorized anyone to provide you with different information. The Republic is not making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.


                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................i

CERTAIN DEFINED TERMS AND CONVENTIONS.........................................ii

FORWARD-LOOKING STATEMENTS...................................................iii

SUMMARY........................................................................1

USE OF PROCEEDS................................................................8

RECENT DEVELOPMENTS............................................................9

THE REPUBLIC OF PERU..........................................................15

THE ECONOMY...................................................................27

BALANCE OF PAYMENTS AND FOREIGN TRADE.........................................55

THE MONETARY SYSTEM...........................................................69

PUBLIC SECTOR FINANCES........................................................90

PUBLIC SECTOR DEBT...........................................................103

DESCRIPTION OF THE SECURITIES................................................113

TAXATION.....................................................................128

PLAN OF DISTRIBUTION.........................................................130

OFFICIAL STATEMENTS..........................................................132

VALIDITY OF THE SECURITIES...................................................132

AUTHORIZED REPRESENTATIVE....................................................132

WHERE YOU CAN FIND MORE INFORMATION..........................................132

TABLES AND OTHER SUPPLEMENTAL INFORMATION....................................A-1



                            -----------------------


                              ABOUT THIS PROSPECTUS

         This prospectus provides you with a general description of the securities that the Republic may offer. Each time the Republic sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained herein as updated by the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading "Where You Can Find More Information."

                      CERTAIN DEFINED TERMS AND CONVENTIONS

Certain Defined Terms

         All references in this prospectus to the "Republic" are to the issuer, and all references to the "Government" are to the central government of the Republic and its authorized representatives.

         The terms set forth below have the following meanings for the purposes of this prospectus:

     o Gross domestic product, which we refer to in this prospectus as "GDP," is a measure of the total value of final products and services produced in a country in a specific year. Nominal GDP measures the total value of final production in current prices. Real GDP measures the total value of final production in constant prices of a particular year, thus allowing historical GDP comparisons that exclude the effects of inflation. In this prospectus, real GDP figures are based on constant 1994 prices, the year used by the Banco Central de Reserva del Peru, which we refer to in this prospectus as the "Central Bank," for purposes of maintaining real GDP statistics. GDP growth rates and growth rates for the various sectors of the Republic's economy are based on real figures.

     o For balance of payments purposes, imports and exports are calculated based upon statistics reported to the Republic's customs upon entry and departure of goods into Peru on a free-on-board basis at a given point of departure, which we refer to in this prospectus as "FOB" basis. Export data include the gross value of marine resource catches by non-resident vessels operating with fishing licenses and the value of goods sold to non-resident transport companies. Import data include data on imports through the Tacna Special Processing Area, the only one of Peru's five free trade zones that is currently active, purchases of goods abroad by resident transport companies and ship repairs by non-residents.

     o The inflation rate provides an aggregate measure of the rate of change in the prices of goods and services in the economy. The Republic measures the inflation rate by the percentage change between two periods in the consumer price index, which we refer to in this prospectus as the "CPI," unless otherwise specified. The CPI is based on a basket of goods and services identified by the Instituto Nacional de Estadistica e Informatica, which we refer to in this prospectus as the "INEI." The price for each good and service that makes up the basket is weighted according to its relative importance in order to calculate the CPI. The annual percentage change in the CPI is calculated by comparing the index as of a specific December against the index for the immediately preceding December. The average annual percentage change in the CPI is calculated by comparing the average index for a 12-month period against the average index for the immediately preceding 12-month period. INEI also compiles statistics to calculate the wholesale price index, which is used to measure the evolution in prices of a representative group of goods sold in the wholesale market in 25 cities.

Currency of Presentation and Exchange Rate

         Unless we specify otherwise, references to "U.S. dollars," "dollars" and "US$" are to United States dollars, and references to "nuevos soles" and "S/." are to Peruvian nuevos soles. Unless otherwise indicated, we have converted nuevos soles into dollars and dollars, or any other denomination, into nuevos soles for each year at the year's average exchange rate, calculated by averaging the exchange rates for each calendar day of the year. We have included all currency conversions, including conversions of nuevos soles into U.S. dollars, for the convenience of the reader only and you should not construe these conversions as a representation that the amounts in question have been, could have been or could be converted into any particular denomination, at any particular rate or at all.

         On January 20, 2003, the nuevo sol/U.S. dollar exchange rate was S/.
3.492 per US$1.00. See "The Monetary System--Foreign Exchange and International Reserves--Foreign Exchange."

Presentation of Financial Information

         The Republic has presented all annual information in this prospectus based upon January 1 to December 31 periods, unless it has indicated otherwise. Totals in some tables in this prospectus may differ from the sum of the individual items in those tables due to rounding.

         Certain statistical information included in this prospectus is preliminary in nature and reflects the most recent reliable data readily available to the Republic as of the date hereof. The Central Bank conducts a review process of the Republic's official financial and economic statistics. Accordingly, certain financial and economic information presented in this prospectus may be subsequently adjusted or revised to reflect new or more accurate data or in accordance with the Republic's ongoing maintenance of its economic data. In particular, certain information and data contained in this prospectus for 1998, 1999, 2000, 2001 and 2002 are preliminary and subject to routine revisions and possible adjustments by the Central Bank to ensure their accuracy. Any revised data will be made public in accordance with the Republic's normal practices for releasing data. The Government believes that this review process is substantially similar to the practices of industrialized nations. The Government does not expect revisions of the data contained in this prospectus to be material, although it cannot assure you that it will not make material revisions.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement relating to the securities to be offered by this prospectus may contain forward-looking statements. Forward-looking statements are statements that are not historical facts. These statements are based on the Republic's current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and the Republic undertakes no obligation to update any of them in light of new information or future events.

         Forward-looking statements involve inherent risks. The Republic cautions you that many factors could affect the future performance of the Peruvian economy. These factors include, but are not limited to:

     o    external factors, such as:

          -    interest rates in financial markets outside Peru;

          -    the impact of changes in the credit ratings of the Republic;

          -    the impact of changes in import tariffs and exchange rates;

          -    the impact of changes in the international prices of commodities;

          - recession or low economic growth affecting Peru's trading partners; and

          - the decisions of international financial institutions, such as the International Monetary Fund, which we refer to in this prospectus as the "IMF," the Inter-American Development Bank, which we refer to in this prospectus as the "IDB," the International Bank for Reconstruction and Development, which we refer to in this prospectus as the "World Bank," and the Andean Development Corporation, which we refer to in this prospectus as the "CAF," regarding the terms of their financial assistance to the Republic; and

     o    internal factors, such as:

          - general economic and business conditions or political or military events in Peru;

          -    natural events, such as earthquakes and floods;

          -    present and future exchange rates of the Peruvian currency;

          -    foreign currency reserves;

          -    the ability of the Government to enact key economic reforms;

          -    the level of domestic debt;

          -    domestic inflation;

          -    the level of foreign direct and portfolio investment; and

          -    the level of Peruvian domestic interest rates.

                                     Summary

         This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that you should consider before investing in the securities. You should read the entire prospectus and any prospectus supplement carefully.

                                  The Republic

Introduction

         Peru is a representative democracy located in western South America, with an estimated population as of December 31, 2001 of 26.7 million people. Peru's population is multi-racial and multi-cultural, and the country's official languages are Spanish, Quechua and Aymara. The World Bank classifies Peru as a lower-middle-income developing country.

         Peru is emerging from more than a decade of rule by former President Alberto Fujimori, who liberalized the country's economy and controlled domestic terrorism, but also dismantled democratic institutions. Fujimori presided over the reform of protectionist laws and policies, strengthened the tax system, achieved price and exchange rate stability and privatized many state entities during the 1990s. He also managed to largely break up terrorist cells acting in Peru in the 1980s and early 1990s.

         Fujimori's administration ended in November 2000, when, after damaging disclosures about corruption in his administration and increasing public protests and discontent, Fujimori fled the country for Japan. Political instability, coupled with a series of external shocks, limited economic development during the final years of the Fujimori administration leading to high rates of underemployment, unemployment and poverty, and a lack of access to basic health and public services. Charges of corruption are still pending against Fujimori, who remains in Japan where he has thus far successfully evaded the Republic's extradition attempts. In July 2002, his close ally Vladimiro Montesinos, former advisor to Peru's intelligence agency, was sentenced to nine years in prison after being convicted of usurping office for seizing control of the intelligence agency while serving as an advisor. More than 70 criminal charges are still pending against Montesinos ranging from corruption to arms smuggling and murder.

Goals of the Toledo Administration

         In June 2001, the Peruvian people elected Alejandro Toledo Manrique to the presidency based on a platform that rejected Fujimori's legacy of political coercion and financial misdealings, but still recognized the value of an open economic system. President Toledo vowed to restore democracy, fiscal discipline and transparency to the government, while increasing the living standards of the poor and disadvantaged, who constitute a majority of the population, through improvements in education, health and employment opportunities. He also promised to continue the economic reforms and privatization program first advanced by the Fujimori administration.

         Toledo assumed the presidency in July 2001 against a backdrop of high unemployment and underemployment, economic recession and social need more severe than had been acknowledged by the Fujimori administration. Despite the economic strides achieved between 1990 and 2000, poverty remains a persistent problem in Peru with more than half of the population living below the poverty line, which the World Bank defines as a monthly income of less than US$60 per capita, adjusted to reflect differences in purchasing power. A significant number of Peruvians live on an income of less than US$30 per capita per month.

         President Toledo implemented a number of proposals to stimulate the Republic's economy, including privatization and fiscal austerity programs. Toledo's policies spurred moderate economic growth in the fourth quarter of 2001 and the first quarter of 2002. Despite this economic growth, the Toledo administration faced social protests and unrest spurred by disappointment that the President's policies had not immediately led to a significant reduction in the high rates of underemployment, unemployment and poverty.

         In an effort to maintain his political alliances and quell public unrest, Toledo changed his cabinet. At the beginning of July 2002, several ministers viewed as proponents of neo-liberal economic policies resigned their posts, including Prime Minister Roberto Danino and Finance Minister Pedro Pablo Kuczynski, whose pro-private investment policies caused the Toledo administration to lose popular support. On July 12, 2002 President Toledo swore in a new cabinet.

     The Toledo administration has established the following priorities:

     o    achieving and sustaining economic growth;

     o    increasing exports of Peruvian goods;

     o    reducing unemployment, underemployment and poverty;

     o reforming the tax system, primarily by improving tax collection mechanisms;

     o fostering private investment by reinvigorating structural reforms and promoting investment through concessions, joint ventures and other similar business forms;

     o increasing public investment in education, public health, job training, low-income housing and other social programs while reducing overall public spending;

     o    maintaining low inflation and a floating exchange rate system;

     o improving the efficiency of the pension system by fostering participation in the private pension system;

     o stimulating growth in private sector credit by enhancing creditors' rights;

     o    reducing public sector debt;

     o improving oversight of the financial system and adopting transparency guidelines and requirements in regulated sectors of the economy;

     o    improving the efficiency of the public sector; and

     o    maintaining open trade policies.

         These priorities are the basis for various projects and initiatives that the Toledo administration has pursued since assuming office. These projects and initiatives include the following:

     o    increasing the corporate income tax rate from 20% to 27%;

     o reducing the payroll tax, known as the Extraordinary Solidarity Tax, from 5% to 2%;

     o initiating a temporary-jobs placement program in impoverished areas of the country;

     o    increasing public sector wages 9%;

     o creating an agrarian bank to provide the agricultural sector with greater access to credit;

     o transforming Mivivienda, a public development fund offering subsidized mortgages, into a mortgage securitization agency, with the goal of increasing mortgage lending and addressing the scarcity of affordable low-income housing; and

     o securing a commitment from donor nations to provide the Republic with US$1.8 billion for social and economic development programs.

         Because President Toledo's political party, Peru Posible, does not have an absolute majority in Congress, the Toledo administration must seek alliances with members of other parties to enact its policies and there can be no assurances that these policies will be enacted or implemented.

The Economy

         History and Background. During the 1980s, Peru was beset by hyperinflation, significant fiscal and current account deficits, a high debt burden and recession. This economic disequilibrium was provoked by high government spending, the collapse of private investment brought about by the attempted nationalization of the banking system and other key industries, and the destruction of property and human lives unleashed by domestic terrorist groups such as the Shining Path and Tupac Amaru.

         During the period between 1990, the year Alberto Fujimori was first elected President, and 1996, the country evolved from a closed, protected economy to a more open and deregulated economic system. GDP grew during this period and economic sectors that had suffered as a result of terrorism and the hyperinflationary conditions of the late 1980s began to expand.

     1997-2001. During the five-year period from 1997 to 2001, Peru experienced the following economic results:

     o The economy grew by 6.7% in 1997, primarily as a result of increasing exports, high foreign and domestic investment and consumer confidence.

     o The economy contracted by 0.5% in 1998 and grew by only 0.9% in 1999, primarily as a result of several external shocks, including the Asian and Russian financial crises, the negative impact of the El Nino atmospheric phenomenon in 1998 on the Peruvian fishing and agricultural industries, and the devaluation of the Brazilian real, which led to the flight of short-term capital and a complete halt in investment and consumer decisions.

     o The economy grew by 3.1% in 2000, expanding significantly during the first half of the year primarily as a result of increased government spending and investment reflecting the Fujimori administration's turn to more populist economic measures to gain public support. The economy slowed during the second half of the year primarily as a result of the political turmoil surrounding Fujimori's controversial election to a third term and his eventual resignation in November 2000.

     o The economy grew by 0.2% in 2001, declining in the first half of the year due to a reduction in public spending and to the continued political fallout from Fujimori's resignation that weakened domestic demand and lead to a decline in private investment. In August 2001, the economy began to expand in response to a government-implemented fiscal stimulus package that included reducing from 5% to 2% the special payroll tax, starting a temporary jobs program in the most impoverished areas of the Republic and increasing public sector pensions and wages by 9%. In addition, the Republic experienced an average inflation rate of only 2.0% and record gold, silver and zinc production that offset a sharp drop in world metals prices.

         Recent Economic Developments. The following are preliminary economic results as of the dates and for the periods indicated:

     o the annual inflation rate for 2002 was 1.5%, as compared to 2.0% for 2001;

     o the net international reserves of the Central Bank increased 11.5% to US$9.6 billion as of December 31, 2002, as compared to US$8.6 billion as of December 31, 2001;

     o the consolidated public sector fiscal deficit expanded to 2.0% of GDP for the first nine months of 2002, as compared to a deficit of 1.4% of GDP for the first nine months of 2001; and

     o the current account deficit decreased to 1.9% of GDP for the first nine months of 2002, as compared to a current account deficit of 2.2% of GDP for the first nine months of 2001.

Balance of Payments

         Between 1997 and 2001, the Republic's current account deficit decreased from 5.8% of GDP in 1997 to 2.0% of GDP in 2001. In 1998, the current account deficit increased to 5.9% of GDP, as compared to 5.8% of GDP in 1997. In 1999, the current account deficit decreased to 2.9% of GDP. In 2000, the current account deficit remained stable at 2.9% of GDP. In 2001, the current account registered a deficit of 2.0% of GDP. The Republic's yearly surpluses in its capital account during 1997 and 2001 served to offset current account deficits. In the period from 1998 to 2000, however, the capital account surplus contracted and was not sufficient to offset current account deficits, leading to annual deficits in the Republic's balance of payments.

     Changes in the balance of payments account resulted from the following:

     o In 1997, the Republic imported a significant number of capital goods necessary for the modernization of various economic sectors, as well as consumer and other goods. Exports did not keep pace with imports, leading to a trade deficit that was primarily responsible for the current account deficit. At the same time, in 1996 and 1997, substantial foreign capital flows contributed to increasing surpluses in the capital account.

     o In 1998, the negative effects from El Nino further depressed exports while imports continued at high levels. The capital account surplus contracted, although still reaching a surplus, as a result of significant withdrawals of short-term capital from the country in response to the adverse effects of the Asian and Russian financial crises and El Nino's devastating effect on Peru's primary export market.

     o In 1999, exports began to recuperate as the El Nino weather phenomenon abated and imports declined significantly as capital investments within the country leveled off. The capital account surplus continued to shrink.

     o In 2000, exports grew significantly, leading to a narrowing of the trade deficit. In 2000, the capital account surplus edged higher as compared to 1999.

     o In 2001, a decline in imports, due to weaker domestic demand, and an increase in the volume of the Republic's primary exports reduced the trade deficit, and the capital account surplus grew in large part due to a significant increase in foreign direct investment, US$267 million of which was related to privatization.

         During the first nine months of 2002, the capital account surplus grew by 113% over the same period in 2001, due in part to the issuance of Global Bonds in February 2002. See "Balance of Payments and Foreign Trade--Balance of Payments."

         Since 1992, the Government has privatized the vast majority of its assets, including those in the finance, fishing and telecommunications sectors. Significant progress has also been made in other sectors. The Government has privatized a majority of its assets in the mining, manufacturing, hydrocarbons, electricity and agriculture sectors. The more than 258 privatizations that have been completed in Peru since 1992 have generated revenues of approximately US$9.8 billion.

         In 2002, in response to violent protests and political opposition to privatization projects, the Government reevaluated its privatization program, revising the processes it follows prior to privatizing an asset. In addition, it suspended the privatization of several companies. See "Recent
Developments--Privatization".


Monetary Policy

         The Central Bank serves as the Republic's monetary authority. The Central Bank's primary goal is to maintain a stable monetary environment with low levels of inflation. Subject to occasional intervention by the Central Bank in the foreign exchange market to prevent drastic exchange rate fluctuations, exchange rates and interest rates are allowed to float freely.

         The economic and monetary program that the Government implemented during the early 1990s achieved a drastic reduction in inflation. Prices during 2001 demonstrated significant stability, with an average inflation rate of 2.0% for 2001, as compared to 3.8% for 2000. See "The Monetary System--Monetary Policy" and "--Inflation."

         The Fujimori administration liberalized interest rates and eliminated exchange rate controls. These and other reforms fueled significant growth of the financial sector. The number of financial institutions operating in Peru grew from 38 in 1990 to 69 by September 30, 2002. Peru's financial system is open to foreign investment and has benefited from the participation of numerous foreign banks and institutions. See "The Monetary System--Financial Sector."

         The Central Bank maintained a policy during the 1990s of accumulating international reserves. The Central Bank's net international reserves were US$10.2 billion in 1997, falling to US$8.2 billion by 2000, but increasing to $8.6 billion in 2001. As of December 31, 2002, net international reserves amounted to $9.6 billion. See "The Monetary System--Foreign Exchange and International Reserves." The Toledo administration plans to continue this policy.

Public Sector Finances

         The non-financial public sector registered a surplus of US$93 million, or 0.2% of GDP, in 1997 and an overall deficit every year from 1998 to 2001. The deficits registered during this period ranged from a low of US$475 million, or 0.9% of GDP, in 1998 to a high of US$1.7 billion, or 3.2% of GDP, in 2000. The principal reason for the increase in the fiscal deficit was that tax collections fell significantly in 1999 and 2000, as compared to earlier years in the 1997-2001 period. Fiscal expenditures decreased in 1999 and 2001, but not sufficiently to offset the decrease in tax collections. Debt service remained flat during the period.

         For the first three months of 2002, the non-financial public sector registered a deficit of US$193 million, or 1.4% of GDP, a 312% decrease from the US$91 million surplus for the same period in 2001. The Republic projects a consolidated public sector deficit of 1.9% of GDP in 2003. See "Public
Sector Finances--Consolidated Public Sector."

Public Sector Debt

         Ninety-two percent of the Republic's public sector external debt consists of foreign currency denominated debt. As of December 31, 2001, public external debt totaled US$19.0 billion, or 35.1% of GDP, compared to US$19.2 billion, or 35.9% of GDP, as of December 31, 2000. Since 1997, the Republic's public sector external debt as a percentage of GDP and as a percentage of total exports of goods and services has fluctuated. Public sector external debt increased substantially between 1997 and 1999, from 31.8% of GDP or 206.2% of total exports of goods and services in 1997, to 37.7% of GDP or 233.6% of total exports in 1999. Public sector external debt has since leveled off at 35.9% of GDP and 205.4% of total exports in 2000 and 35.1% of GDP and 205.5% of total exports in 2001. This fluctuation was due to decreases in nominal GDP from 1997 to 1999 and increases in nominal GDP in 2000 and 2001.

         During the period from 1997 to 2001, multilateral debt represented, on average, 28.6% of the Republic's public sector external debt. The Republic's principal multilateral creditors are the World Bank, representing, on average, 42.6% of outstanding multilateral debt each year from 1997 to 2001, and the IDB, representing, on average, 44.6% of outstanding multilateral debt each year from 1997 to 2001.

         The Republic has signed a letter of intent with the IMF to establish a two-year US$316 million stand-by credit facility for 2002-2004. In this letter, the Republic agreed to economic targets and performance criteria upon which IMF support will be conditioned, including enacting comprehensive tax reform aimed at improving the tax systems neutrality and equity and an ambitious agenda of privatizations. The Republic has revised its privatization program due to political opposition and public protest. The IMF has accordingly agreed to adjust the targets for the consolidated public sector deficit to 2.3% of GDP in 2002 and 1.9% of GDP in 2003.

         From 1997 to 2001, total public sector external debt service ranged, as a percentage of total fiscal revenue, from a low of 19.5% in 1998 to a high of 26.9% in 2000. Public sector external debt service measured as a percentage of total exports of goods and services increased from 21.9% in 1997 to 24.3% in 1999, before dropping to 21.6% in 2001. During 2002, the Republic expects public sector external debt service to represent 22.8% of total fiscal revenue and 33.6% of total exports of goods and services. As a percentage of GDP, public sector external debt service increased from 3.4% in 1997 to 4.0% in 2000 before dropping to 3.7% in 2001. It is expected to decrease to 3.2% in 2002.

         In February 2002, the Republic launched its first international bond offering in 74 years. The Republic issued and sold the U.S. Dollar-Denominated Global Bonds due 2012, to which we refer in this prospectus as the Global Bonds, raising $500 million. At the same time, the Republic retired $1.2 billion in principal amount of Brady bonds in exchange for a further $923 million in principal amount of the Global Bonds. The exchange lowered the Republic's debt by $281 million and freed up a further $50 million in collateral backing the Brady bonds. The issuance of the Global Bonds increased total debt by $170 million.

         In November 2002, the Republic issued an aggregate amount of $500 million of its 9 1/8% U.S. Dollar-Denominated Bonds due 2008. It used the proceeds to make payments on existing debt and to increase international reserves.

Debt Record

         In 1984, the Republic suspended payment on its external commercial bank debt. By the end of 1984, the Republic had failed to make scheduled payments of US$1.0 billion in principal and interest on its commercial bank debt. In three rounds of negotiations between 1991 and 1996, the Republic rescheduled approximately US$12.8 billion of its short-term external debt held by the Paris Club. In 1997, the Republic renegotiated its debt with international commercial banks under the Brady program. The Brady restructuring reduced the Republic's international commercial bank debt from US$10.6 billion to US$4.9 billion.

Investor Considerations

         In the past, Peru has experienced economic and political instability and terrorist insurgency. At present, the country is a stable democracy. We cannot assure you that Peru will not face political, economic or social problems in the future and that these problems will not interfere with the Republic's ability to service its indebtedness, including the Securities. In addition, developments in other emerging countries, such as Argentina, Brazil and Venezuela, may have an adverse effect on other countries in the region, including Peru.

                          Selected Economic Information
          (in millions of U.S. dollars, except as otherwise indicated)

                                                                                                          For the Three
                                                                                                        Months Ended and
                                                      For the Year Ended and as of December 31,          as of March 31,
                                                 -----------------------------------------------------  --------------------
                                                   1997       1998       1999      2000        2001        2001      2002
                                                 ---------  ---------  ---------  ---------  ---------  --------- ----------
Domestic economy
GDP (at current prices)(1)...................   US $58,870  US$56,907  US$51,630  US$53,512  US$54,025  US$12,686 US$13,359
Real GDP (in millions of S/. at constant
  1994 prices)(1)............................   S/.117,110 S/.116,485 S/.117,590 S/.121,267 S/.121,513 S/.29,093  S/.29,963
 Real GDP growth rate(1).....................         6.7%     (0.5)%       0.9%       3.1%       0.2%     (2.4)%     3.0%
Consumer price index (annual average change).         8.5%       7.3%       3.5%       3.8%       2.0%     (0.3)%     0.54%
Unemployment rate(2).........................         7.7%       7.8%       8.0%       7.4%       7.9%        N/A       N/A
Underemployment rate(3)......................        45.0%      43.9%      43.2%      43.1%      47.6%        N/A       N/A

Balance of payments
 Total current account.......................   US$(3,412) US$(3,357) US$(1,478) US$(1,568) US$(1,094)  US$ (488)US$   (343)
  Of which:
    Trade balance............................      (1,721)    (2,466)      (630)      (317)       (90)      (186)       (41)

 Total capital account.......................        5,978      1,854        571        890      1,059        249        406
  Of which:
    Foreign direct investment................        2,055      1,582      1,812        662      1,063        276        224

 Errors and omissions(4).....................        (122)        253        102        547        452        177         38
Overall balance of payments, excluding
  impact of gold valuation adjustment(5)             2,444    (1,250)      (805)      (131)        417       (63)        101
Change in Central Bank net international
  reserves (period end)..................            1,628      (986)      (779)      (224)        433      (502)        675
Central Bank net international reserves
  (period end).................................     10,169      9,183      8,404      8,180      8,613      8,111      8,786

Public sector balance
Central government revenue(6)................    US$ 9,452  US$ 9,083  US$ 7,635  US$ 8,011 US$  7,703  US$ 1,907 US$  1,787
  As a % of GDP..............................        16.0%      16.0%      14.8%      15.0%      14.3%      15.0%      13.4%
Central government expenditure(7)............    US$ 8,907  US$ 8,662  US$ 8,186  US$ 8,311 US$  8,068  US$ 1,703 US$ 1,775
  As a % of GDP..............................        15.1%      15.2%      15.8%      15.6%      14.9%      13.4%      13.3%
Central government fiscal balance............    US$ (456)  US$ (573) US$(1,564) US$(1,312) US$(1,391)  US$  (81) US$  (217)
  As a % of GDP..............................       (0.8)%     (1.0)%     (3.0)%     (2.5)%     (2.6)%     (0.6)%     (1.6)%
Overall consolidated public sector fiscal
  balance....................................    US$    93  US$ (475) US$(1,629) US$(1,732) US$(1,380)  US$    91 US$  (198)
  As a % of GDP..............................         0.2%     (0.9)%     (3.2)%     (3.2)%     (2.5)%     (0.7)%      (1.5)%

Public sector debt
Public sector external debt..................    US$18,787  US$19,562  US$19,500  US$19,205 US$ 18,967        N/A US$ 19,113
  As a % of GDP..............................        31.8%      34.4%      37.7%      35.8%      35.1%        N/A        N/A
Public sector domestic debt(8)...............          N/A        N/A US$ 4,815  US$  5,045 US$  5,741        N/A US$  5,720
  As a % of GDP..............................          N/A        N/A       9.3%       9.4%       N/A         N/A        N/A
Total public sector debt.....................          N/A        N/A US$ 24,315 US$24,250  US$24,708         N/A US$ 24,833
  As a % of GDP..............................          N/A        N/A      47.0%      45.2%       N/A         N/A        N/A

Public sector external debt service:
  Amortizations(9)...........................    US$   955  US$   738  US$   971  US$ 1,042  US$   918  US$   205 US$  1,059(11)
  Interest payments(9).......................        1,037      1,032      1,057      1,112      1,076        268        234
                                                 ---------  ---------  ---------  ---------  ---------  --------- ----------
    Total external debt service..............    US$ 1,992  US$ 1,770  US$ 2,028  US$ 2,154  US$ 1,994  US$   473 US$  1,293
                                                 =========  =========  =========  =========  =========  ========= ==========

  As a % of exports of goods and services(10)        21.9%      21.3%      24.3%      23.0%      21.6%      21.5%      63.7%
  Exchange rate (end of period, S/. per US$).         2.73       3.15       3.51       3.53       3.44       3.52       3.45
  Exchange rate (average, S/. per US$).......         2.66       2.93       3.38       3.49       3.51       3.52       3.46


(1)  Preliminary data.

(2) Refers to the percentage of the working-age population (14 years old or older) that, in the week the employment survey was conducted, was seeking remunerated employment.

(3) Refers to the percentage of the working-age population (14 years old or older) working part-time who would prefer to work more hours, plus the percentage of the working-age population that usually works full-time but who, in the week the employment survey was conducted, worked less than 35 hours per week as a result of economic constraints.

(4) Represents errors and omissions in compiling balance of payments accounts based on double-entry accounting resulting from incomplete or overlapping coverage, different prices and incomplete times of recording and conversion practices.

(5) Includes current account balance, financial account, and errors and omissions.

(6)  Excludes privatization receipts.

(7)  Includes interest payments.

(8) Totals for 1996, 1997 and 1998 do not include short-term debt, as short-term debt data is unavailable for those years.

(9)  Excludes Central Bank debt.

(10) Includes exports of goods and services and investment income.

(11) Includes US$902 million in Brady Bonds exchanged for Global Bonds.

N/A = Not Available.

Source:  Central Bank, unless otherwise indicated.

                                 USE OF PROCEEDS

         Unless otherwise specified in a prospectus supplement, the Republic will use the net proceeds from the sale of securities offered by this prospectus for the general purposes of the Government, including financial investment and the refinancing, repurchase or retiring of domestic and external indebtedness.

                               RECENT DEVELOPMENTS

         The information included in this section supplements the information about us corresponding to the headings below that is contained in other sections of this prospectus. To the extent that the information included in this section differs from the information set forth elsewhere in this prospectus, you should rely on the information in this section.

The Republic of Peru

         Government

         As of January 1, 2003, Peru's 24 Regional Councils were replaced by 25 new regional governments governed by elected officials. Elections were held on November 17, 2002 for the presidents, vice presidents and members of local councils for the new regional governments. The elected officials will serve four-year terms. APRA won 12 of the 25 regional presidencies, including the Region of Lima, UPP won two and Peru Posible-FIM, the coalition in government, won two. The other regional presidential elections were won by independents and smaller parties.

         On November 8, 2002, Congress passed the organic law for the new regional governments, which establishes the framework under which the new governments will operate. The organic law gives the regional governments the authority to borrow money and issue debt domestically or internationally, so long as, in the latter case, the debt is backed or guaranteed by the central Government. In addition, it grants the regional governments the power to propose the creation or elimination of regional taxes.

         On January 1, 2003, Congress passed amendments to the organic law for the regional governments that give the central Government the exclusive power to determine, conduct and manage national and regional policies in accordance with national and regional needs. Additionally, the amendments allow the central Government, in accordance with the Constitution, to issue extraordinary decrees ("Decretos de Urgencia") on economic and financial matters in the event that the financial or budgetary status of one or more regional governments puts the national economic and financial situation at significant risk.

         The 2003 budget distributes the national budget among the central Government, regional governments and local governments in accordance with the new governmental structure.


The Economy

         Gross Domestic Product and Structure of the Economy

         Peru's GDP grew throughout the ten months ended October 31, 2002. The following table shows the preliminary measures of monthly annualized GDP growth during the first ten months of 2002.

     2002                            GDP Growth(1)
                                     --------------
        January ..............             4.3%
        February .............             2.7
        March ................             1.4
        April ................             8.3
        May ..................             5.0
        June .................             5.0
        July .................             4.4
        August ...............             3.8
        September ............             7.3
        October ..............             4.5

------------
(1)  Preliminary data.
Source: INEI.

         The following table sets forth the distribution of GDP in the Peruvian economy, indicating for each sector its annual growth rate for the periods indicated, in each case as compared to the previous year.

                        Gross Domestic Product by Sector
         (percentage change from previous year, at constant 1994 prices)

                                              For the three month period ended
                                              --------------------------------
                                               March 30,  June 30,September 30,
                                     2001(1)    2002(1)   2002(1)    2002(1)
                                     -------    -------   -------    -------

Primary production:
  Agriculture and livestock.....     (0.6)%       7.5%       6.4%       1.6%
  Fishing.......................    (13.3)      (20.5)       8.9        7.8
  Mining and hydrocarbons.......     11.2        25.6       18.6        3.6

Secondary production:
  Manufacturing.................     (1.1)       (0.8)       4.3        5.6
    Primary.....................     (2.9)       (3.6)      (2.3)      (1.7)
    Non-Primary.................     (0.6)        0.0        6.4        7.6
  Construction..................     (6.0)       10.3        7.9       11.4

 Services:
  Wholesale and retail trade....      0.0         0.1        5.1        3.1
  Other services................      0.4         1.0        5.3        5.7


    Total primary production.....     1.9        10.0        7.9        1.8
    Total non-primary production.    (0.2)        1.3        5.6        5.9
      Total GDP..................     0.2         2.8        6.1        5.2

--------
(1) Preliminary data.
Source: INEI and Central Bank.

         Privatization

         In June 2002, protests in Arequipa and Tacna against the sale of power generation companies Egasa S.A. (Generacion Electrica de Arequipa, S.A.) and Egesur, S.A. (Generacion Electrica del Sur, S.A.) led the Government to suspend the sale of the two companies and the privatization process. Regional authorities also challenged the sale. The Government's plan had been to privatize these companies by the end of September 2002 in a single bidding process. The offer from Tractebel, the Belgian company that won the privatization auction, was originally to expire on October 14, 2002. With a court ruling on the sale's validity pending, Tractebel extended its offer until January 10, 2003. However, on January 9, 2003 it announced it would not further extend its offer. Together, Egasa and Egesur own 7% of the power generation market.

The Monetary System

         Financial Sector

         The following table sets forth the total gross assets of the Peruvian financial system for the periods indicated:



                                                   Total Gross Assets of the Peruvian Financial System
                                       (in millions of U.S. dollars and as a percentage change from previous year)

                                                   Financial system                            Commercial banks
                                          --------------------------------------------------------------------------------
                                              US$             Growth rate (%)             US$              Growth rate (%)
                                          --------------------------------------------------------------------------------
       2002:
          January.......................    18,934                 2.0                  17,866                  2.1
          February......................    19,080                 2.5                  18,028                  2.7
          March.........................    19,774                 0.8                  18,166                  0.2
          June..........................    19,447                (0.7)                 17,930                 (1.0)
          September.....................    19,131                (0.4)                 18,119                 (0.3)


Source:  SBS.

         The interbank lending rate as of June 30, 2002 was 2.6% (which represents an 83.8% decrease from June 30, 2001), as of September 30, 2002 was 5.4% (which represents an 8.5% decrease from September 30, 2001) and as of December 31, 2002 was 3.8% (which represents a 22.5% increase from December 31,
2001). The following table shows the average monthly interbank lending rate during 2002 in nuevos soles.



                               Average Interbank
     2002                     lending rate in S/.
                              -------------------
        January...............       2.7%
        February..............       2.6
        March.................       2.5
        April.................       2.5
        May...................       2.5
        June..................       2.6
        July..................       2.9
        August................       2.9
        September.............       5.4
        October...............       4.6
        November..............       3.9
        December..............       3.8

---------
Source:  Central Bank.

         Liquidity and Credit Aggregates

         During the first eleven months of 2002, the percentage of loans in the banking system that were past due fell from 9.0% as of December 31, 2001 to 8.4% as of November 30, 2002.

         As of December 31, 2002, Peru's net international reserves were US$9,603 million, compared to US$8,613 million at December 31, 2001, an 11.5% increase. The increase in net international reserves during 2002 was largely attributable to increased deposits of financial institutions at the Central Bank, reflecting excess liquidity at the Central Bank and for bank operations, as well as increased public sector deposits at the Central Bank.

         Inflation

         During 2002, prices showed relative stability, with an average inflation rate of 0.19% for 2002, as compared to 2.0% for 2001. The Central Bank's target inflation rate for 2002 was 2.5%. The following table sets forth the monthly changes in the consumer price index, or CPI, for each month in 2002.

                                  Consumer Price
                                     Index(1)
                                    (% change)
     ----                          -------------
     2002                          End of period
     ----                          -------------
        January.................       -0.52%
        February................       -0.04
        March...................        0.54
        April...................        0.73
        May.....................        0.14
        June....................       -0.23
        July....................        0.03
        August..................        0.10
        September...............        0.47
        October ................        0.72
        November................       -0.40
        December................       -0.03

--------
(1) Preliminary data.
Source: INEI.



         Foreign Exchange

         On January 20, 2003, the nuevo sol/U.S. dollar exchange rate was S/3.492 per US$1.00. The following table shows the nuevo sol/U.S. dollar exchange rate for the dates and periods indicated.

                                                  Exchange Rates(1)
                                                   (S/. per US$)
                                        -----------------------------------
     2002                               End of period           Average
                                        -------------       ---------------
        January....................       S/ 3.477             S/ 3.460
        February...................          3.470                3.477
        March......................          3.446                3.456
        April......................          3.434                3.439
        May........................          3.461                3.451
        June.......................          3.510                3.481
        July.......................          3.549                3.533
        August.....................          3.613                3.570
        September..................          3.644                3.619
        October....................          3.601                3.615
        November...................          3.508                3.583
        December...................          3.514                3.514

----------
(1) Official rates offered by banks.
Source: Central Bank.

Public Sector Finances

         Tax Regime

         Tax revenues were US$5,326 million for the year ended December 31, 2002 compared to US$5,148 million in 2001, a 3.5% increase. The following table shows the tax revenues for each month of 2002 and the percentage change in monthly tax collections, as compared to the same period in 2001.

                                        Tax Revenues (in
                                        millions of U.S.       % Change from
     2002                                  dollars)            Previous Year
                                       -----------------      ----------------
        January.................              466                    4.2%
        February................              345                  (19.3)
        March...................              359                  (13.0)
        April...................              571                   (1.0)
        May.....................              414                   (4.4)
        June....................              448                    9.8
        July....................              411                  (5.6)
        August..................              439                   14.4
        September...............              466                   12.4
        October ................              443                   14.5
        November................              450                    9.8
        December................              514                   23.9

-------
Source: SUNAT.

         The Extraordinary Solidarity Tax, which had been scheduled to expire on December 31, 2002, was extended until December 31, 2003. The 2% tax is levied on the total compensation employers pay their employees. Independent workers earning total gross income of more than S/. 1,808 per month must also pay this tax on their total gross earnings. The tax does not apply to compensation for time of service, bonuses for national holidays and Christmas, payments to household employees and annual profit-sharing allocations.

         As of January 1, 2003 the highest income tax rate on individual income was increased from 27% to 30%.

         In addition, in April 2002, a new structure for collection of the general sales tax was implemented. Under the new structure principal taxpayers and the government withhold 6% of the value of any acquisitions from suppliers. They pay the withheld amount directly to the tax administration to be credited against the general sales tax due by the supplier.

The 2003 Budget

         Congress approved the 2003 budget on December 15, 2002. The following table sets forth the principal assumptions on which the Government's 2003 budget is based.

                    Principal Budgetary Assumptions for 2003

                                                                 2003
                                                        -----------------------
         Projected real GDP growth...............                4.0%
         Projected inflation.....................                2.50%
         Projected average exchange rate.........          S/.3.56 per dollar
---------------
Source: Ministry of Economy.

        The 2003 budget projects fiscal revenues of S/. 44.5 billion, or U.S.$12.5 billion, and public expenditures of S/. 44.5 billion, or US$12.5 billion, amounting to a 24.4% increase in total public expenditures compared to the 2002 budget. The 2003 budget projects an overall public sector fiscal deficit for the central Government of US$1.1 billion, or 1.9% of projected GDP

         The following table summarizes the Government's principal budgetary targets for 2003.

                       Principal Economic Targets for 2003

                                                                                       2003
                                                                                   ------------
          Overall consolidated public sector deficit (as % of GDP)............         1.9%
          Discretionary public sector expenditures (as % of GDP)..............         2.5%
          Gross public sector debt denominated in foreign currency
               (in millions of US$)...........................................      US$21,431
          Increase in net international reserves of the Central Bank
               relative to December 2002 (in millions of US$).................         US$40

Source: Ministry of Economy.

Public Sector Debt

         In November 2002, the Republic issued an aggregate amount of $500 million of its 9 1/8% U.S. Dollar-Denominated Bonds due 2008. It used the proceeds to make payments on existing debt and to increase international reserves.

                              THE REPUBLIC OF PERU

Territory and Population

         The Republic of Peru is located in western South America. It shares its borders with Ecuador and Colombia to the north, Brazil and Bolivia to the east and Chile to the south. Its territory covers an area of approximately 496,222 square miles, including a 1,500 mile-long Pacific Ocean coastline and a 200 mile-wide maritime zone. Peru's major cities are Lima, the nation's capital, Arequipa, Trujillo, Chiclayo, Iquitos, Piura, Chimbote and Cuzco.

         Peru is divided by the Andes Mountains into three sharply different geographical regions--a narrow strip of desert along the western coast, a central region of high mountains that form part of the Andes and a large heavily forested area leading to the Amazonian plains in the east. Peru's climate varies significantly by region, from tropical rain forests in the east and a dry desert in the west, to temperate and frigid regions in the mountainous central part of the country. The Andes rise over 20,000 feet and contain large plateaus and extensive valleys. Lima and other major cities such as Trujillo and Chiclayo are located along the coast.

         Peru's central coast is occasionally affected by an atmospheric phenomenon known as El Nino, which raises the temperature of the superficial coastal waters, causing an increase in air temperature, a decrease in atmospheric pressure along the coast and an increase in the sea level along the Peruvian coastline. These conditions produce increased rainfall in the northern coast, which may result in severe flooding and mudslides. In 1998, the warm waters caused by El Nino disrupted Peru's fishing and agricultural industries as marine life migrated to deeper, colder waters, crops were destroyed by the flooding and the elevated temperatures along the coast gave rise to new crop pests and plagues. The flooding also led to approximately US$1.2 billion in damage to Peru's infrastructure. The El Nino weather phenomenon is expected to recur in 2003 or shortly thereafter. However, the timing of the next recurrence, its length and the severity of its effects cannot be predicted.

         Peru's southern region is located on seismic faults, which makes the area susceptible to earthquakes. In June 2001, an earthquake measuring 8.4 on the Richter scale struck along the coast of south-central Peru and killed at least 80 people, injured over 2,700 people and rendered approximately 47,500 people homeless. Another earthquake measuring 7.6 on the Richter scale struck the same area in July 2001. The damage from these two earthquakes is estimated at US$300 million.

         Peru's population, estimated to be 26.7 million people as of December 31, 2001, is multi-racial and multi-cultural. Approximately 45% of the population is Indian, 37% is Mestizo, or mixed Indian and white, 15% is Caucasian, 2% is of African descent and 1% is of Asian descent. Spanish, Quechua, and Aymara are the country's official languages. Almost 99% of the population is Spanish-speaking and approximately 28% resides in rural areas. The population grew at an estimated average rate of 1.8% per year in the period from 1988 to 2001.

         Peru's adult literacy rate is approximately 87.7%. In 2001, approximately 96.5% of children ages 6 to 11 attended school, while attendance of children ages 12 to 16 was 88.1%. Approximately 435,637 students were enrolled in Peru's 75 universities, of which 44% are public and the rest private. There are 19 private universities and 7 national universities in Lima, including the Universidad Nacional Mayor de San Marcos, or National University of San Marcos, which was founded in 1551 and is the oldest university in South America. The Republic also maintains universities in Arequipa, Cuzco and Trujillo. Approximately 20.8% of Peruvians between the ages of 17 and 25 pursued higher education during the 2000 school year.

         The World Bank classifies the Republic of Peru as a lower-middle-income developing country. The following table sets forth comparative GNP figures and other selected comparative statistics for the periods indicated.

                                                                                                      United
                              Peru    Argentina   Bolivia   Brazil     Chile    Colombia   Ecuador    States   Venezuela
                              ----    ---------   -------   ------     -----    --------   -------    ------   ---------

Per capita GNP(1).......      US$4,799  US$12,377  US$2,424  US$7,625   US$9,417  US$6,248  US$3,203  US$34,142   US$5,794
United Nations index
   of human
   development (world
   ranking)(2)..........          82         34       114        73         38        68        93          6         69
Life expectancy at
   birth
   (in years)(2)........         68.8       73.4      62.4      67.7       75.3      71.2      70.0       77.0       72.9
Infant mortality
   (% of live
   births)(3)...........         3.9%       1.8%      5.9%      3.2%       1.0%      2.3%      2.8%       0.7%       2.0%
Adult literacy rate(2)..     89.9%(8)      96.8%     85.5%      85.2      95.8%     91.7%     91.6%      99.0%      92.6%
% of households below
   the poverty line(4)..       54%(9)        N/A  51.4%(6)  25.4%(6)   18.4%(5)  28.7%(5)  52.3%(7)        N/A   44.6%(6)


(1)  2000 data, adjusted to reflect differences in purchasing power. Source:
     World Bank, World Development Report 2002.

(2) 2000 data. Source: United Nations Development Program, Human Development Report 2002.

(3) 2000 data. Source: United Nations Development Program, Human Development Report 2002.

(4) The poverty line used in this prospectus is defined as a monthly income of US$60 per capita per household, or a daily income of US$2 per capita per household, adjusted to reflect differences in purchasing power.

(5)  1996 data.

(6)  1997 data.

(7)  1995 data.

(8) 2000 data. Source: United Nations Development Program, Human Development Report 2002.

(9)  2000 data. Source: World Bank, Peru at a Glance 13 September 2001

N/A = Not Available.

Source:  World Bank, 2002 Development Indicators, unless otherwise indicated.


History, Government and Political Parties

     History

         Beginning in the ninth millennium B.C., several developed cultures settled in Peru, including the Chavin, Sechin, Chimu, Mochica, Paracas, Nazca, Tiahuanaco and Wari. In the twelfth century A.D., the Quechua-speaking Inca settled around the Cuzco Valley. By the time the Spanish arrived in 1531, the Inca had created an empire that encompassed areas of modern Peru, Ecuador, Bolivia and Colombia. In 1533, the Spanish captured the Inca capital at Cuzco and by 1542 had consolidated their control over the entire Inca territory. In 1542, the Spanish established the viceroyalty of Lima, which governed vast portions of Spanish territorial possessions in South America.

         Peru remained under Spanish rule until 1821, when Jose de San Martin proclaimed independence, although the Spanish were not finally defeated until 1824. In the first two decades of the post-independence era, political fragmentation and political instability plagued the country. Peru was ruled by at least twenty-four regimes between 1821 and 1845. During this period, the constitution was rewritten six times. In the 1840s, the country initiated a period of extraordinary economic growth driven by the exportation of guano, a form of fertilizer obtained from the droppings of birds in the Chincha Islands.

         In 1879, Peru allied itself with Bolivia to fight an unsuccessful war against Chile over the disputed nitrate-rich Atacama Desert. This war, known as the War of the Pacific, ended in 1883 with the signing of the Treaty of Ancon, in which Peru ceded to Chile in perpetuity the nitrate-rich province of Tarapaca and relinquished, for a period of ten years, the provinces of Tacna and Arica. Tensions over these two provinces continued until 1929, when the United States brokered a deal that returned the province of Tacna to Peru but allowed Chile to retain control over the province of Arica.

         From 1895 to 1914, Peru experienced political stability and economic growth. In 1914, Colonel Oscar Raimundo Benavides (1914-15, 1933-39) orchestrated a military coup that ended almost two decades of uninterrupted civilian rule. In the early stages of World War I, Peru experienced a recession as the war temporarily cut the country off from its export markets. When overseas trade resumed, demand for Peru's export products increased dramatically and the country suffered a period of sustained inflation. This inflation had a particularly negative impact on Lima's working classes and led to a wave of labor strikes in 1918 and 1919.

         In 1919, Augusto Leguia y Salcedo (1908-12, 1919-30) began an eleven-year rule, known as the oncenio, and created a new, progressive constitution adopted in 1920 that enhanced the power of the state to carry out a number of popular social and economic reforms. The regime weathered a brief postwar recession and then generated considerable economic growth by opening the country to foreign loans and investment. Leguia's popularity waned, however, as a result of a border dispute with Colombia involving territory in the rubber-tapping region between the Rio Caqueta and the northern watershed of the Rio Napo. Under the U.S.-brokered Salomon-Lozano Treaty of March 1922, the Rio Putumayo was established as the boundary between Colombia and Peru.

         During the 1930s, a popular movement, with origins in Mexico, known as the Alianza Popular Revolucionaria Americana or American Popular Revolutionary Alliance, which we refer to in this prospectus as the "APRA," spread to Peru under the leadership of Victor Raul Haya de la Torre. This continent-wide popular alliance quickly became a prominent center-left political party in Peru and a strong antagonist to Peru's armed forces. In the presidential election of 1931, Luis Sanchez-Cerro (1931-33) defeated APRA's Haya de la Torre, who accused Sanchez-Cerro of fraud. In July 1932, APRA followers staged a popular rebellion in Trujillo, which resulted in the execution of some sixty army officers and the deaths of at least 1,000 APRA members and their sympathizers.

         Despite the political turmoil, Peru's economy was one of the least affected by the Great Depression, because of Peru's relatively diversified range of exports, led by cotton, lead and zinc. Unlike many other Latin American countries that adopted import-substitution industrialization measures to counteract the effects of the Great Depression, Peru made relatively few alterations in its long-term model of export-oriented growth.

         In 1939, Manuel Prado y Ugarteche (1939-45), a Lima banker from a prominent family and son of a former president, was elected president. He was soon confronted with a border conflict with Ecuador that led to a brief war in 1941. The conflict dated back to the post-independence period. Following independence, Ecuador had been left without access to either the Amazon River or the region's other major waterway, the Rio Maranon, and thus, without direct access to the Atlantic Ocean. In an effort to assert its territorial claims in a region near the Rio Maranon in the Amazon Basin, Ecuador's military occupied the town of Zarumilla along its southwestern border with Peru. The Peruvian army responded and defeated the Ecuadorian army. For a discussion of Peru's relations with Ecuador, see "--Foreign Policy and Membership in International and Regional Organizations--Relations with Ecuador" below.

         During the 1950s and 1960s, Peru experienced export-led growth and increased national and foreign investment. During this time, many peasants migrated to the coast, the center of the country's economic growth. As a result of heavy migration, the population of metropolitan Lima increased to over 1.6 million in 1961 from 100,000 in 1940.

         In 1968, Peru returned to military rule when General Juan Velasco Alvarado (1968-1975) overthrew elected President Fernando Belaunde Terry of Accion Popular, which we refer to in this prospectus as the "AP." Velasco implemented an extensive program of agrarian reform and nationalized the fishmeal and oil industries, petroleum companies, and several banks and mining companies. General Francisco Morales-Bermudez Cerruti replaced Velasco in 1975. He presided over the transition to civilian rule and the drafting of a new constitution in 1979.

         In 1980, voters reelected Belaunde in the first popular elections since 1968. Belaunde attempted to cut spending and dismantle many of the military government's populist reforms. Soaring inflation and unemployment, however, made it difficult to curb public spending. At the same time, Belaunde's government was destabilized by the rise of subversive movements.

         The Sendero Luminoso, which we refer to in this prospectus as the "Shining Path," was founded in 1970 as an offshoot of the Peruvian Communist Party. The group espoused Maoist ideology and initiated terrorist activities in 1980 as a means of overthrowing the government. The Movimiento Revolucionario Tupac Amaru, or Tupac Amaru Revolutionary Movement, which we refer to in this prospectus as "Tupac Amaru," was founded in 1984 as a radical leftist organization that promoted communal ownership of property and advocated an armed struggle against capitalism. These two groups took advantage of mounting social unrest produced by 12 years of military rule and growing class consciousness among indigenous communities to recruit members. They raised funds by establishing a financial alliance with drug traffickers and protecting expanding coca fields. Drawing on these funds, the Shining Path and Tupac Amaru waged a guerilla war against the government and engaged in rural terrorism. The social crisis in the country in the early 1980s was exacerbated by a sharp drop in international commodity prices and the El Nino weather phenomenon of 1982-1983, which led to a deepening recession and increasing social instability.

         Alan Garcia Perez of the center-left APRA party won the presidency in 1985. The Garcia administration was plagued by terrorist activity and allegations of corruption. President Garcia pursued a populist agenda, financed by substantial increases in government spending that led to a record 7,650% inflation rate in 1990. He attempted to nationalize banks and limited Peru's debt service payments to no more than 10% of exports. In response, international creditors refused to extend new credits to the Republic. During the Garcia administration, GDP decreased by 20% compared to levels achieved in the early 1980s.

         In 1990, voters elected Alberto Fujimori of the Cambio 90 party as president. Fujimori implemented a comprehensive neo-liberal economic program based on fiscal discipline, a stable monetary policy and aggressive privatization of state-owned industries. These initiatives succeeded in curbing inflation, reducing public external debt and fostering economic growth. For a discussion of Fujimori's economic policies, see "The Economy--History and Background." Fujimori also launched a successful campaign against the terrorism of the Shining Path and Tupac Amaru guerrilla movements. In 1992, the army captured the Shining Path's leader, Abimael Guzman, and the terrorist group's other principal leaders. In 1997, the Peruvian armed forces killed several Tupac Amaru leaders, including its principal leader Nestor Cerpa Cartolini, in a rescue operation to free hostages being held by Tupac Amaru at the Japanese Embassy in Lima. For a description of subversive activity in Peru, see "--Subversive Activities" below.

         Despite Fujimori's economic and military successes, his harsh governing style created significant congressional opposition. On April 5, 1992, Fujimori dissolved Congress and called for a popular referendum on amending the Constitution. The new 1993 Constitution gave the President authority to issue emergency decrees relating to economic and financial matters, if such decrees are in the national interest and do not relate to tax matters. Emergency decrees have the force of law and do not require previous legislative approval, although Congress may subsequently modify or derogate such decrees. Under the 1993 Constitution, Congress may censure or obtain a no-confidence resolution against the President's Consejo de Ministros, which we refer to in this prospectus as the "Council of Ministers," forcing the removal of all the members of the Council of Ministers. The President may not dissolve Congress in the last year of its mandate. Additionally, the 1993 Constitution allows presidents to serve for two consecutive terms, which was prohibited under the prior 1979 Constitution. Fujimori called for new congressional elections in 1992 and was reelected for a second term in 1995.

         Following his dissolution of Congress in 1992 and the adoption of the 1993 Constitution, Fujimori centralized power in the hands of the presidency, thus undermining legal mechanisms of accountability, strengthening the powers of the military and intelligence service, and compromising the autonomy of the legislature, judiciary and the media. This debilitated Peru's political system, fostered widespread political corruption, and, in the latter years of Fujimori's administration, undermined the success of his economic program.

         In 1995, Peru and Ecuador fought a brief war over a disputed area of their border. This dispute dated back to the Protocolo de Rio de Janeiro of 1942, which we refer to in this prospectus as the "Rio de Janeiro Protocol," a treaty between Peru and Ecuador signed after the brief war these countries fought in 1941. The dispute was finally settled in 1998. For a description of this dispute and Peru's relations with Ecuador, see "--Foreign Policy and Membership in International and Regional Organizations--Relations with Ecuador" below.

         Although the 1993 Constitution allowed presidents to serve for only two consecutive terms in office, Congress in August 1996 passed an interpretative law clarifying that this limit applied only to presidential terms beginning after 1993. In December 1996, the Constitutional Tribunal, with the vote of three members, with four justices abstaining, ruled that the 1996 interpretative law did not apply to Fujimori. In May 1997, Congress removed the three justices who voted in favor of this ruling, on the basis that they had exceeded their authority by attempting to issue a binding opinion with the vote of only a minority of the Constitutional Tribunal's members. The president of the Constitutional Tribunal later resigned in protest over Congress' action. On July 28, 2000, Fujimori began a controversial third term as president in the midst of allegations of electoral fraud.

         In September 2000, a bribery scandal involving Vladimiro Montesinos, a former army captain and lawyer who became an advisor to Peru's intelligence agency and a close ally of Fujimori, gave rise to charges of political corruption within the Fujimori administration. Fujimori responded to increased criticism and mounting protests by calling for new presidential elections to be held in April 2001. He also announced that he would not seek re-election. Weeks later, however, the growing investigation into corruption charges and condemnation of Montesinos and his ties to the President led Fujimori to resign while on a trip to Japan. As a symbolic gesture, Congress decided not to accept Fujimori's resignation, preferring to declare the post of Chief of State vacant due to abandonment and moral incapacity.

         Fearing prosecution and claiming that he could not be tried in Peru because of his Japanese citizenship, Fujimori refused to return to Peru. Under the 1993 Constitution, the First Vice President was next in line for the presidency, but Peru's First Vice President had resigned in October 2000, in protest against Montesinos' influence within the Fujimori administration. The Second Vice President also resigned following Fujimori's resignation as a result of his connection to Fujimori and pressure by opposition congressmen. Under the 1993 Constitution, executive authority shifted to Valentin Paniagua Corazao, the president of Congress, who took over as president on November 22, 2000.

         Presidential and congressional elections were held on April 8, 2001. In the presidential contest, Alejandro Toledo Manrique of the Peru Posible party obtained 36.5% of the vote, former President Alan Garcia Perez of APRA obtained 25.8% of the vote and Lourdes Flores Nano of the Unidad Nacional party, which we refer to in this prospectus as "UN," obtained 24.3% of the vote. In June 2001, Toledo won the presidency in a runoff election against Garcia, receiving 53.1% of the vote to Garcia's 46.9%.

         On August 27, 2001, Congress voted to remove Fujimori's presidential immunity. On September 5, 2001, Peru's Attorney General formally charged Fujimori with the murder of 15 people in 1991, and with the forced disappearance and murder of nine students and a professor in 1992. There have been calls by certain political leaders to amend or repeal the 1993 Constitution in order to rescind measures adopted during Fujimori's term, particularly those relating to executive power.

     Government

         Peru is organized as a representative democracy and is geographically and administratively divided into 25 regional governments. See "Recent Developments". Prior to January 1, 2003, the country was divided into 24 Temporary Regional Administration Councils, which we refer to in this prospectus as "Regional Councils". The Regional Councils are divided into 193 provinces and the constitutional province of Callao, the country's principal port, adjacent to Lima, and 1,828 districts. Each Regional Council was governed by an administrative official appointed by the President and formed part of Peru's central Government. Provinces and districts have their own civil governments, which are independent of the central Government.

         Congress is in the process of a comprehensive review of the 1993 Constitution, which may lead to the enactment of constitutional amendments.

         The 1993 Constitution provides for a presidential system of government in which national powers are divided among independent executive, legislative and judicial branches.

         Executive power is exercised by the President, who appoints ministers, enacts the laws passed by the legislative branch and is the commander-in-chief of the armed forces. The President may subscribe to treaties without prior congressional approval, except for treaties relating to human rights, the Republic's sovereignty, national defense, financial obligations to be assumed by the Government and treaties that create, modify, or repeal taxes or overrule existing laws. The President of the Republic is popularly elected for a five-year term. The 1993 Constitution abrogated the ban on presidential re-election and provided that a President may be re-elected to only one consecutive term. The constitution was amended in November of 2000, reinstating the ban on consecutive presidential terms. Former presidents may seek the presidency again after a presidential term has elapsed.

         The 1993 Constitution provides for two electoral rounds. If the first round does not yield a majority vote for any one presidential candidate, a majority in the first round being 50% plus one of the total votes cast, a second round is held between the two presidential candidates that obtained the greatest number of votes in the first round. The 1993 Constitution introduced the positions of First and Second Vice President. These officials are popularly elected but have no constitutional functions unless the President is unable to discharge his duties. If the President cannot discharge his duties, the First Vice President assumes the presidency. The Second Vice President assumes the presidency if the First Vice President is unable to discharge his duties.

         After the President, executive authority is vested in the Council of Ministers, which is headed by a Prime Minister appointed by the President. The Prime Minister presides over meetings of the Council of Ministers in the absence of the President. The Council of Ministers oversees and coordinates the activities of the Republic's various ministries and must approve all legislative proposals sent by the President to Congress. However, it may not approve laws without the President's approval. Each member of the Council of Ministers may approve ministerial resolutions without the President's consent, but these are regulations that do not have the force of laws approved by Congress and are superseded by laws proposed by the Council of Ministers and approved by the President.

         The legislative branch consists of a unicameral congress composed of 120 members who are elected for a five-year term, with all seats subject to re-election at the end of each five-year period. There are 25 electoral districts and the number of members elected by each district is proportional to the district's population. Lima, the most populous district, elects 35 members. The next congressional elections are scheduled for April 2006. In addition to passing laws, Congress is empowered to approve the Government's budget and to approve treaties as described above. Congress may delegate to the executive branch, for definite periods of time, legislative authority over specific matters.

         The highest courts in Peru are the 18-member Supreme Court of Justice and the seven-member Constitutional Tribunal. The Peruvian judicial system is also composed of:

     o justices of the peace, who preside over district court proceedings related to alimony, landlord-tenant, personal debt, and real and personal property disputes, and who function as arbiters but cannot issue legally-binding decisions;

     o courts of first instance, which include civil, penal and special-chamber courts having jurisdiction over all cases not under the express jurisdiction of other courts and a series of specialized courts dealing with matters such as drug-related cases, and which were established to reduce the backlog of cases pending final action in the other courts of first instance;

     o military courts, which adjudicate charges of criminal conduct brought against members of the armed forces and the police while discharging their duties, and criminal charges for national treason and terrorism brought against civilians; and

     o superior courts, which review judgments rendered by all lower courts, except military courts.

         All judges in the Peruvian judicial system, with the exception of the justices of the peace, who are elected by popular vote, and the members of the Constitutional Tribunal, who are elected by Congress, are appointed, and may only be removed, by the Consejo Nacional de la Magistratura, or National Council of the Judiciary, which we refer to in this prospectus as the "Judiciary Council." This independent body is composed of seven members who are elected for five-year terms by several national entities, through secret votes, as follows: one by the Supreme Court of Justice, one by the Junta de Fiscales Supremos, or Board of Supreme Prosecutors, one by the members of the bar associations, two by the country's other collegiate associations of professionals, one by the presidents of the national universities, and one by the presidents of the private universities. The Judiciary Council itself can elect two additional members. The Judiciary Council reviews and ratifies all judges every seven years, including the members of the Supreme Court of Justice and justices of the peace.

         The Supreme Court of Justice has ultimate jurisdiction over all matters adjudicated by the superior courts and over military court rulings in which the death penalty is imposed. Its members must be older than 45 years of age and must retire by age 70. The Judiciary Council may remove, or fail to ratify, a member of the Supreme Court of Justice only because of physical or mental incapacity, or for engaging in conduct incompatible with his or her duties.

         The Constitutional Tribunal is the final arbiter of the Constitution. Its members are appointed by Congress for five-year terms, are not subject to re-election and cannot be removed before their term expires, unless Congress determines that a magistrate has:

     o    become physically incapacitated or morally unfit;

     o    engaged in conduct incompatible with his or her duties; or

     o    been adjudicated and found guilty of a crime.

     Political Parties

         With the exception of APRA and AP, Peru's political parties do not have deep historical roots and often change, merge or dissolve. Currently, the principal political parties in Peru are Peru Posible, APRA, UN, AP, Frente Independiente Moralizador, which we refer to in this prospectus as "FIM," and Union por el Peru, which we refer to in this prospectus as the "UPP."

         The following is a brief explanation of the political orientation of each of these parties.

         Peru Posible. Peru Posible seeks to promote economic growth through a liberal economic program designed to foster domestic and foreign investment and fiscal and macroeconomic stability, while investing in social programs designed to alleviate poverty and create employment. Peru's current president, Alejandro Toledo, founded the party in 1994. Because this party does not have an absolute majority in Congress, the Toledo administration must seek alliances with members of other parties to enact its policies.

         APRA. Initially left wing in its outlook, APRA became a conservative force during the 1950s and is now a center-left party. Alan Garcia, a member of APRA, became President in 1985. Despite the fact that his presidency is associated with hyperinflation and economic mismanagement, Garcia obtained significant support in the 2001 election, forcing a runoff in which Alejandro Toledo prevailed. Although defeated in the latest presidential elections, APRA wields significant political influence, as it is the party with the second highest representation in Congress.

     UN. The UN is an electoral alliance formed by three parties: Partido Popular Cristiano, Solidaridad Nacional and Avancemos. It supports socially oriented market policies with a focus on promoting Christian values. In April 2001, Lourdes Flores Nano ran as the UN's presidential candidate.

         AP. The AP supports a moderate reform program that emphasizes modernization and development through an activist public sector. Fernando Belaunde, who served as Peru's president from 1963 to 1968 and from 1980 to 1985, founded the AP in 1956. The AP's membership includes Valentin Paniagua, who became Peru's president during the transition government that followed Fujimori's resignation in 2000. The party continues to base its platform on Belaunde's governing philosophy.

         FIM. The FIM places an emphasis on measures to eliminate and expose corruption in government, promoting an activist Congress that maintains proper checks on executive power. The party's economic platform focuses on reducing income taxes and increasing public sector wages. Fernando Olivera Vega, the former Minister of Justice, founded FIM in 1990.

         UPP. The UPP adheres to socially oriented market policies focused on job creation, labor protection and environmental initiatives. Javier Perez de Cuellar founded the UPP in 1995, when he unsuccessfully challenged Fujimori in the elections. In the 2001 elections, the UPP formed an alliance with two smaller movements, Movimiento por la Democracia and Movimiento Social Democratas Independientes.

         Congressional representation of each of the political parties since the most recent election in 2001 is as follows:

                                                           Congress
                                                     Seats           %

Peru Posible....................................      45          37.5%
APRA............................................      28          23.3
UN..............................................      17          14.2
Union Parlamentaria Descentralista(1)...........      13          10.8
FIM.............................................      11           9.2
Independent Parliamentary Group(2)..............       6           5.0
                                                  ------        ------
 Total..........................................     120         100.0%
                                                  ======        ======

(1)  Coalition of UPP, Somos Peru and AP.

(2) An informal group of independent members of Congress and representatives of Peru 2000.

Source: Economist Intelligence Unit, "Country Briefings: Peru" 12 February 2002.


Foreign Policy and Membership in International and Regional Organizations

         Peru has not been involved in any significant international conflicts since the end of its border dispute with Ecuador in 1998. A brief diplomatic dispute erupted in 2001 between Peru and Venezuela in connection with the capture of the former advisor to Peru's intelligence agency, Vladimiro Montesinos, in Venezuela. The Republic alleged that Venezuela had temporarily hidden and protected Montesinos after formal charges had been brought against him in Peru, a claim that Venezuela denied. Venezuela temporarily severed relations with Peru between June 28 and July 28, 2001, but relations between the two countries have since been completely restored.

         The Republic has expressed concern over Japan's refusal to extradite Fujimori to Peru to face charges for homicide and forced disappearance. Japan granted Fujimori citizenship in December 2000 due to his Japanese ancestry and Fujimori has since claimed that as a Japanese national he may not be legally extradited. The Toledo administration will continue to seek Fujimori's extradition, but it does not expect the Republic's commercial and other ties with Japan to be adversely affected by the dispute.

         The Republic maintains diplomatic relations with 153 countries and is a member of 146 regional and international organizations and forums, including:

          o    the United Nations;

          o    the Organization of American States;

          o    the  Community of Andean  Nations,  formerly  known as the Andean
               Pact;

          o    the  World  Trade  Organization,   which  we  refer  to  in  this
               prospectus as the "WTO";

          o    the Economic Commission for Latin America and the Caribbean;

          o    the Latin American Integration Association;

          o    the IDB;

          o    the IMF;

          o    the World Bank;

          o    the International Finance Corporation;

          o    the CAF;

          o    the Group of 15;

          o    the Asia-Pacific Economic Cooperation; and

          o    the Free Trade Area of the Americas.

     Peru joined the General Agreement on Tariffs and Trade in 1951 and is a founding member of the WTO, which was established in January 1995. In addition, Peru participates in several regional initiatives designed to promote trade and foreign investment. The most significant of these initiatives are the following:

          o Since 1980, Peru has been a member of the Latin America Integration Association, which promotes and coordinates bilateral trade agreements between its member countries. Under the auspices of this association, Peru has signed preferential tariff agreements with Argentina, Brazil, Cuba, Mexico, Paraguay and Uruguay.

          o Since 1990, Peru has been a member of the Community of Andean Nations, which also includes Colombia, Ecuador, Venezuela and Bolivia. The objective of this organization is to promote economic integration and cooperation with a view towards gradual development of a common market by 2005. The common market will provide for the free trade of goods, services, capital and people between its member countries. A tariff reduction schedule has been in place since 1997, which currently applies a 15% to 100% tariff reduction on various products. In April 1998, the Community of Andean Nations signed a framework agreement with the Common Market of the South, or MERCOSUR, whose members are Argentina, Brazil, Paraguay and Uruguay, to create a free trade zone between the two economic blocs. The Community of Andean Nations has also reached bilateral agreements with Brazil and Argentina as a first step towards the creation of free-trade arrangements with these countries.


          o Since 1990, Peru has been a beneficiary of the General System of Preferences for the Andean Countries, a program of unilateral trade preferences granted by the European Union that is intended to promote economic development in the Andean region. Under the program, the European Union sets zero tariffs for fishing, agriculture and textile products from Peru. This program was scheduled to expire on December 31, 2001, but was automatically renewed for three more years on December 10, 2001. The renewed program will be in effect from January 1, 2002 until December 31, 2004, when a new round of negotiations on the terms and conditions of the program will take place.

          o Since 1991, Peru has been, together with Ecuador and Colombia, a beneficiary of the U.S. Andean Trade Preferences Act, a program of unilateral trade preferences granted by the United States, which is intended to promote export diversification and broad-based economic development as an alternative to drug-crop production in the Andean region. Peru supplies about 42.6% of the products that enter the U.S. market under this program. The Act expired on December 4, 2001. Preliminary data suggests that the expiration of the Act has adversely affected Peru's exports. On August 8, 2002, the U.S. renewed the Act for five years. The renewed Act provides benefits retroactively to December 2001 and expands the Republic's low-tariff benefits to products including Peruvian textiles, footwear, fruits and tuna.

          o In 1994, the Republic participated in the Summit of the Americas in Miami, which led to the establishment of the Free Trade Agreement of the Americas. This agreement seeks to create a free trade zone in the Western Hemisphere by 2005, which, if implemented, would grant preferential treatment to Peruvian goods and services exported to other member countries.

          o In June 1998, Peru signed an agreement with Chile as a first step towards establishing a free-trade zone with this neighboring country. This agreement, which took effect on July 1, 1998, gradually eliminates all custom duties between the two countries, provides for a substantial reduction in tariffs over a ten-year period and establishes a framework for cooperation in the areas of foreign investment, customs procedures, tourism, services trade, dispute resolution and sanitary requirements.

          o Since November 1998, Peru has been a member of the Asia-Pacific Economic Cooperation, which aims to achieve free trade in the Asia-Pacific region through a progressive reduction in member countries' tariffs. This organization establishes trade rules in areas of foreign investments, rules of origin, customs procedures, technical barriers to trade, unfair trade practices, promotion of competition, intellectual property and dispute resolution.

     Relations with Ecuador

         Peru has had several territorial disputes with Ecuador dating back to colonial times. A significant military clash occurred in 1941, which came to an end in 1942 with the signing of the Rio de Janeiro Protocol. This settlement, sponsored by Argentina, Brazil, Chile and the United States, established territorial limits between the two nations but failed to delineate clearly the countries' border in a 78-kilometer section of the Andean foothills. Further disputes over the border in this region led to additional clashes in 1981 and 1995. In the latest clash, thousands of soldiers from both sides fought an intense but localized war in the disputed territory of the upper Cenepa valley.

         A peace agreement brokered in February 1995 by the four sponsors of the Rio de Janeiro Protocol led to the cessation of hostilities and established the Military Observers Mission to Ecuador-Peru to monitor activities in the disputed zone. In 1996, Peru and Ecuador began a series of meetings that led to the 1998 Brasilia Agreement, which defined the border in the disputed area. The agreed upon border tracks the peaks of the Cordillera del Condor mountain range. The 1998 Brasilia Agreement granted Ecuador private ownership of a hill known as Tiwinza, but it was agreed that the hill would remain under Peruvian sovereignty. In May 1999, a complete demarcation of the border was completed. The 1998 Brasilia Agreement also established terms of bilateral trade and navigational understandings between the two nations and created the Bi-National Commission for Border Integration. This commission led to the launch of a US$3.0 billion regional development program to improve social and economic conditions along the border.

         Peru currently maintains strong political and economic relations with Ecuador. The two governments have signed further agreements on border development, navigation, security and trade. On July 30, 1997, Peru reached an agreement with the other members of the Community of Andean Nations for its full incorporation into the Community of Andean Nations' Free Trade Area. The Community of Andean Nations approved a tariff reduction schedule that became effective on August 1, 1997 and which will end no later than 2005. As part of this process, Peru and Ecuador signed the Agreement on Acceleration and Further Development in October 1998 and the corresponding Instrument of Execution in August 1999, allowing the elimination of tariffs between the two countries on a variety of exports in 2003.

     Subversive Activities

         In the 1980s and early 1990s, the Shining Path and Tupac Amaru conducted indiscriminate bombings and selective assassinations in Peru. From 1980 to 1995, the Republic estimates that the Shining Path's terrorist activities led to the death of over 30,000 people. The capture in 1992 of the Shining Path's leader, Abimael Guzman, his subsequent life sentence and the jailing of most of the organization's central committee, considerably weakened the Shining Path.

         In December 1996, Tupac Amaru assaulted the residence of the Japanese ambassador to Peru and held 42 hostages for more than four months. In April 1997, Peruvian armed forces stormed the residence, rescued all but one of the remaining hostages and killed 14 members of the group, including Nestor Cerpa Cartolini, the group's leader. As a result of that defeat, the group weakened dramatically and no longer poses a significant terrorist threat.

         Between 1996 and 2000, there were several violent incidents in Peru's jungles, but there is no evidence that these incidents were connected to the activities of the Shining Path or Tupac Amaru. In 2001, there were a few signs of terrorist activities. In August 2001, individuals believed to be members of the Shining Path killed four police officers in the Amazon province of Satipo. In November 2001, the Ministerio del Interior, or Interior Ministry, announced that it had thwarted a plan to attack the United States embassy in Lima. In December 2001, terrorists believed to be members of the Shining Path bombed an electricity tower 30 miles east of Lima. In response to these possible signs of terrorist activity, the U.S. State Department issued a public announcement in December 2001 advising U.S. travelers to Peru and U.S. residents of Peru to exercise caution when in the country.

         In March 2002, three days before a visit to Lima by U.S. President George W. Bush, a car bomb exploded at a Lima shopping center across the street from the U.S. Embassy, killing ten persons and wounding 30. Of the three suspects arrested for the incident, two were members of the Shining Path. In response to the incident, the U.S. State Department issued another warning alerting U.S. travelers to Peru of the continued potential for terrorist activity in Peru.

         Although the Shining Path is no longer as powerful as it was during the 1980s and early 1990s, an estimated 300 to 400 members still operate in remote Upper Huallaga and Apurimac valleys, where military patrols have decreased due to military spending cutbacks. Shining Path members have formed alliances with coca farmers and drug traffickers in these drug-growing areas to provide armed protection against the Government's interdiction efforts. In response to this activity, security forces in Peru continue to monitor subversive activities and have maintained their efforts to prevent the resurgence of a significant terrorist threat, including reactivating anti-terrorist bases in the valleys and heightening security in Lima. We cannot, however, assure you that there will not be a resurgence in terrorism of Peru, or that, if there is such a resurgence, it will not have a material adverse impact on the economy and prospects of the country.

     Anti-Narcotics Efforts

         In the 1970s and 1980s, Peru experienced a surge in coca cultivation, becoming, until the mid-1990s, the world's largest coca producer. Coca cultivation was initially concentrated in the Upper Huallaga valley but later expanded to other regions of the country as international demand for cocaine increased and traffickers and terrorists formed alliances to protect cultivation.

         Beginning in 1970s, the Republic worked to reduce illegal drug production, traffic and consumption. In 1996, the Government established Contradrogas, a government agency responsible for designing, coordinating, planning and supervising the Government's anti-narcotics efforts. This agency is also responsible for securing and negotiating the terms of financial assistance from foreign governments and international organizations directed to Peru's anti-narcotics programs. The agency has collaborated with several countries and international agencies, including the U.S. Agency for International Development, or USAID, to implement alternative development programs in the leading coca-growing areas of the country.

         The Government's coca alternative development program, together with interdiction by the Peruvian air force, eradication of coca fields and laboratories, seizures of drugs and precursor chemicals, effective prosecution of drug traffickers and a significant reduction in international demand for cocaine, have contributed to a significant reduction in drug cultivation and production in Peru. From 1997 to 2001, there was a reduction of approximately 51% in coca cultivation, from approximately 68,800 hectares under cultivation in 1997 to 34,000 hectares by the end of 2001.

         During 2001, however, evidence of an increase in the production of coca and poppies, the source of heroin, has emerged. Peru's coca crop remained stable, covering 34,000 hectares, a similar figure to that for 2000, despite the eradication of 6000 hectares in 2001. In addition, 135 hectares of poppies, the source of heroin, were eradicated in 2001, up from 26 hectares in 2000. Estimates of the poppy crop are sketchy as poppies grow at high altitudes, above the ceiling of police helicopters.

         The increase is attributable to a shift in production from Colombia to Peru as Colombia's government has stepped up the eradication of drug crops and the price of suitable substitute crops for Peruvian farmers, such as coffee, have dropped below the cost of production. U.S. officials have acknowledged the affect on Peru of Colombia's stepped-up drug eradication efforts and tripled anti-drug aid for Peru in 2002 to US$156 million. In June 2002, however, the Government agreed to suspend coca eradication programs in the Huallaga River valley and in August 2002 agreed to ease eradication operations in the Ene-Apurimac river basin in response to protests by coca farmers, claiming that private organizations that run anti-coca programs absorb aid money provided by USAID and poor coca farmers see little benefit. The Huallaga region and the Ene-Apurimac river basin accounted for nearly 65% of Peru's coca cultivation in 2001.

         To prevent money laundering in connection with drug trafficking and other activities, the Republic requires financial institutions to conduct employee training in preventive methods, obtain basic knowledge about their clients and adhere to a code of conduct.

                                   THE ECONOMY

History and Background

         Between 1930 and the mid-1960s, Peru had one of the most successful economies in Latin America. During this time, Peru generally deviated from the import substitution model adopted by other countries in the region. Peru adhered, except for brief intervening periods, to laissez-faire, non-interventionist economic policies. The Government encouraged foreign investment through tax incentives and legislation guaranteeing equal treatment of foreign and domestic investors. Aided by its main exports, consisting of fish and fish products, copper, petroleum and agricultural products, Peru's economy grew steadily during this period.

         Beginning in the mid-1960s, the Peruvian economy sustained a series of setbacks. Public sentiment began to turn resolutely against foreign investment. Pressure for change in economic policies increased as a result of:

     o class and social conflicts, characterized by populist resentment against the small economic elite that ruled the country and against the presence of foreign companies in industries related to Peru's national resources, such as petroleum and mining, and in other prominent sectors of the economy;

     o an economic slowdown brought about by a reduction in production and exports due principally to a sudden drop in fish catch and reduced mining and metal processing following the exhaustion of a number of the principal copper and other mines; and

     o the increased cost of living brought about by higher domestic food prices.

         In 1968, the military government headed by General Juan Velasco Alvarado nationalized numerous private enterprises and conducted a campaign against foreign participation in the Peruvian economy. In 1969, the Velasco administration enacted the Ley de Reforma Agraria, or Agrarian Reform Law, which took away large estates from wealthy owners and turned them into cooperatives run by the former workers of the estates, and adopted high tariffs in order to shield local industry and manufacturing from foreign competition.

         Peru's currency became overvalued, making exports less competitive, and its debt grew sharply during the 1970s. Peru experienced large current account deficits and the Velasco administration borrowed abroad to finance these deficits rather than change its policies. Many cooperative farms, operated by people with little management experience, went bankrupt and agricultural production suffered.

         In 1975, General Francisco Morales-Bermudez Cerruti implemented an economic austerity program designed to correct the economic disequilibrium reflected in the country's fiscal and current account deficits and its high external debt burden. The Government implemented fiscal and monetary restraints and devalued the currency. These measures coincided with increases in world prices of Peru's main exports. The fiscal deficit narrowed and by 1979 Peru had achieved a significant current account surplus.

         In 1980, the civilian government led by Fernando Belaunde reinstituted high spending and borrowing but was forced to adopt more restrained spending policies in later years. Alan Garcia Perez, who assumed the presidency in 1985, brought the country to a deepening economic crisis. Garcia increased spending, declared a debt moratorium and attempted to nationalize the banking system and other key industries. Private investment collapsed, the public sector deficit increased and exports dwindled. By 1990, the inflation rate had increased to 7,650%, net international reserves had been completely depleted and the economy had entered its third year of recession. The Garcia administration was also beset by the terrorist activities of the Shining Path and Tupac Amaru.

         In 1990, Alberto Fujimori, a university professor, won the presidential election on a campaign platform that emphasized his "outsider" status and his opposition to "traditional" politicians. Fujimori inherited an economy beset by recession, hyperinflation and high levels of external debt. Fujimori immediately moved to cut public spending, increase taxes, tame inflation and open domestic markets to foreign investment.

         Within the first few years of his presidency, Fujimori dismantled protectionist and interventionist laws and policies to create a liberal economy dominated by private sector and market forces. In order to encourage foreign investment, the Fujimori administration undertook an ambitious privatization program, strengthened and simplified the country's tax system, opened the country to foreign investment and lifted exchange controls and restrictions on remittances of profits, dividends and royalties. While the Fujimori administration succeeded in privatizing many state entities, the privatization program waned in the later years of the administration because of adverse market conditions and the President's adoption of a more populist stance prior to the 2000 elections.

         As time went on, Fujimori's administration became increasingly authoritarian, as evidenced by his dissolution of Congress in 1992, his consolidation of power in the hands of the presidency following adoption of the 1993 Constitution and his allegiance with Vladimiro Montesinos. Fujimori's authoritarianism exacted a price on Peru's political system and undermined the success of his economic program. The Fujimori administration eventually failed to redistribute the benefits of economic growth to the poor and, in the last years of the administration, provoked civil unrest and political instability, which deterred foreign investors.

         On November 20, 2000, President Fujimori resigned his post and Valentin Paniagua assumed the presidency on a provisional basis. The Paniagua administration adopted fiscal policies to reduce spending, restore confidence, reform the tax system and otherwise stabilize the economy.

         In June 2001, the Peruvian people elected Alejandro Toledo Manrique to the presidency based on a platform that rejected Fujimori's legacy of political coercion and financial misdealings, but still recognized the value of an open economic system. President Toledo vowed to restore democracy, fiscal discipline and transparency to the government, while increasing the living standards of the poor and disadvantaged, who constitute a majority of the population, through improvements in education, health and employment opportunities. He also promised to continue the economic reforms and privatization program first advanced by the Fujimori administration.

         Toledo assumed the presidency in July 2001 against a backdrop of high unemployment and underemployment, economic recession and social need more severe than had been acknowledged by the Fujimori administration. Despite the economic strides achieved between 1990 and 2000, poverty remains a persistent problem in Peru, with more than half of the population living below the poverty line, which the World Bank defines as a monthly income of less than US$60 per capita, adjusted to reflect differences in purchasing power. A significant number of Peruvians live on an income of less than US$30 per capita per month.

         President Toledo implemented a number of proposals to stimulate the Republic's economy, including privatization and fiscal austerity programs. Toledo's policies spurred moderate economic growth in the fourth quarter of 2001 and the first quarter of 2002. Despite this economic growth, the Toledo administration faced social protests and unrest spurred by disappointment that the President's policies had not immediately led to a significant reduction in the high rates of underemployment, unemployment and poverty.

         In an effort to maintain his political alliances and quell public unrest, Toledo changed his cabinet. At the beginning of July 2002, several ministers viewed as proponents of neo-liberal economic policies resigned their posts, including Prime Minister Roberto Danino and Finance Minister Pedro Pablo Kuczynski whose pro-private investment policies had angered many Peruvians. On July 12, President Toledo swore in a new cabinet.

Developments from 1997 to 2001

     Introduction

         During the period from 1997 to 2001, Peru experienced intermittent periods of economic growth and contraction. The economy continued to grow strongly in 1997, but contracted slightly in 1998. The economy rebounded, growing slightly in 1999 and moderately in 2000, but stagnated in 2001. Set out below is a discussion of the trends and events affecting economic results during the period.

     1997

         GDP growth in 1997 was spurred by the Fujimori administration's strategy of macroeconomic adjustment and structural reform. The main aspects of this strategy were:

     o    lowering inflation;

     o improving fiscal results through the strengthening of tax administration and conservative fiscal expenditure policies;

     o    narrowing the current account deficit;

     o managing the exchange rate system consistent with the Government's inflation and balance of payments objectives; and

     o deepening structural reforms, including through privatization, reform of the pension system and trade liberalization.

         Real GDP grew by 6.7% in 1997, reflecting increases in private and public sector investment, exports and consumer confidence. Foreign investment grew during this period as a result of privatization and capital investment. Inflation fell to 8.5%, the lowest level Peru had achieved during the preceding 25 years. The net international reserves of the Central Bank increased 19.2% in 1997 to US$10.2 billion. Peru also successfully completed a debt and debt-service reduction package with its commercial creditors in 1997.

     1998 and 1999

         In 1998 and 1999, the Peruvian economy suffered a sharp reversal. This downturn in economic activity reflected the occurrence of several external shocks, including:

     o The Asian crisis, which began at the end of 1997 after several Asian countries encountered severe economic problems and were forced to devalue their currencies and, in some instances, default on their debt. Foreign investors retreated from investing in emerging markets as a whole, including Latin American markets, such as Peru, that were located far from the locus of the crisis.

     o The Russian crisis in late 1997 and 1998, which arose when Russia devalued its currency and defaulted on its debt. This crisis exacerbated the lack of investor confidence in emerging markets provoked by the Asian crisis.

     o El Nino in 1998, which had an adverse impact on the agriculture and fishing industries in Peru.

     o The devaluation of the Brazilian real in 1999 after Brazil encountered economic problems and the consequent regional contagion affecting Argentina and other neighboring countries.

         In addition, a decrease in fishing, agricultural production and commodity prices led to a decrease in exports. The Fujimori administration's tight monetary and fiscal policies exacerbated these economic problems. GDP stagnated, contracting 0.5% in 1998 and growing 0.9% in 1999. The stagnation in the economy during these years depressed the banking sector and led to a credit crunch and increasing bad loan portfolios. Nonetheless, the presence of foreign banks in the system, strict provisioning requirements and a federal program to facilitate commercial debt restructuring helped the banking system endure the stagnation more successfully than did other banks in the region during the same period.

     2000

         During 2000, GDP grew 3.1%, spurred by growth of 5.5% during the first half of 2000, which shrunk to 0.9% during the second half of 2000, as compared to the corresponding periods in 1999. The growth in the first half of the year resulted from increased government spending and investment reflecting the Fujimori administration's turn to more populist economic measures to gain public support for Fujimori's third presidential bid. Economic growth stagnated following Fujimori's controversial election to a third term in May 2000, primarily as a result of the political controversy that led to Fujimori's resignation in November 2000 and cutbacks in government spending in an attempt to balance the Republic's fiscal accounts.

         The fiscal deficit expanded in 2000 due to lower-than-expected tax receipts and an increase in expenditures. Bank credit declined and bank loan quality continued to deteriorate. The current account deficit totaled US$1.6 billion by the end of 2000, representing 2.9% of GDP.

         The pace of the Government's privatization program slowed during the years prior to the 2000 election, even as privatization proceeds could have helped bridge the current and fiscal account deficits. This was due to Fujimori's turn toward more populist policies ahead of the 2000 election and to poor market conditions.

     2001

         Despite the Government's efforts to stabilize the economy following Fujimori's resignation in November 2000, the economy grew only 0.2% during 2001. This nearly flat growth was primarily due to a reduction in public spending, as the Government sought to stabilize the Republic's fiscal accounts following Fujimori's spending increase leading to the 2000 elections. Uncertainty during the first half of 2001 over the outcome of the elections scheduled for April 2001 and the lack of investor confidence and private investment in the Latin American region also contributed to the economic downturn during this period.

         The following are the economic results for 2001:

          o the consolidated public sector fiscal deficit was 2.5% of GDP, as compared to 3.2% in 2000;

          o the average inflation rate for 2001 was 2.0%, as compared to 3.8% for 2000;

          o the net international reserves of the Central Bank increased 5.3% to US$8.6 billion, as compared to US$8.2 billion as of December 31, 2000; and

          o the current account deficit decreased 30.2% to US$1.1 billion, as compared to a US$1.6 billion current account deficit for 2000.

     First Three Months of 2002

         During the first three months of 2002, the economy grew an estimated 2.8% compared to the first three months of 2001, during which Peru was experiencing a recession. This growth resulted from improvements in a few narrow sectors, primarily mining, as production from Antamina, the world's largest copper and zinc mining project, increased and construction and other sectors benefiting from increased public building projects. Mining accounted for more than a third of GDP growth in the first three months of 2002, despite its relatively small contribution to GDP.

         The current account deficit during the first three months of 2002 decreased 29.7% to a deficit of US$343 million, as compared to a current account deficit of US$488 million for the first three months of 2001. This reduction was largely a result of a reduced trade balance. Additionally, inflation at the end of the period was 0.54%.

     Argentine Crisis and Developments in Brazil and Venezuela

         Argentina is experiencing a severe economic crisis as well as political and social unrest. In December 2001 the crisis led to Argentina declaring a moratorium on its payments under its public external indebtedness. Brazil has recently experienced economic difficulties in the months leading up to the election of Luiz Inacio Lula, of the Workers' Party, as President of Brazil on October 27, 2002, and Brazilian markets continue to be volatile. Venezuela is experiencing political and social unrest, including labor strikes, regular, and sometimes violent, protests and an aborted takeover of the Chavez government in April 2002. While the Brazilian and Venezuelan difficulties are limited in comparison to Argentina's profound economic and social crisis, in each case negative investor reaction to developments in those countries could adversely affect the market for securities issued by countries in the region, cause foreign investors to decrease the flow of capital into Latin America and cause uncertainty about plans for further integration of regional economies, all of which could potentially affect Peru.

The Economic Policies of the Toledo Administration

         Upon taking office in July 2001, the Toledo administration faced continuing economic weakness that was more severe than had been acknowledged by the Fujimori administration.

         The Toledo administration's focus on improving social conditions created high expectations among Peru's lower classes that improvement would result quickly. President Toledo's policies led to moderate economic growth in the fourth quarter of 2001 and the first quarter of 2002. Despite this economic growth, the Toledo administration faced social protests and unrest spurred by disappointment that a significant reduction in the high rates of underemployment, unemployment and poverty was not immediate. In response, Toledo replaced six ministers who had most favored neo-liberal economic policies, including the Prime Minister and the Finance Minister, whose pro-private investment policies caused the Toledo administration to lose popular support.

         Despite public opposition to the Toledo administration's neo-liberal economic policies, the Toledo administration established and continues to support the following priorities:

          o    achieving and sustaining economic growth;

          o    increasing exports of Peruvian goods;

          o    reducing unemployment, underemployment and poverty;

          o reforming the tax system, primarily by improving tax collection mechanisms;

          o fostering private investment by reinvigorating structural reforms and promoting investment through concessions, joint ventures and other similar business forms;

          o increasing public investment in education, public health, job training, low-income housing and other social programs, while reducing overall public spending;

          o    maintaining low inflation and a floating exchange rate system;

          o improving the efficiency of the pension system by fostering participation in the private pension system;

          o stimulating growth in private sector credit by enhancing creditors' rights;

          o    reducing public sector debt;

          o improving oversight of the financial system and adopting transparency guidelines and requirements in regulated sectors of the economy;

          o    improving the efficiency of the public sector; and

          o    maintaining open trade policies.

         These priorities are the basis for various projects and initiatives that the Toledo administration has pursued since assuming office. These projects and initiatives include the following:

          o    adopting a private investment promotional program for 2002;

          o submitting a 2002 budget, approved by Congress in November 2001, that projected a fiscal deficit of 2.2% of GDP, as compared to the 2.4% of GDP for 2001;

          o    increasing the corporate income tax rate from 20% to 27%;

          o reducing the payroll tax, known as the Extraordinary Solidarity Tax, from 5% to 2%;

          o initiating a temporary-jobs placement program in impoverished areas of the country;

          o    increasing public sector wages 9%;

          o creating an agrarian bank to provide the agricultural sector with greater access to credit;

          o transforming Mivivienda, a public development fund offering subsidized mortgages, into a mortgage securitization agency, with the goal of increasing mortgage lending and addressing the scarcity of affordable low-income housing; and

          o securing a commitment from donor nations to provide the Republic with US$1.8 billion for social and economic development programs.

         The Toledo administration's key economic targets for 2002, as revised, included:

          o    GDP growth of 3.5% to 4.0%;

          o    a consolidated public sector deficit of 2.3% of GDP;

          o net international reserves of the Central Bank of approximately US$9.3 billion by the end of 2002;

          o    a current account deficit of 2.3% of GDP; and

          o    2.5% inflation.

         The initial targets were reflected in a letter of intent that the Republic negotiated in January 2002 with the IMF. The Republic negotiated with the IMF targets which would yield a fiscal deficit of 2.3% of GDP for 2002 and 1.9% of GDP for 2003. For a description of the letter of intent, see "Public Sector Debt--External Debt" below.

Gross Domestic Product and Structure of the Economy

         During the period from 1997 to 2001, private consumption and gross investment were highest in 1997 and have declined since that time. Private consumption fluctuated from 1998 to 2001, while gross investment gradually decreased over the same period. The overall decrease in private consumption and gross investment after 1997 reflected a decrease in the confidence of foreign investors and Peruvian consumers. Modest increases in government consumption and in exports throughout the period partially offset the declines in private consumption and private investment. The increase in government consumption was spurred by the adoption of more populist measures by the Fujimori administration in the later years of the administration and higher spending prior to the 2000 elections. The increase in exports after 1997 reflected recuperating export commodity prices and a rebound from the adverse effects of El Nino on agricultural and fishing exports.

         During 2001, private consumption increased, as consumers did not adjust their spending to the downturn in economic activity. Gross investment decreased as a result of capital flight during the first part of the year when the uncertainty of the April 2001 elections deterred capital investment. Exports decreased slightly during this period due to a decrease in the provision of services resulting principally from a reduction in revenues generated in the travel, transportation, insurance and reinsurance sectors, as well as greater austerity in non-financial public sector spending.

         For the three-month period ending March 31, 2002, private consumption increased as compared to the same period in 2001, due to increased imports of non-durable consumer goods and greater sales of agricultural products, food and drinks. Gross investment decreased during this period because of hesitance by investors to enter into the Peruvian market and Latin American markets generally. Exports decreased during this period as compared to the first three months of 2001, due to a decrease in sales of certain non-traditional products.

         The following tables set forth GDP by expenditure for the periods indicated.

                      Gross Domestic Product by Expenditure
                (in millions of U.S. dollars, at current prices)

                                                                                            For the first 3
                                                                                              months of:
                                                                                         --------------------
                                      1997      1998     1999(1)    2000(1)    2001(1)    2001(1)    2002(1)
                                   ---------  --------- ---------  ---------  ---------  ---------  ---------
Government consumption............ US$ 5,797  US$ 6,004 US$ 5,626  US$ 5,979  US$ 6,035  US$ 1,342  US$ 1,401
Private consumption.................  41,521     40,542    36,109     37,774     38,841      9,339      9,938

Gross investment:
  Public sector.....................   2,584      2,551     2,494      2,119      1,743        341        328
  Private sector....................  11,442     10,833     8,687      8,649      8,160      2,071      1,939
  Change in inventories...........       126         31       (90)        (8)        39         (5)       (13)
                                   ---------  --------- ---------  ---------  ---------  ---------  ---------
    Total gross investment..........  14,152     13,415    11,092     10,761      9,942      2,408      2,254

Exports of goods and services.......   8,337      7,545     7,640      8,553      8,544      2,001      1,923
Imports of goods and services.......  10,937     10,599     8,838      9,555      9,337      2,405      2,156
                                   ---------  --------- ---------  ---------  ---------  ---------  ---------
  Net (exports) imports.............  (2,600)    (3,054)   (1,197)    (1,002)      (793)      (403)      (233)
                                   ---------  --------- ---------  ---------  ---------  ---------  ---------
GDP................................US$58,870  US$56,907 US$51,630  US$53,512  US$54,025  US$12,686  US$13,359
                                   =========  ========= =========  =========  =========  =========  =========

(1) Preliminary data.
Source: Central Bank.


                      Gross Domestic Product by Expenditure
             (in millions of nuevos soles, at constant 1994 prices)

                                                                                            For the first 3
                                                                                              months of:
                                                                                         ---------------------
                                      1997      1998     1999(1)    2000(1)    2001(1)    2001(1)    2002(1)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
Government consumption............S/. 10,565 S/.10,832  S/. 11,210 S/. 11,784 S/. 11,729 S/.  2,617 S/.  2,713
Private consumption...............    84,081     83,376     83,055     86,288     87,425     21,705     22,234

Gross investment:
  Public sector...................     5,124      5,276      5,657      4,788      3,879        765        730
  Private sector..................    23,395     22,834     19,330     18,944     17,877      4,541      4,281
  Change in inventories...........       306        145       (532)      (178)       (93)       (15)       (40)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
    Total gross investment........    28,825     28,255     24,455     23,554     21,663      5,291      4,971

Exports of goods and services.....    16,362     17,274     18,594     20,069     21,453      4,700      4,955
Imports of goods and services.....    22,723     23,251     19,724     20,428     20,757      5,219      4,909
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
  Net (exports) imports...........    (6,362)    (5,977)    (1,130)      (359)       696       (519)        45
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
Real GDP..........................S/.117,110 S/.116,485 S/.117,590 S/.121,267 S/.121,513 S/. 29,093 S/. 29,963
                                  ========== ========== =========  ========== ========== ========== ==========

(1) Preliminary data.
Source: Central Bank.


                      Gross Domestic Product by Expenditure
                (as a percentage of total GDP, at current prices)

                                                                                            For the first 3
                                                                                              months of:
                                                                                         ---------------------
                                      1997      1998     1999(1)    2000(1)    2001(1)    2001(1)    2002(1)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
Government consumption...........       9.8%      10.6%     10.9%      11.2%      11.2%      10.6%      10.5%
Private consumption..............      70.5       71.2      69.9       70.6       71.9       73.6       74.4

Gross investment:
  Public sector..................       4.4        4.5       4.8        4.0        3.2        2.7        2.5
  Private sector.................      19.4       19.0      16.8       16.2       15.1       16.3       14.5
  Change in inventories..........       0.2        0.1      (0.2)       0.0        0.1        0.0       (0.1)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
    Total gross investment.......      24.0       23.6      21.5       20.1       18.4       19.0       16.9

Exports of goods and services....      14.2       13.3      14.8       16.0       15.8       15.8       14.4
Imports of goods and services....      18.6       18.6      17.1       17.9       17.3       19.0       16.1
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
  Net (exports) imports..........      (4.4)      (5.4)     (2.3)      (1.9)      (1.5)      (3.2)      (1.7)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
GDP..............................     100.0%     100.0%    100.0%     100.0%     100.0%     100.0%     100.0%
                                  ========== ========== =========  ========== ========== ========== ==========


(1) Preliminary data.
Source: Central Bank.

                      Gross Domestic Product by Expenditure
         (percentage change from previous year, at constant 1994 prices)

                                                                                            For the first 3
                                                                                               months of:
                                                                                         ---------------------
                                      1997       1998     1999(1)   2000(1)    2001(1)     2001(1)    2002(1)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
Government consumption...........     7.6%      2.5%          3.5%      5.1%     (0.5)%      2.0%        2.4%
Private consumption..............     4.3      (0.8)         (0.4)      3.9       1.3       (6.9)        3.7

Gross investment:
  Public sector..................    10.9       3.0           7.2     (15.4)    (19.0)     (31.9)       (4.5)
  Private sector.................    16.3      (2.4)        (15.3)     (2.0)     (5.6)      (6.4)       (5.7)
  Change in inventories..........    N/A      (52.6)       (466.9)     66.5      47.8         N/A     (166.7)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
    Total gross investment.......    14.9      (2.0)        (13.4)     (3.7)     (8.0)     (12.2)       (6.0)

Exports of goods and services....    13.1       5.6           7.6       7.9       6.9        1.8         5.4
Imports of goods and services....    12.2       2.3         (15.2)      3.6       1.6        6.4        (5.9)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
  Net (exports) imports..........    (9.8)      6.0          81.1      68.2     294.0      (82.0)      108.7
                                  ---------- ---------- ---------  ---------- ---------- ---------- ----------
Real GDP.........................     6.7      (0.5)          0.9       3.1       0.2       (2.4)        3.0
                                  ========== ========== =========  ========== ========== ========== ==========

(1) Preliminary data.
N/A = Not Available.
Source: Central Bank.


         From 1997 to 2001, Peru experienced a 26.8% increase in private savings, which was partially offset by a 79.5% decrease in public savings. Private savings increased in large part as a result of decreased private consumption after 1997, reflecting the weakening confidence in the Peruvian economy. Public savings decreased, particularly in 1999 and 2000, because of increased government expenditures by the Fujimori administration to gain political support. Government petroleum subsidies in 1999 and 2000, when world oil prices rose significantly, also caused a decrease in public savings. Domestic investment decreased 19.3% between 1997 and 2001.

         During 2001, private savings as a percentage of GDP declined 4.9%, as compared to 2000, reflecting an increase in private consumption. In 2001, public savings did not change, as compared to 2000, as a result of cutbacks in government expenditures following Fujimori's election in July 2000 and his subsequent resignation in November 2000. Domestic investment decreased 8.5% during this period due primarily to political uncertainty ahead of the April 2001 elections.

         During the first three months of 2002, private savings increased 15.9%, as compared to the same period of 2001, as a result of renewed focus on savings rather than on consumption. Public savings decreased 69.7%, as compared to the same period of 2001, as a result of a decrease in the current revenue of the central Government. Domestic investment decreased 6.2% during this period due primarily to a substantial decrease in private investment.

                             Investment and Savings
                        (as a percentage of current GDP)

                                                                                             For the first
                                                                                             3 months of:
                                                                                         --------------------
                                      1997      1998     1999(1)    2000(1)    2001(1)    2001(1)    2002(1)
                                  ---------- ---------- ---------  ---------- ---------- ---------- ---------
Domestic savings:
  Public savings................       5.2%       3.9%      1.8%       0.8%       0.8%       3.3%       1.0%
  Private savings...............      13.0       13.8      16.8       16.4       15.6       13.8       16.0
                                  ---------- ---------- ---------  ---------- ---------- ---------- ---------
    Total domestic savings......      18.2       17.7      18.6       17.2       16.4       17.1       17.0

External savings................       5.8        5.9       2.9        2.9        2.0        3.8        2.6
                                  ---------- ---------- ---------  ---------- ---------- ---------- ---------
          Total savings.........      24.0%      23.6%     21.5%      20.1%      18.4%      20.9       19.6

Domestic investment.............      24.0%      23.6%     21.5%      20.1%      18.4%      20.9%      19.6%
                                  ========== ========== =========  ========== ========== ========== =========

(1) Preliminary data.
Source: Central Bank.

         As the table below indicates, from 1997 to 1999, the real standard of living of the population fell, with an average decline of 15.3% in per capita GDP, reflecting the overall economic instability. In 2000, per capita GDP rose 1.9% as economic growth was restored by increased government expenditures. In 2001, per capita GDP fell by 0.7% due to population growth that exceeded the flat growth in GDP.

                   Per Capita GDP(1) and Per Capita Income(2)
                      (in U.S. dollars, at current prices)

                                                                                           For the first 3
                                                                                              months of:
                                                                                         --------------------
                                   1997      1998(3)   1999(1)(3) 2000(1)(3) 2001(1)(3)   2001(3)    2002(3)
Per capita GDP.............       US$2,416   US$2,295    US$2,046   US$2,085   US$2,071  US$1,945   US$2,015
                                  ---------- ---------- ---------  ---------- ---------- ---------- ---------
Per capita income..........         2,411     2,231       1,951       1,984     1,962       1,874     1,913

(1)  Without adjustment to reflect changes in purchasing power.

(2) Per capita national disposable income, which is equal to national gross GDP plus net investment and financial income from abroad plus foreign remittances, divided by the country's population.

(3)  Preliminary data. Source: Central Bank.

Principal Sectors of the Economy

         The principal economic activities in Peru are services, including wholesale and retail trade, transportation and tourism, manufacturing, and agriculture, fishing and livestock. The following tables set forth the distribution of GDP in the Peruvian economy, indicating for each sector its percentage contribution to GDP and its annual growth rate for the years indicated, in each case as compared to the previous year.

                        Gross Domestic Product by Sector
             (in millions of nuevos soles, at constant 1994 prices)

                                                                                            For the first 3
                                                                                              months of:
                                                                                           --------------------
                                      1997      1998      1999(1)    2000(1)     2001(1)    2001(1)    2002(1)
                                  ---------- ---------- ---------- -----------  ---------- ---------- ---------
Primary production:
  Agriculture and livestock(2)..   S/. 9,099  S/. 9,240  S/.10,325  S/.10,968   S/.10,892  S/. 2,432  S/. 2,612
  Fishing.......................         574        497        642        700         598        158        123
  Mining and hydrocarbons(3)....       5,501      5,708      6,445      6,600       7,337      1,581      1,956
                                  ---------- ---------- ---------- -----------  ---------- ---------- ---------
    Total primary production....      15,174     15,445     17,412     18,269      18,828      4,171      4,691

Secondary production:
  Manufacturing.................      17,758     17,188     17,095     18,241      18,045      4,397      4,364
  Construction..................       7,245      7,289      6,521      6,244       5,867      1,392      1,536
  Electricity and water.........       2,237      2,423      2,485      2,600       2,699        662        701
                                  ---------- ---------- ---------- -----------  ---------- ---------- ---------
    Total secondary production..      27,240     26,900     26,100     27,085      26,612      6,451      6,602

Services:
  Commerce......................      17,352     16,797     16,482     17,322      17,313      4,137      4,132
  Other services................      57,344     57,344     57,596     58,591      58,761     14,334     14,538
                                  ---------- ---------- ---------- -----------  ---------- ---------- ---------
    Total services..............      74,696     74,140     74,077     75,913      76,074     18,471     18,670
                                  ---------- ---------- ---------- -----------  ---------- ---------- ---------

      Total GDP.................  S/.117,110 S/.116,485 S/.117,590 S/.121,267  S/.121,513  S/.29,093  S/.29,963
                                  ========== ========== ========== ===========  ========== ========== =========

(1) Preliminary data.
(2) Includes forestry.
(3) Includes non-metallic mining.
Source: Central Bank.


                        Gross Domestic Product by Sector
                (as a percentage of GDP, at constant 1994 prices)

                                                                                            For the first 3
                                                                                              months of:
                                                                                         --------------------
                                      1997      1998     1999(1)    2000(1)    2001(1)    2001(1)     2002(1)
                                  ---------- ---------- ---------- ---------  ---------  ---------   --------
Primary production:
  Agriculture and livestock(2)..        7.8%       7.9%      8.8%       9.0%       9.0%       8.4%       8.7%
  Fishing.......................        0.5        0.4       0.5        0.6        0.5        0.5        0.4
  Mining and hydrocarbons(3)....        4.7        4.9       5.5        5.4        6.0        5.4        6.5
                                  ---------- ---------- ---------- ---------  ---------  ---------   --------
    Total primary production....       13.0       13.3      14.8       15.1       15.5       14.3       15.7

Secondary production:
  Manufacturing.................       15.2       14.8      14.5       15.0       14.9       15.1       14.6
  Construction..................        6.2        6.3       5.5        5.1        4.8        4.8        5.1
  Electricity and water.........        1.9        2.1       2.1        2.1        2.2        2.3        2.3
                                  ---------- ---------- ---------- ---------  ---------  ---------   --------
    Total secondary production..       23.3       23.1      22.2       22.3       21.9       22.2       22.0

Services:
  Commerce......................       14.8       14.4      14.0       14.3       14.2       14.2       13.8
  Other services................       49.0       49.2      49.0       48.3       48.4       49.3       48.5
                                  ---------- ---------- ---------- ---------  ---------  ---------   --------
    Total services..............       63.8       63.6      63.0       62.6       62.6       63.5       62.3
                                  ---------- ---------- ---------- ---------  ---------  ---------   --------
      Total GDP.................      100.0%     100.0%    100.0%     100.0%     100.0%     100.0%     100.0%
                                  ========== ========== ========== =========  =========  =========   ========

(1) Preliminary data.
(2) Includes forestry.
(3) Includes non-metallic mining.
Source: Central Bank.


                        Gross Domestic Product by Sector
         (percentage change from previous year, at constant 1994 prices)

                                                                                            For the first 3
                                                                                               months of:
                                       ---------  --------- -------  --------  -------    -------------------
                                          1997     1998(1)  1999(1)   2000(1)  2001(1)     2001(2)     2002(3)
                                       ---------  --------- -------  --------  -------    ---------   -------
Primary production:
  Agriculture and livestock(2)..          5.4%        1.5%    11.7%      6.2%   (0.6)%      (1.7)%      7.4%
  Fishing......................          (1.8)      (13.4)    29.2       9.1   (13.3)       (6.6)     (22.0)
  Mining and hydrocarbons(3)...           9.0         3.8     12.9       2.4    11.2        (3.5)      23.7
                                      --------    --------  -------   ------- -------     --------   -------
    Total primary production...           6.4         1.8     12.7       4.9     1.9        (3.2)       9.4

Secondary production:
  Manufacturing...............            5.3        (3.2)    (0.5)      6.7    (1.1)       (3.2)      (0.8)
  Construction................           14.9         0.6    (10.5)     (4.3)   (6.0)      (15.7)      10.3
  Electricity and water.......           12.7         8.3      2.5       4.7     3.8         2.3        6.1
                                      --------    --------  -------   ------- -------     --------   -------
    Total secondary production.           8.3        (1.2)    (3.0)      3.8    (0.2)       (2.2)      (0.2)

 Services:
  Wholesale and retail trade..            7.8        (3.2)    (1.9)      5.1     0.0        (0.2)      (0.1)
  Other services..............            6.5         0.1     (0.7)      0.9     N/A         N/A        N/A
                                      --------    --------  -------   ------- -------     --------   -------
    Total services............            6.3        (0.7)    (0.1)      2.5     0.7(4)     (1.1) (4)   1.4(4)

      Total GDP..............             6.7        (0.5)     0.9       3.1     0.2        (2.4)       3.0
                                      ========    ========  =======   ======= =======     ========   =======

(1) Preliminary data.
(2) Preliminary data - First quarter 2001.
(3) Preliminary data - First quarter 2002.
(4) Excludes trading.

N/A = Not Available.
Source: INEI and Central Bank.

Primary Production

         Primary production in Peru encompasses agriculture, livestock and forestry, fishing, and mining and the extraction of hydrocarbons. Of these, the most important activities in terms of their contribution to GDP are agriculture and livestock, which, together with forestry, accounted for 9.0% of GDP in 2000 and 9.0% in 2001. In total, the primary sector contributed 15.1% to GDP in 2000 and 15.5% in 2001. The sector experienced its highest growth rate of the 1997-2001 period in 1999, when it grew 12.7% primarily due to the recovery of the fishing and agricultural sectors following El Nino.

         The following table sets forth the production of selected primary goods for the years indicated.

                        Selected Primary Goods Production
             (in millions of nuevos soles, at constant 1994 prices)

                                                                                             For the first 3
                                                                                                months of:
                                                                                         ----------------------
                                 1997        1998        1999       2000        2001        2001         2002
                             -----------  ----------  ----------  ---------- ----------  ----------  ----------
Agriculture:
  Cotton..................    S/.  233.5  S/.  152.5  S/.  216.1  S/.  246.2 S/.  214.6  S/.   59.9  S/.   73.5
  Rice....................         525.3       557.3       703.5       680.9      730.0       125.6       162.1
  Coffee..................         361.7       384.2       464.2       507.1      512.4        28.2        35.9
  Sugar cane..............         470.8       387.6       426.5       484.7      501.7       109.1       129.4
  Corn....................         503.0       577.0       651.0       742.0      766.0       162.1       166.2
  Potato..................         967.5     1,044.7     1,237.1     1,320.9    1,081.3       202.4       293.6
  Wheat...................         132.0       158.0       171.0       187.0      175.5         0.4         1.0
  Vegetables..............         745.7       726.2       821.9       896.8      913.0       237.8       175.9
  Fruits..................       1,031.9       963.0     1,076.2     1,126.5    1,112.8       297.3       312.8
  Tubers..................         371.0       413.0       420.0       429.0      424.0        96.0        97.2
  Other agricultural......       1,932.0     1,915.3     2,034.7     2,121.4    2,116.2       479.3       506.6
                             -----------  ----------  ----------  ---------- ----------  ----------  ----------
    Total crops...........    S/.7,274.4  S/.7,278.8  S/.8,222.2  S/.8,742.5 S/.8,547.5  S/.1,798.1  S/.1,954.2
                             ===========  ==========  ==========  ========== ==========  ==========  ==========

Livestock:
  Poultry.................    S/.2,203.0  S/.2,433.4  S/.2,747.7  S/.3,026.4 S/.3,087.6  S/.  740.1  S/.  820.8
  Eggs....................         313.7       324.4       338.7       340.8      341.9        82.7        83.8
  Milk....................         480.6       506.0       513.7       541.0      565.3       144.7       150.5
  Lamb....................         262.3       275.5       363.4       378.3      387.1        85.2        90.0
  Pork....................         399.6       418.3       428.6       436.8      438.0       101.6       101.2
  Beef....................       1,025.3     1,074.4     1,158.1     1,181.6    1,195.1       283.2       288.8
  Other...................         371.4       391.7       412.2       430.2      430.7       134.2       129.6
                             -----------  ----------  ----------  ---------- ----------  ----------  ----------
    Total livestock.......    S/.5,055.9  S./5,423.7  S/.5,962.4  S/.6,335.1 S/.6,445.7  S/.1,571.7  S/.1,664.9
                             ===========  ==========  ==========  ========== ==========  ==========  ==========
Fishing...................    S/.  573.7  S/.  497.0  S/.  641.9  S/.  700.1 S/.  607.0  S/.  158.3  S/.  126.4


     Source:  INEI.


         The following table sets forth the annual percentage change in production of selected primary goods for the years indicated, based on constant 1994 prices.

                        Selected Primary Goods Production
         (percentage change from previous year, at constant 1994 prices)


                              1997        1998       1999       2000     2001
                              ----        ----       ----       ----     ----

Agriculture:
  Cotton................... (45.7)%     (34.7)%     41.7%      13.9%   (13.0)%
  Rice.....................  21.3         6.1       26.2       (3.2)     7.2
  Coffee...................   6.0         6.2       20.8        9.2      1.0
  Sugar cane...............  13.3       (17.7)      10.0       13.6      3.5
  Corn.....................   2.2        14.7       12.8       14.0      3.2
  Potato...................   3.9         8.0       18.4        6.8    (18.2)
  Wheat....................  (8.3)       19.7        8.2        9.4     (6.1)
  Vegetables...............   5.4        (2.6)      13.2        9.1      1.8
  Fruits...................   2.4        (6.7)      11.8        4.7     (1.3)
  Tubers...................  13.5        11.3        1.7        2.1     (1.2)
  Other agricultural.......   4.7        (0.9)       6.2        4.3     (0.3)

Livestock:
  Poultry..................   8.1        10.5       12.9       10.1      2.0
  Eggs.....................  14.9         3.4        4.4        0.6      0.3
  Milk.....................   4.8         5.3        1.5        5.3      4.5
  Lamb.....................   5.9         5.0       31.9        4.1      2.3
  Pork.....................   4.3         4.7        2.5        1.9      0.3
  Beef.....................   7.4         4.8        7.8        2.0      1.1
  Other....................   5.3         5.5        5.2        4.4      0.1

Fishing....................  (1.8)      (13.4)      29.2        9.1    (13.3)

     Source:  INEI.


     Agriculture and Livestock

         The Peruvian agriculture and livestock sector employs approximately 8.8% of the population and is dominated by small-scale producers. The sector represented 9.1% of total exports in 2001. Approximately 3.0% of Peru's land area is devoted to arable production and permanent crops. Subsistence farming predominates and productivity is low due to drainage and salinity problems, although productivity increased during the 1990s.

         The agriculture and livestock sector grew every year in the period from 1997 to 2000, despite the adverse effects of El Nino in 1998, increasing its annual contribution to GDP from 7.8% in 1997 to 9.0% in 2001. In 1998, floods and landslides caused by El Nino resulted in the loss of arable land and led to irrigation deficiencies and plagues. The damage adversely affected growth of agricultural output, which caused an increase in local prices of primary goods. Despite the damage, the agriculture and livestock sector as a whole grew 1.5% in 1998, partly due to improved livestock-breeding conditions that resulted from increased rainfall. The recovery from the effects of El Nino began in the fourth quarter of 1998.

         Normal weather conditions and several assistance and development programs undertaken by the Ministerio de Agricultura, or Ministry of Agriculture, led to 11.7% growth in 1999 and 6.2% growth in 2000. In 2001, this sector declined by 0.6%, due to a 2.3% decline in agricultural production because of a reduction in the area of land farmed, offset in part by a simultaneous 1.7% growth in the amount of livestock raised as a result of the increased production of milk, chicken and cattle.

         Peru's main agricultural products are vegetables, potatoes and fruits, which together accounted for approximately 36.3% of Peru's agricultural production in 2001. Peru's traditional agricultural products include cotton, sugar, coffee and rice. Agricultural production has increasingly focused on non-traditional export products destined primarily for the winter markets of Europe and the United States. The northern coast of Peru is the main area for cultivation of non-traditional export crops such as asparagus, mangoes, passion fruit and oranges. Animal husbandry--sheep, poultry and cattle--is predominant in southern regions of the country.

         Peru's main agricultural export products are coffee, sugar, asparagus and paprika, which together accounted for approximately one-third of agricultural exports in 2001. Other important export crops include cochineal, cocoa, carmine and marigold flour. In recent years, there has been a boost in fruit production for the export market, particularly of mangoes and grapes. Cotton, rice and sugar are produced for both the domestic and the export markets.

         The Government, during the 1990s, gave priority to farming as part of its program to channel resources to poorer regions and increase the self-sufficiency of subsistence farmers. The highest priority crops included rice, corn and wheat. By reviving traditional irrigation and terracing methods, the Government extended cultivation through the use of marginal land, while also promoting modern farming techniques.

         In 1996, the Government also adopted measures to promote the development of agriculture. These measures consisted of the following three new laws:

     o The Ley de Saneamiento Economico-Financiero de las Empresas Agrarias Azucareras, or Law for the Financial Rehabilitation of Sugar Companies, which established the Programa Extraordinario de Regularizacion Tributaria, or Extraordinary Program for Tax Reform, which we refer to in this prospectus as "PERTA." The PERTA program was designed to facilitate the payment by sugar companies of overdue tax liabilities through the introduction of various alternative payment methods and a partial tax amnesty.

     o The Ley de Reestructuracion de las Empresas Agrarias, or Law for the Restructuring of Agricultural Companies, which expanded the PERTA program to include independent farmers and irrigation companies.

     o The Ley de Promocion del Sector Agrario, or Agricultural Sector Promotion Law, which established a special tax regime for the agricultural sector.

         The Toledo administration expects to foster the development of agriculture by implementing the following policies:

     o improving supervisory standards and technical guidelines, such as seed quality and growing conditions, to promote the production of important crops;

     o providing technical assistance to small-scale farmers in areas such as land management, irrigation and sowing techniques; and

     o organizing small-scale farmers into farming cooperatives in order to improve their production and distribution capacity and enhance their ability to generate jobs.

         The Toledo administration supports an agricultural development program that reduces the tariff on agricultural machinery and equipment from 12% to 7% and the tariff on imports of agricultural inputs from 12% to 4%, in order to increase agricultural production.

     Fishing

         Fishing is a small part of the Peruvian economy, contributing between 0.4% to 0.6% annually to GDP during the period from 1997 and 2001. Fish products, however, are Peru's second leading export, accounting for 15.8% of export earnings in 2001.

         In the late 1960s, Peru was the world's leading fishing nation. Its importance as a leading exporter of fishmeal declined during the 1970s and early 1980s due to ecological factors and over-fishing. In later years, Peru recovered its position as one of the world's leading fishmeal producers and exporters.

         At present, Peru's fish-processing industry is made up primarily of the processing of anchovies into fishmeal. The industry has suffered frequently from the destruction of fish stocks caused by changes in oceanographic conditions. The Government, from time to time, imposes seasonal fishing bans based on factors such as marine wildlife conditions and fish processing capacity. Although these bans limit fishing extraction, their adverse impact on fishing production is outweighed by the increased stock of protected species.

         The fishing sector contracted 1.8% in 1997 and 13.4% in 1998 as a result of El Nino, which had a devastating impact on catches for industrial consumption, particularly of anchovies, that was not compensated by a greater extraction of other sea species. In 1999 and 2000, the fishing industry recovered, growing 29.2% in 1999 and 9.1% in 2000. This growth was caused by the improved oceanographic conditions. In 2001, fishing declined 13.3% due to climactic changes that dispersed the fish stock. During the first three months of 2002, fishing industry revenues decreased, primarily due to poor atmospheric conditions.

     Mining and Hydrocarbons

         The mining and hydrocarbons sector grew 11.2% in 2001 as a result of a 12.8% growth in the production of metals, which offset a 2.0% decline in the production of hydrocarbons. Antamina, the world's largest copper and zinc mining project, began its production phase in July 2001, contributing to the growth in the volume of copper, zinc and silver extracts.

         Mining. Peru is a leading regional producer of gold and the largest producer in Latin America of silver, tin, copper, lead and zinc. Although mining constitutes a small part of the country's GDP, contributing on average 4.4% to GDP between 1997 and 2001, it is Peru's leading export sector, accounting for 44.9% of Peru's total export earnings in 2001. Copper alone accounted for 13.9% of total export earnings in 2001.

         Between 1997 and 2001, investment in the mining sector totaled approximately US$6.3 billion, with an average annual investment of US$1.3 billion. The most important projects in this period were:

     o the Antamina copper and zinc project, in which US$525 million was invested in 1999, US$825 million in 2000 and US$530 million in 2001;

     o the expansion of the Cuajone and Toquepala copper projects, in which US$259 million was invested in 1998, US$250 million in 1999, US$132 million in 2000 and US$161 million in 2001; and

     o the expansion of the Yanacocha gold project, in which US$83 million was invested in 1998, US$126 million in 1999, US$277 million in 2000 and US$277 million in 2001.

         Hydrocarbons. The hydrocarbons sector, which encompasses petroleum and natural gas production, currently constitutes a minor part of the Peruvian economy.

         The petroleum companies in Peru are oriented towards the exploration and development of oil fields located mainly in the Amazon jungle. A major part of Peruvian production consists of heavy crude oil that is, for the most part, exported and light crude oil used in local refineries. Petroleum products for industrial and residential use are supplemented with imports.

         Between 1997 and 2001, petroleum production decreased consistently due to the exhaustion of oil producing fields and a reduction in drilling of exploration wells that was triggered in part by a drop in the international prices of petroleum.

         Peru is currently only a minor producer of natural gas. As of December 31, 2001, Peru had approximately 13.1 trillion cubic feet of natural gas proven reserves, of which approximately 482 billion cubic feet had been developed. In the period from 1997 to 2001, natural gas production increased approximately 53.3%, from 8.5 billion cubic feet in 1997 to 13.1 billion cubic feet in 2001. This increase resulted primarily from the launch of the Aguaytia thermoelectric plant in 1998, which extracts the natural gas it requires for power generation directly from the Amazon basin. The increased production was partially offset in 2000 by increased rainfall, which reduced the demand for thermoelectric generation.

         Peru's natural gas reserves are concentrated in the Camisea gas field, which is located approximately 300 miles east of Lima. In February 2000, the Government granted a 40-year operating concession over the Camisea gas field to the private consortium Pluspetrol-Hunt Oil-SK Corporation. Under the concession, the Government receives in royalties 37.2% of the profits generated. In October 2000, the Government granted concessions over the distribution and transportation of Camisea's natural gas to a private consortium led by the Argentine company Techint.

         The Government expects successful development of the Camisea field to increase significantly production of natural gas, providing Peru with a low cost and abundant source of energy and potentially turning the country into a net exporter of this commodity. Operations at Camisea are estimated to begin by April 2004, which will lead to an increase of 160% in the production of natural gas during the two-year period from 2004 to 2005.

Secondary Production

     Manufacturing

         The principal components of the manufacturing sector are:

          o    primary manufacturing, principally:

               -    processing sugar;

               -    processing meat products;

               -    production of fish meal, fish oil and other fish products;

               -    refining non-ferrous metals;

               -    refining petroleum; and

          o    non-primary manufacturing, consisting principally of:

               -    production of food, drinks and tobacco;

               -    production of textiles, leather products and footwear;

               -    production of paper products;

               -    production of chemical, rubber and plastic products;

               -    non-metallic minerals;

               -    production of iron and steel; and

               -    manufacturing machinery, equipment and metal products.

         The performance of the manufacturing sector during the period from 1997 to 2001 generally tracked the overall performance of the Peruvian economy. The sector contracted 3.2% in 1998 and 0.5% in 1999, primarily as a result of the adverse effects of El Nino and the Asian financial crisis, and 1.1% in 2001, due to reduced production of fish meal and anchovy sources, but showed moderate to strong growth in 1997 and 2000. This growth was fueled primarily by primary-industry output, which increased 1.8% in 1997, 21.1% in 1999 and 8.6% in 2000.

         Primary manufacturing. Between 1997 and 2001 primary manufacturing production fluctuated greatly, growing 1.8% in 1997, 21.1% in 1999 as the sector recovered from the effects of El Nino and 8.6% in 2000. The sector contracted 8.7% in 1998, when the sector suffered from the effects of El Nino, and 2.9% in 2001. During this period, primary manufacturing contributed on average approximately 3.3% annually to GDP and 14.7% annually to export earnings.

         The following table sets forth information regarding primary manufacturing production for the years indicated.

                        Primary Manufacturing Production
         (percentage change from previous year, at constant 1994 prices)

                                                                                          For the first 3
                                                                                             months of:
                                                                                     ----------------------
                                  1997        1998       1999       2000      2001       2001        2002
                               ---------   ---------  --------  ----------  -------- ----------  ----------
Sugar .......................    14.5%      (29.3)%      34.5%     18.9%       6.1%       (4.6)%      19.9%
Meat products ...............     7.2        10.2        11.2       7.4        1.7         0.9         8.3
Fishmeal and fish oil........   (17.6)      (49.6)      129.8      21.6      (28.6)      (37.6)      (46.3)
Canned and frozen fish
products.....................    21.8       (43.8)        4.7      26.2        8.7         9.8       (37.4)

Refining of non-ferrous
metals.......................     4.4         9.4         5.7       3.4        3.5        (1.0)        8.8
Petroleum refining...........     4.5         2.4        (6.8)     (1.2)       3.5         0.7        (0.9)
   Overall change............     1.8        (8.7)       21.1       8.6       (2.9)       (5.6)       (3.6)

Source: INEI and Central Bank


         Non-primary manufacturing. Despite growth of 6.3% in 1997 and 6.1% in 2000, non-primary manufacturing contracted by 1.8% in 1998 and 5.8% in 1999, as Peru experienced a decline in domestic demand due to the effects of the Asian financial crisis. In 2001, non-primary manufacturing contracted by 0.6%, due to suspension of investment programs by some businesses. During this period, non-primary manufacturing contributed on average approximately 11.6% annually to GDP and 52.2% annually to export earnings.

         The following table sets forth information regarding non-primary manufacturing production for the years indicated.

                      Non-Primary Manufacturing Production
         (percentage change from previous year, at constant 1994 prices)

                                                                                               For the first 3
                                                                                                  months of:
                                                                                             ---------------------
                                             1997       1998     1999      2000     2001        2001        2002
                                           ---------   ------- --------  -------- --------   --------  ----------

Food, drinks and tobacco..................    5.5%       6.5%      6.4%     1.3%     0.7%       0.0%        4.3%
Textiles, leather products and footwear...    7.3       (8.7)     (6.4)    10.1     (3.4)      (4.7)       (4.4)
Paper products............................   (0.7)       2.6       4.2     20.1      0.9        0.3         4.4
Chemical, rubber and plastic products.....   11.2       (2.8)     (1.0)     7.5      3.8       (0.3)        4.0
Non-metallic minerals.....................   10.2        4.0     (12.4)    (1.4)    (1.5)       1.2        (1.1)
Iron and steel production.................   18.2        1.6      (8.7)     7.0      4.5       15.2       (11.9)
Manufacturing of machinery, equipment and
   metal products.........................    9.2        0.5     (17.3)     9.1     (5.5)      (5.7)       (7.8)
Other.....................................   23.7        8.0     (10.3)    (6.3)     3.3        2.0       (13.1)
   Overall change.........................    6.3       (1.8)     (5.8)     6.1     (0.6)      (2.3)        0.0


Source:  INEI and Central Bank.

     Construction

         The construction sector expanded 14.9% in 1997 and 0.6% in 1998, but contracted 10.5% in 1999, 4.3% in 2000 and 6.0% in 2001. In the period from 1997 to 2001, the sector contributed between 4.8% and 6.3% annually to GDP. The sharp rise in construction activity during 1997 was due primarily to high private investment and increased public spending on preventive projects in preparation for El Nino. The decline in construction since 1998 is due primarily to a reduction in public and private investment, which was caused by a limited supply of credit, a drop in informal housing construction due to lower nominal incomes and the completion and delay of highway construction projects by the public sector. In 2000, the construction sector was adversely affected by a 38% decline in road rehabilitation and expansion projects as a result of limited public financing. In 2001, the construction sector contracted due to a decrease in road rehabilitation and expansion projects from 2000 because of reduced levels of public and private investment. A total of 240 kilometers of national highway were constructed and rehabilitated in 2001. During the first three months of 2002 the construction sector began to recover after three consecutive years in recession, growing 10.3% primarily due to public works projects, primarily road construction, and a slight increase in private sector building activity.

     Electricity and Water

         In the period from 1997 to 2001, the electricity and water sector contributed on average approximately 2.1% annually to GDP.

         Electricity. The electricity sector in Peru was traditionally under the purview of the public sector until the Republic embarked on a deregulation and privatization of the industry in 1992-1993. Under this initiative, the sector was divided into three segments: production, distribution and transmission. The Government initially focused most of its deregulation and privatization efforts in the energy production and distribution segments, but gave open access to the country's transmission grid. The Government also began granting concessions of its transmission lines with the concession of the transmission line Mantaro-Socabaya in 1998 and of its Southern Power Grid in 1999. In 2001, concessions for the construction, maintenance and operation of power lines were granted to La Oroya-Paragcha-Antamina and Aguaytia-Pucallpa. The electricity sector has grown due primarily to the expansion of the power grid, lower fuel prices and the introduction of more efficient centers to the system.

         As of December 31, 2001, Peru's power plants had an installed capacity of 5,913 MW, of which 50.1% came from hydroelectric plants and 49.9% from thermoelectric plants. Despite the significant installed capacity of thermoelectric plants, Peru's hydroelectric plants actually produce approximately 89.6% of the country's electricity. This dependence on hydroelectric generation has rendered the country vulnerable to electricity shortages in times of drought. In 2001, 19,131 GW/hr were generated, serving 16,417 GW/hr to end users.

         The following table sets forth information with respect to the development of this sector for the years shown.

             Principal Economic Indicators of the Electricity Sector

                                          --------     -------     -------    -------     --------
                                             1997        1998        1999        2000        2001
                                          --------     -------     -------    -------     --------
Production of electricity sector:
  Thermal (in GW/hr).................        3,049       3,437      3,297       2,546       1,997
  Hydroelectric (in GW/hr)...........       12,210      13,338     14,074      15,692      17,134
                                          --------     -------     -------    -------     --------
     Total generation (in GW/hr).....       15,259      16,774     17,371      18,238      19,131
                                          ========     =======     =======    =======     ========
  Losses, transmission and
    distribution (in GW/hr)..........        2,693       2,349      2,542       2,469       1,267

  Energy production
    (in millions of US$).............  US$     787    US$  676  US$   746  US$    833  US$    864
  Energy sale income
    (in millions of US$).............  US$   1,017    US$  990  US$ 1,004  US$  1,112  US$  1,153

Consumption by economic
   sector (in GW/hr):
  Residential........................        3,383       3,637       3,767      3,929       4,045
  Industrial.........................        6,221       7,672       8,132      8,628       9,343
  Government.........................          527         534         535        541         542
  Commercial.........................        2,272       2,141       2,215      2,427       2,487
                                          --------     -------     -------    -------     --------
     Total consumption...............       12,402      13,984      14,648     15,525      16,417
                                          ========     =======     =======    =======     ========

         Source:  OSINERG.


         Water. Peru's central Government is responsible for water services in Lima while the country's various municipalities are responsible for water services in the urban and sub-urban areas in their respective jurisdictions. The central and local governments designate special service companies, which may be private, public or a mixture of both, to supply water services. In rural areas, water services are supplied by communal administrative commissions. The water sector is regulated by the Superintendencia Nacional de Servicios de Saneamiento, or National Superintendence for Sanitary Services.

Services

     Wholesale and Retail Trade

         Wholesale and retail trade contracted 3.2% in 1998 and 1.9% in 1999 due to a drop in domestic demand during these years. The sector grew at an average annual rate of 7.8% in 1997 and 5.1% in 2000, but remained stable in 2001. In the period from 1997 to 2001, this sector contributed on average 14.3% annually to GDP, making it the second most important sector of the Peruvian economy.

     Transportation and Telecommunications

         The transportation and telecommunications sector has, with the exception of a 1.0% decline in 1998, registered positive growth each year since 1997 due to increased domestic demand for telephone services. From 1997 to 2000, a large portion of the Republic's telecom investment has gone into the mobile telephony market. As a result, the Republic had 1.8 million mobile subscribers by 2001, exceeding for the first time the number of fixed lines.

         Transportation. Peru's transportation infrastructure has historically been state-controlled. During the 1990s, as part of its privatization initiative, the Government sought greater private sector involvement in this field. The Government granted private concessions over transportation facilities such as Lima's Jorge Chavez International Airport and the national railway network.

         Telecommunications. The following table provides information on the evolution of the telecommunications sector.

                      Summary of Telecommunications Sector


                                      1997           1998         1999         2000         2001        March 2002
                                   ---------      ---------     ---------    ---------    ---------    ---------
Lines:
  Fixed wire.................      1,537,341      1,553,874     1,609,884    1,617,582    1,570,956    1,594,266
  Cellular...................        435,706        736,294     1,045,710    1,339,667    1,798,928    1,950,555
  Public phones..............         40,129         49,399        63,276       83,855       94,596      101,852
                                   ---------      ---------     ---------    ---------    ---------    ---------
    Total lines..............      2,013,176      2,339,567     2,718,870    3,041,104    3,464,480    3,646,673
                                   =========      =========     =========    =========    =========    =========


Source:  Organismo Supervisor de Inversion Privada.


     Hotels and Restaurants

         See "Balance of Payments and Foreign Trade--Services Trade" for additional information on the tourism sector.

     Public Administration

         Based on a survey of households conducted by the Ministry of Labor, the Government estimates that the public sector employed approximately 768,000 workers or 10% of the labor force in 2001.

     Other Services

         The private sector in Peru offers a variety of services that in the aggregate constitute an important part of the Peruvian economy. These services include financial services, health services and education services. In the aggregate, these services grew at an average annual rate of 2.5% in 1997, 1998 and 2000, but contracted 0.7% in 1999. For a description of the evolution of the financial services sector between 1997 and 2001 see "The Monetary System--Financial Sector."

Privatization and Role of the State in the Economy

     Privatization

         In 1991, the Republic initiated an ambitious privatization program beginning with the enactment of various laws for the promotion of private investment. In 1991, in order to stimulate private investment, Congress enacted Legislative Decree No. 662, which authorized the Government to enter into legal stability agreements with foreign and domestic investors. These agreements guarantee that current statutes on income taxes, remittances, export promotion, administrative procedures and labor, as applied to a particular investment, will remain unchanged for a period of ten years. In order to qualify for these agreements, an investor must invest at least US$2.0 million within two years of the agreement, or at least US$500,000 if the investment creates 20 jobs or produces US$2.0 million in exports during the three years following the agreement. As of December 31, 2001, investors had signed 21 legal stability agreements with the Government worth approximately US$1.0 billion in investment. In 2001, 14 privatization and concession-granting processes were completed, for a value of US$255 million, that generated investment projects of US$97 million. In 2002, to date, agreements of approximately US$5 million have been signed. Currently, a new privatization program is being planned in light of the suspension of the previous program due to internal political factors.

         In 1991, Congress also enacted the Ley de Promocion de la Inversion Extranjera, or Foreign Investment Promotion Act, and the Ley Marco para el Crecimiento de la Inversion Privada, or Private Investment Growth Framework Act. These laws provide for:

          o    equal treatment of both national and foreign investors;

          o automatic authorization of foreign investments, which must be subsequently registered with the Comision Nacional de Inversiones y Tecnologias Extranjeras, or National Commission on Foreign Investment and Technology, which we refer to in this prospectus as "CONITE";

          o    the protection of the property rights of foreign investors;

          o    the free repatriation of property, dividends and profits; and

          o the elimination of restrictions on the participation of foreigners in banks and insurance companies.

         The principle of non-discrimination against foreign investors was incorporated into the 1993 Constitution. Additionally, the 1993 Constitution allows foreign investors freely to hold and dispose of foreign currency. They are, however, precluded from owning national radio and television stations, mines, lands, forests, water, fuel or energy sources within 31 miles of an international border, although foreign investors, under current laws, may obtain a resolution from the executive branch authorizing such investments.

         The Republic also established the Comision de Promocion de la Inversion Privada, or Commission for the Promotion of Private Investment, which we refer to in this prospectus as "COPRI." COPRI's main function was to design and implement a comprehensive program to foster private investment through the privatization and concession of large-scale infrastructure and public utility projects. COPRI's board of directors oversaw all privatizations and concessions, while two Special Privatization Committees established the procedures for privatizations and execute the privatization transactions in specific industries. The members of the Special Privatization Committees have historically been current and former senior executives from the private sector.

         In 2002 COPRI merged with CONITE and one other entity to become part of Agencia de Promocion de la Inversion, the Investment Promotion Agency, or "PROINVERSION." The responsibilities and authority of COPRI and CONITE have been transferred to PROINVERSION.

         Since 1992, the Government has privatized the vast majority of its assets, including those in the finance, fishing and telecommunications sectors. Significant progress has also been made in other sectors. The Government has privatized a majority of its assets in the mining, manufacturing, hydrocarbons, electricity and agriculture sectors. The more than 258 privatizations that have been completed in Peru since 1992 have generated revenues of approximately US$9.8 billion. To date, fourteen concessions have been awarded to private companies. Significant privatizations and concessions include:

          o    the Antamina copper and zinc mining project;

          o    the Camisea natural gas project;

          o    the concession to operate Lima's Jorge Chavez International
               Airport;

          o the concession to operate the railway systems in the South, Southeast and central regions of the country;

          o the sale of controlling equity interests in the telecommunications companies ENTEL and CPT;

          o the concession to operate the transmission line Mantaro-Socobaya and the Southern Power Grid;

          o    the concession to operate the Rio Chillon water treatment plant;
               and

          o    the privatization of the Relapasa petroleum refinery.

         The telecommunications sub-sector in Peru underwent an extensive liberalization during the 1990s, and a large number of foreign companies have entered the market. Although private competition was originally limited to wireless services, the telecommunications industry grew to include more than 120 companies as of the end of 1997. The total number of telephone lines in Peru increased from 2.0 million in 1997 to 3.5 million in 2001. As of 1998, the most recent year a survey was conducted, there were 208,200 open internet accounts.

         The liberalization of the telecommunications market began in 1994 when the Government sold to Telefonica de Espana majority interests in the state-owned telecommunication companies Empresa Nacional de Telecomunicaciones, which we refer to in this prospectus as "ENTEL," and Compania Peruana de Telefonos, which we refer to in this prospectus as "CPT." The Republic followed this initial step with the opening of the wireless market to private competition. Telefonica de Espana maintained a monopoly over fixed-line services until 1998 when it voluntarily decided to end its exclusivity service concession a year ahead of schedule. Nine private companies have since been granted concession rights to operate in the fixed-line market. To date, 259 concessions have been granted to a total of 224 businesses to provide public telecommunications services.

         Substantially all of the stock of privatized companies is held by foreign companies such as Telefonica de Espana (telecommunications), Repsol (energy), Endesa (electricity), Banco Bilbao Vizcaya Argentaria (financial services) and Telecom Italia (telecommunications).

         The pace of privatizations began to slow after 1996, when privatization proceeds reached record levels. This decline in the level of privatizations resulted in part from a shrinking supply of state-owned enterprises, Fujimori's retreat from unpopular privatization initiatives to gain support for his presidential bid and the political turmoil that accompanied Fujimori's re-election. Privatizations since 1996 have consisted primarily of the sale of remnant government shares in privatized companies.

         Upon taking office in July 2001, the Toledo administration sought to revitalize the Republic's privatization agenda by charging two Special Privatization Committees to develop privatization programs for projects including highway networks, ports, airports and tourism, penal facilities, mining and agricultural development projects.

         The privatization program has generally been viewed unfavorably by Peruvians, fearful they will lose their jobs with privatizations and opposed to the sale of well-known state assets to non-Peruvians. Moreover, reports of bribery and misappropriation of funds during the Fujimori administration have tainted the process.

         In June 2002, protests in Arequipa and Tacna against the sale of power generation companies Egasa and Egesur led the Government to suspend the sale of the two companies and the privatization process. Together, these two companies own 7% of the power generation market. The Government's original plan was to privatize these companies by the end of September in a single bidding process, but protests prompted the administration to suspend the sale of the companies to Tractebel, a Belgian leader in the sector that had won the privatization auction. Tractebel has since withdrawn its offer.

         Rather than generating the initial estimate of US$700 million, privatization activities carried out before June 10, 2002 amounted to US$362 million (excluding Egasa and Egesur), with US$121 million transferred to the public account during this period.

         In the letter of intent negotiated with the IMF, privatizations and concessions were considered "[a]n essential element to generate confidence among investors and to help finance fiscal deficits in 2002 and 2003." The Government's aim, as agreed with the IMF as part of a two-year program, was to generate income of at least $700 million this year and again next year through the sale of concessions and of state assets. The Republic has, at present, suspended its privatization program due to political and public opposition. The IMF has accordingly agreed to adjust both the 2002 and 2003 targets for the Republic's consolidated public sector deficit to 2.3% of GDP for 2002 and 1.9% of GDP for 2003.

      Role of the State in the Economy

         As a result of the privatization program undertaken by the Government during the 1990s, the public sector currently plays a more limited role in the economy than it did in previous decades. The Toledo administration supports the privatization process and further deregulation, based on the view that sustainable economic growth is driven primarily by private investment. In 2001 the Government completed 14 privatization and concession-granting processes for a value of US$255 million and generated US$97 million in investment projects. Additionally, the Government currently has minority interests in some of the privatized companies, including Transmantaro (power generation), Etevensa (power generation) and Redesur (power transmission).

Employment and Labor

     Employment

         A significant portion of the Peruvian population lacks regular full-time employment. Despite periods of economic growth in recent years, unemployment and underemployment remain one of Peru's most entrenched problems. The Toledo administration has placed job creation through the private sector as one of the most important items on its agenda.

         Unemployment grew during the period from 1997 to 1999 and in 2001 due primarily to an increase in the participation rate--the percentage of the population 14 years old or older that forms part of the labor force--during this period, and decreased in 2000, as the participation rate leveled off slightly. Underemployment remained at high levels during the period from 1997 to 2001, increasing 4.5% in 2001 as a result of a 3.4% increase in the participation rate combined with stagnant economic growth. The principal sectors in terms of numbers of jobs are agriculture, services, production of consumer goods, and wholesale and retail trade. The continuously high levels of unemployment and underemployment have in recent months fueled social tensions and protests against privatizations and large industrial projects. In addition, this unrest has led to political tensions resulting in the resignations of a number of the Counsel of Ministers and threatens the continuity of the coalition supporting the Toledo administration in anticipation of the regional elections to be held later in November.

         The following table sets forth employment statistics for the years indicated.

                              Employment and Labor
                                (in percentages)

                                   1997      1998      1999      2000      2001
                                   ----      ----      ----      ----      ----
Participation rate(1)............. 64.5%     65.4%     66.9%     64.3%     67.7%
Underemployment rate(2)........... 45.0      43.9      43.2      43.1      47.6
Unemployment rate(3)..............  7.7       7.8       8.0       7.4       7.9%


(1) Refers to the percentage of the working-age population (14 years old or older) that is in the labor force.

(2) Refers to the percentage of the working-age population (14 years old or older) working part-time who would prefer to work more hours, plus the percentage of the working-age population that usually works full-time but who, in the week the employment survey was conducted, worked less than 35 hours per week as a result of economic constraints.

(3) Refers to the percentage of the working-age population (14 years old or older) that, in the week the employment survey was conducted, was seeking remunerated employment.

Source: Convenio MTPS - INEI Encuesta Nacional de Hogares III Trimestre, 1997-2001.

         The following table sets forth information on employment by sector, as a percentage of total employment, for the years indicated.

                                   Employment
                             (percentage by sector)


                                       1997      1998    1999     2000    2001
                                       -----    -----   -----    -----   -----
Agriculture, livestock, fishing and
  forestry..........................     7.6%     5.3%    5.8%     6.8%    8.8%
Mining..............................     0.7      0.9     0.4      0.7     0.6
Manufacturing.......................    14.2     13.4    12.4     13.6    12.6
Construction........................     5.4      5.6     5.2      4.2     4.5
Electricity, gas and water..........     0.4      0.4     0.6      0.4     0.3
Transportation and telecommunications    7.7      8.4     8.6      9.0     8.4
Wholesale and retail trade..........    29.2     29.4    28.8     28.9    27.8
Services............................    32.7     35.1    35.3     34.1    34.6
Other...............................     1.9      2.8     2.6      2.3     2.4%
                                       -----    -----   -----    -----   -----
  Total.............................   100.0%   100.0%  100.0%   100.0%  100.0%
                                       =====    =====   =====    =====   =====


Source: Convenio MTPS - INEI Encuesta Nacional de Hogares III Trimestre, 1996-2000.

         The Peruvian economy has a significant "informal sector" that provides employment to the majority of the labor force, including a significant number of women. The term "informal sector" refers to economic activities that take place outside of the formal norms for economic transactions established by the state or developed through formal business practices. It generally involves the production and exchange of legal goods and services without the appropriate business permits, without reporting of tax liability, without complying with labor regulations and without legal guarantees for suppliers and end users. Due to the nature of this sector, it is difficult to obtain reliable statistics measuring the sector's contribution to the Peruvian economy. For purposes of measuring the activity in the informal sector, the Government defines it, in the area of wholesale and retail trade, to be all businesses that have one to four workers, and in the manufacturing field, to be all businesses that have one to nine workers, in both cases regardless of whether such businesses are within the formal economy. The Government, however, excludes from its definition of the informal sector all public and independent workers.

         The percentage of the population working in the formal sector fell during the period from 1997 to 2001, from 32.1% to 30.5%, represented mostly in medium and large businesses and the public sector. The percentage of the population working in the informal sector correspondingly grew from 67.9% to 69.5%.

     Wages and Labor Productivity

         The Ministerio de Trabajo y Promocion Social, which we refer to in this prospectus as the "Ministry of Labor," sets a single minimum wage for all sectors of the economy based on macroeconomic indicators such as GDP growth and the inflation rate. The minimum wage was last adjusted in 2000 and currently stands at S/. 410 per month, equivalent to US$115 per month. The Republic does not currently compile statistics on labor productivity.

Poverty and Income Distribution

         In the early 1990s, the poverty level in Peru declined as a result of economic expansion and significant reduction in inflation. Poverty increased in the late 1990s as a result of the downturn in the Peruvian economy. The political tensions and instability in the last years of the Fujimori regime, and the negative impact they had on private investment and bank credit, further increased the incidence of poverty.

         The Republic classifies households with earnings of less than US$60 per capita per month as falling below the poverty line. Using this standard, the percentage of the population living below the poverty line increased from 49% in 1997 to 54.1% in 2000. An increasing number of Peruvians earn less than US$30 per capita per month. The poorest 40% of the population earned 14.1% of the national income in 2001 as compared to 13.9% in 1998, while the share of the national income earned by the wealthiest 10% decreased slightly from 34.6% in 1998 to 33.9% in 2001. 1998 and 2001 are the most recent years for which income distribution data is available.

         The following table sets forth information regarding income distribution for the years indicated.

                        Evolution of Income Distribution
                      (percentage of total national income)


Income group                                    1998      2001
                                              -------  ---------
Lowest 40%.........................            13.9%      14.1%
Next 20%...........................            13.9       14.2
Next 20%...........................            21.4       21.7
Highest 20%........................            50.9       49.9
Highest 10%........................            34.6       33.9

Source: INEI. "Encuesta Nacional de Hogares 1998, 2001"


         The Toledo administration has declared raising the standard of living of the Peruvian population and remedying poverty to be among its most important goals. President Toledo's strategy to reduce poverty is based on:

     o achieving the fiscal balance and macroeconomic stability necessary to foster private investment, both foreign and domestic, which the administration believes will lead to economic growth and job creation; and

     o directing a greater share of public funds towards social programs, particularly education and health.

         These policies are reflected in the 2002 budget, which reduces overall expenditures by 1.6% but directs approximately 46% of expenditures to social programs on education, health services and programs to alleviate poverty. The 2002 budget also increases allocations to Peru's poorest regions by 20% as compared to the 2001 budget.

         Poverty in Peru has been attributed to unemployment and underemployment and the increasing disparity in income between skilled, educated workers and unskilled and relatively less educated workers. The educational system has suffered from a lack of resources and inadequate teacher training. The 2002 budget projects a 15% increase in education spending as compared to the 2001 budget. The Toledo administration's plan to improve education includes the following elements:

     o    improving teacher training;

     o increasing gradually salaries of teachers in rural areas by a total of 30% by the year 2006;

     o    building more schools;

     o    expanding bilingual education programs; and

     o    providing Internet access in public schools.

         One of the most significant aspects of the Toledo administration's anti-poverty plan is the establishment of a social program known as "A Trabajar." A Trabajar is a two-year initiative that places unemployed workers in public sector jobs in the development and maintenance of infrastructure for up to six months. The program also invests in job training and technical assistance to small businesses and in improving the capacity of local governments and public sector agencies to formulate, coordinate and monitor effectively social initiatives.

         The Government expects the A Trabajar program to cost approximately US$597 million and expects it to generate approximately 439,500 jobs in two years. In October 2001, the Toledo administration secured US$1.0 billion from a group of 18 countries and eight international organizations to help finance the program and its other poverty initiatives. Of this amount, the Government expects approximately US$615.3 million to be disbursed in the form of donations, US$226.4 million in the form of debt exchanges and US$158.5 million in the form of credit concessions.

         As of July 2002, the A Trabajar program has generated an estimated 57,000 jobs in 1,300 rural districts at a cost of S/. 221 million and an estimated 20,000 jobs in urban areas at a cost of S/. 44 million.

         The Toledo administration's plan to reduce poverty also includes the following measures:

     o    a 9% nominal increase in public sector wages, implemented in 2001;

     o the creation of a Peruvian agency for international cooperation to elicit and administer international financing for the Government's poverty initiatives; and

     o greater investment in improving roads, sanitation facilities and sub-standard housing.

Environment

         The most serious environmental problems currently confronting Peru are the scarcity and quality of the water supply, soil erosion, air pollution, deforestation and inadequate waste management in urban centers. The Republic expects to address these environmental problems through greater supervision and regulation, as well as through community and private-sector awareness and involvement.

         To coordinate more efficiently the Government's environmental policies, the Consejo Nacional del Ambiente, or National Council for the Environment, which we refer to in this prospectus as "CONAM," has launched an environmental initiative designed to improve transparency within CONAM and improve collaboration between the central Government, municipalities and environmental interest groups. CONAM has organized and trained Comisiones Ambientales Regionales, or Regional Environmental Commissions, to direct environmental initiatives at the regional level. CONAM has also developed a program known as the Sistema Nacional de Informacion Ambiental, or National System of Environmental Information, which seeks to create a national database of environmental statistics. CONAM's budget in 2001 was S/. 4 million. CONAM's initial budget for 2002 was S/. 5 million, less than 0.1% of the Republic's budget, but to date has been adjusted to S/. 8 million to reflect all financing sources, including a transfer to Fondo Nacional del Ambiente, or National Fund for the Environment, for S/. 800 thousand.

         The Government requests environmental impact studies before authorizing any public or private construction project. Each regulatory agency within each sector of the economy issues regulations to protect the environment and imposes its own sanctions for the violation of such rules. The Ministry of Energy and Mines has been most effective in designing an effective environmental program and is viewed as a model for other governmental agencies. The Ministry's Programa para Ahorro de Energia, or Energy Conservation Program, actively promotes energy conservation and fuel-efficient energy alternatives. The Ministry of Energy and Mines also developed and implemented an environmental curriculum for public schools that emphasizes conservation.

                      BALANCE OF PAYMENTS AND FOREIGN TRADE

Balance of Payments

         The balance of payments accounts are used to record the value of the transactions carried out between a country's residents and the rest of the world. The balance of payments is composed of two accounts:

     o    the current account, which comprises:

          - net exports of goods and services, that is the difference in value of exports minus imports;

          -    net financial and investment income; and

          -    net transfers; and

     o the capital account, which is the difference between financial capital inflows and financial capital outflows.

     Current Account

         One of the most important aspects of the current account is the trade balance. The four primary factors that drive the trade balance are the following:

     o The relative rate of economic growth of a country as compared to that of its trading partners. Generally, if a country's economy grows faster than that of its trading partners, its relative level of consumption of goods and services will tend to rise and its level of imports will tend to increase more rapidly than its level of exports.

     o The relative level of domestic prices against foreign prices, as reflected by the real exchange rate. Generally, if a country's domestic prices rise relative to those of its trading partners, there is a tendency for the country's level of exports to decline and for its level of imports to increase.

     o Changes in production costs, technology and worker skills. More efficient production will tend to lower production costs, which in turn will tend to lower prices. As prices fall, there will be a tendency for the country's level of exports to increase.

     o Changes in consumer tastes, which may affect the demand for a country's goods and services abroad and the demand for foreign products in the domestic market.

         Between 1997 and 2001, the Republic's current account registered annual deficits that were completely offset by a surplus in the capital account in 1997 and only partially offset by capital account surpluses from 1998 through 2001. During this period, the current account deficit decreased from 5.8% of GDP in 1997 to 2.0% of GDP in 2001.

         In 1998, the El Nino weather phenomenon led to a substantial decrease in the volume of fishing and agricultural exports, while sharp decreases in the international prices of the Republic's primary exports led to a significant decline in the value of total exports. As a result, Peru's trade deficit increased 43.2%, which contributed to an increase in the current account deficit to 5.9% of GDP, as compared to 1997.

         In 1999, the current account deficit decreased to 2.9% of GDP, as compared to 1998. This was partly as a result of a 74.4% drop in the trade balance that was caused primarily by weaker domestic consumer demand and a decrease in private investment, which led to a decline in the level of imports. In 2000, the current account deficit remained at 2.9% of GDP, reflecting the continued recovery of fishing and agricultural exports from the effects of El Nino.

         In 2001, the current account registered a deficit of 2.0% of GDP, as compared to a deficit of 2.9% for 2000. This lower deficit is mainly attributable to:

     o a decline in imports, due to weaker domestic demand, and an increase in the volume of the Republic's primary exports, which reduced the Republic's trade deficit;

     o reinsurance income from abroad in response to the earthquakes that occurred in the south of the country in June and July 2001, which reduced the country's trade services deficit; and

     o reduced remittances and dividends by utilities out of Peru as a result of economic instability and lower international interest rates.

         During the first three months of 2002, the current account deficit decreased to 2.6% of GDP, as compared to the 3.8% of GDP recorded for the first three months of 2001, primarily due to weaker domestic consumer demand and a decrease in private investment, which led to a decline in the level of imports.

     Capital Account

         The capital account reflects foreign direct investment and monetary flows into and out of a nation's financial markets. Between 1997 and 2001, Peru attracted considerable foreign investment, despite significant reductions in investment inflows from 1996 to 1997 and from 1999 to 2000. For a description of foreign direct investment trends, see "--Foreign Direct Investment."

         In 1997, substantial foreign capital inflows contributed to increasing surpluses in the capital account, which offset the current account deficits registered during the year. In 1997, these inflows resulted in part from the significant increase in the availability of short-term foreign credit for the Peruvian banking sector on the heels of the Brady restructuring.

         During the period from 1998 to 2000, however, the capital account surplus contracted, leading to annual deficits in the Republic's balance of payments. This negative trend in the capital account was a result of significant withdrawals of short-term capital from the country in response to the adverse effects of the Asian and Russian financial crises and El Nino's devastating effect on Peru's primary export market. In 2000, the capital account surplus showed an increase from the prior year's level, despite a 63.5% drop in foreign direct investment as a result of the Republic's political turmoil, which fostered uncertainty among investors. These factors, however, were countered by a 78.8% decrease in short-term capital outflows. The sharp decrease in short-term capital outflows followed the significant prepayments in foreign debt that banking institutions undertook in 1999 in response to a tightening of domestic credit.

         In 2001, the capital account registered a surplus of 2.0% of GDP, as compared to a surplus of 1.7% of GDP for 2000. Despite the political uncertainty surrounding the April 2001 elections, the capital account surplus in 2001 was due primarily to increased capital flow toward Antamina, the world's largest copper and zinc project, and the telecommunications sector. However, portfolio investment declined significantly, from US$123 million in 2000 to US$43 million in 2001, due to an unfavorable international economic environment.

         During the first three months of 2002, the capital account surplus grew to US$406 million from US$249 million recorded for the first three months of 2001. This growth was primarily a result of a significant increase in long-term capital inflows due to the issuance of the Global Bonds by the Republic, offset in part by the prepayment of bond issues by a mining company and the acquisition of foreign bonds by the non-banking financial sector.

         The following table sets forth information, based on period-end exchange rates, regarding the Republic's balance of payments for the years indicated.

                               Balance of Payments
                (in millions of U.S. dollars, at current prices)

                                                                                                 For the first 3
                                                                                                    months of:
                                                                                               ---------------------
                                        1997        1998       1999       2000        2001       2001       2002
                                     ----------  ----------  ---------  ---------  ----------- ---------  ----------
Current account:
Trade balance:
  Exports (FOB)(1).................. US$  6,832  US$  5,757  US$ 6,119 US$  7,034   US$ 7,108 US$  1,663  US$ 1,575
  Imports (FOB).....................     (8,553)     (8,222)    (6,749)    (7,351)     (7,198)    (1,848)    (1,616)
                                     ----------  ----------  ---------  ---------  ----------- ---------  ----------
    Trade balance...................     (1,721)     (2,466)      (630)      (317)        (90)      (186)       (41)

Services, net.......................       (787)       (657)      (666)      (793)       (800)      (245)      (215)
  Of which:
    Net income from tourism(2)......        383         392        446        381         224         19         27
    Net income from                                                                                 (165)
      transportation(3).............       (608)       (651)      (556)      (617)       (657)                 (143)
Financial and investment income,
   net(4)...........................     (1,825)     (1,211)    (1,146)    (1,452)     (1,203)      (316)      (309)
Current transfers, net..............        920         977        964        993         999        259        223
  Of which:
    Workers' remittances............        636         647        670        718         717        182        145
                                     ----------  ----------  ---------  ---------  ----------- ---------  ----------
      Current account balance.......     (3,412)     (3,357)    (1,478)    (1,568)     (1,094)      (488)      (343)

Capital account:
Foreign direct investment...........      2,055       1,582      1,812        662       1,063        276        224
Portfolio investment................        156        (346)      (107)       123          43         (6)        18
Other medium- and long-term
    capital(5)......................      1,127       1,046        542        460         439         40        151
  Of which:
    Disbursements to the public                                                                      226
      sector........................      1,774         790      1,237      1,485       1,344                 1,554
Other capital, including short-term
    capital.........................      2,640        (429)    (1,676)      (355)       (486)       (61)        13
                                     ----------  ----------  ---------  ---------  ----------- ---------  ----------
      Capital account balance.......      5,978       1,854        571        890       1,059        249        406

Errors and omissions(6).............       (122)        253        102        547         452        177         38
                                     ----------  ----------  ---------  ---------  ----------- ---------  ----------
        Balance of payments......... US$  2,444  US$ (1,250) US$  (805) US$  (131) US$    417  US$   (63) US$   101
                                     ==========  ==========  =========  =========  =========== =========  ==========
Financing:
Change in gross Central Bank
   reserves(7).......................US$ (1,660) US$  1,151  US$   922  US$   331  US$   (310) US$   105  US$   (34)
Use of IMF resources................        (73)       (145)      (147)      (141)       (138)       (68)       (67)
Exceptional financing, net..........       (711)        244         30        (58)         31         26          0
                                     ----------  ----------  ---------  ---------  ----------- ---------  ----------
  Total financing................... US$ (2,444) US$  1,250  US$   805  US$   131  US$   (417) US$    63  US$  (101)
                                     ==========  ==========  =========  =========  =========== =========  ==========
Memorandum item:
  Current account balance/deficit
    (as % of GDP)...................     (5.8)%      (5.9)%     (2.9)%     (2.9)%      (2.0)%     (3.8)%     (2.6)%


(1) Based on customs declarations, records of temporary admissions, free-trade zone imports, grants and other adjustments.

(2) Based on a survey of tourists. Income from tourism represents the total expenditure by a tourist multiplied by the total number of tourists.

(3) Includes freight services, passenger transportation and port expenses of ships and airplanes.

(4)  Includes interest payments.

(5)  Includes debt amortization payments.

(6) Represents errors and omissions from double-entry accounting resulting from incomplete or overlapping coverage, different prices and incomplete times of recording and conversion practices.

(7)  Refers to changes in reserves used to finance balance of payments.

N/A = Not Available.
Source:  Central Bank


Foreign Trade

         In 1991, the Republic began to liberalize its trade regime through a substantial reduction in tariffs and the promotion of regional free trade agreements. Between 1995 and 1997, the Republic imposed two principal tariffs on imports, a 15% tariff applicable to raw materials used in a variety of industries and a 25% tariff imposed on capital goods and a variety of selected items. The tariff reform approved in 1997 reduced the 15% rate to 12% and the 25% rate to 20% but simultaneously increased the tariff on some agricultural goods to 17% and 25%. In April 2001, the transition government of Valentin Paniagua reduced the tariff on some raw materials from 12% to 4%.

         The current import tariff structure is as follows:

          o 4% tariff, which applied to 15.6% of Peru's imports in 2001, principally to raw materials used in a variety of industries, including the chemical, food, metal, mining, paper, textile and steel industries;

          o 12% tariff (which replaced the 15% tariff), some which applied to 73.6% of Peru's imports in 2001, including some capital goods, intermediate goods and various consumer goods and raw materials;

          o 17% tariff, which applied to 1.8% of Peru's imports in 2001, including pork products, corn, beer and alcoholic beverages;

          o 20% tariff (which replaced the 25% tariff), which applied to 3.5% of Peru's imports in 2001, principally sugar and a variety of selected consumer items, including textiles, footwear, clothing, heaters, refrigerators and air conditioning equipment; and

          o 25% tariff, which applied to 5.5% of Peru's imports in 2001, including milk products, meat, potatoes, onions, coffee and a number of other agricultural products.

         In 2001, the effective import tariff, which varies as a function of the level of import goods subject to each prescribed tariff, was 11.8%. The Government expects the effective import tariff to be approximately 13.6% in 2002.

         Between 1997 and 2001, the trade deficit decreased from US$1.7 billion to US$90 million due to a reduction in imports, particularly consumer and capital goods, as a result of a decrease in private investment and an increase in gold exports. Total exports increased from US$6.8 billion in 1997 to US$7.1 billion in 2001, with an average annual growth rate of 1.0%. Total imports decreased at an average annual rate of 4.1%, from US$8.6 billion in 1997 to US$7.2 billion in 2001. In 2001, the combined value of the Republic's imports and exports of goods and services equaled 33.1% of GDP.

         The Republic maintains close commercial ties with the United States, its principal trading partner. In 2001, approximately 24.9% of the Republic's total exports were bound for the United States, while 30.1% of total imports originated from ports in the United States.

         Peru classifies its non-free trade zone exports as traditional and non-traditional exports. Traditional exports consist of goods that historically have constituted a greater share of Peru's exports and include mostly raw materials. Non-traditional export goods include goods that historically have not been exported in significant quantities and traditional export goods that have been transformed through manufacturing or other processing into non-traditional export goods.

         In 2001, Peru's most important exports consisted of:

          o traditional mining exports, such as gold, silver, copper, zinc and lead, valued at US$3.2 billion, representing 44.9% of total exports;

          o traditional fishing exports, such as fishmeal and fish oil, valued at US$926 million, representing 13.0% of total exports;

          o non-traditional textile exports, such as textile fibers and cloth, valued at US$664 million, representing 9.3% of total exports; and

          o non-traditional agriculture and livestock exports valued at US$437 million, representing 6.1% of total exports.

         The following tables set forth further information regarding exports for the years indicated.

                                     Exports
                (in millions of U.S. dollars, at current prices)


                                                                                            For the first 3 months of:
                                                                                            --------------------------
                                     1997        1998        1999        2000        2001        2001         2002
                                 -----------  ---------   ----------  ----------  ----------    --------    --------
Traditional:
  Fishing......................   US$  1,126  US$    410  US$    601  US$    955  US$    926  US$    194  US$    106
  Agricultural.................          472         323         282         249         207          22          14
  Mining.......................        2,731       2,747       3,008       3,216       3,188         732         837
  Oil and derivatives..........          376         233         251         402         421         101          88
                                 -----------  ---------   ----------  ----------  ----------    --------    --------
    Total traditional..........        4,705       3,712       4,142       4,821       4,743       1,049       1,045

Non-traditional:
  Agriculture and livestock....          340         302         406         394         437         102         126
  Textiles.....................          573         534         575         701         664         178         154
  Fishing......................          278         225         190         177         197          51          45
  Fabricated metal products and
    machinery..................           57         105          76          96         158          28          22
  Chemical.....................          206         196         195         212         246          61          57
  Basic metal industries.......          234         222         198         215         189          55          37
  Non-metallic minerals........           51          52          51          47          58          13          14
  Other(1).....................          308         331         185         202         232          48          55
                                 -----------  ---------   ----------  ----------  ----------    --------    --------
    Total non-traditional......        2,046       1,967       1,876       2,044       2,181         536         510

Other:
  Fishing permits..............            7           0          31          83         102          58           3
  Other(2).....................           73          78          69          86          82          20          17
    Total other................           81          78         100         169         184          77          20
                                 -----------  ---------   ----------  ----------  ----------    --------    --------
      Total exports............   US$  6,832  US$  5,757  US$  6,119  US$  7,034  US$  7,108    US$1,663    US$1,575
                                 ===========  =========   ==========  ==========  ==========    ========    ========

(1)  Includes gold and silver jewelry, wood and paper, leather and handcrafts.

(2) Includes the sale of fuel and food to foreign vessels and the reparation of capital goods.

Source: Central Bank.


                                     Exports
              (as a percentage of total exports, at current prices)

                                                                                          For the first 3 months
                                                                                                    of:
                                                                                          ----------------------
                                   1997       1998       1999        2000        2001        2001        2002
                                 ------     -------     -------    --------     -------     -------     -------
Traditional:
  Fishing......................    16.5%       7.1%        9.8%        13.6%       13.0%       11.7%       6.7%
  Agricultural.................    6.9         5.6         4.6         3.5         2.9         1.3         0.9
  Mining.......................    40.0        47.7        49.2        45.7        44.9        44.0        53.2
  Oil and derivatives..........    5.5         4.0         4.1         5.7         5.9         6.1         5.6
                                 ------     -------     -------    --------     -------     -------     -------
    Total traditional..........    68.9        64.5        67.7        68.5        66.7        63.1        66.3

Non-traditional:
  Agriculture and livestock....    5.0         5.2         6.6         5.6         6.2         6.1         8.0
  Textiles.....................    8.4         9.3         9.4         10.0        9.3         10.7        9.8
  Fishing......................    4.1         3.9         3.1         2.5         2.8         3.1         2.8
  Fabricated metal products and
    machinery..................    0.8         1.8         1.2         1.4         2.2         1.7         1.4
  Chemical.....................    3.0         3.4         3.2         3.0         3.5         3.7         3.6
  Basic metal industries.......    3.4         3.9         3.2         3.1         2.7         3.3         2.3
  Non-metallic minerals........    0.8         0.9         0.8         0.7         0.8         0.8         0.9
  Other(1).....................    4.5         5.8         3.0         2.9         3.3         2.9         3.5
                                 ------     -------     -------    --------     -------     -------     -------
    Total non-traditional......    30.0        34.2        30.7        29.1        30.7        32.3        32.4

Other:
  Fishing permits..............    0.1         0.0         0.5         1.2         1.4         3.5         0.2
  Other(2).....................    1.1         1.4         1.1         1.2         1.2         1.2         1.1
                                 ------     -------     -------    --------     -------     -------     -------
    Total other................    1.2         1.4         1.6         2.4         2.6         4.7         1.3

      Total exports............  100.0%      100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
                                 ======     =======     =======    ========     =======     =======     =======

(1)  Includes gold and silver jewelry, wood and paper, leather and handcrafts.

(2) Includes the sale of fuel and food to foreign vessels and the reparation of capital goods.

Source: Central Bank.


                       Geographic Distribution of Exports
              (as a percentage of total exports, at current prices)

                                                                                        For the first 3
                                                                                           months of:
                                                                                       -----------------
                               1997       1998        1999       2000        2001       2001        2002
                              ------     ------      ------     ------     ------      ------     ------
United States............      23.6%      32.7%       29.2%      27.5%      24.9%       23.9%      26.7%
Canada...................       1.8        2.2         2.0        1.8        2.0         1.1        2.9
Mexico...................       1.7        2.4         2.8        2.2        1.8         1.9        1.4
                              ------     ------      ------     ------     ------      ------     ------
  Total North America....      27.0       37.3        34.0       31.4       28.7        26.8       30.9

Brazil...................       3.8        3.1         2.9        3.2        3.2         3.8        3.3
Colombia.................       2.3        2.5         1.7        2.1        2.2         2.2        2.4
Chile....................       2.0        2.4         2.9        3.8        4.0         3.7        3.6
Venezuela................       2.1        1.9         1.5        1.6        2.1         2.1        1.8
Other....................       6.1        5.7         4.8        5.8        6.5         7.9        6.2
                              ------     ------      ------     ------     ------      ------     ------
  Total Latin America and
    the Caribbean........      16.2       15.7        13.8       16.5       18.0        19.7       17.4

United Kingdom...........       4.5        4.9         9.4        8.4       13.4        13.0       12.8
Switzerland..............       6.1        8.5         9.2        7.9        4.4         4.3        6.9
Germany..................       5.7        4.1         4.1        3.1        3.0         1.8        2.7
Spain....................       2.3        2.7         3.0        2.7        3.0         3.0        3.3
Other....................      13.4       11.7        10.1        8.6        8.5         8.4        8.7
                              ------     ------      ------     ------     ------      ------     ------
  Total Europe...........      32.0       31.9        35.8       30.7       32.3        30.5       34.3

Japan....................       7.1        3.8         4.3        5.5        6.5         8.4        4.8
China....................       7.3        4.1         3.6        6.4        6.1         5.0        6.1
Other....................       8.9        6.3         7.5        8.2        7.3         8.8        6.0
                              ------     ------      ------     ------     ------      ------     ------
  Total Asia.............      23.3       14.2        15.4       20.2       19.8        22.1       16.9

Africa and others........       1.5        0.8         1.0        1.3        1.1         0.8        0.5
                              ------     ------      ------     ------     ------      ------     ------
    Total exports........     100.0%     100.0%      100.0%     100.0%     100.0%      100.0%     100.0%
                              ======     ======      ======     ======     ======      ======     ======


Source: Central Bank.


     In 2001, Peru's most important imports consisted of:

     o intermediate goods, such as fuels and raw materials for agricultural and industrial production, valued at US$3.6 billion, representing 50.1% of total imports;

     o capital goods, such as transportation and building equipment, valued at US$1.9 billion, representing approximately 26.6% of total imports; and

     o consumer goods valued at US$1.6 billion, representing 21.8% of total imports.

         The following tables set forth further information regarding imports for the years indicated.

                                     Imports
                (in millions of U.S. dollars, at current prices)

                                                                                          For the first 3 months
                                                                                                    of:
                                                                                           --------------------
                                    1997        1998        1999        2000        2001       2001        2002
                                  ---------  ---------  ---------  ----------  ----------  ---------  ---------
Consumer goods:
  Durable goods.................. US$   803  US$   738  US$   506  US$    587         631  US$   146  US$   142
  Non-durable goods..............     1,107      1,146        927         859         936        215        222
                                  ---------  ---------  ---------  ----------  ----------  ---------  ---------
    Total consumer goods.........     1,910      1,884      1,432       1,446       1,567        361        363

Intermediate goods:
  Petroleum products, lubricants.       780        580        641       1,084         907        218        162
  Raw materials for agriculture..       202        204        186         214         232         59         57
  Raw materials for manufacturing     2,454      2,602      2,179       2,357       2,467        610        583
                                  ---------  ---------  ---------  ----------  ----------  ---------  ---------
    Total intermediate goods.....     3,437      3,386      3,006       3,654       3,607        887        802

Capital goods:
  Construction materials.........       244        215        199         211         169         47         66
  For agriculture..............          28         45         62          30          20          3          4
  For manufacturing..............     2,037      1,768      1,395       1,427       1,351        414        280
  Transportation equipment.......       507        574        477         440         371         92         85
                                  ---------  ---------  ---------  ----------  ----------  ---------  ---------
    Total capital goods..........     2,816      2,602      2,133       2,109       1,911        556        435

Other............................       390        350        178         142         113         45         15
                                  ---------  ---------  ---------  ----------  ----------  ---------  ---------
      Total imports.............. US$ 8,553  US$ 8,222  US$ 6,749  US$  7,351  US$  7,198  US$ 1,848  US$ 1,616
                                  =========  =========  =========  ==========  ==========  =========  =========
Memorandum items:
  Temporal admission imports(1)   US$   278  US$   326  US$   246  US$    305  US$    306  US$    72  US$    72
  Imports into free trade
    zones(2)...................          69         40         35          39          41         10         11


(1) Represents imports not subject to tariffs but which must be processed and exported within a definite period of time.

(2) Imports through the Special Zone of Tacna (Zotac), which is primarily dedicated to the assembly of motor vehicles. Peru has five free trade zones but only the Tacna zone is actively producing.

Source: Central Bank.


                                     Imports
              (as a percentage of total imports, at current prices)

                                                                                                  For the first 3
                                                                                                     months of:
                                                                                                 -------------------
                                         1997        1998        1999       2000        2001       2001        2002
                                         ------    -------     -------   --------     -------    -------     -------
Consumer goods:
  Durable goods......................      9.4%       9.0%        7.5%       8.0%        8.8%       7.9%        8.8%
  Non-durable goods..................     12.9       13.9        13.7       11.7        13.0       11.6        13.7
                                         ------    -------     -------   --------     -------    -------     -------
    Total consumer goods.............     22.3       22.9        21.2       19.7        21.8       19.5        22.5

Intermediate goods:
  Petroleum products, lubricants.....      9.1        7.1         9.5       14.7        12.6       11.8        10.0
  Raw materials for agriculture......      2.4        2.5         2.8        2.9         3.2        3.2         3.5
  Raw materials for manufacturing..       28.7       31.6        32.3       32.1        34.3       33.0        36.1
                                         ------    -------     -------   --------     -------    -------     -------
    Total intermediate goods.........     40.2       41.2        44.5       49.7        50.1       48.0        49.7

Capital goods:
  Construction materials.............      2.9        2.6         2.9        2.9         2.3        2.5         4.1
  For agriculture..................        0.3        0.5         0.9        0.4         0.3        0.2         0.3
  For manufacturing..................     23.8       21.5        20.7       19.4        18.8       22.4        17.3
  Transportation equipment...........      5.9        7.0         7.1        6.0         5.2        5.0         5.2
                                         ------    -------     -------   --------     -------    -------     -------
    Total capital goods..............     32.9       31.7        31.6       28.7        26.6       30.1        26.9

Other................................      4.6        4.3         2.6        1.9         1.6        2.4         1.0
                                         ------    -------     -------   --------     -------    -------     -------
      Total imports..................    100.0%     100.0%      100.0%     100.0%      100.0%     100.0%      100.0%
                                         ======    =======     =======   ========     =======    =======     =======
Memorandum items:
  Temporal admission imports(1)....        3.3        4.0         3.6        4.1         4.3        3.9         4.5
  Imports into free trade zones(2).        0.8        0.5         0.5        0.5         0.6        0.5         0.7


(1) Represents imports not subject to tariffs but which must be processed and exported within a definite period of time.

(2) Imports through the Special Zone of Tacna (Zotac), which is primarily dedicated to the assembly of motor vehicles. Peru has five free trade zones but only the Tacna zone is actively producing.

Source:  Central Bank.

                       Geographic Distribution of Imports
                (percentage of total imports, at current prices)

                                                                                       For the first 3
                                                                                          months of:
                                                                                      -------------------
                               1997        1998       1999      2000        2001       2001        2002
                              ------     -------    -------   --------    -------     -------     -------
United States.............     31.9%      32.4%       31.6%      29.7%      30.1%       31.2%      28.5%
Canada....................      2.8        2.3         2.0        2.5        1.4         1.5        1.1
Mexico....................      3.2        2.9         2.7        2.9        2.6         2.5        2.8
                              ------     -------    -------   --------    -------     -------     -------
  Total North America.....     37.9       37.7        36.4       35.1       34.1        35.2       32.4

Brazil..........................4.1......  4.2         3.9        4.4        3.9         4.0        4.7
Colombia........................4.2......  3.2         4.7        4.7        4.0         4.0        4.4
Chile...........................5.6......  5.6         6.7        7.1        8.0         7.3        8.1
Venezuela.......................4.4......  3.3         4.4        4.8        4.0         3.1        3.6
Other...........................9.1......  9.3         8.1        8.9       10.7        10.8       12.7
                              ------     -------    -------   --------    -------     -------     -------
  Total Latin America and
    the Caribbean.........     27.4       25.6        27.9       29.9       30.5        29.1       33.5

United Kingdom............      1.2        1.6         1.2        1.4        1.1         1.1        1.2
Switzerland...............      1.1        1.4         1.6        1.4        1.4         1.8        1.5
Germany...................      3.6        4.3         3.8        3.1        3.4         2.9        3.8
Spain.....................      8.5        7.4         7.5        9.2        8.8         7.2        6.5
Other.....................      8.5        9.3         8.7        7.6        7.5         7.9        7.5
                              ------     -------    -------   --------    -------     -------     -------
  Total Europe............     23.0       24.0        22.7       22.7       22.1        20.9       20.5

Japan.....................      3.8        4.3         4.6        4.2        3.4         4.8        2.9
China.....................      1.4        1.3         1.7        1.8        1.9         1.7        2.6
Other.....................      5.3        5.8         5.3        5.2        6.3         6.0        7.1
                              ------     -------    -------   --------    -------     -------     -------
  Total Asia..............     10.5       11.4        11.6       11.2       11.6        12.4       12.5

Africa and others.........      1.3        1.3         1.4        1.1        1.6         2.4        1.0
                              ------     -------    -------   --------    -------     -------     -------
    Total imports.........    100.0%     100.0%      100.0%     100.0%     100.0%      100.0%     100.0%
                              ======     =======    =======   ========    =======     =======     =======
     Source:  Central Bank.


Services Trade

         The Republic's services trade consists primarily of tourism, telecommunications, freight services and financial services. Of these, the most important is tourism. Tourism is the most important individual item driving Peru's foreign currency earnings. The commerce, restaurants and hotel sectors, as well as the construction and real estate services sectors, depend significantly on tourism. From 1997 to 2001, growth in gross income from tourism remained flat, with US$816 million, or 1.4% of GDP, recorded in 1997 and US$817 million, or 1.5% of GDP, recorded in 2001. In 1998, gross income from tourism increased 3.6%, as compared to the level registered for 1997, despite the adverse effects of El Nino on the Republic's infrastructure and economy. In 2000, gross income from tourism increased by 2.4%, as compared to the level registered in 1999, despite the Republic's political crisis. In 2001, net income from tourism decreased by 40.9%, as compared to 2000, as a result of recessionary conditions abroad and the effects of September 11, 2001.

         In 2001, the Republic attracted visitors principally from the United States (23.0%), Chile (15.4%), Argentina (4.5%) and France and England (9.0%).

                               Tourism Statistics

                                                                                                       For the
                                                                                                    three months
                                                                                                        ended
                                                                                                      March, 21
                                           1997         1998       1999         2000        2001         2002
                                         -------      -------     -------      ------     -------       ------
Foreign non-resident arrivals(1)........  746,599     819,530      943,917    1,026,867   1,009,512    258,117
Average length of stay (number of
   nights)(2)...........................    8.1         9.3         10.3        10.1         N/A         N/A

Hotel activity:
  Number of rooms available*...........   93,606       98,375      104,474     114,581     118,823     118,823
  Occupancy rate by total number of
    rooms available (in %)(3)..........    32.3%       29.9%        28.7%       27.2%       25.4%       23.7%
  Aggregate value of hotels and
    restaurants
    (as % of GDP).....................     4.0%         4.0%        4.0%        4.0%        4.0%         4.0%

Income from tourism (in millions of
   US$)(4)............................    US$816       US$845      US$890      US$911      US$817       US$188
Expenses from tourism (in millions of
   US$)(5)............................     (434)       (452)        (443)       (530)       (592)       (160)
                                         -------      -------     -------      ------     -------       ------
  Balance (income less expenses, in
    millions of US$).................     US$382       US$393      US$447      US$381      US$225       US$28
                                         =======      =======     =======      ======     =======       ======

(1)  Preliminary estimates.

(2) Represents an average calculated on the basis of a survey of arriving foreign non-residents.

(3)  Preliminary figures.

(4)  Represents amounts spent by foreigners in Peru.

(5)  Represents amounts spent by Peruvians abroad.

(*)  Preliminary estimates for 2001 and March 2002.

N/A = Not Available.

Source: Direccion General de Migraciones y Naturalizacion, or Office of Migration and Naturalization, Central Bank, MITINCI and INEI.

Foreign Direct Investment

         Peru has an open investment regime and a legal framework that generally promotes and protects foreign investment. The basis of this open investment regime was established in 1991 through the Foreign Investment Promotion Act, the Private Investment Growth Framework Act and Legislative Decree No. 662. Legislative Decree No. 622 allows both foreign and domestic investors to enter into legal stability agreements with the Government. For a description of these measures, see "The Economy--Privatization and Role of the State in the Economy."

         Peru attracted more than US$11.6 billion in foreign direct investment between 1990 and 2001. As of March 2002, approximately US$11.9 billion in foreign funds were directly invested in the Peruvian economy. This high level of foreign investment is a result of various factors, including:

     o the relative social and political stability achieved between 1994 and 1998 that resulted from the Fujimori administration's successful campaign against subversive movements and the peace settlement reached with Ecuador in 1998;

     o the continued erosion of protectionist and interventionist policies through a reduction in tariffs, simplification of the tax system and the elimination of subsidies; and

     o the influx of foreign capital in connection with the Government's privatization program.

         Foreign direct investment (excluding privatizations) increased 84% in 2001 to US$796 million, as compared to the level registered for 2000. This increase was a result of greater investor confidence in light of the increased political stability during 2001. Foreign investments related to privatizations increased 16.6% in 2001 to US$267 million, as compared to the level registered for 2000, as a result of the Government's sale of remnant shares in companies already privatized. During 2001, the Republic consummated 14 privatizations and concession grants for US$255 million and that generated US$97 million in additional investment.

         For the first three months of 2002, foreign direct investment (excluding privatizations) totaled US$224 million, a US$30 million increase over the level registered for the same period of 2001, due to an increase in the level of investment in the hydrocarbons sector. For 2002, the Republic expects foreign direct investment to total US$1.01 billion and concession receipts to total approximately US$265 million.

         The main recipients of foreign direct investment in recent years have been the telecommunications, mining, energy, industry and finance sectors.

         The following table sets forth information on the stock of foreign direct investment registered with PROINVERSION or its predecessor by sector for the years indicated. The stock of foreign direct investment refers to the level of foreign funds directly invested in the Peruvian economy as of the dates indicated and does not reflect investment flows.

           Registered Stock of Foreign Direct Investment by Sector(1)
          (in millions of U.S. dollars and as a percentage of the total accumulated stock of foreign direct investment, at current prices)


                                                                                                          As of
                                                   As of December 31,                                   March 31,
                       --------------------------------------------------------------------------
                            1997            1998           1999            2000          2001             2002(2)
                       ------------  -------------   -------------- --------------   ------------   --------------
                        US$      %      US$      %      US$      %     US$      %      US$      %      US$       %
                       -----  -----  -------  -----  ------- ------ -------  -----   ------   ----   ------  -----
Agriculture.........       8      0       26      0       42      0      44      0       44      0       44      0
Commerce............     445      6      545      7      557      6     814      8      817      8      830      8
Telecommunications..   2,025     28    2,099     26    2,354     25   2,638     26    2,638     25    2,784     26
Construction........      32      0       43      1       52      1      56      1       67      1       70      1
Energy..............   1,283     18    1,383     17    1,533     16   1,553     15    1,568     15    1,509     14
Finance.............     786     11      931     12    1,421     15   1,473     14    1,663     16    1,647     16
Industry............   1,250     17    1,369     17    1,495     16   1,541     15    1,542     15    1,566     15
Mining..............   1,231     17    1,372     17    1,653     17   1,688     17    1,691     16    1,692     16
Fishing.............       1      0        1      0        1      0       1      0        1      0        1      0
Petroleum...........      98      1       98      1       98      1      98      1       98      1       98      1
Services............      72      1       88      1      104      1     118      1      130      1      138      1
Forestry............       1      0        1      0        1      0       1      0        1      0        1      0
Transportation......      17      0       82      1       82      1      93      1      106      1      119      1
Tourism.............      36      1       42      1       58      1      58      1       58      1       58      1
Housing.............      10      0       11      0       13      0      14      0       15      0       15      0
                       -----  -----  -------  -----  ------- ------ -------  -----   ------   ----   ------  -----
  Total.............   7,295    100    8,081    100    9,464    100  10,190    100   10,438    100   10,571    100
                       =====  =====  =======  =====  ======= ====== =======  =====   ======   ====   ======  =====


(1) Principal foreign direct investment with privatization, as registered with CONITE. Foreign direct investment figures for balance-of-payments purposes reflect inflows and outflows of capital for a particular period and are compiled by the Central Bank. CONITE and the Central Bank employ different methodologies when calculating foreign direct investment; CONITE considers only shareholder capital, while the Central Bank includes additional elements.

(2)  Preliminary data.

Source:  CONITE, PROINVERSION.

         Foreign direct investment in Peru has come primarily from Spain, the United States and the United Kingdom, which, combined, accounted for approximately 66.3%, on average, of total foreign direct investment that entered Peru each year from 1997 to 2001.

         The following tables set forth information on the stock of foreign direct investment by country of origin, as a percentage of total foreign direct investment, as registered with PROINVERSION or its predecessor, for the periods indicated.

       Registered Stock of Foreign Direct Investment by Country of Origin
                (in millions of U.S. dollars, at current prices)

                                                    As of December 31,                             As of March 31,
                          -----------------------------------------------------------------------    ------------
                             1997            1998          1999            2000         2001            2002
                          ------------   ------------   ------------   -----------    -----------    -----------
Argentina..................US$   105.2    US$   142.0     US$   62.6    US$   65.1   US$     65.1     US$   65.1
Austria....................        3.4            3.4            3.4           3.4            3.4            3.4
Bahrain....................       25.0           25.0           25.0          25.0           25.0           25.0
Bolivia....................        4.7            4.7            4.7           4.7            4.7            4.7
Brazil.....................       38.7           39.8           54.6          54.9           55.2           55.2
Canada.....................      119.9          150.6          157.9         159.3          159.3          159.3
Chile......................      291.3          324.1          423.3         440.5          552.3          555.7
China......................      122.2          122.2          122.2         122.2          122.2          122.2
Colombia...................       29.4           62.8           71.5          71.7           79.0           79.0
Denmark....................        0.7            0.7            0.7           0.7            0.7            0.7
Ecuador....................       22.1           22.3           31.9          35.5           35.5           35.5
France.....................       60.6           64.6          147.2         198.7          235.2          235.2
Germany....................       40.1           44.6           57.3          67.1           84.1           94.1
Italy......................       33.0           33.0           33.0          37.7           45.5           50.3
Japan......................       42.7           45.0           71.8          99.1           99.1           99.1
Korea......................        7.5            9.5           19.5          20.7           20.7           20.7
Liberia....................        0.8            0.8            0.8           0.8            0.8            0.8
Liechtenstein..............       17.6           12.8           15.8          13.9           13.9           13.9
Luxembourg.................       16.1           22.2           22.2          22.2           26.1           26.1
Mexico.....................       10.6           30.3           32.7          34.1           36.1           36.1
Netherlands................      494.5          510.1          601.4         818.4          922.0          868.8
New Zealand................        3.5            3.5            6.9           6.9            6.9            6.9
Panama.....................      500.0          520.9          539.5         541.3          544.1          544.2
Rumania....................        3.5            3.5            3.5           3.5            3.5            3.5
Spain......................    2,361.7        2,396.2        2,420.4       2,433.5        2,433.5        2,424.5
Sweden.....................       43.5           46.4           46.6          59.6           56.9           56.9
Switzerland................      181.0          185.0          200.3         206.3          208.3          213.6
United Kingdom.............    1,003.3        1,293.9        2,043.7       2,249.6        2,309.8        2,465.3
United States..............    1,492.6        1,668.8        1,927.3       2,066.6        1,960.2        1,962.9
Uruguay....................       81.9          110.9          119.2         127.5          127.5          142.5
Venezuela..................       10.2           10.7           10.5          10.2           10.2           10.2
Other......................      127.8          179.7          187.1         189.1          190.0          190.0
                          ------------   ------------   ------------   -----------    -----------    -----------
  Total.................. US$  7,280.3   US$  8,080.9   US$  9,455.2   US$10,164.5    US$10,553.4    US$10,571.2
                          ============   ============   ============   ===========    ===========    ===========

Source:  CONITE, PROINVERSION.


                                  Registered Stock of Foreign Direct Investment by Country of Origin
                                    (as a percentage of total direct investment, at current prices)

                                                    As of December 31,                             As of March 31,
                          -----------------------------------------------------------------------    ------------
                             1997            1998          1999            2000         2001            2002
                          ------------   ------------   ------------   -----------    -----------    -----------

Argentina.................    1.5%           1.8%           0.7%           0.6%          0.6%           0.6%
Austria...................    0.1            0.0            0.0            0.0           0.0            0.0
Bahrain...................    0.3            0.3            0.3            0.3           0.2            0.2
Bolivia...................    0.1            0.1            0.1            0.1           0.0            0.0
Brazil....................    0.5            0.5            0.6            0.5           0.5            0.5
Canada....................    1.7            1.9            1.7            1.6           1.5            1.5
Chile.....................    4.0            4.0            4.5            4.4           5.3            5.3
China.....................    1.7            1.5            1.3            1.2           1.2            1.2
Colombia..................    0.4            0.8            0.8            0.7           0.8            0.8
Denmark...................    0.0            0.0            0.0            0.0           0.0            0.0
Ecuador...................    0.3            0.3            0.3            0.4           0.3            0.3
France....................    0.8            0.8            1.6            2.0           2.2            2.2
Germany...................    0.6            0.6            0.6            0.7           0.8            0.9
Italy.....................    0.5            0.4            0.4            0.4           0.4            0.5
Japan.....................    0.6            0.6            0.8            1.0           0.9            0.9
Korea.....................    0.1            0.1            0.2            0.2           0.2            0.2
Liberia...................    0.0            0.0            0.0            0.0           0.0            0.0
Liechtenstein.............    0.2            0.2            0.2            0.1           0.1            0.1
Luxembourg................    0.2            0.3            0.2            0.2           0.3            0.3
Mexico....................    0.2            0.4            0.4            0.3           0.3            0.3
Netherlands...............    6.7            6.2            6.3            7.7           8.2            8.2
New Zealand...............    0.1            0.0            0.1            0.1           0.1            0.1
Panama....................    6.9            6.5            5.7            5.3           5.2            5.2
Rumania...................    0.1            0.0            0.0            0.0           0.0            0.0
Spain.....................   32.4           29.5           25.5           23.9          23.0           22.9
Sweden....................    0.6            0.6            0.5            0.6           0.5            0.5
Switzerland...............    2.5            2.3            2.2            2.1           2.0            2.0
United Kingdom............   13.8           16.1           21.7           22.2          23.3           23.3
United States.............   20.5           20.6           20.4           20.4          18.6           18.6
Uruguay...................    1.1            1.4            1.3            1.3           1.4            1.4
Venezuela.................    0.1            0.1            0.1            0.1           0.1            0.1
Other.....................    1.8            2.2           2.0            1.9           1.8             1.8
                          ------------   ------------   ------------   -----------    -----------    -----------
  Total...................  100.0%         100.0%         100.0%         100.0%        100.0%         100.0%


--------------------------------
Source:  CONITE, PROINVERSION.

Portfolio Investment

         The Republic experienced portfolio capital inflows of US$156 million in 1997. The Republic, however, experienced portfolio capital outflows of US$346 million in 1998 and US$107 million in 1999 as a result of the adverse effects that the Asian and Russian financial crises and the devaluation of the Brazilian real in 1999 had on investment in emerging markets. In 2000, capital inflows increased to US$123 million despite the Republic's political instability, principally as a result of Telefonica del Peru's repurchase of its own ADRs. To discourage speculative capital from entering the country, the Central Bank has established a marginal minimum reserve requirement of 20% on new foreign currency deposits, those deposited within the current year, in Peruvian banks. In 2001, capital inflows decreased to US$43 million, primarily due to purchases by non-Peruvians of stock of Compania de Minas Buenaventura S.A.A. and Empresa Minera Iscaycruz S.A., which were partially offset by sales of stock of Union de Cervecerias Peruanas Backus y Johnston S.A.A. and Cementos Lima S.A.



                               THE MONETARY SYSTEM

Central Bank

         Established in 1922, the Central Bank serves as the monetary authority of the Republic. The Bank exists and operates pursuant to Chapter V of the 1993 Constitution and the Ley Organica del Banco Central de Reservas del Peru enacted that same year, which we refer to in this prospectus as the "Central Bank's Charter." The 1993 Constitution and the Central Bank's Charter vest with the Central Bank authority to control the monetary base, manage the Republic's international reserves and gather and publish data on the Republic's finances. The Central Bank is also the sole issuer of Peruvian currency.

         The Central Bank is headed by a board of directors, which we refer to in this prospectus as the "Central Bank's Board," composed of seven members who each serve five-year terms that are coterminous with the Peruvian President's term. Congress appoints three of the Central Bank's directors, and the President appoints four, including the president of the Central Bank's Board. Appointment of the president of the Central Bank's Board is subject to ratification by Congress. The Central Bank's Charter requires the members of the Central Bank's Board to have extensive experience and knowledge in economics and finance. The responsibilities of the Central Bank's Board include formulating a monetary program setting forth liquidity and monetary base growth rates consistent with its inflation objectives and the Republic's growth assumptions.

         The day-to-day operations of the Central Bank are under the supervision of its General Manager and a Money and Foreign Exchange Committee. This committee meets daily to decide on monetary operations, such as the amount of dollars to be purchased in the foreign exchange market, whether to auction Central Bank certificates of deposit, and the interest rate that the Central Bank will charge on short term credits, generally known as the discount rate.

         Reform of the Central Bank and of the Republic's monetary policy has been a centerpiece of the Republic's economic program that began in the early 1990s. These reforms were premised on the following two key elements that were promulgated under the 1993 Constitution and the Central Bank's Charter:

         o the Central Bank's principal purpose is to maintain price stability by preserving the value of the currency; and

         o    the Central Bank possesses full autonomy.

         These reforms were implemented to address the high rates of inflation that Peru, along with other countries in the region, experienced during the 1980s and early 1990s. The premise underlying these reforms was that the Central Bank could contribute most effectively to economic prosperity by focusing its activities on achieving stable prices. Prior to the 1991-1993 reforms, the Central Bank operated under a much broader mandate that made it directly responsible for fueling growth and for establishing credit and exchange rate conditions. Pursuit of these broader and occasionally incompatible objectives resulted in erratic policy choices that exacerbated adverse economic conditions and contributed to the hyperinflation experienced in the late 1980s and early 1990s.

         The Central Bank was granted autonomy based on the premise that, to operate effectively, the Central Bank has to be immune from political pressures. In the past, the Central Bank had often been required to pursue ill-advised policies, such as printing currency in order to finance public spending, as a result of government intervention. Since the reforms were implemented, technical rather than political management of the Republic's monetary policy has built confidence in the Government's ability to formulate and implement a sound and stable monetary policy.

         The 1993 Constitution and the Central Bank's Charter guaranteed the autonomy of the Central Bank by prohibiting it from:

         o providing financing to the public sector, except indirectly through limited purchases of treasury bonds;

         o issuing guarantee certificates, surety bonds or any other kind of guarantees, using any other form of indirect financing, or providing insurance of any kind;

         o imposing sectoral or regional ratios on the composition of the loan portfolios of financial institutions; and

         o    establishing multiple currency exchange regimes.

         The reform of the Central Bank's role has been instrumental in the drastic drop in inflation experienced during the 1990s. Between 1994 and 2000, the Central Bank met or slightly exceeded its annual inflation targets. During 2001, the Central Bank maintained a restrictive monetary policy that produced a marked deceleration in the CPI, which averaged 2.0%. This record has served to foster confidence in the stability of the Peruvian currency.

Monetary Policy

         The Central Bank's overarching goal is to maintain a stable monetary environment, with low levels of inflation. Accordingly, the Central Bank establishes a target inflation rate for each fiscal year and has, since 1994, announced this target rate in order to shape market expectations.

         The Central Bank has chosen as its main variable for maintaining price stability the growth rate of the monetary base. Accordingly, subject to occasional intervention by the Central Bank in the foreign exchange market to prevent drastic exchange rate fluctuations, both exchange rates and interest rates are allowed to float freely according to market conditions. The Central Bank establishes an annual target growth rate for the monetary base based on Peru's projected GDP and inflation rate. In order to control the growth rate of the monetary base, the Central Bank monitors and regulates the daily level of liquidity of the banking system, which it tracks by monitoring the average level of bank deposits held at the Central Bank. These deposits are used for the Republic's clearing system, and are also used by banks for the payment of taxes, and by Banco de la Nacion to make payments on behalf of the Republic. Accordingly, they provide a fairly accurate picture of the daily level of liquidity of the banking system.

         The Central Bank establishes a target range for bank deposits held at the Central Bank, which it adjusts and publishes on a monthly basis. The Central Bank employs several tools to ensure that the actual level of bank deposits falls within its specified target. These tools fall into three major categories:

         o    open market operations, which include:

              - auctions to financial institutions of Central Bank certificates of deposit;

              - temporary purchases of Central Bank certificates of deposits and of treasury bonds;

              - auctions to financial institutions of monies owned by Banco de la Nacion; and

              - purchases and sales of foreign currencies in the interbank market;

         o    discount-window transactions, which include:

              - monetary regulation loans, generally known as rediscounts, which consist of short-term loans made directly by the Central Bank to financial institutions to cover their short-term liquidity needs;

              - overnight foreign currency swaps that allow the Central Bank to provide financial institutions with short-term liquidity; and

              - remunerated overnight deposits in the Central Bank, in both domestic and foreign currency, which allow the Central Bank to remove excess liquidity from the banking system; and

         o    minimum reserve requirements.

         Currently, the minimum reserve requirement for local currency deposits is 6%. New foreign currency deposits, those deposited within the current calendar year, are subject to a 20% marginal rate, while foreign currency deposits placed in prior years are subject to the reserve rate applicable in the year they were deposited. Currently, 33%, on average, of total foreign currency deposits must be kept as reserves. The Central bank generally adjusts the marginal rate applicable to foreign currency deposits, but may from time to time adjust the average rate as a tool of monetary policy. Financial institutions may satisfy the minimum reserve requirements with funds they hold in cash or cash equivalents or that they have deposited in their accounts at the Central Bank, so long as they maintain at least 1% of local and foreign currency deposited in the Central Bank.

         The Central Bank increasingly relies on open market operations to regulate the liquidity of the banking system and promotes the perception of the Central Bank as a lender of last resort by imposing above-market rates and commissions on discount-window transactions.

         The significant volatility of short-term capital flows has been a destabilizing factor in Peru's monetary system. Between 1997 and 2001, short-term capital fluctuated between a high of US$2.6 billion, or 4.5% of GDP, of inflows in 1997 to US$1.7 billion, or 3.2% of GDP, of outflows in 1999. In contrast, medium- and long-term capital remained relatively stable between 1997 and 1998, with levels at US$1.1 billion and US$1.0 billion respectively, and from 1999 to 2001, fluctuating between a high of US$542 million, or 1.1% of GDP, of inflows in 1999 to a low of US$439 million, or 0.8% of GDP, of inflows in 2001. To confront the volatility of short-term capital flows, the Central Bank generally prescribes high foreign currency reserve requirements that discourage significant capital outflows and promote holdings of local currency.

         Despite the positive impact it may have on reducing cross-border transaction costs and in preserving purchasing power, the high level of dollarization of the Peruvian economy has also hampered monetary policy by undermining the Central Bank's ability to control the money supply. Dollarization generally refers to the degree to which the U.S. dollar has displaced Peru's domestic currency in the economy. Dollarization began during the 1980s as inflation rates started to rise. As inflation reached triple-digit rates between 1983 and 1985, foreign currency-denominated assets were increasingly used to store value. By 1990, when the annual inflation rate had reached 7,650%, 47% of total deposits in the domestic financial system, and 76% of total deposits held by Peruvians domestically and abroad, were denominated in dollars. During the 1990s, the Peruvian economy remained highly dollarized. As of March 31, 2002, dollar-denominated deposits equaled 66% of total domestic deposits and dollar-denominated assets rose to 54% of total assets held by Peruvians.

         Mitigating the impact that dollarization has had on monetary policy is the fact that domestic currency has retained its role as the principal means of payment, while foreign currency has been used primarily as a savings mechanism. The continued demand for local currency in the vast majority of transactions that take place in the Peruvian economy has preserved local currency as the main channel through which the Central Bank can affect aggregate demand and thus control inflation. The Central Bank expects that as it continues to meet its inflation targets, confidence in the value of the local currency will grow, gradually restoring the nuevo sol as the principal means of savings.

Supervision of the Financial System

         Established in 1931, the Superintendencia de Banca y Seguros, or Banking and Insurance Superintendency, which we refer to in this prospectus as the "SBS," is responsible for regulating and supervising the financial, insurance and private social security systems in Peru. Since 1979, the SBS has had institutional autonomy from the Ministerio de Economia y Finanzas, which we refer to in this prospectus as the "Ministry of Economy." In 1981, the first Ley Organica de la Superintendencia de Banca y Seguros, or Banking and Insurance Superintendency Charter, was adopted, which outlined in greater detail the powers and functions of the SBS. The role of the SBS was expanded in 2000 when it was given jurisdiction over the private social security system.

         The overarching goal of the SBS is to protect the interests of customers, depositors and beneficiaries of the financial, insurance and private social security systems, by ensuring the solvency and integrity of the companies that operate in this sector. In recent years, the SBS has pursued this goal from a free-market perspective, stepping away from the interventionist model that characterized the financial industry until the early 1990s. Accordingly, it has sought to create incentives for financial institutions to manage adequately their levels of risk, while imposing minimum standards to ensure that the integrity and solvency of the industry are not jeopardized.

         Under current banking law, and the regulatory norms and guidelines adopted by the SBS, financial institutions are subject to the following three basic types of regulations:

         o Market-entry requirements designed to ensure that the regulated entities have minimal capital levels to conduct their business and are otherwise reliable financial agents. In particular, the SBS requires that financial institutions have a capital base of no less than US$7.0 million and be managed by competent teams composed of persons of high integrity, aptitude and expertise in their particular fields.

         o Prudential standards designed to ensure that the quality of the financial system's loan portfolio meets minimum levels. These prudential standards include the following requirements:

              - Strict limits on credit concentration. Financial institutions may not lend an amount equal to or greater than 10% of their capital to any single person or entity. This limit may be raised to 30% depending on the kind of guarantee or security offered. Additionally, financial institutions may not lend more than 5% to any single person or entity residing abroad. This limit may be raised to 10% depending on the kind of guarantee or security offered. The 1996 Banking Law also prescribes special limits for particular kinds of credits, such as loans to affiliates and other financial institutions, foreign and domestic.

              - Capital adequacy ratios. The risk-weighted assets of financial institutions may not exceed eleven times their net worth--a stricter standard than the Basel Accord guidelines.

              - Loan-loss reserve requirements that are strictly enforced. These requirements range from a minimum 1% reserve for loans with normal risk levels, to a maximum 100% reserve for loans that are being recovered in court, which must be treated as a loss.

         o Disclosure requirements designed to provide regulators, economic agents in other sectors of the economy and the public, with sufficient information to evaluate the activities of financial institutions. The principal requirements are as follows:

              - Banks must register their shares on the Bolsa de Valores de Lima, which we refer to in this prospectus as the "Lima Stock Exchange," and thereby become subject to the disclosure guidelines established by the Comision Nacional Supervisora de Empresas y Valores, or National Supervisory Commission of Companies and Securities, which we refer to in this prospectus as "CONASEV."

              - Banks are required to publish their quarterly financial statements in major newspapers.

              - CONASEV must publish each month an assessment of the loan portfolio quality of banks.

              - The credit risk of banks must be assessed every semester by two credit rating agencies, and these ratings must be published in major newspapers.

         With respect to loan-loss reserve requirements, current regulations base the risk classification of outstanding credits primarily on the number of days a particular credit is past due. However, for commercial loans, a bank may also take into consideration the debtor's level of solvency, economic trends in the debtor's line of business and the quality of the debtor's management and control systems. Additionally, guarantees or collateral may affect the specific level of reserves that must be maintained with respect to a particular credit.

         Set forth below is the risk-classification scheme mandated by the SBS:

Risk Category                                    Criteria
----------------------    ------------------------------------------------------
Normal:
  Commercial loans......... 0 days past due, high solvency,
                            growing economic sector, adequate management and control systems.

   Consumer loans.......... Up to 8 days past due.
   Mortgage loans.......... Up to 30 days past due.

Potential problems:
   Commercial loans........ Based on cash flow analysis the
                            company is able to fulfill all of its financial obligations, exhibits moderate solvency and adequate management and control systems, but is part of a temporarily destabilized economic sector.
   Consumer loans.......... 9 to 30 days past due.
   Mortgage loans.......... 31 to 90 days past due.

Deficient:
   Commercial loans........ 60 to 120 days past due, moderate to low solvency, unclear tendency in economic sector, inadequate management and control systems.
   Consumer loans.......... 31 to 60 days past due.
   Mortgage loans.......... 91 to 120 days past due.

Doubtful:
   Commercial loans........ 121 to 365 days past due, low
                            solvency, falling revenues in economic sector, inadequate management and control systems.
   Consumer loans.......... 61 to 120 days past due.
   Mortgage loans.......... 121 to 365 days past due.

Loss:
   Commercial loans........ More than 365 days past due, debtor insolvent, structural problems in economic sector, inadequate management and control systems.
   Consumer loans.......... More than 120 days past due.
   Mortgage loans.......... More than 365 days past due.

--------------------------
Source:  SBS.


         The following table sets forth the required loan-loss reserves currently in effect:

                  Required Loan-Loss Reserves by Risk Category
                      (as a percentage of total portfolio)


                                                                  Loan-loss reserve
                                  -------------------------------------------------------------------------------
                                  With liquid guarantees           With guarantees            Without guarantees
                                  ----------------------       ----------------------      ----------------------
Normal:
   Fixed....................                 0.75%                      0.75%                         0.75%
   Variable(1) .............                 0.25                       0.25                          0.25
Potential problems:
   Fixed....................                 0.75                       1.25                          3.75
   Variable(1)..............                 1.75                       1.25                          1.25
Deficient...................                 12.5                       12.5                          25.0
Doubtful....................                 30.0                       30.0                          60.0
Loss........................                 60.0                       60.0                         100.0


------------------
(1) If profits are above a maximum level, the variable rate is added to the fixed rate.

Source:  SBS.

         The following tables set forth information regarding loans of the financial system by risk category and type of institution and loans issued by commercial banks by risk category and type of loan.

         Risk Classification of Aggregate Assets of the Financial System
                             by Type of Institution
             (as a percentage of total loans, as of March 31, 2002)

                                                     Savings and loans
                                                      associations         Small-business   Financial
                        Commercial    Financial   -----------------------   development      leasing
    Risk category          banks     institutions  Municipal      Rural        banks        companies      Total
--------------------    ----------   -----------   ---------  -----------  -------------  ------------  -----------

Normal..............        69.0%        80.8%        82.7%       59.4%        76.9%           57.9%         68.9%
Potential problems..        11.7          7.9          6.6         6.5         11.1            24.0          12.1
Deficient...........         8.0          4.0          4.3        17.6          3.6             8.3           7.9
Doubtful............         5.9          1.4          1.8         5.3          2.7             8.4           5.8
Loss................         5.4          5.9          4.6        11.2          5.8             1.5           5.3
                        ----------   -----------   ---------  -----------  -------------  ------------  -----------
   Total............       100.0%       100.0%       100.0%      100.0%       100.0%          100.0%        100.0%
                        ==========   ===========   =========  ===========  =============  ============  ===========

-------------
Source:  SBS.


           Risk Classification of Aggregate Assets of Commercial Banks
                                 by Type of Loan
             (as a percentage of total loans, as of March 31, 2002)

    Risk category          Commercial loans         Consumer loans         Mortgage loans       Small-business loans
--------------------       ----------------         --------------         --------------       --------------------
Normal...............             66.4%                  82.2%                   82.9%                  76.9%
Potential problems...             12.9                    5.4                     6.0                    5.4
Deficient............              8.9                    3.7                     2.3                    5.3
Doubtful.............              6.5                    2.3                     2.9                    3.7
Loss.................              5.3                    6.3                     5.9                    8.8
 --------------------       ----------------         --------------         --------------       --------------------
 Total..............            100.0%                 100.0%                  100.0%                 100.0%
                            ================         ==============         ==============       ====================

--------------------------
Source:  SBS.

         The following table sets forth the status of loans in the financial system.

                     Status of Loans in the Financial System
             (as a percentage of total loans, as of March 31, 2002)

                                        Current loans         Refinanced and  Loans 1 - 4    Loans > 4     Loans
                                    -----------------------   restructured     months past  months past   subject to
 Type of institution                   Short-term   Long-term     loans due        due           due     judicial process
--------------------------------      ------------ ----------  -------------- -------------- ----------- ----------------

Commercial banks.................        52.7%       30.4%          7.8%           1.6%          2.0%         5.4%
Financial institutions...........        44.8        38.0          10.9            1.7           1.8          2.8
Savings and loans associations:
  Municipal......................        57.3        34.6           2.0            2.0           0.6          3.4
  Rural..........................        48.7        20.8          17.1            4.7           2.0          6.6
Small-business development banks.        51.5        36.9           2.3            3.8           3.1          2.4
Financial leasing companies......         1.5        80.2           9.4            2.3           3.3          3.4
                                    ------------ ----------  -------------- -------------- ----------- ----------------
  Total..........................        49.1%       34.1%          7.9%           1.7%          2.1%         5.1%
                                    ============ ==========  ============== ============== =========== ================

--------------------------
Source:  SBS.

         The SBS performs its supervisory role in the following two principal manners:

         o Direct supervision of regulated entities through on-site and off-site inspections. The SBS systematically reviews and analyzes the information that financial companies are required to disseminate through the media and CONASEV. Based on these inspections, the SBS conducts on-site inspections that focus on areas that merit further scrutiny.

         o Assessments made by third parties. The SBS regularly reviews the analyses of regulated entities conducted by auditors, foreign and domestic credit-rating agencies, and other supervisory agencies, both foreign and domestic. These reviews allow the SBS to gain a broader perspective of the activities and performance of the Peruvian financial sector and to identify areas of concern.

         In 1991, the Republic introduced the Fondo de Seguros de Depositos, which we refer to in this prospectus as the "Deposit Insurance Fund," which insures deposits in the banking system up to S/. 66,572, or US$18,000, per person per bank. The introduction of the Deposit Insurance Fund ameliorated some of the burdens created by the several closures of deficient banks that resulted from the banking reforms undertaken by the Republic in the early 1990s. There have been no significant bank failures or bailouts since December 2000.

Financial Sector

         Prior to 1990, the Republic's regulation of the financial system was characterized by interventionist measures that limited and directed the activities of banks, restricted foreign competition and prevented profit remittances and credit payments abroad. This regulatory environment undermined competition in the financial industry and limited the supply of medium- and long-term credit.

         As part of its economic program, the Fujimori administration undertook an overhaul of the Republic's financial system. Its first measures included the liberalization of interest rates and the elimination of exchange rate controls. In 1996, Congress passed the Ley de Bancos, which we refer to in this prospectus as the "1996 Banking Law," which introduced the Deposit Insurance Fund, adopted a policy of nondiscrimination among foreign and national banks, and state and private banks, and opened the financial market to foreign banks and insurance companies. The 1996 Banking Law also liberalized market-entry barriers for domestic banks and tightened prudential standards and disclosure requirements.

         These and other reforms adopted by the Fujimori administration fueled significant growth of the financial sector. In 1990, there were 38 financial institutions operating in Peru, with only one foreign bank. As of March 31, 2002, the Peruvian financial system was composed of 68 financial institutions, including:

         o    15 commercial banks;

         o    14 municipal and 12 rural savings and loan associations;

         o    13 small-business development banks;

         o    five consumer credit organizations;

         o    seven leasing companies; and

         o two state-owned banks (not counting the Central Bank), Banco de la Nacion and the Corporacion Financiera de Desarrollo, which we refer to in this prospectus as "COFIDE."

         Of the 15 commercial banks in operation, 13 were partly foreign-owned and in 10 of these, foreigners had a majority equity stake. Other participants in the financial sector included, as of March 31, 2002, 16 insurance companies and four private pension funds.

         Established in 1966, Banco de la Nacion is a state-owned bank that offers a variety of services to the public sector, including regional and local governments. These services include:

         o    collecting taxes on behalf of various governmental agencies;

         o    making payments and transfers on behalf of the Government;

         o serving as paying and centralized collection agent for the Republic's internal indebtedness and its medium- and long-term external indebtedness; and

         o providing banking and foreign exchange services in connection with the Government's foreign trade transactions.

         Established in 1971, COFIDE is a state-owned development bank that since 1991 has specialized in providing credit to the financial sector. Through such credits, COFIDE is expected to promote private sector credit for the various sectors of the economy. Additionally, COFIDE administers various special development funds created by the Government, such as the mortgage fund Mivivienda.

         The following table identifies the percentage of loans and deposits corresponding to each category of financial institution as of the dates indicated.

                        Percentage of Loans and Deposits

                                         As of March 31, 2002
                                     ---------------------------
Type of institution                     Loans         Deposits
-----------------------------------  ------------   ------------
                                       S/.    US$      S/.    US
                                     ------ -----   ------ -----
Rural savings and loans.............   0.9%   0.4%    0.5%   0.3%
Municipal savings and loans.........   6.0    0.6     2.4    1.5
Leasing companies...................   1.2    7.1     0.0    0.0
Consumer credit organizations.......   6.5    0.5     4.5    0.0
Commercial banks....................  69.5   76.7    80.5   94.6
Small business development banks....   1.0    0.2     0.0    0.0
State-owned banks...................  15.0   14.4    12.1    3.6
                                     ------------   ------------
  Total............................. 100.0% 100.0%  100.0% 100.0%
                                     ============   ============

--------------------------------
Source:  SBS.

         The following table shows the Number of fnancial institutions and the percentage interest in total assets of the financial system held by each category of financial institution as of the dates indicated.

                        Number of Financial Institutions
                and Share of Total Assets of the Financial System

                                                         Number of Institutions                      Share of Total Assets
--------------------------------------------------------------------------------------------------------------------------
                                                    As of December 31,                       As of
                                     -----------------------------------------------       March 31,     As of March 31,
                                     1997      1998        2002       2000       2001        2002              2002
                                     ----      ----        ----       ----       ----        ----              ----
Type of institution
Rural savings and loans............   16        15          13         12          12        12                0.5%
Municipal savings and loans........   13        13          13         13          14        14                1.7
Leasing companies..................    9         9           9          7           7         7                3.2
Consumer credit organizations......    7         7           5          5           5         5                1.4
Commercial banks...................   25        26          20         18          15        15               79.4
Small business development banks...    1         7           7         10          13        13                0.3
State-owned banks..................    3         3           3          3           2         2               13.6
                                    -------------------------------------------------------------------------------------
   Total...........................   74        80          70         68          68        68               100.0%
                                    ======================================================================================

--------------------------------
Source:  SBS.

         The Peruvian financial system grew only 0.8%, measured in current U.S. dollars, between 1997 and 1998, and contracted 13.4%, measured in current U.S. dollars, between 1998 and 2000, as reflected by the total level of assets. Contraction continued in 2001 with a 7.7% decrease, measured in current U.S. dollars, compared to 2000. The growth experienced between 1997 and 1998 was possible because of the growth of the economy as a whole and the liberalization of the financial system. The contraction since 1998 was caused primarily by external financial shocks, such as the Asian and Russian financial crises, and the resulting economic crisis that led to a reduction in the extension of credit. The contraction in 2001 was caused primarily by the Argentina financial crisis and the events of September 11, 2002, which led to a reduction in the extension of credit. Overall, from 1997 to 2001, total assets of the financial system contracted 19.4%, measured in current U.S. dollars. For the first three months of 2002, total assets of the financial system have increased slightly by 1.9%, measured in current U.S. dollars, since the end of 2001.

         The following table sets forth the total gross assets of the Peruvian financial system for the periods indicated:

               Total Gross Assets of the Peruvian Financial System
   (in millions of U.S. dollars and as a percentage change from previous year)


                                                  Financial system                        Commercial banks
                                             -----------------------------           -----------------------------
                                                US$           Growth rate (%)           US$           Growth rate (%)
                                             ------------  -----------------         ------------  -----------------
As of December 31,
1997.................................          23,405               29.8               21,976               28.6
1998.................................          23,582                0.8               21,761               (1.0)
1999.................................          22,427               (4.9)              20,834               (4.3)
2000.................................          20,424               (8.9)              19,110               (8.3)
2001.................................          18,858               (7.7)              17,814               (6.8)
2002:
   January...........................          18,934                2.0               17,866                2.1
   February..........................          19,080                2.5               18,028                2.7
   March.............................          19,214                0.1               18,166                0.2


--------------------------------
Source:  SBS.

         Private commercial banks are the primary source of private sector financing and in 2001 accounted for 78.7% of all U.S. dollar-denominated loans and 19.2% of loans denominated in nuevos soles. In the period from 1997 to 2001, the private sector received on average 88.8% of the total credits issued by the financial system, while the public sector received only 11.2%. As of March 31, 2002, major private sector borrowers included companies engaged in manufacturing (24.3% of total loans) and wholesale and retail trade (17.0% of total loans).

         The following tables set forth information regarding the allocation of loans to each sector of the economy.

                   Loans of the Financial System by Sector(1)
                (in millions of U.S. dollars, at current prices)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------
Private sector:
  Agriculture and
    livestock............... US$   450    US$   457    US$   392    US$   392    US$   381    US$   389
  Fishing...................       313          425          382          439          316          326
  Mining....................       442          494          574          591          764          616
  Manufacturing.............     3,287        3,888        3,404        3,251        2,682        2,854
  Electricity, gas and             113          313
    water...................       356          402          370          407
  Construction..............       486          682          611          560          339          340
  Wholesale and retail
    trade...................     2,481        2,207        2,088        1,593        1,988        1,997
  Hotels and restaurants....       209          331          232          205          192          188
  Transportation,
    warehousing and
    telecommunications......       848          818          589          613          583          619
  Financial intermediation..       574          828          430          380          379          391
  Real estate...............       809        1,046          742          861          773          766
  Public administration
    and defense.............        91          111           80           93           94           95
  Education.................        65           84           63           57           49           59
  Health and social
    services................       527          735          587          753           54           52
  Other.....................     3,758        3,069        2,536        2,569        2,617        2,638
                             ---------    ---------    ---------    ---------    ---------    ---------
      Total loans........... US$14,453    US$15,488    US$13,066    US$12,759    US$11,582    US$11,736
                             =========    =========    =========    =========    =========    =========

---------------------

(1) Excludes rural savings and loans, municipal savings and loans and small business loans institutions. Source: SBS.


                   Loans of the Financial System by Sector(1)
                        (as a percentage of total loans)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------

Private sector:
  Agriculture and
    livestock................   3.1%         3.0%         3.0%         3.1%         3.3%          3.3%
  Fishing....................   2.2          2.7          2.9          3.4          2.7           2.8
  Mining.....................   3.1          3.2          4.4          4.6          6.6           5.3
  Manufacturing..............  22.7         25.1         26.1         25.5         23.2          24.3
  Electricity, gas and
    water....................   0.8          2.0          2.7          3.2          3.2           3.5
  Construction...............   3.4          4.4          4.7          4.4          2.9           2.9
  Wholesale and retail
    trade....................  17.2         14.2         16.0         12.5         17.2          17.0
  Hotels and restaurants.....   1.4          2.1          1.8          1.6          1.7           1.6
  Transportation,
    warehousing and
    telecommunications.......   5.9          5.3          4.5          4.8          5.0           5.3
  Financial intermediation...   4.0          5.3          3.3          3.0          3.3           3.3
  Real estate................   5.6          6.8          5.7          6.7          6.7           6.5
  Public administration
    and defense..............   0.6          0.7          0.6          0.7          0.8           0.8
  Education..................   0.4          0.5          0.5          0.4          0.4           0.5
  Health and social
    services.................   3.6          4.7          4.5          5.9          0.5           0.4
  Other.....................   26.0         19.8         19.4         20.1         22.6          22.5
                             ---------    ---------    ---------    ---------    ---------    ---------
     Total loans..........    100.0%       100.0%       100.0%       100.0%       100.0%        100.0%
                             =========    ========     =========    =========    =========    =========

--------------------------------
(1) Excludes rural savings and loans, municipal savings and loans and small business loans institutions. Source: SBS.


         The following table sets forth the bank credit to the private sector for the years shown.

                        Bank Credit to the Private Sector
                        (as a percentage of total credit)

                  Private Commercial Banks          Public Sector Banks
                ----------------------------    ------------------------------
                     S/.    Foreign Currency        S/.       Foreign Currency
                  -------- -----------------    ---------     ----------------

1997........        21.9         75.6              0.8               1.7
1998........        19.3         78.4              0.7               1.6
1999........        17.4         80.6              0.3               1.7
2000........        18.2         79.9              0.3               1.6
2001........        19.2         78.7              0.7               1.4
2002(1).....        19.5         78.1              0.9               1.5

--------------------------------
(1) As of March 31.
Source:  Central Bank.

         Pursuant to the Central Bank Charter, interest rates float freely in the Peruvian economy and are determined by market conditions. Only in exceptional circumstances is the Central Bank allowed to establish minimum and maximum interest rates. The Central Bank does not engage in open market operations in order to affect interest rates but rather to control the growth rate of the monetary base.

         The Ley General del Sistema Financiero y del Sistema de Seguros y Organica de la Superintendencia de Banca y Seguros, or Financial and Insurance System Law, the 1996 Banking Law and the SBS Charter establish that financial companies may freely establish interest rates and the commissions they charge on loans, deposits and other services they provide.

         The following table sets forth information regarding interest rates for the years shown.

                     Interest Rates on Commercial Bank Loans
                             (in annual percentages)


                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------

Domestic currency:
  Interbank.............       12.8%        12.9%        16.9%         11.4%         3.1%         2.5%
  Prime(1)..............       18.5.        21.5         22.5          15.4          5.0          3.9
  Average loan rate.....       30.4.        37.1         32.0          26.5         23.0         20.7

Foreign currency:
  Interbank..............       7.6.        11.2          6.6           8.4          2.1          2.1
  Prime(1)..............       12.8.        12.5         12.9           8.2          3.1          2.9
  Average loan rate.....       15.6.        16.8         14.8          12.6         10.2         10.1

--------------------------------
(1)  Since year 2000 it considers only loans to corporate sector.
Source:  SBS.


         The decrease in interest rates on domestic currency loans since December 31, 2000 is a result of greater liquidity in the financial system and lower international interest rates, as well as a reduced credit risk since the second half of 2001.

         The following table sets forth information on interest rates applicable to deposits for the years indicated.

               Interest Rates on Deposits Paid by Commercial Banks
                             (in annual percentages)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------
Domestic currency:
  Savings deposits...........  10.7%        10.1%         9.5%        7.7%          5.9%         1.8%
  Time deposits..............  15.0         15.1         16.2        13.3           9.9          3.9
  Average deposit rate.......  10.3         10.9         11.8         9.8           7.5          3.7

Foreign currency:
  Savings deposits...........   4.6          4.4          4.1         3.5           2.5          0.8
  Time deposits..............   7.2          6.6          6.4         5.7           4.0          2.1
  Average deposit rate.......   5.5          5.1          5.1         4.7           3.5          1.7

-------------------------------
Source:  SBS.


Liquidity and Credit Aggregates

         The most significant money supply measures in Peru are M1, M2, M3 and M4, which are generally composed as follows:

         o M1 consists of currency in circulation plus demand deposits in domestic currency held in private sector banks;

         o M2 consists of M1 plus savings deposits in domestic currency held in private banks;

         o M3 consists of M2 plus time deposits in domestic currency held in private banks and mortgage certificates and other certificates, in domestic currency, issued by private banks; and

         o M4 or "broad money" consists of M3 plus foreign currency in circulation.

         During the period from 1997 to 2001, the Republic's monetary base grew only 1.1%, from US$1.75 billion in 1997 to US$1.77 billion in 2001. M1 grew during this period at an average annual rate of 8.6%, M2 at an average annual rate of 9.8% and M3 at an average annual rate of 12.5%. The following table sets forth the composition of the monetary base and international reserves as of the dates indicated.

             Monetary Base and Central Bank's International Reserves
                (in millions of U.S. dollars, at current prices)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------
Currency in circulation
  and cash in  vaults
   at banks................. US$ 1,711    US$ 1,561    US$ 1,659    US$ 1,583    US$ 1,748    US$ 1,654
Commercial bank deposits
  at the Central Bank.......        39           34           15           15           22           16
                             ---------    ---------    ---------    ---------    ---------    ---------
Monetary base............... US$ 1,750    US$ 1,595    US$ 1,674    US$ 1,598    US$ 1,770    US$ 1,670
                             =========    =========    =========    =========    =========    =========
Gross international
  reserves.................. US$11,119    US$ 9,982    US$ 9,003    US$ 8,563    US$ 8,838  US$   8,940

Net international
  reserves..................    10,169        9,183        8,404        8,180        8,613        8,786

--------------------------------
Source:  Central Bank.

         As of December 31, 2001, the ratio of gross international reserves at the Central Bank to the monetary base was approximately 5 to 1.

         Between 1997 and 2001, the average amount held by financial institutions in current accounts at the Central Bank was US$42.8 million. During this period, the Central Bank successfully employed its monetary tools to ensure that current account deposits remained within the targets it prescribed on a monthly basis. The Central Bank was thus able to regulate the liquidity of the banking system in order to ensure a growth of the monetary base commensurate with the Republic's inflation and GDP growth targets.

         As of December 31, 2001, outstanding credits of the financial system totaled US$15.6 billion and deposits in the financial system totaled US$11.9 billion. The private sector is the principal recipient of commercial loans. Private-sector credits from commercial banks showed only a moderate increase between 1997 and 1998, as a result of a worldwide economic slowdown. After reaching a peak of US$14.8 billion in 1998, private-sector credits declined at an average annual rate of 3.3% to US$13.4 billion in 2001. Aggregate deposits in commercial banks grew at an average annual rate of 3.2%, from US$12.0 billion in 1997 to US$12.4 billion in 2001. Foreign-currency denominated deposits in the banking system grew at an average annual rate of 1.6% between 1997 and 2001, reaching US$9.5 billion in 2001.

         From December 31, 2001 to March 31, 2002, the Republic's monetary base decreased 5.4%, to US$1.67 billion as of March 31, 2002. The decrease was largely attributable to a seasonal increase in over the counter purchases of U.S. dollars during the forth quarter of 2001. At the same time, gross international reserves increased 1.2%, to US$8.94 billion, and net international reserves increased 2.0%, to US$8.79 billion largely due to increased public sector deposits due to the February 2002 issuance of the Global Bonds and a reduction of deposits by financial intermediaries, primarily banks, in the Central Bank.

         The following table sets forth liquidity and credit aggregates as of the dates indicated.

                              Liquidity and Credit
                (in millions of U.S. dollars, at current prices)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------
Monetary aggregates
  Currency in circulation... US$ 1,407    US$ 1,254    US$ 1,319    US$ 1,285    US$ 1,438    US$ 1,368
  M1........................     2,423        2,103        2,128        2,080        2,275        2,193
  M2........................     4,763        4,014        4,020        4,096        4,769        4,792
  M3........................    13,630       12,999       13,225       13,438       14,220       14,003

Credit by sector(1)
  Public sector............. US$ 1,384    US$ 1,727    US$ 1,787    US$ 1,728    US$ 2,226    US$ 2,099
  Private sector............    14,206       14,840       14,207       13,691       13,403       13,377
    Total credit aggregates. US$15,589    US$16,567    US$15,994    US$15,419    US$15,630    US$15,476

Deposits
  Local currency(2)......... US$ 2,340    US$ 1,911    US$ 1,892    US$ 2,016    US$ 2,494    US$ 2,599
  Foreign currency(3).......     8,867        8,985        9,205        9,342        9,451        9,211
    Total deposits.......... US$11,207    US$10,897    US$11,097    US$11,358    US$11,945    US$11,810

--------------------------------

(1)  Includes securities offerings and cash advances from checking accounts.
(2) Includes savings deposits, time deposits and other certificates in domestic currency.
(3) Includes demand deposits, savings deposits, time deposits and other certificates in foreign currency.
Source:  Central Bank.


         The following table sets forth growth in selected monetary indicators as of the dates indicated.

                          Selected Monetary Indicators
                        (percentage change from previous
                year, based on variable rates in nuevos soles)(1)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002(2)
                             ---------    ---------    ---------    ---------    ---------    ---------

 M1.................           19.8%        13.3%         2.6%          5.6%         1.5%          9.8%
 M2.................           19.1         15.3          1.7           5.9          6.8          17.2
 M3.................           25.2         14.7         14.0           5.3          3.2           4.1

--------------------------------

(1)  Average indicators of the period.
(2)  As compared to March 31, 2001.
Source:  Central Bank.

Inflation

         The economic and monetary program that the Government implemented during the early 1990s achieved a drastic reduction in inflation. The Republic experienced hyperinflation during the late eighties and in 1990. By 1997, inflation, as measured by the CPI, had declined to an average rate of 8.5% and continued to decrease from 1997 to 2001. Prices during 2002 have shown significant stability, with an average inflation rate of -0.7% for the three months ending March 31, 2002, as compared to 0.3% for the three months ending March 31, 2001.

         During 1999 and 2000, fuel prices were by far the main contributors to the overall increase in prices, rising 25.9% in 1999 and 30.3% in 2000. In 1999, other significant contributors to inflation included transport services rising 13.3% and public services rising 12.7%. In 2000, significant contributors to inflation included education services rising 5.6% and transport services rising 5.0%.

         In 2001, fuel prices showed a sharp reversal, falling 13.1%. The main reasons for inflation during this period included education services rising 4.0%, health services rising 3.0%, public services rising 2.7% and food prices rising 1.2%.

         The following table sets forth changes in the CPI for the periods indicated.

                                         Consumer Price Index(1)
                                                (% change)
                                  ----------------------------------
                                    End of period          Average
                                  ----------------     -------------
1997............................        6.5                  8.5
1998............................        6.0                  7.3
1999............................        3.7                  3.5
2000............................        3.7                  3.8
2001............................       -0.13                 2.0
2002:
  January.......................       -0.52                 1.6
  February......................       -0.04                 1.2
  March.........................        0.54                 0.8

--------------------------------
(1) For a description of how the CPI is and its rates of change are calculated, see "Certain Defined Terms and Conventions--Certain Defined Terms."
Source:  Central Bank.

Foreign Exchange and International Reserves

     Foreign Exchange

         Prior to 1991, the Republic exercised control over the foreign exchange markets by imposing multiple exchange rates and placing restrictions on the holding and use of foreign currencies. In 1991, the Fujimori administration eliminated all foreign exchange controls and the exchange rates were unified. Currently, foreign exchange rates are determined by market conditions, with occasional intervention by the Central Bank to prevent drastic fluctuations.

         The following table sets forth the nuevo sol/U.S. dollar exchange rates for the dates and periods indicated.

                                                   Exchange Rates(1)
                                                     (S/. per US$)
                                        -------------------------------------
                                          End of period            Average
                                        ----------------         ------------
1997............................              2.725                  2.660
1998............................              3.150                  2.925
1999............................              3.510                  3.380
2000............................              3.525                  3.490
2001............................              3.444                  3.507
2002............................              3.446(2)               3.456(3)

--------------------------------
(1)  Formal rates offered by banks.
(2)  As of March 31.
(3)  Average from January 1 to March 31, 2002.
Source:  Central Bank.

     International Reserves

         Pursuant to Article 72 of the Central Bank's Charter, the international reserves administered by the Central Bank consist primarily of:

         o    holdings of gold and silver;

         o foreign currencies generally accepted as a means of payment in the international markets; and

         o    in the Central Bank's Board's discretion:

              -    foreign currency deposits of less than 90 days;

              - certificates of deposits of less than 90 days issued by banks; and

              - investment-grade securities having a high level of liquidity issued by international organizations or public foreign entities.

         The Central Bank maintained a policy during the 1990s of accumulating international reserves. International reserves help the Republic to maintain economic and financial stability by ensuring the availability of foreign currency in extraordinary situations. These situations can include sudden, significant withdrawals of foreign currency deposits from the banking system, or sharp downturns in exports and economic activity.

         In order to determine and guide the optimal investment distribution of its reserves, the Central Bank prepares a model benchmark portfolio that takes into consideration variables such as return, risk, liquidity, maturity and diversification. This model portfolio is designed in light of actual market conditions to ensure that it sets forth feasible goals and eschews speculative assumptions. The Central Bank adjusts the value of its investment portfolio daily on the basis of market prices, although the Central Bank generally maintains its investment assets until their maturity.

         The Central Bank considers and actively manages the following four types of risks in investing its international reserves:

         o Liquidity risk. The Central Bank manages liquidity risk by distributing its investments among three types of assets, following the guidelines of its benchmark portfolio:

              - highly liquid, short-term assets to cover unexpected contingencies;

              - liquid assets not exceeding one year in maturity, which include bank time-deposits not exceeding three months and having staggered maturity dates, and fixed income-securities that are highly liquid in the international markets; and

              - assets with maturities exceeding one year, generally consisting of bonds that offer a relatively higher return because of the longer term. To ensure an adequate level of liquidity, these bonds must have been issued in certain minimum quantities as prescribed by the Central Bank.

         o Credit risk. To minimize risks that may arise due to insolvency on the part of the creditor, the Central Bank diversifies its investments as follows:

              - deposits in foreign banks that are rated investment grade by Standard & Poor's, a division of the McGraw-Hill Companies, Moody's Investor Service, Fitch IBCA, Duff & Phelps or similar credit-rating agencies;

              - investment-grade fixed-income securities or securities guaranteed by international organizations, foreign governments or their agencies; and

              - investments in debt or equity issued by private entities are prohibited.

         o Foreign exchange risk. Fluctuations in the foreign exchange markets can pose a significant risk to the level of reserves at the Central Bank, due to the significant U.S. dollar-denominated liabilities of the Peruvian banking system. Moreover, the great majority of the Republic's foreign trade and capital flows are also denominated in U.S. dollars, which can also exert significant pressure on the Central Bank's international reserves. To safeguard its international reserves from fluctuations in the foreign exchange markets, the Central Bank invests primarily in U.S. dollar-denominated assets. Some investments are also made in German deutsche marks that match amounts owed in such currency to the IMF.

         o Market risk. To mitigate market risk, the Central Bank tries to match the average maturity of its assets to that of its liabilities. The average maturity of the Central Bank's portfolio does not exceed one year, which significantly protects it from market fluctuations. Additionally, the Central Bank imposes limits on the maximum term of its portfolio securities.

         Between 1997 and 2000, the Central Bank's net international reserves decreased at an average annual rate of 7.0%, with the steepest declines occurring during 1998 and 1999. This decrease was the result of reductions in public sector deposits and deposits of financial institutions in the Central Bank, and a decrease in foreign exchange reserves at the Central Bank, as a result of repurchases of treasury bonds. In 2001, however, net international reserves increased 5.3% from 2000, due to increased deposits of financial institutions at the Central Bank, reflecting excess liquidity at the Central Bank and for bank operations.

         As of March 31, 2002, the Central Bank's cash reserves totaled US$4.1 billion, representing a 20.2% decrease over the level as of December 31, 2001 and a 19.2% decrease over the level as of December 31, 2000. As of March 31, 2002, the Central Bank's gold reserves totaled US$337 million, representing a 30.6% increase over the level as of December 31, 2001 and a 22.5% increase over the level as of December 31, 2000.

         Between 1997 and 1998, the net international reserves of the Peruvian banking system as a whole decreased by 10.6%, but increased by 7.6% in 1999, showed only a moderate decrease of 1.8% in 2000, and increased again by 9.5% in 2001. During the period from 1997 to 2001, the ratio of total gross reserves of the Peruvian banking system to total monthly imports fluctuated between 15.4% and 18.0%.

         The following table shows the composition of the international reserves of the Republic's banking system as of the dates indicated.

                Net International Reserves of the Banking System
         (in millions of U.S. dollars at period end, at current prices)

                                                                                                As of
                                                   As of December 31,                          March 31,
                             ---------------------------------------------------------------- ---------
                                1997         1998         1999         2000         2001         2002
                             ---------    ---------    ---------    ---------    ---------    ---------
Central Bank
  Assets...................  US$11,119    US$ 9,982    US$ 9,003    US$ 8,563    US$ 8,838    US$ 8,940
  Liabilities..............        950          799          599          383          225          154
                             ---------    ---------    ---------    ---------    ---------    ---------
    Total (assets
      less liabilities)....     10,169        9,183        8,404        8,180        8,613        8,786

Banco de la Nacion and
   Banca de Fomento
  Assets...................        287          246          152           77          103           33
  Liabilities..............         68           29           28           28           27           27
                             ---------    ---------    ---------    ---------    ---------    ---------
 Total (assets
      less liabilities)....        219          217          124           49           76            6

Private banks
  Assets...................        578          613          981          824          750          763
  Liabilities..............      2,984        2,879        1,835        1,519        1,188        1,154
                             ---------    ---------    ---------    ---------    ---------    ---------
    Total (assets
      less liabilities)....     (2,406)      (2,266)        (854)        (695)        (437)        (392)

      Net international
        reserves...........  US$ 7,982    US$ 7,134    US$ 7,674    US$ 7,534    US$ 8,252    US$ 8,400
                             =========    =========    =========    =========    =========    =========

Memorandum items:
  Gross reserves of
    the Central Bank.......  US$11,119    US$ 9,982    US$ 9,003    US$ 8,563    US$ 8,838    US$ 8,940
  Gross reserves of
    the banking system.....  US$11,984    US$10,841    US$10,136    US$ 9,464    US$ 9,691    US$ 9,735
  Gross reserves of the
    Central Bank (in months
    of total imports)......       15.6         14.6         16.0         14.0         14.7         16.6
  Gross reserves of the banking
    system (in months of total
    imports)...............       16.8         15.9         18.0         15.4         16.2         18.1

--------------------------------
Source:  Central Bank.


Securities Markets

         The securities markets in Peru are regulated by CONASEV. CONASEV's purpose is to protect investors and promote the efficient operations of the market. In particular, CONASEV functions include:

         o supervision of the activities and management of the various market participants, including the Lima Stock Exchange, brokerage firms, issuing companies, mutual funds and other investment funds, and credit-rating agencies; and

         o promotion of market transparency, through disclosure and dissemination requirements.

         Peru's capital markets underwent significant changes during the 1990s as a result of various reform initiatives undertaken by the Government. These reforms began in 1991 with passage of the Ley de Mercado de Valores, which we refer to in this prospectus as the "Securities Market Law of 1991." This law implemented a comprehensive set of measures that liberalized and modernized the operations of Peru's capital markets. These measures included:

         o requirements for securities exchanges and broker dealers, such as the introduction of special funds that these entities must provide in order to guarantee the proper execution of trades;

         o market transparency and disclosure requirements, particularly through the creation of the Registro Publico de Valores e Intermediarios, or Public Registry of Securities and Broker Dealers, a public record of all the participants in the Peruvian capital markets, including issuers, broker-dealers and credit-rating agencies;

         o the establishment of a regulatory framework for new institutions that were authorized to operate in the Peruvian capital markets and which would play an increasingly important role (these new institutions included mutual funds and credit-rating agencies); and

         o requirements for the operation of primary and secondary markets, including guidelines for the settlement of securities transactions, dealer commissions, dispute resolution and asset securitization.

         In 1996, a new Ley de Mercado de Valores, or Securities Market Law of 1996, was introduced. This law preserved the basic market structure adopted under the Securities Market Law of 1991, but introduced certain changes in order to streamline further the operations of the Peruvian capital markets, making them more compatible with international standards. These changes included:

         o    vesting with the Lima Stock Exchange self-regulatory authority;

         o creating CAVALI ICLV S.A., a private securities clearing and depository agency independent of the Lima Stock Exchange;

         o liberalizing the brokerage business through the introduction of less stringent minimum capital requirements and broadening of the range of transactions in which brokerage firms may participate; and

         o    restricting insider trading.

         In order to stimulate the growth of Peru's capital markets, the Government also encouraged greater participation in the markets through economic incentives. In 1993, the Republic adopted tax exemptions for both capital earnings generated through stock exchange trading and interest income obtained from any kind of bond. These tax exemptions, which are scheduled to expire in December 2006, have played a pivotal role in funneling funds towards the capital markets.

         Another significant factor in the development of Peru's capital markets was the introduction in 1993 of private pension funds and mutual funds, both of which have become important institutional investors. Administradoras Privadas de Fondos de Pensiones, or Private Pension Fund Agencies, which we refer to in this prospectus as "AFPs," were created pursuant to Decree Law No. 25897, or Private Pension System Law of 1992. These private pension funds were introduced not only to improve Peru's social security system, but also to channel funds towards the capital markets. For a description of the Republic's private pension system see "Public Sector Finances--Social Security." During the period from 1997 to 2001, membership in these funds increased at an average annual rate of 12.4%. Currently, there are four funds in operation with approximately 2.8 million members and approximately US$3.9 billion in assets under management. These funds invest in fixed-income securities, representing approximately 52.8% of their portfolios, floating-rate securities, representing approximately 25% of their portfolios, and bank time deposits, representing approximately 22.2% of their portfolios.

         Mutual funds entered the market as a result of the Securities Market Law of 1991, which established a regulatory framework for their operations. Currently, there are eight mutual fund companies in operation that administer 25 mutual funds. As of December 31, 2001, these mutual fund companies managed approximately US$1.1 billion in assets for approximately 41,000 investors. These mutual funds invest primarily in fixed-income securities, representing approximately 49.1% of their portfolios, and bank time deposits, representing approximately 33.8% of their portfolios.

         Peru's capital markets experienced significant growth during the 1990s as a result of the reforms implemented by the Government during this period. Despite this growth, the Peruvian capital markets remain relatively small and illiquid. Accordingly, most businesses, particularly small and medium-size businesses, raise capital through the local banking system; large businesses also benefit from limited access to foreign credit.

         Founded in 1971, the Lima Stock Exchange is the only securities exchange operating in Peru. The Lima Stock Exchange was privatized as part of the capital-market reforms implemented by the Government in 1991 and currently operates as a self-regulatory entity under the supervision of CONASEV. The public trading of company shares (cash operations) accounted for approximately 31% of the total volume transacted on the exchange in 2001, while cash transactions with debt instruments accounted for 58%. As of March 30, 2002, there were 210 companies listed on the Lima Stock Exchange, four of which were foreign companies (not including companies listing only bonds or trading securities under the modality of market maker). During the period from 1996 to 2001, market capitalization of domestic companies decreased at an average annual rate of 4.7% to US$10.9 billion as of December 31, 2001. During the same period, annual trading volume decreased at an average annual rate of 18.7% to US$3.0 billion in 2001. Daily trading volume in 2001 averaged US$12.0 million.

                             Peru's Capital Markets
                 Transaction Volume and Market Capitalization(1)
                (in millions of U.S. dollars, at current prices)

                                                                                        For the first 3 months of:
                                                                                        --------------------------
                                 1997        1998         1999        2000        2001         2001       2002
Equities:
     Stocks..............  US$ 4,289.3  US$ 3,077.2  US$ 2,742.5  US$ 2,436.6  US$  848.6   US$  247.6   US$  226.9

      Others................       8.9         13.7          5.2         83.7        87.7         38.3         15.5
                           -----------  -----------  -----------  ----------- -----------    ---------   ----------
      Total..............      4,298.2      3,090.9      2,747.7      2,520.3       936.3        285.9        242.4

Fixed Income Securities:
   Auctions..............          0.0          0.0        141.6        144.1         0.2          0.0          0.0
   Continued trading.....          0.0          0.0          0.0        339.3     1,282.8        159.7        437.0
   Bonds-money market....      2,634.9      2,089.9        853.8        247.8       450.4         51.0        253.0
   Mortgage bills........        124.1         90.1         43.2          0.0         0.0          0.0          0.0
   Certificates of
   deposit...............      2,162.8        885.2        330.7          0.0         0.2          0.0          0.7
   Others................        948.9        491.8         26.5          0.9         0.9          0.0          1.5
                           -----------  -----------  -----------  ----------- -----------   ----------   ----------
      Total..............      5,870.7      3,557.0      1,395.7        732.1     1,734.5        210.7        692.2

Report Transactions:
   Equities..............     1,770.8         981.4        430.7        271.0       219.9         56.4         54.7
   Debt instruments......       191.6         104.6        124.3         70.3       108.8         13.0          2.0
                          -----------   -----------  -----------  ----------- -----------   ----------   ----------
      Total..............     1,962.4       1,086.0        555.0        341.3       328.7         69.4         56.7

Non-massive issued
instruments..............         0.0           0.0          0.0          0.0        11.3          0.0          0.7
                          -----------   -----------  -----------  ----------- -----------  -----------   ----------
Total Transaction
Volume................... US$12,131.3   US$ 7,734.0  US$ 4,698.4  US$ 3,593.7 US$ 3,010.8  US$  566.0   US$  992.0
                         ============  ============  ===========  =========== =========== ===========   ==========


Market capitalization.... US$17,383.0  US$ 11,035.3  US$13,407.4  US$10,511.1 US$10,861.0 US$10,687.8   US$11,909.7

--------------------------------
 (1) Lima Stock Exchange
 Source:  CONASEV, Lima Stock Exchange

                             PUBLIC SECTOR FINANCES

Consolidated Public Sector

         The consolidated Peruvian public sector is divided into the financial public sector and the non-financial public sector. The non-financial public sector consists of the central Government, its various decentralized administrative and regulatory agencies, such as the SBS, Seguridad Social de Salud, or Social Security for Health, which we refer to in this prospectus as "ESSALUD," and the Superintendencia Nacional de Administracion Tributaria, or National Superintendency for Tax Administration, which we refer to in this prospectus as "SUNAT," the local municipal and district governments and non-financial state-owned enterprises such as Petroleos del Peru S.A., which we refer to in this prospectus as "Petroperu," and Empresa de Electricidad del Peru S.A., which we refer to in this prospectus as "Electroperu." The financial public sector consists of the Central Bank, Banco de la Nacion and COFIDE.

         The non-financial public sector registered a surplus of US$93 million, or 0.2% of GDP, in 1997 and an overall deficit every year from 1998 to 2001, ranging from a low of US$475 million, or 0.9% of GDP, in 1998 to a high of US$1.7 billion, or 3.2% of GDP, in 2000. The overall surplus achieved in 1997 by the non-financial public sector resulted primarily from a US$259 million rise in the consolidated surplus of state-owned enterprises as a result of an increase in the net profits of Petroperu, Empresa Minera del Centro and Electroperu, which was caused by diverse factors, including an 18% increase in the price of fuel and a 28% rise in the price of zinc. In 1999, the consolidated deficit for the non-financial public sector increased 243%, primarily as a result of a shift in the central Government's fiscal accounts, from a US$422 million surplus in 1998 to a US$552 million deficit in 1999. This drastic shift was caused by a decline in tax revenues that was not accompanied by a proportionate reduction in Government expenditures. For a description of the central Government fiscal accounts see "--Central Government."

         The 2000 deficit for the non-financial public sector exceeded the 2.0% target established in the Ley de Prudencia y Transparencia Fiscal, which we refer to in this prospectus as the "Fiscal Prudence Act." This law was approved in December 1999 and seeks to foster fiscal stability by establishing specific guidelines on public sector deficits, growth in government spending and growth in public sector debt. The law targets a 1.5% of GDP deficit for 2001 and a 1.0% of GDP deficit for 2002. It also limits the increase of non-financial expenses of the central Government for 2002 to 2.0% in real terms.

         The Government has proposed new legislation which would substitute a new Ley de Responsibilidad y Transparencia Fiscal, the Fiscal Responsibility Act, for the current Fiscal Prudence Act. The proposed legislation, which has been submitted to Congress for review and approval, is meant to address aspects of the current law which have led to compliance failures, as well as to adapt the law for the new Regional Governments.

         In 2001, the deficit in the non-financial public sector fell from the 3.2% of GDP registered during the previous year to 2.5% of GDP, due to a reduction in the central Government's fiscal accounts and a reduction in the non-financial expenses of the central Government resulting from the improved performance of state-owned enterprises and ESSALUD. On December 5, 2001, Congress temporarily suspended enforcement of the deficit limit targeted by the Fiscal Prudence Act.

         For the first three months of 2002, the non-financial public sector registered a deficit of US$198 million, or 1.5% of GDP, a 318% decrease from the US$91 million surplus for the same period in 2001. This shift resulted primarily from a steep fall in central Government income and, to a lesser extent, increases in non-financial spending. The Government's decision to abandon planned privatizations following protests in the cities of Arequipa and Tacna against the sale of power generators Egasa S.A. and Egesur, S.A. is expected to impact negatively private investment, holding back the expected economic recovery and dry up financing of the fiscal deficit. The Government projects a consolidated public sector deficit of 2.3% of GDP in 2002. Thus far, the Republic has not met the Fiscal Prudence Act's budget guidelines for 2002.

         The draft budget in 2003 projects a consolidated public sector deficit of U.S.$1.1 billion or 1.9% of projected GDP.

         The following tables set forth the consolidated public sector accounts for the periods indicated.

            Consolidated Accounts of the Non-Financial Public Sector
                (in millions of U.S. dollars, at current prices)

                                                                                For the first 3 months of:
                                                                             -------------------------------
                                  1997       1998        1999     2000(1)     2001(1)    2001(1)    2002(1)
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
Primary balance:
  Central government.......... US$   545  US$   422   US$  (552) US$  (300) US$  (365)  US$   204  US$    12
  Decentralized agencies......       255        225          69         31         41          81         27
  Local governments...........        (1)        40         (40)        12         44          32         28
  State-owned enterprises.....       401        (54)         15       (262)       107          69          0
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
    Primary consolidated
       fiscal balance.........     1,200        633        (507)      (518)      (173)        387         67

 Interest payments:
  External debt...............     1,010      1,005       1,023      1,026      1,046         257        230
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
  Domestic debt...............        97        103          99        188        160          39         35
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
    Total interest payments...     1,108      1,108       1,122      1,214      1,207         296        265

      Overall consolidated
        fiscal balance........ US$    93  US$  (475)  US$(1,629) US$(1,732) US$(1,380)  US$    91  US$  (198)
                               =========  =========   =========  =========  =========   =========   =========
 Financing:
  External.................... US$  (229) US$   224   US$   (20) US$   655  US$   498   US$    49  US$   494
  Domestic....................      (423)       (12)      1,261        668        554        (187)      (335)
  Privatization...............       559        263         388        409        328          47         39
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
  Total financing...........   US$   (93) US$   475   US$ 1,629  US$ 1,732  US$ 1,380   US$   (91) US$   198
                               =========  =========   =========  =========  =========   =========   =========

--------------------------
     (1) Preliminary data.
     Source:  Central Bank.


            Consolidated Accounts of the Non-Financial Public Sector
                   (as a percentage of GDP, at current prices)

                                                                                For the first 3 months of:
                                                                             -------------------------------
                                  1997       1998        1999     2000(1)     2001(1)    2001(1)    2002(1)
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------

Primary balance:
  Central government.......       0.9%        0.7%      (1.1)%     (0.6)%      (0.7)%      1.6%        0.1%
  Decentralized agencies...       0.4         0.4        0.1        0.1         0.1        0.6         0.2
  Local governments........       0.0         0.1       (0.1)       0.0         0.1        0.2         0.2
  State-owned enterprises..       0.7        (0.1)       0.0       (0.5)        0.2        0.5         0.0
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
    Primary consolidated
       fiscal balance......       2.0         1.1       (1.0)      (1.0)       (0.3)       3.0         0.5

 Interest payments:
  External debt............       1.7         1.8        2.0        1.9         1.9        2.0         1.7
  Domestic debt............       0.2         0.2        0.2        0.4         0.3        0.3         0.3
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
    Total interest payments       1.9         2.0        2.2        2.3         2.2        2.3         2.0
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------

      Overall consolidated
        fiscal balance.....       0.2%       (0.9)%     (3.2)%     (3.2)%      (2.5)%      0.7%       (1.5%)
                               =========  =========   =========  =========  =========   =========   =========

 Financing:
  External.................      (0.4)%       0.4%      (0.1)%      1.2%        0.9%       0.4%        3.7%
  Domestic.................      (0.7)        0.0        2.5        1.2         1.0       (1.5)       (2.5)
  Privatization............       0.9         0.5        0.8        0.8         0.6        0.4         0.3
                               ---------  ---------   ---------  ---------  ---------   ---------   ---------
    Total financing........      (0.2)%       0.9%       3.2%       3.2%        2.5%      (0.7)%       1.5%
                               =========  =========   =========  =========  =========   =========   =========

---------------------------
     (1) Preliminary data.
     Source:  Central Bank.

         The Toledo administration is currently considering a restructuring of the consolidated public sector to increase efficiency in the provision of public services. This restructuring could include a decentralization of the consolidated public sector through the creation of autonomous regional governments that will assume a number of central Government functions. As part of this decentralization, the Toledo administration is considering conducting a review and restructuring of the consolidated public sector to avoid duplicative tasks and reduce administrative costs. These changes are pending developments within the newly staffed Ministry of Economy.

Central Government

         Peru's central Government encompasses the Republic's executive branch, including various of its ministries and other centralized agencies such as the Instituto Nacional de Bienestar Familia, or National Institute of Family Welfare, and the Instituto Nacional de Becas y Credito Educativo, or National Institute of Scholarships and Student Loans. The central Government also includes regional governments, whose representatives are appointed by the President, and public universities.

         The Government derives its revenues primarily from:

         o    tax collections;

         o    import tariffs;

         o    external loans; and

         o    dividends from state-owned companies.

         Between 1997 and 2001, total Government revenues fluctuated between a low of US$7.6 billion, or 14.8% of GDP, in 1999 and a high of US$9.5 billion, or 16.0% of GDP, in 1997. During this same period, tax revenues ranged from a low of US$6.5 billion, or 12.5% of GDP, in 1999 to a high of US$8.3 billion, or 14.1% of GDP, in 1997. Total Government revenues in 2001 decreased 3.8% to US$7.7 billion, while tax revenues increased 3.0% to US$6.7 billion, in both cases as compared to the level registered in 2000. During the first three months of 2002, the Government registered total revenues of US$1.8 billion, a 6.3% decrease over the first three months of 2001, and tax revenues of US$1.5 billion, a 5.8% decrease over the first three months of 2001.

         In recent years, Government expenditures have consisted primarily of:

         o    wages of public sector employees;

         o    transfers to public sector entities;

         o    interest payments on debt;

         o    public investments in infrastructure; and

         o    pension expenditures.

         Between 1997 and 2001, total Government expenditures, excluding interest payments on the Government's debt fluctuated between a low of US$8.1 billion, or 14.9% of GDP, in 2001 and a high of US$8.9 billion, or 15.1% of GDP, in 1997. Total Government expenditures, excluding interest payments on the Government's debt, in 2001 decreased 2.9% to US$8.1 billion, as compared to the level registered in 2000. During the first three months of 2002, the Government registered total Government expenditures, excluding interest payments on the Government's debt, of US$1.8 billion, a 4.2% increase over the first three months of 2001.

         In the first three months of 2002, the government registered an overall fiscal deficit of US$217 million, a 211% increase over the US$87 million fiscal deficit registered for the first three months of 2002. The increase in the fiscal deficit over 2001 is largely attributable to a tax amnesty declared by Congress which decreased tax revenue by approximately 1% of GPD during the first quarter of 2002. The Government financed its deficit during the first three months of 2002 through multilateral disbursements, privatization proceeds and issuances of bonds in the national currency.

         Between 1997 and 2001, the central Government registered overall fiscal deficits that ranged from a low of US$456 million, or 0.9% of GDP, in 1997 to a high of US$1.6 billion, or 3.2% of GDP, in 1999. In 1997 and 1998, the central Government registered primary surpluses of 0.9% to 0.7% of GDP, respectively. This trend changed drastically in 1999, when the central Government registered a primary deficit of US$552 million, or 1.1% of GDP, primarily as a result of a 17.4% drop in tax revenues that was not accompanied by a proportionate reduction in government expenditures. In 2000, an increase in non-tax revenues due to an increase in current transfers from state-owned enterprises led to a reduction in the central Government's primary deficit to US$300 million, or 0.6% of GDP. The stabilizing effect of this increase in non-tax revenues was undermined by Fujimori's expansionary fiscal policies leading to the June 2000 elections and by low tax collections. The Government financed its 2000 deficit through a combination of foreign credits, domestic credits and privatization proceeds. In 2001, the deficit was financed through amortizations, privatization proceeds and issuances of bonds in the national currency.

         The following tables set forth information regarding government accounts for the periods indicated.

                           Central Government Accounts
                (in millions of U.S. dollars, at current prices)

                                                                                For the first 3 months of:
                                                                             -------------------------------
                                  1997       1998        1999     2000(1)     2001(1)    2001(1)    2002(1)
                               ---------  ---------   ---------  ---------   ---------  ---------  ---------
 Fiscal revenue:
 Current revenue:
  Tax revenue:
    Income tax.............   US$ 2,143   US$ 2,000  US$ 1,499  US$ 1,471   US$ 1,604  US$   390   US$   380
    Capital gains tax......           0           0          0          0           0          0           0
    Taxes on goods and
    services:
      General Sales Tax....       3,883       3,768      3,260      3,439       3,364        837         824
      Selective consumption
      tax..................       1,263       1,170      1,019        981       1,007        242         266
    Import tariffs.........         927         987        842        835         780        202         168
    Other taxes............          82        (108)      (166)      (257)        (93)       (34)        (96)
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Total tax revenue.       8,299       7,817      6,453      6,468       6,662      1,637       1,542

  Non-tax revenue(2).......       1,081       1,085      1,023      1,391         958        256         233
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
           Total current
           revenue.........       9,380       8,902      7,476      7,859       7,620      1,892       1,774

 Capital revenue...........          72         182        159        152          83         15          13
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
             Total fiscal
             revenue.......   US$ 9,452   US$ 9,083  US$ 7,635  US$ 8,011   US$ 7,703  US$ 1,907   US$ 1,787
                              =========   =========  =========  =========   =========  =========   =========

 Expenditures:
Current expenditures:
  Wages and salaries.......   US$ 2,401   US$ 2,382  US$ 2,298  US$ 2,345   US$ 2,389  US$   525   US$   577
  Goods and services.......       1,997       2,055      1,836      2,026       2,013        443         409
  Current transfers........       2,334       2,306      2,309      2,439       2,393        525         596
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
    Total current expenditures    6,731       6,743      6,443      6,811       6,796      1,492       1,582

Capital expenditures:
  Fixed investment.........       1,669       1,694      1,671      1,361       1,110        167         182
  Other....................         506         225         73        139         162         43          11
    Of which:
      Capital transfers....           0           0          0         73          81         42           4
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
    Total capital
      expenditures.........       2,175       1,919      1,744      1,500       1,273        211         193
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------

      Total expenditures...   US$ 8,907   US$ 8,662  US$ 8,186  US$ 8,311   US$ 8,068  US$ 1,703   US$ 1,775
                              =========   =========  =========  =========  =========   =========   =========
Fiscal balance:
Primary fiscal balance.....   US$   545   US$   422  US$  (552) US$  (300)  US$  (365) US$   204   US$    12
Interest...................      (1,001)       (995)    (1,012)    (1,012)     (1,026)      (285)       (229)
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Overall fiscal
         balance...........   US$  (456)  US$  (573) US$(1,564) US$(1,312)  US$(1,391) US$   (81)  US$  (217)
                              =========   =========  =========  =========  =========   =========   =========
Financing:
Foreign financing..........   US$     4   US$   191  US$   (94) US$   603   US$   588  US$    66   US$   489
Domestic financing.........        (108)        118      1,270        300         476        (33)       (311)
Privatization..............         559         263        388        409         328         47          39
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
  Total financing..........   US$   456   US$   573  US$ 1,564  US$ 1,312   US$ 1,391  US$    81   US$   217
                              =========   =========  =========  =========   =========  =========   =========

--------------------------
     (1) Preliminary data.
     (2) Includes transfers from state-owned enterprises and royalties from petroleum companies.
     Source:  Central Bank.


                           Central Government Accounts
                   (as a percentage of GDP, at current prices)

                                                                                For the first 3 months of:
                                                                             -------------------------------
                                  1997       1998        1999     2000(1)     2001(1)    2001(1)    2002(1)
                               ---------  ---------   ---------  ---------   ---------  ---------  ---------

 Fiscal revenue:
 Current revenue:
  Tax revenue:
    Income tax.............       3.6%        3.5%       2.9%       2.7%        3.0%       3.1%        2.8%
    Capital gains tax......       0.0         0.0        0.0        0.0         0.0        0.0         0.0
    Taxes on goods and
    services:
      General Sales Tax....       6.6         6.6        6.3        6.4         6.2        6.6         6.2
      Selective consumption                                                     1.9        1.9
      tax..................       2.1         2.1        2.0        1.8                                2.0
    Import tariffs.........       1.6         1.7        1.6        1.6         1.4        1.6         1.3
    Other taxes............       0.1        (0.2)      (0.3)      (0.5)       (0.2)      (0.3)       (0.7)
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Total tax revenue.      14.1        13.8       12.5       12.1        12.3       12.9        11.5

  Non-tax revenue(2).......       1.8         1.9        2.0        2.6         1.8        2.0         1.7
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Total current                                                         14.1       14.9
         revenue...........      15.9        15.7       14.5       14.7                               13.3

 Capital revenue...........       0.1         0.3        0.3        0.3         0.2        0.1         0.1
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Total fiscal revenue..  16.0%       16.0%      14.8%      15.0%       14.3%      15.0%       13.4%
                              =========   =========  =========  =========   =========  =========   =========

 Expenditures:
Current expenditures:
  Wages and salaries.......       4.1%        4.2%       4.4%       4.4%        4.4%       4.1%        4.3%
  Goods and services.......       3.4         3.6        3.6        3.8         3.7        3.5         3.1
  Current transfers........       4.0         4.1        4.5        4.6         4.4        4.1         4.5
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
    Total current
    expenditures...........      11.4        11.9       12.5       12.7        12.6       11.8        11.8

Capital expenditures:
  Fixed investment.........       2.8         3.0        3.2        2.5         2.1        1.3         1.4
  Other....................       0.9         0.4        0.1        0.3         0.3        0.3         0.1
    Of which:
      Capital transfers....       0.0         0.0        0.0        0.1         0.1        0.3         0.0
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
    Total capital
    expenditures...........       3.7         3.4        3.4        2.8         2.4        1.7         1.4
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
      Total expenditures...      15.1%       15.2%      15.9%      15.5%       14.9%      13.4%       13.3%
                              =========   =========  =========  =========   =========  =========   =========
Fiscal balance:
Primary fiscal balance.....       0.9%        0.7%      (1.1)%     (0.6)%      (0.7)%      1.6%        0.1%
Interest...................      (1.8)       (1.9)      (2.1)      (2.2)       (2.1)      (2.2)       (1.9)
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Overall fiscal                                                        (2.8)%     (0.6)%
         balance...........      (0.9)%      (1.1)%     (3.2)%     (2.7)%                             (1.8)%
                              =========   =========  =========  =========   =========  =========   =========
Financing:
Foreign financing..........       0.0%        0.3%      (0.2)%      1.1%        1.1%       0.5%        3.7%
Domestic financing.........      (0.1)        0.3        2.6        0.9         1.1       (0.3)       (2.1)
Privatization..............       0.9         0.5        0.8        0.8         0.6        0.4         0.3
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
  Total financing..........       0.9%        1.1%       3.2%       2.7%        2.8%       0.6%        1.8%
                              =========   =========  =========  =========   =========  =========   =========

---------------------------
     (1) Preliminary data.
     (2) Includes transfers from state-owned enterprises and royalties from petroleum companies.
     Source:  Central Bank


         One of the Toledo administration's highest priorities is maintaining fiscal discipline while reorienting public spending towards important social programs, particularly education. To achieve fiscal balance, the Toledo administration is considering the following measures:

         o a reform of the tax system that will focus on eliminating costly and unnecessary exemptions and improving tax collection mechanisms;

         o a review and reform of regulatory and public sector functions to eliminate duplicative tasks, promote efficiency and reduce administrative costs;

         o a reduction in total expenditures in the long term, particularly defense expenditures;

         o a reform of the Fiscal Prudence Act to provide for automatic adjustments in government expenditures to match revenue streams, while providing the government with fiscal flexibility in recessionary periods; and

         o an overall reduction in the role of the Government in the economy, especially with respect to large scale public investment projects, which are expected to be relegated to the private sector through concessions and privatizations.

Tax Regime

         All central Government taxes in Peru are collected through SUNAT and the Superintendencia Nacional de Aduanas, or National Superintendency for Customs, which we refer to in this prospectus as "SUNAD." In accordance with Supreme Decree number 061-2002-PCM, SUNAT and SUNAD merged on July 11, 2002. SUNAT and SUNAD's budgets are determined through a percentage-based funding mechanism, which provides each agency with 2% of its total tax collections. The following table sets forth the composition of the Republic's tax revenues for the periods indicated.

                           Tax Revenue of the Republic
                     (as a percentage of total tax revenue)


                                                                                For the first 3 months of:
                                                                             -------------------------------
                                  1997       1998        1999     2000(1)     2001(1)    2001(1)    2002(1)
                               ---------  ---------   ---------  ---------   ---------  ---------  ---------

Income tax:
  Individual...............       7.1%        8.0%       8.9%       9.1%         9.0%       9.5%       10.4%
  Corporate................      16.2        15.2       12.5       11.4         11.9       12.6        13.8
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
  Clearing.................       2.5         2.3        1.8        2.2          3.2        1.7         0.4
    Total income tax.......      25.8        25.6       23.2       22.7         24.1       23.8        24.6

Property tax...............       0.0        0.0         0.1        0.0        0.0         0.0        0.0

Taxes on goods and services:
  General Sales Tax........      46.8        48.2       50.5       53.2         50.5       51.1        53.5
  Selective Consumption Tax:
    Fuel tax...............       8.7         8.7        9.6        9.4          9.9        8.6        11.4
    Other..................       6.5         6.2        6.2        5.8          5.2        6.2         5.9
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
      Total Selective
       Consumption Tax.....      15.2        15.0       15.8       15.2         15.1       14.8        17.3
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
        Total taxes on goods
         and services......      62.0        63.2       66.3       68.3         65.6       65.9        70.7

Import tariffs.............      11.2        12.6       13.0       12.9         11.7       12.4        10.9
Other taxes................       7.9         6.8        7.2        8.3         10.7       12.1         4.3
Tax refund.................      (6.9)       (8.2)      (9.8)     (12.3)       (12.1)     (14.1)      (10.6)
                              ---------   ---------  ---------  ---------   ---------  ---------   ---------
         Total.............     100.0%      100.0%     100.0%     100.0%       100.0%     100.0%      100.0%
                              =========   =========  =========  =========   =========  =========   =========

---------------------
     (1) Reflects adjustments to reconcile estimated income tax withheld with actual income tax liabilities.
     Source:  Central Bank.


         Set forth below is a brief description of the Republic's current tax regime, followed by a brief description of the Republic's tax enforcement record.

     Income Taxes

         The current tax law provides for the following income tax rates for 2002:

            Personal Annual Income
               (in nuevos soles)                          2002
-------------------------------------------        ------------------
0-21,700...................................                0%
21,700-83,700..............................               15
83,700-167,400.............................               21
> 167,400..................................               27

--------------------------
Source:  Ministry of Economy.


         The current tax law provides for the following corporate tax rates for 2002:

                 Corporate Tax                            2002
-------------------------------------------        ------------------
Tax on reinvested net profits..............               27.0%
Tax on retained net profits................               27.0
Dividend tax...............................                4.1

--------------------------
Source:  Ministry of Economy.

         The corporate tax was raised from 20% to 27%, effective January 1, 2001, and applies to the worldwide income of enterprises legally regarded as domiciled in Peru. A tax of 4.1% applicable to dividends will become effective on January 1, 2003. Some forms of income are exempt from the corporate income tax, including:

         o    income of religious and nonprofit institutions;

         o interest on development loans granted by international organizations or foreign governments;

         o    interest and other gains on loans to the public sector;

         o    interest on savings held in the domestic financial system;

         o royalties for technical assistance provided by international or foreign state agencies;

         o    capital gains from the sale of registered securities;

         o    interest and adjustments to principal from mortgage instruments;
              and

         o    interest collected or paid by savings and loans cooperatives.

         These exemptions are scheduled to expire on December 31, 2006.

         The Republic offers companies in various industries the following tax incentives to encourage their growth in various regions:

         o companies operating in the Amazon region that are engaged in the fishing, tourism or forestry industries, or engaged in large-scale agricultural production or cultivation of marine life for consumer consumption, are subject to a 10% tax rate;

         o companies in the industries listed above that operate in the departments of Loreto, Madre de Dios and some districts of Ucayali are subject to a 5% tax rate; and

         o companies that operate in the Amazon region that are engaged principally in agriculture and/or the transformation or processing of products classified as native or alternative crops are exempt from income tax.

     Capital Gains Tax

         The Republic treats all capital gains as ordinary income for tax purposes. Capital gains derived from the following activities are exempt from income taxes:

         o the sale of securities registered with the Public Registry of Securities and Broker Dealers and sold through a securities clearing agency;

         o the sale of commodities through commodity exchanges regulated by CONASEV; and

         o the redemption and exchange of debt instruments and proprietary interests issued through a public offering by corporations, mutual funds, investment funds and trusts organized or established in Peru.

         These exemptions are scheduled to expire on December 31, 2006.

     General Sales Tax

         The Republic imposes an 18% Impuesto General a las Ventas, which we refer to in this prospectus as the "General Sales Tax," a value-added tax that applies to the sale, lease and import of new and used goods and services by manufacturers, wholesalers, importers and retailers. Each party in the chain of production generally collects the tax from its customer and pays to SUNAT the difference between the tax paid to its suppliers and the tax collected from its customers. For imports of goods, the taxable base is the c.i.f price plus customs duties, surcharges and the selective consumption tax paid on such goods.

         Some products and services are exempt from the General Sales Tax, including fishmeal, various agricultural products, such as potatoes, tomatoes, beans, coffee, tea, cocoa and wheat, public and cargo transport, financial services, live entertainment and certain essential medicines. The Republic also applies a special exemption for purchases made as part of the development of natural resources. Individuals and companies operating in the Amazon region are exempted from the General Sales Tax with respect to goods and services consumed within this region.

         The General Sales Tax does not apply to the export of goods or services or construction contracts performed abroad. Exporters are reimbursed any General Sales Tax they pay on the purchase of goods and services they export and can apply such reimbursements as credits to offset General Sales Tax or income tax liabilities.

     Selective Consumption Tax

         The Republic applies a selective consumption tax, which is an excise tax, on selected goods and on gambling activities. The following table presents a sample of the tax rates applicable to certain products.

Product                                                        Rate
--------------------------------------------------         ------------

Soda..............................................             17%
Gambling..........................................             10
New cars..........................................             10
Used cars.........................................             30
Wines, vermouths, ciders, whiskey, rum, gin.......             20
Cigarettes........................................            125
Horse races.......................................              2
Beer..............................................      S/. 1.31 per liter

--------------------------
Source:  Ministry of Economy.

         The Republic also imposes a tax on certain fuel products. The tax is levied on the volume sold or imported, expressed in units of measurement established by the Ministry of Economy. The following table presents a sample of the tax rates applicable to certain fuel products.

                                                       Nuevos soles per
Fuels                                                       gallon
-----------------------------------------------        -----------------
Gasoline:
   < 84 octane.................................              1.84
   84 - 90 octane..............................              2.45
   90 - 95 octane..............................              2.69
   > 95 octane.................................              2.97
Kerosene.......................................              0.52
Gasoils........................................              1.24
Liquid petroleum gas...........................              0.52

--------------------------
Source:  Ministry of Economy.


         Fuel consumed in the Amazon region is exempt from the fuel tax. Imports or sales of diesel or residual fuel to enterprises engaged in the generation, marketing and distribution of electrical power, as authorized by governmental decrees, are exempt from the fuel tax until December 31, 2003.

     Other Taxes

         The Republic levies on employers a 2% tax, called the Extraordinary Solidarity Tax, on the total compensation they pay to their employees. This tax was reduced from 5% in September 2001 and is effective until December 31, 2002. Independent workers earning total gross income of more than S/. 1,808 per month must also pay this tax on their total gross earnings. The tax does not apply to compensation for time of service, bonuses for national holidays and Christmas, payments to household employees and annual profit-sharing allocations.

     Tax Amnesty

         In March 2002, the Government offered a tax amnesty that exonerated all taxpayers from payment of penalty fees and penalty interests on overdue tax payments. Taxpayers could elect to pay, in a single payment or in installments, the principal amount in taxes owed plus a minimal interest to settle their accounts. A similar amnesty was issued in April 2001.

     Tax Enforcement

         The Republic measures tax evasion mainly with respect to the General Sales Tax, and the most recent statistical analysis was conducted in 1999 with assistance from the IMF. This analysis indicated that the potential tax base for the General Sales Tax represented 51.6% of GDP, which suggested potential revenues from this tax of approximately 9.1% of GDP. Actual General Sales Tax revenues, however, equaled 5.6% of GDP in 1999, suggesting losses in respect to this tax equal to 3.7% of GDP.

         The Republic has taken a series of steps to combat tax evasion and improve collections, which include the following:

         o establishing the Registro Unico de Contribuyentes, or Taxpayer Registry, a computerized registry of taxpayers;

         o creating a dual structure for monitoring taxpayers with special units to monitor principal contributors, who currently account for approximately 70% of total tax revenues collected. Principal contributors are required to pay taxes directly at SUNAT's premises, while the other taxpayers pay their taxes in a private banking network of over 1,300 bank offices. The banking network and a computerized system that automatically monitors tax arrears for principal contributors help to plan auditing operations by providing efficient means of conducting data analysis and monitoring collection trends;

         o simplifying the tax structure and a reduction in the number of taxes;

         o using more effectively SUNAT's powers to effect attachment of delinquent taxpayers' assets;

         o    publishing delinquent taxpayers' names;

         o    increasing the number of audits of principal contributors; and

         o implementing a system of tax withholding for the General Sales Tax, applicable to approximately 40 to 50 principal taxpayers and all public sector taxpayers.

         SUNAT is currently planning the following additional measures to combat tax evasion and improve collections:

         o improving tax refund mechanisms to avoid refunds to companies with outstanding tax liabilities;

         o conducting approximately 17,000 audits of corporations and independent professionals, focusing on collection of the General Sales Tax and corporate taxes; audits of very large corporations will be conducted annually while smaller corporations will be audited every four years;

         o increasing the use of a setoff mechanism that permits SUNAT to deduct tax liabilities directly from a delinquent taxpayer's debtors and bank accounts; and

         o improving information-sharing mechanisms between SUNAT and other government agencies with respect to principal taxpayers.

The Toledo Administration's Tax Reform Program

         The Toledo administration's tax reform program is expected to include the following proposals:

         o eliminating special sectoral and regional exemptions, including General Sales Tax exemptions for individuals and companies operating within the Amazon region and for a number of agricultural products, and the selective consumption tax exemption for fuel consumed in the Amazon region;

         o decreasing the number of allowable exemptions and deductions under the personal and corporate income tax;

         o reducing the number of taxes applicable to alcoholic beverages; and

         o working with municipalities to strengthen collection of property taxes--the primary source of municipal tax revenue.

The Budget

         Pursuant to the Constitution and the Ley de Gestion Presupuestaria del Estado of 1996, which we refer to in this prospectus as the "Budgetary Administration Law," the Ministry of Economy, acting through the Direccion Nacional del Presupuesto Publico, which we refer to in this prospectus as the "Public Budget Administration," is responsible for preparing the Republic's annual budget.

         The annual budget is prepared on the basis of:

         o    proposals submitted by the various public entities;

         o matching revenue estimates with goals and priorities established for each entity; and

         o balances for previous fiscal years and estimates for future years.

         The Public Budget Administration submits its proposed budget to the Council of Ministers for approval. If the Council of Ministers approves the proposed budget, it is submitted by the President to Congress by August 30 of each year. Upon Congressional approval, the proposed budget becomes the Annual Law of the Public Sector Budget. Under the Constitution, if by November 30 Congress has not submitted to the Executive Branch an official document commenting on or approving the budget, the budgetary proposal submitted by the President is automatically adopted as the Annual Law of the Public Sector Budget.

         Congress approved the 2003 budget on December 15, 2002. See "Recent Developments."

         Congress approved the 2002 budget on November 29, 2001. The following table sets forth the principal assumptions on which the Government's 2002 budget was based.

                    Principal Budgetary Assumptions for 2002

                                                         2002
                                                  --------------------

Projected real GDP growth.......................      3.5-4.0%
Projected inflation.............................          2.50%
Projected average exchange rate.................  S/. 3.54 per dollar

--------------------------
Source:  Ministry of Economy.

         The 2002 budget projected fiscal revenues of S/. 26.7 billion, or US$7.6 billion, and public expenditures of S/. 35.8 billion, or US$10.4 billion, US$6.05 billion of which was expected in privatization proceeds.

         The 2002 budget projected a reduction in total public expenditures of 1.6% compared to the 2001 budget, with a projected 15% increase in education expenses and a projected 17% reduction in military spending. Approximately 46% of the 2002 budget was dedicated towards social investment programs in areas such as education and health services. Overall, the 2002 budget projected a 12.4% increase in spending on social programs as compared to the 2001 budget.

         The 2002 budget projected an overall fiscal deficit for the central Government of US$1.3 billion, or 2.2% of projected GDP, and an overall consolidated public sector deficit of approximately US$1.4 billion, or 2.3% of projected GDP.

         The 2002 budget provided for an automatic adjustment of the target fiscal deficit if privatization receipts for 2002 exceeded expectations. If privatization revenues in 2002 exceed the Government's projections of US$700 million, the deficit target would be automatically adjusted by the amount of such excess. Such adjustments should not exceed 0.3% of GDP and all excess privatization receipts would be directed towards spending on infrastructure projects.

         Because of the political events that occurred as a result of the June privatizations of Egasa and Egesur, the privatization of these companies was suspended. Without proceeds from such privatizations, the Republic was forced to rely on alternative sources of financing in order to maintain its projected fiscal deficit of 2.3% of GDP and safeguard its program of public investment intended to sustain GDP growth.

         The following table summarizes the Government's principal budgetary targets for 2002.

                       Principal Economic Targets for 2002

                                                                        2002
                                                                    ------------

Overall consolidated public sector deficit (as % of GDP)........          1.9%
Discretionary public sector expenditures (as % of GDP)..........          2.5%
Gross public sector debt denominated in
  foreign currency (in millions of US$)......................... US$  19,789.0
Increase in net international reserves of the Central Bank
  relative to December 2001 (in millions of US$)................    US$  100.0

--------------------------------
Source:  Ministry of Economy.

Social Security

         Peru has a two-tier pension system. The public pension system is a pay-as-you-go system by which current social security contributions are used to pay benefits currently being provided by the Government. In 1993, the Government also created AFPs as an alternative to the public pension system.

         The public pension system has two components: the general pay-as-you-go-system, which applies to the general population and is administered by the Oficina de Normalizacion Previsional, or Office of Pension Regularization, and the special public-sector regimes for the military, police, teachers, certain judges and magistrates, and other special segments of the population. The public sector has two pension reserve funds funded by privatization receipts: the Fondo Consolidado de Reservas Previsionales, or Consolidated Reserve Fund, an autonomous fund with resources earmarked to meet public pension obligations falling due over the medium- and long-term, and the Fondo Nacional de Ahorro Publico, or National Public Savings Fund, the objective of which is to provide supplemental pensions to all low-income pensioners in the private pension system.

         The private pension system consists of four AFPs. New entrants to the labor market can join the private pension system but they must exercise this option within 10 days of employment. Otherwise, they are automatically enrolled in a public fund. Workers may leave the public pension system for an AFP at any time, but once they leave the public pension system, they cannot return. To compensate individuals who switch to the AFPs for pension rights they had accumulated while participating in the public pension system, the Government has authorized the issuance of recognition bonds. These bonds are nontransferable, zero-coupon bonds indexed to the consumer price index and redeemable at retirement.

         To provide an incentive for individuals to join AFPs and discourage participation in the public pension system, the Government increased the private pension system contribution rate to 11% from 3% in the early 1990s and to 13% in 1997. Workers are eligible to receive benefits at age 65. In December 2001, a congressional commission approved a proposal to reduce the retirement age to 60 for both the private pension system and the AFPs. Congress has approved an increase of the minimum pension from S/. 300 to S/. 415 a month.

         The Government is considering proposals to improve the efficiency of the private pension system, while maintaining the basic elements of the current two-tier system. These proposals include the full-funding of the private pension funds with individual capitalization accounts and restrictions on early withdrawal of funds. The Government also expects to reduce the operating cost of AFPs by lowering their required contributions to the SBS and streamlining information disclosure requirements. The Government believes these measures will allow AFPs to reduce commissions, which will continue to be determined by market conditions.
                               PUBLIC SECTOR DEBT

         The Republic's total public sector debt consists of foreign currency-denominated and nuevo sol-denominated debt. The Republic's total public external debt consists of loans from foreign creditors to the Government, the Central Bank and public sector entities.

External Debt

         Ninety-two percent of the Republic's public sector external debt consists of foreign currency denominated debt. As of December 31, 2001, public external debt totaled US$19.2 billion, or 35.1% of GDP, compared to US$19.6 billion, or 35.9% of GDP, as of December 31, 2000.

         The following tables set forth further information on public sector external debt for the periods shown.

                           Public Sector External Debt
              (in millions of U.S. dollars, except for percentages)

                                                                                               As of
                                                     As of December 31,                      March 31,
                               ------------------------------------------------------------ ----------
                                   1997         1998        1999        2000        2001         2002
                               ----------- -----------  ----------- ----------- ----------- ----------
Official reserves liabilities:
  IMF credit use.............   US$    869 US$     756  US$     589 US$     349 US$    202 US$     134
                               -----------  ----------  ----------- ----------- ----------- ----------
    Total official reserves
      liabilities............          869         756          589         349        202         134

Official non-reserves
liabilities:
  Public sector..............       18,787      19,562       19,500      19,205     18,967      19,113
                               -----------  ----------  ----------- ----------- ----------- ----------
    Total official
      non-reserves liabilities      18,787      19,562       19,500      19,205     18,967      19,113
                               -----------  ----------  ----------- ----------- ----------  ----------
    Total official liabilities  US$ 19,656  US$ 20,318   US$ 20,089  US$ 19,554 US$ 19,169  US$ 19,427
                               ===========  ==========  =========== =========== ==========  ==========
Total public sector external
  debt,
  as % of GDP(1).............        31.8%       34.4%        37.7%       35.9%       35.1%      N/A
Total public sector external
  debt,
  as % of total exports(1)...       206.2%      235.1%       233.6%      205.4%      205.5%      N/A

-------------------------
(1) The Republic does not include IMF credit use in reporting total public sector external debt. Debt ratios are calculated on the basis of the
    Republic's total official non-reserves liabilities.
N/A = Not Available.
Source:  Central Bank.


                  Public Sector External Debt, Net of Reserves
                (in millions of U.S. dollars, at current prices)

                                                                                               As of
                                                     As of December 31,                      March 31,
                               ------------------------------------------------------------ ----------
                                   1997         1998        1999        2000        2001         2002
                               ----------- -----------  ----------- ----------- ----------- ----------

Public sector external debt..  US$18,787   US$19,562    US$19,500   US$19,205   US$18,967    US$19,113
Gross international reserves
  of the Central Bank........    (11,119)     (9,982)      (9,003)     (8,563)     (8,838)      (8,940)
                               ----------- -----------  ----------- ----------- ----------- ----------
  Public sector external debt,
    net
    of reserves..............  US$ 7,668   US$ 9,580    US$10,497   US$10,642   US$10,129    US$10,173
                               ===========  ==========  =========== =========== ==========  ==========
------------------------
Source:  Central Bank.

         Since 1997, the Republic's public sector external debt as a percentage of GDP and as a percentage of total exports of goods and services has fluctuated, rising from 31.8% of GDP and 206.2% of total exports of goods and services in 1997 to 37.7% of GDP and 233.6% of total exports in 1999, before dropping to 35.1% of GDP and 205.5% of total exports in 2001. This fluctuation was due to decreases in nominal GDP from 1997 to 1999 and increases in nominal GDP in 2000 and 2001.

         During the period from 1997 to 2001, multilateral debt represented, on average, 28.6% of the Republic's public sector external debt. The Republic's principal multilateral creditors are the World Bank, representing, on average, 42.6% of outstanding multilateral debt each year from 1997 to 2001, and the IDB, representing, on average, 44.6% of outstanding multilateral debt each year from 1997 to 2001. Loans from the World Bank have funded projects relating to irrigation, agriculture, poverty reduction, education, health reform, transportation and reconstruction efforts following the El Nino phenomenon in 1998. Loans from the IDB have been destined primarily for projects relating to poverty reduction, education, financial-sector reform, state modernization programs and reconstruction efforts following the El Nino phenomenon.

         The following table sets forth information on capital flows from multilateral lenders for the period from 1997 to 2001.

                     Capital Flows from Multilateral Lenders
                          (in millions of U.S. dollars)

                                                                                                 As of
                                                                                               March 31,
                                                                                             ---------
                                    1997         1998        1999        2000       2001        2002
                                ----------- -----------  ----------- ----------- ----------- ----------
World Bank:
  Disbursements minus principal
    amortizations............ US$  422.1  US$  205.2   US$  291.7  US$  172.9  US$   35.4   US$  (30.5)
  Disbursements minus
    principal, interests
    and commissions..........     306.6        82.1        131.9       (15.7)     (150.8)       (74.9)

IDB:
  Disbursements minus
    principal amortizations..     449.4       175.0        377.1        (6.1)      267.6        (13.7)
  Disbursements minus
    principal, interests and
    commissions..............     329.5        36.9        222.6      (180.9)       95.7        (69.1)

-------------------------------
Source: Ministry of Economy (Direccion General de Credito Publico, or Office of Public Credit).


         The Republic has signed a letter of intent with the IMF establishing a US$316 million stand-by credit facility for 2002-2004. In this letter, the Republic agreed to economic targets and performance criteria upon which IMF support will be conditioned, including the following key economic targets for 2002:

         o    GDP growth of 3.5% to 4.0%;

         o a consolidated public sector deficit of 1.9% of GDP, which was later revised to 2.2% and then 2.3%, subject to IMF final approval;

         o    current account deficit of less than 3.0% of GDP;

         o    a 2.5% inflation rate;

         o revenues of $700 million generated through the sale of concessions and state assets; and

         o maintenance of gross reserves adequate to cover 10 months of imports of goods and services and the equivalent of 1.5 times the balance of external debt incurred in the following twelve months.

         The Republic's main goal in seeking the letter of intent is to gain the IMF's support and oversight for its economic program, in order to promote other sources of foreign credit.

         The following tables summarize public sector external debt by creditor for the years indicated.

                   Public Sector External Debt by Creditor(1)
                (in millions of U.S. dollars, at current prices)

                                                                                               As of
                                                     As of December 31,                      March 31,
                               ------------------------------------------------------------  ----------
                                   1997         1998        1999        2000        2001         2002
                               ----------- -----------  ----------- ----------- -----------  ----------
Official creditors:
Multilateral debt:
  IDB........................  US$   2,010 US$   2,252  US$   2,632 US$   2,562 US$   2,774  US$   2,756
  World Bank.................        1,919       2,127        2,417       2,590       2,626        2,595
  IFAD(2)....................           28          28           27          23          23           22
  IMF........................          217         226          220         209         185          167
  OPEC(3)....................            2           4            7          10          12           12
  Other......................          355         324          328         435         917          980
                                ----------- -----------  ----------- ----------- -----------  ----------
   Total multilateral debt..        4,531       4,961        5,631       5,829       6,537         6,532

Bilateral debt:
  Paris Club.................        5,803       6,033        5,350       4,904       4,493        4,454
  United States..............        1,406       1,172        1,117       1,059         997          993
  Latin America..............          213         152           96          75          71           71
  East Europe countries and
    China....................          139         102           64          62          48           46
  Japan......................        1,468       1,740        2,163       2,429       2,198        2,196
  Other countries............            0           0            0           0           0            0
                               ----------- -----------  ----------- ----------- -----------   ----------
    Total bilateral debt.....        9,029       9,199        8,790       8,529       7,807        7,760
                               ----------- -----------  ----------- ----------- -----------   ----------
      Total official debt....       13,560      14,160       14,421      14,358      14,344       14,292

Private creditors:
Banking......................          155         249          225         110          21           21
Suppliers....................          943       1,023        1,127       1,010         876          865
                               ----------- -----------  ----------- ----------- -----------   ----------
  Total private sector debt..        1,098       1,272        1,352       1,120         897          886

Bonds:
Brady Bonds..................        4,130       4,130        3,727       3,727       3,727        2,512
Global Bonds.................            0           0            0           0           0        1,423
                               ----------- -----------  ----------- ----------- -----------   ----------
  Total bonds................        4,130       4,130        3,727       3,727       3,727        3,935
                               ----------- -----------  ----------- ----------- -----------   ----------
       Total public sector
        external debt........  US$  18,788 US$  19,562  US$  19,500 US$  19,205 US$  18,968  US$  19,113
                               =========== ===========  =========== =========== ===========  ===========

-------------------------------
(1) Medium- and long-term debt, excluding IMF financing.
(2) Refers to the International Fund for Agricultural Development.
(3) Refers to the Organization of Petroleum Exporting Countries.
Source: Ministry of Economy (Direccion General de Credito Publico, or Office of Public Credit).


                   Public Sector External Debt by Creditor(1)
             (as a percentage of total public sector external debt)

                                                                                               As of
                                                     As of December 31,                      March 31,
                               ------------------------------------------------------------  ----------
                                   1997         1998        1999        2000        2001         2002
                               ----------- -----------  ----------- ----------- -----------  ----------
 Official creditors:
Multilateral debt:
 IDB........................     10.7%       11.5%        13.5%       13.3%       14.6%        14.4%
  World Bank.................     10.2        10.9         12.4        13.5        13.8         13.6
  IFAD(2)....................      0.1         0.1          0.1         0.1         0.1          0.1
  IMF........................      1.2         1.2          1.1         1.1         1.0          0.9
  OPEC(3)....................      0.0         0.0          0.0         0.1         0.1          0.1
  Other......................      1.9         1.7          1.7         2.3         4.8          5.1
                               ----------- -----------  ----------- ----------- -----------  ----------
    Total multilateral debt..     24.1        25.4         28.9        30.4        34.5         34.2

Bilateral debt:
  Paris Club.................     30.9        30.8         27.4        25.5        23.7         23.3
  United States..............      7.5         6.0          5.7         5.5         5.3          5.2
  Latin America..............      1.1         0.8          0.5         0.4         0.4          0.4
  East Europe countries and
    China....................      0.7         0.5          0.3         0.3         0.3          0.2
  Japan......................      7.8         8.9         11.1        12.6        11.6         11.5
  Other countries............      0.0         0.0          0.0         0.0         0.0          0.0
                               ----------- -----------  ----------- ----------- -----------  ----------
    Total bilateral debt.....     48.1        47.0         45.1        44.4        41.2         40.6
                               ----------- -----------  ----------- ----------- -----------  ----------
      Total official debt....     72.2        72.4         74.0        74.8        75.6         74.8

Private creditors:
Banking......................      0.8         1.3          1.2         0.6         0.1          0.1
Suppliers....................      5.0         5.2          5.8         5.3         4.6          4.5
                               ----------- -----------  ----------- ----------- -----------  ----------
   Total private sector debt.      5.8         6.5          6.9         5.8         4.7          4.6

Bonds:
Brady Bonds..................     22.0        21.1         19.1        19.4        19.6         13.2
Global Bonds.................      0           0            0           0           0            7.4
                               ----------- -----------  ----------- ----------- -----------  ----------
   Total bonds...............     22.0        21.1         19.1        19.4        19.6         20.6
                               ----------- -----------  ----------- ----------- -----------  ----------
       Total public sector
         external debt.......    100.0%      100.0%       100.0%      100.0%      100.0%       100.0%
                               =========== ===========  =========== =========== ===========  ==========

-------------------------------
(1) Medium- and long-term debt, excluding IMF financing.
(2) Refers to the International Fund for Agricultural Development.
(3) Refers to the Organization of Petroleum Exporting Countries.
Source:  Ministry of Economy (Direccion General de Credito
Publico, or Office of Public Credit).


         As of December 31, 2001, medium- and long-term debt constituted 99.9% of the Republic's public sector external debt. Approximately 67.5% of the Republic's outstanding loans are for terms greater than 12 years. The following table sets forth information regarding the terms of the Republic's public sector external debt for the periods shown.

            Public Sector External Debt Structure, by Maturity Date
        (in millions of U.S. dollars and as a percentage of total public sector external debt)(1)

                                                                                               As of
                                                     As of December 31,                      March 31,
                               ------------------------------------------------------------  ----------
                                   1997         1998        1999        2000        2001         2002
                               ----------- -----------  ----------- ----------- -----------  ----------
Short-term debt..............  US$      81 US$      43 US$      10   US$     34 US$      23  US$     20
Medium- and long-term debt...       19,656      20,318      20,089       19,554      19,169      19,247
Short-term debt (as % of total
  public sector external debt).       0.4%        0.2%        0.0%         0.2%        0.1%        0.1%

-----------------------------------
(1) Includes Central Bank debt.
Source:  Central Bank.


         The following table sets forth public sector external debt by currency, as of March 31, 2002.

              Summary of Public Sector External Debt by Currency(1) (in millions of U.S. dollars, except for percentages)

                                               As of March 31, 2002
                                           ----------------------------
Currency                                      US$                 %
                                           ----------        ----------
U.S. dollar..........................      10,599,589            55.5
Japanese yen.........................       2,970,295            15.5
Special Drawing Rights (SDR)(2)......         188,478             1.0
Single currency pool (SCP)(3)........       1,185,891             6.2
IDB unit of account..................       1,178,475             6.2
English pound........................         199,147             1.0
Canadian dollar......................          82,370             0.4
Swedish krona........................          59,524             0.3
Norwegian kroner.....................          44,705             0.2
Euro.................................       2,604,259            13.6
Swiss franc..........................             571             0.0
Venezuelan Bolivar...................              80             0.0
                                           ----------        ----------
   Total.............................      19,113,384           100.0
                                           ==========        ==========
-----------------------
(1)  Includes multilateral, Paris Club and suppliers debt.
(2)  IMF unit of account, based on a basket of national currencies.
(3)  World Bank unit of account, based on a basket of national currencies.
Source: Ministry of Economy (Direccion General de Credito Publico, or Office of Public Credit).

         From 1997 to 2001, total public sector external debt service ranged, as a percentage of total fiscal revenue, from a low of 19.5% in 1998 to a high of 26.9% in 2000. Public sector external debt service measured as a percentage of total exports of goods and services increased from 21.9% in 1997 to 24.3% in 1999, before dropping to 21.6% in 2001. For 2002, the Republic expects public sector external debt service to represent 22.8% of total fiscal revenue and 33.6% of total exports of goods and services. As a percentage of GDP, public sector external debt service increased from 3.4% in 1997 to 4.0% in 2000 before dropping to 3.7% in 2001. It is expected to decrease to 3.2% in 2002.

         The following table sets forth information regarding the Republic's public sector external debt service for the periods indicated.

                     Public Sector External Debt Service(1)

                                                    As of December 31,                          As of March 31,
                               ------------------------------------------------------------  ---------------------
                                   1997        1998        1999        2000        2001        2001        2002
                               -----------  ----------- ----------- ----------- ----------- ----------- ----------

Interest payments............  US$  1,037   US$  1,032   US$  1,057  US$  1,112  US$  1,076  US$    268  US$    234
Amortization.................         955          738          971       1,042         918         205       1,059(3)
                               -----------  ----------- ----------- ----------- ----------- ----------- ----------
   Total public sector
     external debt service...  US$  1,992   US$  1,770   US$  2,028  US$  2,154  US$  1,994  US$    473  US$  1,293
                               ===========  =========== =========== =========== =========== =========== ===========
As % of total exports(2).....        21.9%        21.3%        24.3%       23.0%       21.6%       21.5%       63.7%
As % of total exports and
  workers' remittances.......        20.4         19.7         22.5        21.4        20.0         N/A         N/A
As % of GDP..................         3.4          3.1          3.9         4.0         3.7         3.7         9.7
As % of total fiscal revenue.        21.1         19.5         26.6        26.9        25.9         N/A         N/A
-----------------

(1)  Excludes Central Bank debt.
(2)  Includes exports of goods and services and investment income.
(3) Includes US$902 million in Brady Bonds exchanged for Global Bonds. N/A = Not Available.
Source:  Central Bank.


         In 2001, interest payments decreased to US$1.08 billion, or 2.0% of GDP, from US$1.1 billion in 2000, or 2.1% of GDP, as a result of a decrease in international interest rates. In 2001, the Republic paid US$427 million in interest to Paris Club creditors, US$423 million to multilateral creditors, US$161 million to Brady bondholders and US$65 million to other creditors.

         The following table sets forth estimated public sector external debt service through 2007.

              Estimated Public Sector Debt Service by Debtor (1)(2)
                                   2003 - 2007
                          (in millions of U.S. dollars)

                                        2003                            2004                           2005
                           ----------------------------    ----------------------------   ----------------------------
                           Principal  Interest    Total    Principal  Interest    Total   Principal  Interest    Total
                           --------- --------- ---------   --------- --------- ---------  --------- --------- ---------
Non-financial public
  sector:
  Central Government.....  US$ 1,007 US$ 1,039 US$ 2,046   US$ 1,119 US$  986  US$ 2,105  US$ 1,167  US$  921 US$ 2,088
  Public enterprises.....         28        13        41          28       12         40         29        11        40
                           --------- --------- ---------   --------- --------- ---------  --------- --------- ---------
                               1,035     1,052     2,087       1,147      998      2,145      1,196       932     2,128

Financial public sector..         40        14        54          34       12         46         30        11        41
                           --------- --------- ---------   --------- --------- ---------  --------- --------- ---------
   Total public sector..   US$ 1,075  US$1,066 US$ 2,141   US$ 1,181 US$ 1,010 US$ 2,191  US$ 1,226   US$ 943 US$ 2,169
                           ========= ========= =========   ========= ========= =========  ========= ========= =========

                                        2006                            2007
                           ----------------------------    ----------------------------
                           Principal  Interest    Total    Principal  Interest    Total
                           --------- --------- ---------   --------- --------- ---------
Non-financial public
  sector:
  Central Government.....  US$ 1,201  US$  854 US$ 2,055   US$ 1,246 US$  798  US$ 2,044
  Public enterprises.....         31        10        41          32        9         41
                           --------- --------- ---------   --------- --------- ---------
                               1,232       864     2,096       1,278      807      2,085

Financial public sector..         19        10        29          19       10         28
                           --------- --------- ---------   --------- --------- ---------
    Total public sector..  US$ 1,251  US$  874 US$ 2,125   US$ 1,297 US$  817  US$ 2,113
                           ========= ========= =========   ========= ========= =========





---------------------------
(1)Disbursements preliminary estimates, as of March 2002.
(2)Includes Loans of COFIDE without the Republic Guarantee.
Source: Central Bank and Ministry of Economy (Direccion General de Credito Publico, or Office of Public Credit).

         The Republic issued public sector external bonds in connection with the Brady restructuring. For a description of the Brady restructuring, see "--Debt Management and Restructuring." As of March 31, 2002, approximately US$2.5 billion principal amount remained outstanding on the Brady bonds.

Domestic Debt

         The following table sets forth total public sector domestic debt, excluding intra-governmental debt.

                        Total Public Sector Domestic Debt
                (in millions of U.S. dollars, at current prices)

                                                                                                 As of
                                                     As of December 31,                         March 31,
                              ------------------------------------------------------------     ----------
                                   1997        1998        1999        2000         2001         2002
                              -----------  -----------  -----------  -----------  -----------  ----------

Long-term debt:
  Banco de la Nacion......    US$   695.8  US$   702.9  US$   922.0  US$   951.2  US$   954.4   US$   937.7
  Treasury bonds..........          123.7        150.6      1,006.0        977.4      1,504.3       1,644.1
  Pension Reform Bonds....            N/A          N/A      2,393.0      2,681.0      2,765.0       2,766.0
  Other(1)................           92.0         91.4         94.0         43.4         52.6          53.2
                              -----------  -----------  -----------  -----------  -----------   -----------
    Total long-term debt..          911.5        944.9      4,415.0      4,653.0      5,276.3       5,401.0

Short-term debt...........            N/A          N/A        400.0        392.0        465.0         319.0
                              -----------  -----------  -----------  -----------  -----------   -----------
      Total...............            N/A          N/A  US $4,815.0  US$ 5,045.0  US$ 5,741.3   US$ 5,720.0
                              ===========  ===========  ===========  ===========  ===========   ===========
Total public sector
  domestic debt, as %
   of GDP.................            N/A          N/A          9.3%         9.4%         N/A          N/A

---------------------
(1) Includes credits from Banco de la Nacion to local governments and reflects discrepancies in the data available from different government entities.
N/A = Not Available.
Source: Ministry of Economy (Direccion General de Credito Publico, or Office of Public Credit), Central Bank.

         The following table sets forth a list of the Republic's outstanding domestic public sector bonds.

                         Public Sector Domestic Bonds(1)
                (in millions of U.S. dollars, at current prices)

                                                         Principal Amount
                                                           Outstanding
                                                       as of March 31, 2002
                                                       --------------------
Central Bank capitalization bonds...............       US$       105
Financial system support bonds..................                 776
Debt securities.................................                 244
Pension reform bonds............................               2,766
Sovereign bonds.................................                 486
Other bonds.....................................                  34
                                                       --------------------
  Total.........................................       US$     4,411
                                                       ====================

---------------------------
(1)  Excludes intra-government debt issued in the form of bonds.
Source:  Central Bank.


         In March 2001, the Government established a public auction system for bonds in Peruvian legal currency. This system has increased the availability of investment instruments in the domestic capital markets and reduced the Republic's exposure to currency exchange risk.

Debt Management and Restructuring

         The regional debt crisis, which started in 1982, resulted in growing unwillingness on the part of foreign commercial banks to lend to the Republic. At the same time, a sharp decrease in the export prices of mining products and the 1982-1983 El Nino phenomenon led to a deterioration in the Republic's balance of payments and fiscal accounts, which made it difficult for the Republic to service its debt. Faced with an unsustainable debt burden, the Government suspended payment on its external commercial bank debt in 1984. By the end of 1984, the Republic had failed to make scheduled payments of US$1.0 billion in principal and interest on its commercial bank debt.

         In 1985, the Garcia administration declared that service of the public sector external debt would not exceed 10% of total exports. In 1986, the IMF declared Peru ineligible for additional funds, and in 1987 the World Bank suspended loan disbursements. Despite a decline in new loans, the Republic's total public sector debt increased from US$10.9 billion to US$18.9 billion in the period from 1985 to 1990, as unpaid interest continued to accrue.

         In 1991, the Fujimori administration began a series of negotiations that led to a normalization of relations with multilateral creditors. In September 1991, the Republic paid all amounts in arrears owed to the IDB, and in March 1993, it paid a total of US$1.8 billion in arrears owed to the IMF and the World Bank. Since 1993, the IMF has approved the following credit facilities:

         o in 1993, the IMF approved a US$1.5 billion Extended Fund Facility for the period from 1993 to 1995;

         o in 1996, the IMF approved a US$358 million Extended Fund Facility for the period from 1996 to 1998;

         o in 1999, the IMF approved a US$512 million Extended Fund Facility for the period from 1999 to 2000; and

         o in 2002, the IMF approved a US$316 million stand-by credit facility for the period from 2002 to 2004.

         These credit facilities were and are primarily intended to help the Republic overcome its fiscal deficits.

         The Fujimori administration also negotiated substantial reductions in the Republic's short-term external debt with its principal bilateral creditors. During the 1990s, the Republic conducted the following three rounds of negotiations with the Paris Club:

         o in September 1991, the Republic successfully rescheduled US$4.7 billion of its Paris Club debt maturing between October 1991 and December 1992;

         o in May 1993, the Republic rescheduled an additional US$1.9 billion of its Paris Club debt maturing between March 1993 and March 1996; and

         o in July 1996, the Republic rescheduled an additional US$6.8 billion of its Paris Club debt maturing between April 1996 and December 1998.

         As a result of this restructuring, the Republic obtained the following extensions with respect to credits maturing in the relevant period:

         o a 20-year extension for concessionary credits, with a 10-year grace period; and

         o a 14-year extension on commercial credits, representing the majority of the Republic's Paris Club debt, with a 7-year grace period.

         Additionally, as a result of the 1996 restructuring, the Republic obtained the following reductions in its debt:

         o a reduction in debt payments from US$970 million per year to approximately US$530 million per year with respect to indebtedness maturing between April 1996 and December 1998; and

         o a reduction in debt payments from US$1.2 billion per year to approximately US$ 1.0 billion per year with respect to indebtedness maturing between 1999 and 2006.

         In 1997, the Republic renegotiated its debt with international commercial banks under the Brady program. The Brady restructuring reduced the Republic's international commercial bank debt from US$10.6 billion to US$4.9 billion, US$2.4 billion of which were Past-Due Interest, or "PDI," Bonds, US$1.7 billion Front-Loaded Interest Reduction Bonds, or "FLIRBs," US$572 million Floating Rate, or "Discount," Bonds and US$183 million in Fixed Rate, or "Par," Bonds. The PDI Bonds and FLIRBs each have a 20-year term. The Discount Bonds and the Par Bonds each have a 30-year term and are collateralized by zero-coupon U.S. Treasury bonds.

         In February 2002, the Republic launched its first international bond in 74 years. The Republic issued and sold the Global Bonds, raising US$500 million. At the same time, the Republic retired US$1.2 billion in principal amount of Brady bonds in exchange for a further US$923 million in principal amount of the Global Bonds. The exchange lowered the Republic's debt by US$281 million and freed up a further US$50 million in collateral backing the Brady bonds, the issuance of the Global Bonds pushed up total debt by only US$170 million. After issuing the Global Bonds and taking into account amortization of the PDI Bonds in March 2002, the current amounts outstanding are US$1.1 billion of PDI Bonds, US$1.2 billion of FLIRBs, US$198 million of Discount Bonds and US$64 million Par Bonds.

Debt Record

         Since the Brady restructuring in 1997, the Republic has serviced its external debt without default except as described below.

         Upon completion of the Brady restructuring, the Republic ceased making payments of principal or interest to lenders who had failed to participate in the restructuring. These lenders included Elliot Associates, L.P., a private investment firm that acquired US$20.0 million in Peruvian debt. This firm obtained a US$55.7 million judgment against the Republic for non-payment of interest, and an attachment of the Republic's assets held at Chase Manhattan Bank of New York, which the Republic had originally allocated for interest payments on its Brady bonds. As a result, on September 7, 2000, the Republic failed to make a required interest payment of US$80 million to its Brady bondholders, even though it had deposited in its Chase account sufficient funds with the purpose of making such payment. On September 26, 2000, Elliot Associates, L.P. obtained an injunction against the clearing agency Euroclear that prevented it from receiving or distributing funds supplied by the Republic for the payment of interest on the Republic's Brady Bonds. The Elliot Associates, L.P. litigation was settled following the issuance of the injunction against Euroclear and the Republic made interest payments to its Brady bondholders on October 4, 2000, within the 30-day applicable grace period for the Brady bonds. The Republic has made all its debt payments to Elliot Associates, L.P. in accordance with the terms of the settlement.

         Four other creditors also failed to participate in the Brady restructuring for reasons that included failure to provide the required documentation and failure to identify the actual holder of the debt to be exchanged. Since the Brady restructuring, the Republic has been in default on payments to these creditors. As of March 31, 2002, these payments totaled US$32.0 million in principal and interest. There are no further scheduled amortizations or interest payments on these debts. None of these creditors has submitted claims against the Republic for overdue amounts.

         As of the date of this prospectus, the Republic is not aware of any claims filed against it, in Peru or abroad, for overdue debt payments, nor is the Republic involved in any disputes with its internal or external creditors.

                          DESCRIPTION OF THE SECURITIES

         This prospectus provides a general description of the debt securities, warrants and units that the Republic may offer. Each time the Republic sells securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

         The Republic will issue the debt securities pursuant to a fiscal agency agreement, to be entered into by the Republic and a fiscal agent, prior to the first issuance of debt securities, and substantially in the form appearing as an exhibit to the registration statement of which this prospectus forms part.

         The following description is a summary of the material provisions of the debt securities and the fiscal agency agreement. You should read the fiscal agency agreement, the form of debt securities attached at the end of the fiscal agency agreement and the applicable prospectus supplement before making your decision on whether to invest in the debt securities. The Republic has filed or will file copies of these documents with the SEC and at the office of the fiscal agent in The City of New York.

         In this description of debt securities, you will see some capitalized terms. These terms have particular legal meanings and you can find their definitions under the heading "Defined Terms" below.

     Overview

         The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

         o    the title of the series of debt securities;

         o any limit on the aggregate principal amount of the series of debt securities;

         o    the issue price of the series of debt securities;

         o the date or dates on which the series of debt securities will mature;

         o if the series of debt securities will bear interest, the interest rate per annum, which may be fixed or floating, and the date or dates from which interest, if any, will accrue;

         o the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

         o any index, formula or other method the Republic will use to determine the amount of principal or any premium or interest payments and how it will use such index, formula or other method;

         o the place or places where and manner in which principal, interest and other payments, if any, with respect to the series of debt securities will be paid;

         o the form of debt security, global or certificated and registered or bearer;

         o if the series of debt securities will be guaranteed, who will be the guarantor and whether the guarantee will be partial or full;

         o    any mandatory or optional sinking fund provisions;

         o any provisions that allow the Republic to redeem the series of debt securities at its option;

         o any provisions that entitle the holders of the series of debt securities to early repayment of all or a portion of the series of debt securities at their option;

         o the currency or currencies in which the series of debt securities are denominated and the currency or currencies in which the Republic will make payments;

         o if other than the law of the State of New York, the law of the jurisdiction governing the series of debt securities;

         o    the authorized denominations of the series of debt securities;

         o any additional covenants or agreements of the Republic and any additional events that automatically accelerate, or that give holders the right to accelerate, the maturity of their debt securities;

         o any terms that allow holders to exchange or convert their debt securities;

         o whether the series of debt securities will be listed and, if listed, the stock exchange on which these debt securities will be listed; and

         o    any other terms of the series of debt securities.

         The Republic may issue debt securities in exchange for other debt securities or which are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

         The Republic may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate which, at the time of issuance, is below market rates. The Republic may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. The specific terms of an offering of debt securities may raise United States federal income tax considerations in addition to those described herein. A description of any such considerations will be provided in the applicable prospectus supplement.

         The Republic is not required to issue all of its debt securities under the fiscal agency agreement and this prospectus, but instead may issue debt securities other than those described in this prospectus under other fiscal agency agreements and documentation. That documentation may contain terms different from those included in the fiscal agency agreement and described in this prospectus.

     Status

         The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of the Republic. The Republic has pledged its full faith and credit for the due and punctual payment of all amounts due in respect of the debt securities. The debt securities will rank pari passu, without any preference among themselves, with all other existing and future unsecured and unsubordinated obligations of the Republic relating to Public External Indebtedness.

     Form and Denomination

         Unless otherwise provided in the prospectus supplement for an offering, the Republic will issue debt securities:

         o    denominated in U.S. dollars;

         o    in fully registered book-entry form;

         o    without coupons; and

         o    in denominations of US$1,000 and integral multiples of US$1,000.

         Debt securities in book-entry form will be represented by one or more global securities registered in the name of a nominee of the Depositary Trust and Clearing Corporation, or "DTC". Beneficial ownership interests in a global security will only be recorded on, and transferred through, the records maintained by DTC and its participants, including the depositaries for Euroclear Bank S.A./N.V. as operator of the Euroclear System and Clearstream Banking societe anonyme.

     Payments

         Unless otherwise provided in the applicable prospectus supplement, the Republic will pay:

         o principal and interest payable on any maturity date in U.S. dollars in immediately available funds to the person in whose name such debt security is registered on the maturity date, upon presentation and surrender of the debt security at the corporate trust office of the fiscal agent or, subject to applicable laws and regulations, at the office of any paying agent; and

         o interest on each debt security, other than interest payable on any maturity date, to the person in whose name the debt security is registered at the close of business on the record date for the relevant interest payment date.

         Because each debt security will be represented by one or more global notes and beneficial interests in the debt securities may not be exchanged for debt securities in physically certificated form except in limited circumstances, the Republic will make payments of principal and interest on each debt security by directing the fiscal agent to make a wire transfer of U.S. dollars to DTC or its nominee as the registered owner of the debt securities, which will receive the funds for distribution to the beneficial owners. Upon receipt of any payment of principal of or interest on any debt securities, DTC will credit the appropriate DTC participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such debt securities as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in debt securities held through such participants will be the responsibility of such participants. Beneficial owners should contact the institution through which they intend to hold their beneficial interests in debt securities to determine how payments of principal of or interest on the those debt securities will be credited to their accounts.

         None of the Republic, the fiscal agent or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         If the Republic does not pay interest by wire transfer for any reason, it will, subject to applicable laws and regulations, mail, or direct the fiscal agent to mail, a check to the holder of the affected debt security on or before the due date for the payment at the address that appears on the security register maintained by the fiscal agent on the applicable record date.

         The record date with respect to any interest payment date will be the 15th day prior to such date, whether or not such day is a business day.

         Any payment of principal or interest required to be made on a payment date which is not a business day need not be made on such day, but may be made on the next succeeding business day with the same force and effect as if made on such payment date, and no interest shall accrue with respect to such payment for the period from and after such payment date.

         The Republic agrees that so long as any of the debt securities are outstanding, it will maintain a paying agent and a transfer agent in a Western European city for payments on and transfers of the debt securities, which will be Luxembourg so long as any debt securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a registrar having a specified office in New York City and a paying agent having a specified office in New York City. The Republic will appoint a paying agent and transfer agent for the debt securities and a registrar. The Republic shall have the right at any time to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate upon notice in accordance with "--Notices" below

         Pending payment of principal or interest on the debt securities that becomes due, the fiscal agent shall hold in trust, for the benefit of the beneficial owners of the debt securities, the amounts transferred by the Republic to the fiscal agent for such purpose. Any moneys held by the fiscal agent in respect of the debt securities and remaining unclaimed for two years after such amounts shall have become due and payable must be returned by the fiscal agent to the Republic, and the holders of such debt securities shall thereafter look only to the Republic for any payment to which such holders may be entitled.

     Redemption, Repurchase and Early Repayment

         Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of the Republic or repayable before maturity at the option of the holder. Nevertheless, the Republic may at any time purchase or acquire any of the debt securities in any manner and at any price. Debt securities that are purchased or acquired by the Republic may, at the Republic's discretion, be held, resold or surrendered to the fiscal agent for cancellation, but any debt securities so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act of 1933, as amended, which we refer to in theis prospectus as the "Securities Act", and other applicable law.

     Replacement, Exchange and Transfer of Debt Securities

         Under certain limited circumstances, beneficial interests in any global security representing debt securities may be exchanged for physical debt securities. See "Book Entry; Delivery and Form." If the Republic issues physical debt securities, the holder may present its debt securities for exchange with debt securities of a different authorized denomination, together with a written request for an exchange, at the office of the fiscal agent in the city of New York, or at the office of any paying agent. In addition, the holder of any physical debt security may transfer it in whole or in part by surrendering it at any of these offices together with an executed instrument of transfer. The Republic will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of the debt securities. The Republic may, however, charge the holders for applicable stamp duty, tax or other governmental charges.

         If a physical debt security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may issue, and the fiscal agent will authenticate and deliver, a substitute debt security in replacement. In each case, the affected holder will be required to furnish to the Republic, the fiscal agent and certain other specified parties an indemnity under which it will agree to pay the Republic, the fiscal agent and certain other specified parties for any losses the may suffer relating to the debt security that was mutilated, defaced, destroyed, lost or stolen. The Republic and they fiscal agent may also require that the applicant present other documents and proof. The affected holder will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen debt security.

     Additional Amounts

         The payment by the Republic of principal of or interest on the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied, collected, withheld or assessed by the Republic, any political subdivision thereof or any taxing authority in the Republic. If the Republic is required by law to make any such withholding or deduction, it will pay such additional amounts, which we refer to in this prospectus as the Additional Amounts, as may be necessary in order to ensure that the net amounts receivable by the holders of the affected debt securities after such withholding or deduction shall equal the amount that would have been receivable in respect of such debt securities in the absence of such withholding or deduction. The Republic will not, however, pay any Additional Amounts where the holder is subject to such withholding or deduction due to one of the following reasons:

         o the holder has some connection with the Republic other than the mere holding of such debt security or the receipt of principal of or interest on any debt security;

         o the holder has failed to comply with any reasonable certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic, or any political subdivision or taxing authority thereof or therein, of the holder of a debt security or any interest therein or rights in respect thereof, if compliance is required by the Republic, or any political subdivision or taxing authority thereof or therein, pursuant to applicable law or to any international treaty in effect, as a precondition to exemption from such deduction or withholding; or

         o the holder has failed to present its debt security for payment within 30 days after the Republic first makes available a payment of principal or interest on such debt security.

     Defined Terms

         The following are certain definitions used in the debt securities:

         "External Indebtedness" means obligations of, or guaranteed, whether by contract, statute or otherwise, by the Republic for borrowed money or evidenced by bonds, debentures, notes or similar instruments denominated or payable, or which, at the option of the holder thereof, may be payable, in a currency other than the currency of the Republic or by reference to a currency other than the currency of the Republic, other than any such obligations originally issued or incurred within the Republic.

         "Public External Indebtedness" means, with respect to the Republic, any External Indebtedness that (i) is in the form of, or represented by, bonds, notes or other securities that are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market, including without limiting the generality of the foregoing, securities for resale pursuant to Rule 144A under the Securities Act, or any successor law or regulation of similar effect, and (ii) has an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of the Republic to a period in excess of one year.

         "Project Financing" means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced.

         "Security Interest" means any security interest, including without limitation any lien, pledge, mortgage, deed of trust or charge, or any encumbrance or preferential arrangement that has the practical effect of constituting a security interest.

     Negative Pledge

         The Republic undertakes with respect to each series of debt securities that so long as any of the debt securities of that series remain outstanding, it will not create or permit to subsist any Security Interest in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of the Republic, unless the debt securities of that series are secured equally and ratably with such Public External Indebtedness; provided, however, that the Republic may create or permit to subsist:

         o    Security Interests created prior to February 7, 2002;

         o Security Interests securing Public External Indebtedness incurred in connection with a Project Financing, provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

         o Security Interests securing Public External Indebtedness incurred or assumed by the Republic to finance or refinance the acquisition of the assets in which such Security Interests have been created or permitted to subsist and any Security Interests existing on such assets at the time of their acquisition;

         o Security Interests securing Public External Indebtedness arising in the ordinary course to finance export, import or other trade transactions, and in which Public External Indebtedness matures, after giving effect to all renewals and refinancing thereof, not more than one year after the date on which such Public External Indebtedness was originally incurred;

         o Security Interests securing Public External Indebtedness which, together with all other Public External Indebtedness secured by Security Interests, excluding Public External Indebtedness secured by other permitted Security Interests, does not exceed US$25,000,000 principal amount, or its equivalent in other currencies, in the aggregate;

         o Security Interests arising by operation of a currently existing law in connection with Public External Indebtedness, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers' liens with respect to property held by financial institutions, in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor's activities;

         o Security Interests created in connection with the transactions contemplated by the Republic's 1996 financing plan dated June 5, 1996, and its implementing documentation, including Security Interests to secure obligations under the collateralized bonds issued under the 1996 financing plan (the Republic's Par Bonds, Discount Bonds and FLIRBs) and any Security Interest securing obligations of the Republic outstanding as of June 5, 1996, to the extent required to be equally and ratably secured with any such bonds;

         o Security Interests issued upon surrender or cancellation of the Par Bonds, the Discount Bonds or the FLIRBs, or the principal amount of any Public External Indebtedness outstanding as of June 5, 1996, in each case, to the extent such Security Interest is created to secure Public External Indebtedness on a basis comparable to the Par Bonds, the Discount Bonds and the FLIRBs;

         o Security Interests on shares of, or other assets of, any present or former Peruvian public sector entity created or granted by the Republic in connection with, or in anticipation of, the privatization of such entity; and

         o any renewal or extension of any of the Security Interests stated above.

     Default; Acceleration of Maturity

         Unless otherwise specified in the applicable prospectus supplement, each of the following events will constitute an "Event of Default" under any series of debt securities:

         (1)   Non-Payment:

               o if the Republic fails to pay for 30 days principal on that series of debt securities when due; or

               o if the Republic fails to pay for 30 days interest on that series of debt securities when due; or

         (2) Breach of Other Obligations: if the Republic does not perform any other obligation under that series of debt securities and such failure is incapable of remedy or is not remedied within 60 days after written notice has been given to the Republic by the fiscal agent; or

         (3) Cross Default: if the Republic fails to make any payment in respect of:

             o    External Indebtedness outstanding as of February 21, 2002;
                  and

             o    Public External Indebtedness;

in an aggregate principal amount in excess of US$25,000,000, or its equivalent in any other currency, when due, and such failure continues beyond the applicable grace period; or

         (4) Cross Acceleration: if any event or condition occurs that results in the acceleration of the maturity of:

             o    External Indebtedness outstanding as of February 21, 2002;
                  and

             o    Public External Indebtedness;

in an aggregate principal amount in excess of US$25,000,000, or its equivalent in any other currency; or

         (5) Moratorium: if the Republic declares a general suspension on or moratorium with respect to the payment of principal of or interest on all or a portion of its External Indebtedness; or

         (6) Validity:

             o if the Republic contests the validity of, or its obligations under, that series of debt securities or, to the extent adversely affecting such debt securities, the fiscal agency agreement; or

             o if the Republic denies any of its obligations under that series of debt securities or, to the extent adversely affecting such debt securities, the fiscal agency agreement; or

             o if any constitutional provision, treaty, law, regulation, decree, or other official pronouncement of the Republic, or any final decision by any court in Peru having jurisdiction, renders it unlawful for the Republic to pay any amount due on that series of debt securities or to perform any of its obligations under such debt securities or, to the extent adversely affecting such debt securities, the fiscal agency agreement; or

         (7) Judgments: if any writ, execution, attachment or similar process is levied against all or any substantial part of the assets of the Republic in connection with any judgment for the payment of money exceeding US$25,000,000, or its equivalent in any other currency, and the Republic fails to satisfy or discharge such judgment, or adequately bond, contest in good faith or receive a stay or execution or continuance in respect of such judgment, within a period of 120 days; or

         (8) Membership in the IMF: if Peru fails to maintain its membership in, and its eligibility to use the general resources of, the IMF.

         Upon the occurrence and during the continuance of an Event of Default:

         o    in the case of any Event of Default described in clauses (2),
              (3), (4), (6), (7) or (8), the holders of at least 25% in aggregate principal amount of all debt securities of that series, other than debt securities of that series held by the Republic, then outstanding may by written demand given to the Republic, with a copy to the fiscal agent, declare the debt securities of that series held by it to be immediately due and payable; or

         o    in the case of any Event of Default described in clauses (1) or
              (5), each holder of debt securities of that series may by written demand given to the Republic, with a copy to the fiscal agent, declare the debt securities of that series held by it to be immediately due and payable;

and upon such declaration the principal and interest accrued on the relevant debt securities will become immediately due and payable upon the date that such written notices are received at the office of the fiscal agent, unless prior to such date all Events of Default in respect of the relevant debt securities have been cured.

         Securityholders holding in the aggregate at least 66 2/3% in principal amount of the then outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of all holders of debt securities of that series, if:

         o following the declaration of the debt securities of that series due and payable immediately, the Republic deposits with the fiscal agent a sum sufficient to pay all overdue installments of principal, interest and other amounts in respect of the debt securities of that series, as well as the reasonable fees and compensation of the fiscal agent; and

         o    all other events of default have been remedied.

     Fiscal Agent

         The fiscal agency agreement establishes the obligations and duties of the fiscal agent, the right to indemnification of the fiscal agent and the liability and responsibility, including limitations on liabilities and responsibilities, for actions that the fiscal agent takes. The fiscal agent is entitled to enter into business transactions with the Republic as freely as if it were not the fiscal agent.

         The Republic may replace the fiscal agent at any time, subject to the appointment of a replacement fiscal agent. In addition, the Republic may appoint different fiscal agents for different series of debt securities. The fiscal agent is not a trustee for the holders of debt securities and does not have the same responsibilities or duties to act for such holders as would a trustee. The Republic may maintain deposit accounts and conduct other banking and financial transactions with the fiscal agent.

     Paying Agents; Transfer Agents; Registrar

         The Republic may appoint paying agents, transfer agents and registrars with respect to any series of debt securities, which will be listed at the back of the applicable prospectus supplement. While the Republic may at any time appoint additional or replacement paying agents, transfer agents and registrars, it will, however, maintain a paying agent and a registrar in The City of New York until the debt securities are paid.

         In addition, the Republic will maintain a paying agent and a transfer agent in Luxembourg with respect to any series of debt securities listed on the Luxembourg Stock Exchange so long as the rules of the Luxembourg Stock Exchange so require. The Republic will promptly provide notice of the termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with a series of the debt securities.

     Amendments and Waivers

         The Republic and the fiscal agent may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding debt securities of any series, modify and amend the provisions of that series of debt securities or the fiscal agency agreement, including to grant waivers of future compliance or past default by the Republic. However, no such amendment or modification will apply, without the consent of each securityholder of the relevant series affected thereby, to the debt securities owned or held by such securityholder with respect to the following matters:

         o change the stated maturity of the principal of or interest on debt securities of that series;

         o reduce the principal amount of or interest on debt securities of that series;

         o change the obligation of the Republic to pay additional amounts on account of withholding or deductions as set forth under "--Additional Amounts";

         o change the currency or place of payment of principal or interest on debt securities of that series; and

         o impair the right to institute suit for the enforcement of any payment in respect of debt securities of that series.

         In addition, no such amendment or notification may, without the consent of each securityholder of the relevant series of debt securities, reduce the percentage of principal amount of the debt securities of that series outstanding necessary to make these modifications or amendments to the debt securities of that series or the fiscal agency agreement or to reduce the quorum requirements or the percentages of votes required for the adoption of any action at a meeting of holders of that series of debt securities.

         The Republic may also agree to amend any provision of any debt security with the holder thereof, but that amendment will not affect the rights of the other securityholders or the obligations of the Republic with respect to the other securityholders.

         No consent of the securityholders is or will be required for any modification or amendment requested by the Republic or by the fiscal agent or with the consent of the Republic to:

         o add to the Republic's covenants for the benefit of the holders of any series of debt securities;

         o surrender any right or power of the Republic in respect of any series of debt securities or the fiscal agency agreement;

         o    provide security or collateral for any series of debt securities;

         o cure any ambiguity in any provision, or correct any defective provision, of any series of debt securities; or

         o change the terms and conditions of any series of debt securities or the fiscal agency agreement in any manner which the Republic and the fiscal agent mutually deem necessary or desirable so long as any such change does not, and will not, adversely affect the rights or interest of any securityholder.

         The Republic may at any time ask for written consents or call a meeting of the holders of any series of debt securities to seek their approval of the modification of or amendment to, or obtain a waiver of, any provision of that series of debt securities. This meeting will be held at the time and place determined by the Republic and specified in a notice of such meeting furnished to the affected securityholders. This notice must be given at least 30 days and not more than 60 days prior to the meeting.

         If at any time the holders of at least 10% in principal amount for any then outstanding series of debt securities request the fiscal agent to call a meeting of the holders of that series of debt securities for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the fiscal agent will call the meeting for such purpose. This meeting will be held at the time and place determined by the fiscal agent, after consultation with the Republic, and specified in a notice of such meeting furnished to the affected securityholders. This notice must be given at least 30 days and not more than 60 days prior to the meeting.

         Holders who hold a majority in principal amount of the then outstanding debt securities of that series will constitute a quorum at a securityholders' meeting. In the absence of a quorum, a meeting may be adjourned for a period of at least 20 days. At the reconvening of a meeting adjourned for lack of quorum, holders of 25% in principal amount of the then outstanding debt securities of that series shall constitute a quorum. Notice of the reconvening of any meeting may be given only once, but must be given at least ten days and not more than 15 days prior to the meeting.

     At any meeting when there is a quorum present, holders of at least 66 2/3% in principal amount of the debt securities of that series represented and voting at the meeting may approve the modification or amendment of, or a waiver of compliance for, any provision of the debt securities of that series except for specified matters requiring the consent of each securityholder as set forth above. Modifications, amendments or waivers made at such a meeting will be binding on all current and future holders of debt securities of that series.

     Notices

         Notices will be mailed to holders of debt securities at their registered addresses and will be deemed to have been given on the date of such mailing. All notices to holders of the debt securities will be published if and so long as the debt securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require in a daily newspaper of general circulation in Luxembourg. If publication as aforesaid is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

     Further Issues

         Without the consent of the holders, the Republic may create and issue additional debt securities with the same terms and conditions as an outstanding series of debt securities, or the same except for the payment of interest scheduled on them and paid prior to the time of their issue. The Republic may consolidate the additional debt securities to form a single series with an outstanding series of debt securities.

Warrants

         If the Republic issues warrants, their specific terms will be provided in a prospectus supplement, and a warrant agreement or amendment to the fiscal agency agreement and form of warrant will be filed with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

         The Republic may issue warrants or other similar securities, either separately or together with any debt securities, that would entitle the holder to purchase debt securities or obligate the Republic to repurchase or exchange debt securities. If the Republic issues any warrants, each issue of warrants will be issued under a warrant agreement to be entered into between the Republic and a bank or trust company, which may be the fiscal agent, as warrant agent. The warrant agent will act solely as the agent of the Republic in connection with the warrants of such issue and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of warrants. The prospectus supplement relating to the particular issue of warrants or other similar securities will describe:

         o    the initial offering price;

         o    the currency required to purchase the warrants;

         o the title and terms of the debt securities or other consideration that the holders will receive on exercise of their warrants;

         o the principal amount of debt securities or amount of other consideration that a holder will receive on exercise of each warrant;

         o the principal amount and type of debt securities that the holders may obligate the Republic to purchase or exchange if the holders exercise their warrants and the purchase price of those debt securities;

         o    the exercise price or ratio;

         o the procedures of, and conditions to, exercise of the warrants and the date or dates on which the holders can exercise their warrants;

         o whether and under what conditions the Republic may cancel the warrants;

         o the title and terms of any debt securities issued with the warrants, and the amount of debt securities issued with each warrant;

         o the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

         o the form of the warrants (global or certificated and registered), whether they will be exchangeable for another form and, if registered, where they may be transferred and exchanged;

         o    the identity of the warrant agent;

         o    any special U.S. federal income tax considerations; and

         o    any other terms of the warrants.

         The warrants will be direct, unconditional and unsecured obligations of the Republic and will not constitute indebtedness of the Republic.

Units

         The Republic may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

         The prospectus supplement relating to the particular issue of units will describe:

         o the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

         o any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

         o whether the units will be issued in fully registered or global form.

         The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Jurisdiction, Consent to Service and Enforceability

         The Republic is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States or elsewhere against the Republic. Furthermore, it may be difficult for you to enforce, in the United States or elsewhere, the judgments of U.S. or foreign courts against the Republic.

         In connection with any suit, action or proceeding against the Republic or its properties, assets or revenues arising out of or relating to the fiscal agency agreement or any debt securities or warrants, which we refer to in this prospectus as a related proceeding, the Republic will agree:

         o to submit to the exclusive jurisdiction of any New York State or U.S. federal court sitting in New York City, and any appellate court thereof;

         o that all claims in respect of such related proceeding may be heard and determined in such New York State or U.S. federal court; that any judgment obtained in such New York State or U.S. federal court arising out of any related proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever; and that any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction, by means of a suit on the judgment or in any other manner provided by law; provided that in order to enforce or execute any such judgment ordering any payment by the Republic, Peruvian courts will require that such payment be included in the corresponding annual budget laws;

         o to consent to and waive, to the fullest extent permitted by law, any objection which it may have to the laying of venue of any related proceeding brought in such New York State or U.S. federal court or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any related judgment in such New York State or U.S. federal court or any other courts;

         o to waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any related proceeding or any such suit, action or proceeding in any such court; and

         o to appoint CT Corporation System, presently located at 111 Eighth Avenue, 13th Floor, New York, New York, as its process agent and to maintain at all times an agent with offices in New York to act as its process agent.

         The process agent will receive on behalf of the Republic and its property service of all writs, process and summonses in any related proceeding or any suit, action or proceeding to enforce or execute any related judgment brought against it in such New York State or U.S. federal courts sitting in New York City. Failure of the process agent to give any notice to the Republic of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Nothing in the fiscal agency agreement shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

         To the extent that the Republic or any of its revenues, assets or properties may be entitled to any sovereign or other immunity under any law, the Republic will agree not to claim and to waive such immunity to the fullest extent permitted by the laws of such jurisdiction. This waiver covers the Republic's sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and attachment in aid, but does not extend to the attachment of revenues, assets and property of the Republic located in the Republic unless permitted under Peruvian law. Additionally, in accordance with Peruvian law currently in effect, the Republic's waiver of immunity will not extend to property that is:

         o    used by a diplomatic or consular mission of the Republic;

         o of a military character and under the control of a military authority or defense agency of the Republic;

         o    public property;

         o shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by the Republic or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or

         o funds deposited in Peru's accounts held in the Peruvian financial system.

         The Republic, however, reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976, which we refer to in this prospectus as the Immunities Act, with respect to actions brought against it under U.S. federal securities laws or any state securities law. Without an effective waiver of immunity by the Republic with respect to such actions, it would be impossible to obtain a U.S. judgment in such an action against the Republic unless a court were to determine that the Republic is not entitled under the Immunities Act to sovereign immunity with respect to such action. In addition, execution upon property of the Republic located in the United States to enforce a judgment obtained the Immunities Act may not be possible except in the limited circumstances specified in the Immunities Act.

         Even if a U.S. judgment could be obtained against the Republic in any such action, you may not be able to enforce in Peru a judgment based on such a U.S. judgment.

         The Republic will also consent generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process.

Governing Law

         The fiscal agency agreement and, unless otherwise provided in the applicable prospectus supplement, any warrant agreement, as well as any debt securities, warrants or units, will be governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution by the Republic will be governed by the laws of the Republic.

Book-Entry; Delivery and Form

         Unless otherwise provided in the applicable prospectus supplement, the certificates representing the debt securities will be issued in the form of one or more global notes, to which we refer to in this prospectus as the global notes. Each global note will be deposited with or on behalf of DTC and registered in the name of DTC or its nominee. Except as set forth below, a global note may be transferred in whole and not in part and only to DTC or to other nominees of DTC.

         Ownership of beneficial interests in the global notes will be limited to "participants" who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants.

         The Republic understands that DTC is:

         o a limited purpose trust company organized under the laws of the State of New York;

         o a "banking organization" within the meaning of the New York Banking Law;

         o    a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

         o    a "Clearing Agency" registered pursuant to the provisions of
              Section 17A of the Exchange Act of 1934, as amended.

         DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for the physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global notes for all purposes under the fiscal agency agreement and the debt securities. No beneficial owner of an interest in any global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the fiscal agency agreement and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, Luxembourg, societe anonyme, or Clearstream, Luxembourg.

         Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the global notes. Neither the Republic, the fiscal agent nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Republic expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. The Republic also expects that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         The Republic expects that DTC will take any action permitted to be taken by a holder of any debt security, including the presentation of such debt security for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global note is credited and only in respect of such portion of the aggregate principal amount of such debt security as to which such participant or participants has or have given such direction. However, if there is an event of default under the any series of debt securities, DTC will exchange the applicable global notes for registered certificated notes, which it will distribute to its participants.

         If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by the Republic within 90 days, the Republic will issue registered certificated notes without interest coupons in exchange for the global notes.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance, if any, with the transfer restrictions applicable to the debt securities, cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, any cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its respective settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes to DTC, and making or receiving payments in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear accountholders and Clearstream, Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg.

         Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg accountholder purchasing an interest in any global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg accountholder, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in any global note by or through a Euroclear or Clearstream, Luxembourg accountholder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the foregoing procedures in order to facilitate transfers of interests in the global notes among the participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither the Republic nor the fiscal agent will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                                    TAXATION

United States Federal Taxation

         The specific terms of an offering of debt securities may raise United States federal income tax considerations in addition to those described below. A description of any such considerations, or certain United States federal income tax considerations related to the offering of warrants or units, will be provided in the applicable prospectus supplement.

         In general, a United States person who holds the debt securities or owns a beneficial interest in the debt securities will be subject to United States federal taxation. You are a United States person for U.S. federal income tax purposes if you are:

         o a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction;

         o a corporation, partnership or other entity organized under the laws of the United States or any political subdivision;

         o an estate, the income of which is subject to United States federal income taxation regardless of its source; or

         o a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions.

         If you are a United States person, the interest you receive on the debt securities will generally be subject to United States taxation and will be considered ordinary interest income. Under current United States federal income tax law, if you are not a United States person, the interest payments that you receive on the debt securities generally will be exempt from United States federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements, described below, of the United States Internal Revenue Service to establish that you are not a United States person.

         Even if you are not a United States person, you may still be subject to United States federal income taxes on any interest payments you receive if:

         o you are an insurance company carrying on a United States insurance business, within the meaning of the United States Internal Revenue Code of 1986; or

         o you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (i) a banking, financing or similar business in the United States or (ii) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

         If you are not a United States person, any gain you realize on a sale or exchange of the debt securities generally will be exempt from United States federal income tax, including withholding tax, unless:

         o your gain is effectively connected with your conduct of a trade or business in the United States; or

         o you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either
              (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a tax home in the United States.

         The fiscal agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the fiscal agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

         Debt securities held by an individual holder who at the time of death is a non-resident alien will not be subject to United States federal estate tax.

         The specific terms of an offering of debt securities may raise United States federal income tax considerations in addition to those described above. A description of any such considerations will be provided in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

General

         The Republic may sell the securities in any of three ways:

         o    through underwriters or dealers;

         o    directly to one or more purchasers; or

         o    through agents.

         Each prospectus supplement will set forth, relating to an issuance of the securities:

         o    the name or names of any underwriters or agents;

         o    the purchase price of the securities;

         o    the net proceeds to the Republic from the sale of the securities;

         o any underwriting discounts, and other items constituting underwriters' compensation;

         o any agents' commissions and other items constituting agents' compensation;

         o    any initial public offering price of the securities;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o    any securities exchange on which such securities may be listed.

         If the Republic uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Republic may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

         In compliance with guidelines of the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggegate amount of the securities offered pursuant to this propectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

         The Republic may also sell the securities directly to the public or through agents. Unless specified otherwise in the applicable prospectus supplement, any agent will act on a reasonable best efforts basis for the period of its appointment.

         The Republic may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

         The Republic may offer the securities to holders of other securities of the Republic as consideration for the Republic's purchase or exchange of other securities. The Republic may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

         The Republic may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities, which we refer to in this prospectus as the Securities Act. The agents and underwriters may also be entitled to contribution from the Republic for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for the Republic in the ordinary course of business.

Non-U.S. Offerings

         The Republic will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, the Republic cannot offer, sell or deliver such securities within the United States or to U.S. persons. When the Republic offers or sells securities outside the United States, each underwriter, dealer or agent will acknowledge that the securities:

         o    have not been and will not be registered under the Securities
              Act; and

         o may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         Each underwriter, dealer or agent will agree that:

         o it has not offered or sold or solicited offers to purchase, and will not offer or sell or solicit offers to purchase, any such securities not registered with the Securities and Exchange Commission, or SEC, within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

         o neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

                               OFFICIAL STATEMENTS

         Information included in this prospectus that is identified as being derived from a publication of the Republic or one of its agencies or instrumentalities is included in this prospectus on the authority of such publication as a public official document of the Republic. All other information included in this prospectus, other than that included in "Plan of Distribution," is included as a public official statement made on the authority of the Republic.

                           VALIDITY OF THE SECURITIES

         The following persons, or other counsel specified in the relevant prospectus supplement, will pass upon the validity of the securities:

         o    For the Republic:

         o Cleary, Gottlieb, Steen & Hamilton, New York counsel to the Republic; and

         o Peruvian counsel to the Republic specified in the applicable prospectus supplement.

         As to all matters of Peruvian law, Cleary Gottlieb, Steen & Hamilton may rely on the opinion of the Peruvian counsel to the Republic specified in the applicable prospectus supplement. As to all matters of United States law, the Peruvian counsel to the Republic specified in the applicable prospectus supplement may rely on the opinion of Cleary, Gottlieb, Steen & Hamilton.

         o    For the Underwriters:

         o    Sullivan & Cromwell LLP, New York counsel to the underwriters; and

         o Peruvian counsel to the underwriters specified in the applicable prospectus supplement.

         As to all matters of Peruvian law, Sullivan & Cromwell LLP may rely on the opinion of the Peruvian counsel to the underwriters specified in the applicable prospectus supplement. As to all matters of United States law, Peruvian counsel to the underwriters specified in the applicable pricing supplement may rely on the opinion of Sullivan & Cromwell LLP.

                            AUTHORIZED REPRESENTATIVE

         The authorized representative of the Republic in the United States is Gabriel Pacheco Crespo of the Consulate General of Peru, whose address is 241 East 49th Street, New York, New York 10017.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Republic has filed with the SEC a registration statement under the Securities Act covering the securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If the Republic has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

         You may read and copy the registration statement, including its various exhibits, and any reports, statements or other information that the Republic has filed at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at l-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

                                     ANNEX A
              REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

                    TABLES AND OTHER SUPPLEMENTAL INFORMATION
                             as of December 31, 2001
                (in millions of U.S. dollars, at current prices)


                                                                                   Type of
Type of Lender    Country                  Lender                  Currency      Interest Rate
---------------   ----------    -----------------------------      --------     ----------------
Paris Club        Germany       HERMES Kreditversicherungs-AG      EURO              Fixed
Paris Club        Germany       HERMES Kreditversicherungs-AG      EURO              Fixed
Paris Club        Germany       HERMES Kreditversicherungs-AG      EURO              Fixed
Paris Club        Germany       HERMES Kreditversicherungs-AG      EURO              Fixed
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Germany       Kreditanstalt fur Wiederaufbau     EURO              Fixed
                                (KFW)
Paris Club        Austria       Oesterreichische Kontrollbank      EURO        Official Statutory
                                                                              rate of Austria for
                                                                                       OS
Paris Club        Austria       Oesterreichische Kontrollbank      EURO        Official Statutory
                                                                              rate of Austria for
                                                                                       OS
Paris Club        Austria       Oesterreichische Kontrollbank      EURO        Official Statutory
                                                                              rate of Austria for
                                                                                       OS
Paris Club        Austria       Oesterreichische Kontrollbank      EURO        Official Statutory
                                                                              rate of Austria for
                                                                                       OS
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              Fixed
Paris Club        Belgium       Government of Belgium              EURO              0.00%
Paris Club        Belgium       Government of Belgium              EURO              0.00%
Paris Club        Belgium       Government of Belgium              EURO              0.00%
Paris Club        Belgium       Office du Ducroire                 EURO              Fixed
Paris Club        Belgium       Office du Ducroire                 EURO              Fixed
Paris Club        Belgium       Office du Ducroire                 EURO              Fixed
Paris Club        Belgium       Office du Ducroire                 EURO              Fixed
Paris Club        Belgium       Office du Ducroire                 EURO       Bruxellas Interbank
                                                                              Offered Rate for FRB
Paris Club        Belgium       Office du Ducroire                 EURO       Bruxellas Interbank
                                                                              Offered Rate for FRB
Paris Club        Belgium       Office du Ducroire                 EURO       6-month Libor for DM
Paris Club        Belgium       Office du Ducroire                 EURO       6-month Libor for DM
Paris Club        Canada        Export Development Corporation     CAN$       12-month prime rate
                                                                                    for CAN$
Paris Club        Canada        Export Development Corporation     CAN$       12-month prime rate
                                                                                    for CAN$
Paris Club        Canada        Export Development Corporation     US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        Export Development Corporation     US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        Export Development Corporation     CAN$         6-month CDOR for
                                                                                      CAN$
Paris Club        Canada        Export Development Corporation     CAN$         6-month CDOR for
                                                                                      CAN$
Paris Club        Canada        Export Development Corporation     US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        Export Development Corporation     US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        The Canadian Wheat Board           US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        The Canadian Wheat Board           US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        The Canadian Wheat Board           US$         6-month Libor for
                                                                                      US$
Paris Club        Canada        The Canadian Wheat Board           US$         6-month Libor for
                                                                                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    EURO              Fixed
                                Credito a la Exportacion (CESCE)
Paris Club        Spain         Compania Espanola de Seguros de    EURO              Fixed
                                Credito a la Exportacion (CESCE)
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    EURO        6-month Libor for
                                Credito a la Exportacion (CESCE)                     PTAS.
Paris Club        Spain         Compania Espanola de Seguros de    EURO        6-month Libor for
                                Credito a la Exportacion (CESCE)                     PTAS.
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Compania Espanola de Seguros de    US$         6-month Libor for
                                Credito a la Exportacion (CESCE)                      US$
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       EURO              Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        Spain         Instituto de Credito Oficial       US$               Fixed
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Agency for International           US$               Fixed
                  States        Development
Paris Club        United        Comodit Credit Corporation         US$               Fixed
                  States
Paris Club        United        Comodit Credit Corporation         US$               Fixed
                  States
Paris Club        United        Comodit Credit Corporation         US$               Fixed
                  States
Paris Club        United        Comodit Credit Corporation         US$               Fixed
                  States
Paris Club        United        U.S. Department of Defense         US$               Fixed
                  States
Paris Club        United        U.S. Department of Defense         US$               Fixed
                  States
Paris Club        United        U.S. Department of Defense         US$               Fixed
                  States
Paris Club        United        U.S. Department of Defense         US$               Fixed
                  States
Paris Club        United        Export-Import Bank of the U.S.     US$          Short-term U.S.
                  States                                                            Treasury
Paris Club        United        Export-Import Bank of the U.S.     US$          Short-term U.S.
                  States                                                            Treasury
Paris Club        United        Export-Import Bank of the U.S.     US$          Short-term U.S.
                  States                                                            Treasury
Paris Club        United        Export-Import Bank of the U.S.     US$          Short-term U.S.
                  States                                                            Treasury
Paris Club        United        Federal Home of N.Y.               US$               Fixed
                  States
Paris Club        United        Housing Guarantee                  US$               Fixed
                  States
Paris Club        United        Housing Guarantee                  US$               Fixed
                  States
Paris Club        United        Housing Guarantee                  US$               Fixed
                  States
Paris Club        United        Housing Guarantee                  US$               Fixed
                  States
Paris Club        United        Hutton and Co.                     US$               Fixed
                  States
Paris Club        United        Merrill Lynch                      US$            13-week U.S.
                  States                                                            Treasury
Paris Club        United        Merrill Lynch                      US$               Fixed
                  States
Paris Club        United        Paine Webber                       US$            26-week U.S.
                  States                                                            Treasury
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        United        Agency for International           US$               Fixed
                  States        Development - PL 480
Paris Club        Finland       Valtiontakuukeskus (Finnish        SFR         6-month Libor for
                                Guarantee Board)                                      SFrs
Paris Club        Finland       Valtiontakuukeskus (Finnish        FR.SZ.      6-month Libor for
                                Guarantee Board)                                     SFrs.
Paris Club        Finland       Valtiontakuukeskus (Finnish        US$         6-month Libor for
                                Guarantee Board)                                      US$
Paris Club        Finland       Valtiontakuukeskus (Finnish        US$         6-month Libor for
                                Guarantee Board)                                      US$
Paris Club        Finland       Valtiontakuukeskus (Finnish        FR.SZ.      6-month Libor for
                                Guarantee Board)                                     SFrs.
Paris Club        Finland       Valtiontakuukeskus (Finnish        FR.SZ.      6-month Libor for
                                Guarantee Board)                                     SFrs.
Paris Club        Finland       Valtiontakuukeskus (Finnish        US$         6-month Libor for
                                Guarantee Board)                                      US$
Paris Club        Finland       Valtiontakuukeskus (Finnish        US$         6-month Libor for
                                Guarantee Board)                                      US$
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   US$         3-month Libor for
                                                                                      US$
Paris Club        France        Banque de France                   US$         3-month Libor for
                                                                                      US$
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   US$         3-month Libor for
                                                                                      US$
Paris Club        France        Banque de France                   US$         3-month Libor for
                                                                                      US$
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Banque de France                   EURO              Fixed
Paris Club        France        Compagnie Francaise d'Assurance    EURO              Fixed
                                pour le Commerce Exterieur
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    EURO              Fixed
                                pour le Commerce Exterieur
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    US$         3-month Libor for
                                pour le Commerce Exterieur                            US$
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    US$         3-month Libor for
                                pour le Commerce Exterieur                            US$
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    EURO              Fixed
                                pour le Commerce Exterieur
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    EURO              Fixed
                                pour le Commerce Exterieur
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    US$         3-month Libor for
                                pour le Commerce Exterieur                            US$
                                (COFACE)
Paris Club        France        Compagnie Francaise d'Assurance    US$         3-month Libor for
                                pour le Commerce Exterieur                            US$
                                (COFACE)
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        France        French Treasury                    EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              US$               Fixed
Paris Club        Italy         Mediocredito Centrale              US$               Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              US$               Fixed
Paris Club        Italy         Mediocredito Centrale              US$               Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              US$               Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Mediocredito Centrale              EURO              Fixed
Paris Club        Italy         Sezione Speciale per               EURO              Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               EURO              Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               US$               Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               US$               Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               EURO              Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               EURO              Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               US$               Fixed
                                l'Assicuraziones del Credito
                                all'Esportazione (SACE)
Paris Club        Italy         Sezione Speciale per               US$               Fixed
                                l'Assicurazone del Credito
                                all'Esportazione (SACE)
Paris Club        Japan         Government of Japan              (Y)                 Fixed
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan Bank for International     (Y)                 Fixed
                                Cooperation
Paris Club        Japan         Japan NOC                        (Y)                 Fixed
Paris Club        Japan         Japan NOC                        (Y)                 Fixed
Paris Club        Japan         Japan NOC                        (Y)                 Fixed
Paris Club        Japan         Japan NOC                        (Y)                 Fixed
Paris Club        Japan         Nippon Export and Investment     (Y)                 Fixed
                                Insurance
Paris Club        Japan         Nippon Export and Investment     (Y)                 Fixed
                                Insurance
Paris Club        Japan         Nippon Export and Investment     (Y)                 Fixed
                                Insurance
Paris Club        Japan         Nippon Export and Investment     (Y)                 Fixed
                                Insurance
Paris Club        Japan         Nippon Export and Investment     (Y)             6-month Japan
                                Insurance                                       long-term prime
                                                                                   rate for(Y)
Paris Club        Japan         Nippon Export and Investment     (Y)             6-month Japan
                                Insurance                                       long-term prime
                                                                                   rate for(Y)
Paris Club        Japan         Nippon Export and Investment     (Y)             6-month Japan
                                Insurance                                       long-term prime
                                                                                   rate for(Y)
Paris Club        Japan         Nippon Export and Investment     (Y)             6-month Japan
                                Insurance                                       long-term prime
                                                                                   rate for(Y)
Paris Club        Norway        Garanti-Instituttet for            NKR               Fixed
                                Eksportkreditt (GIEK)
Paris Club        Norway        Garanti-Instituttet for            NKR               Fixed
                                Eksportkreditt (GIEK)
Paris Club        Norway        Garanti-Instituttet for            US$         6-month Libor for
                                Eksportkreditt (GIEK)                                 US$
Paris Club        Norway        Garanti-Instituttet for            US$         6-month Libor for
                                Eksportkreditt (GIEK)                                 US$
Paris Club        Norway        Garanti-Instituttet for            NKR               Fixed
                                Eksportkreditt (GIEK)
Paris Club        Norway        Garanti-Instituttet for            NKR               Fixed
                                Eksportkreditt (GIEK)
Paris Club        Norway        Garanti-Instituttet for            US$         6-month Libor for
                                Eksportkreditt (GIEK)                                 US$
Paris Club        Norway        Garanti-Instituttet for            US$         6-month Libor for
                                Eksportkreditt (GIEK)                                 US$
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlandsche Credietverzekening   EURO              Fixed
                                Maatschappj (NCM)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Nederlanse Investiringsbank Voor   EURO              Fixed
                                Ontwikellingslanden (NIO)
Paris Club        Netherlands   Ocean Going Vessels                EURO              Fixed
Paris Club        Netherlands   Ocean Going Vessels                EURO              Fixed
Paris Club        Netherlands   Ocean Going Vessels                EURO              Fixed
Paris Club        Netherlands   Ocean Going Vessels                EURO              Fixed
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee           US$         6 month Libor for
                  Kingdom       Department (ECGD)                                     US$
Paris Club        United        Export Credits Guarantee           US$         6 month Libor for
                  Kingdom       Department (ECGD)                                     US$
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee     (pound)          6 month Libor for(pound)
                  Kingdom       Department (ECGD)
Paris Club        United        Export Credits Guarantee           US$         6 month Libor for
                  Kingdom       Department (ECGD)                                     US$
Paris Club        United        Export Credits Guarantee           US$         6 month Libor for
                  Kingdom       Department (ECGD)                                     US$
Paris Club        South Africa  Industrial Development             US$               Fixed
                                Corporation of South Africa Ltd.
Paris Club        South Africa  Industrial Development             US$               Fixed
                                Corporation of South Africa Ltd.
Paris Club        South Africa  Industrial Development             US$               Fixed
                                Corporation of South Africa Ltd.
Paris Club        South Africa  Industrial Development             US$               Fixed
                                Corporation of South Africa Ltd.
Paris Club        Sweden        The Swedish Export Credits         SK          Stockholm Offered
                                Guarantee Board                                   Rate for SK
Paris Club        Sweden        The Swedish Export Credits         CR.SC.      Stockholm Offered
                                Guarantee Board                                 Rate for CR.SC.
Paris Club        Sweden        The Swedish Export Credits         US$         6 month Libor for
                                Guarantee Board                                       US$
Paris Club        Sweden        The Swedish Export Credits         US$         6 month Libor for
                                Guarantee Board                                       US$
Paris Club        Sweden        The Swedish Export Credits         CR.SC.      Stockholm Offered
                                Guarantee Board                                 Rate for CR.SC.
Paris Club        Sweden        The Swedish Export Credits         CR.SC.      Stockholm Offered
                                Guarantee Board                                 Rate for CR.SC.
Paris Club        Sweden        The Swedish Export Credits         US$         6 month Libor for
                                Guarantee Board                                       US$
Paris Club        Sweden        The Swedish Export Credits         US$         6 month Libor for
                                Guarantee Board                                       US$
International                   Banco Europeo de Inversiones       US$               Fixed
Organization
International                   Banco Europeo de Inversiones       US$               Fixed
Organization
International     5-CD-PE       Inter-American Development Bank    CAN$           no interest
Organization                    (IDB)
International     368-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     368-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     367-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     392-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     392-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     392-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     392-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     421-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     421-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     456-SF-RG     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     456-SF-RG     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     456-SF-RG     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     497-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     497-SF-PE     Inter-American Development Bank    CAN$              Fixed
Organization                    (IDB)
International     497-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     497-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     497-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     497-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     344-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     344-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     553-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     553-SF-PE     Inter-American Development Bank    CAN$              Fixed
Organization                    (IDB)
International     567-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     567-SF-PE     Inter-American Development Bank    CAN$              Fixed
Organization                    (IDB)
International     567-SF-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     567-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     567-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     355-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     589-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     589-SF-PE     Inter-American Development Bank(pound)               Fixed
Organization                    (IDB)
International     589-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     602-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     602-SF-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     602-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     602-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     602-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     602-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     363-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     363-OC-PE     Inter-American Development Bank(pound)               Fixed
Organization                    (IDB)
International     363-OC-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     634-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     634-SF-PE     Inter-American Development Bank(pound)               Fixed
Organization                    (IDB)
International     634-SF-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     634-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     629-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     629-SF-PE     Inter-American Development Bank    CAN$              Fixed
Organization                    (IDB)
International     629-SF-PE     Inter-American Development Bank(pound)               Fixed
Organization                    (IDB)
International     629-SF-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     629-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     629-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     650-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     400-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     400-OC-PE     Inter-American Development Bank    CAN$              Fixed
Organization                    (IDB)
International     652-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     652-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     652-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     404-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     404-OC-PE     Inter-American Development Bank    CAN$              Fixed
Organization                    (IDB)
International     404-OC-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     404-OC-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     411-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     411-OC-PE     Inter-American Development Bank(pound)               Fixed
Organization                    (IDB)
International     420-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     686-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     686-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     686-SF-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     428-OC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     697-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     697-SF-PE     Inter-American Development Bank  (Y)                 Fixed
Organization                    (IDB)
International     697-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     697-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     706-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     706-SF-PE     Inter-American Development Bank    FR.SZ             Fixed
Organization                    (IDB)
International     706-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     706-SF-PE     Inter-American Development Bank    EURO              Fixed
Organization                    (IDB)
International     431-OC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     431-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     423-OC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     689-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     720-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     125-IC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     445-OC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     492-OC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     240-IC-PE     Inter-American Development Bank    US$         6-month Libor for
Organization                    (IDB)                                                 US$
International     517-OC-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     238-IC-PE     Inter-American Development Bank    UAV               Fixed
Organization                    (IDB)
International     631-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     665-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     651-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     677-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     678-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     678-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     741-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     806-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     790-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     836-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     847-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     820-OC-PE     Inter-American Development Bank    UAV         Interest rate for
Organization                    (IDB)                                              IDB loans
International     852-1-OC-PE   Inter-American Development Bank    US$         6-month Libor for
Organization                    (IDB)                                                 US$
International     852-2-OC-PE   Inter-American Development Bank    US$         6-month Libor for
Organization                    (IDB)                                                 US$
International     902-OC-PE     Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     901-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     958-SF-PE     Inter-American Development Bank    US$               Fixed
Organization                    (IDB)
International     906-OC-PE     Inter-American Development Bank    UAV         1990 Variable IBD
Organization                    (IDB)                                            exchange rate
International     931-OC-PE     Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     944-OC-PE     Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     956-OC-PE     Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     985-OC-PE     Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     966-OC-PE     Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1025-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1058-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1036-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1061-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1050-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1115-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1128-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1150-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1137-OC-PE    Inter-American Development Bank    US$         6-month Libor for
Organization                    (IDB)                                                 US$
International     1144-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1196-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1235-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1236-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1237-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1321-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     1329-OC-PE    Inter-American Development Bank    US$         Interest rate for
Organization                    (IDB)                                              IDB loans
International     CFA-7         Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-43        Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-041       Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-46        Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-062       Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-75        Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-120       Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-128       Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-135       Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1009      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-0544      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1127      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1372      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1408      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1593      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1769      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     CFA-1902      Corporacion Andina de Fomento      US$         6-month Libor for
Organization                                                                          US$
International     3540-A-PE     World Bank                         US$               Fixed
Organization
International     3540-A-PE     World Bank                         US$               Fixed
Organization
International     3540-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3437-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3489-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3452-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3595-A-PE     World Bank                         US$               Fixed
Organization
International     3595-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3610-A-PE     World Bank                         US$               Fixed
Organization
International     3610-A-PE     World Bank                         US$               Fixed
Organization
International     3610-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3684-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3717-A-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     3717-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3701-A-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     3701-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3810-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3811-A-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     3811-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3962-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     3826-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     3826-A-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4068-S-PE     World Bank                         S/POOL     Tasa Canasta Moneda
Organization                                                                       Unica BIRF
International     4068-A-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4076-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4134-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4133-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4130-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4250-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4384-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4497-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4519-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4536-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4527-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4615-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     4614-O-PE     World Bank                         US$         6-month Libor for
Organization                                                                          US$
International     116-PE        International Fund For             DEG               Fixed
Organization                    Agricultural Development
International     185-PE        International Fund For             DEG               Fixed
Organization                    Agricultural Development
International     297-PE        International Fund For             DEG               Fixed
Organization                    Agricultural Development
International     386-PE        International Fund For             DEG         IFAD interest rate
Organization                    Agricultural Development                             policy
International     467-PE        International Fund For             DEG         IFAD interest rate
Organization                    Agricultural Development                             policy
International     IMF           International Monetary Fund        DEG         IMF interest rate
Organization                                                                         policy
International     423-PE        The Opec Fund For International    US$               Fixed
Organization                    Development
International     630-PE        The Opec Fund For International    US$               Fixed
Organization                    Development
International     696-PE        The Opec Fund For International    US$               Fixed
Organization                    Development
International     755-PE        The Opec Fund For International    US$               Fixed
Organization                    Development
Latin American    Argentina     Government of Argentina            US$               Fixed
Countries
Latin American    Argentina     Government of Argentina            US$               Fixed
Countries
Latin American    Argentina     Government of Argentina            US$               Fixed
Countries
Latin American    Argentina     Government of Argentina            US$               Fixed
Countries
Latin American    Argentina     Government of Argentina            US$               Fixed
Countries
Latin American    Brazil        Centeral Bank of Brazil            US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Centeral Bank of Brazil            US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Centeral Bank of Brazil            US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Centeral Bank of Brazil            US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Centeral Bank of Brazil            US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Banco Do Brasil S.A.               US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Ciber Equipamientos Rodoviarios    US$               Fixed
Countries                       Ltda.
Latin American    Brazil        Government of Brazil               US$               Fixed
Countries
Latin American    Brazil        Saturnia Baterias Ltda.            US$         6-month Libor for
Countries                                                                             US$
Latin American    Brazil        Svedala Faco Ltda.                 US$               Fixed
Countries
Eastern Europe    China         Bank of China                      US$               Fixed
Eastern Europe    China         Bank of China                      US$               Fixed
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's         US$            No Interest
                                Republic of China
Eastern Europe    China         Government of The People's   (pound)              No Interest
                                Republic of China
Eastern Europe    China         Government of The People's         US$            No Interest
                                Republic of China
Suppliers         Israel        Industrias Aeronauticas Israel     US$         6-month Libor for
                                Ltd.                                                  US$
Suppliers         Italy         Armamenti e Aerospazio S.P.A.      US$               Fixed
Suppliers         Italy         Armamenti e Aerospazio S.P.A.      US$               Fixed
Suppliers         Italy         Bitelli S.A.                       US$               Fixed
Suppliers         Italy         Bitelli S.A.                       US$               Fixed
Suppliers         Japan         Japan Peru Oil Co. Ltd (JAPECO)  (Y)                 Fixed
Suppliers         Japan         Japan Peru Oil CO.LTD (JAPECO)   (Y)                 Fixed
Suppliers         Japan         Japan Peru Oil CO.LTD (JAPECO)   (Y)                 Fixed
Suppliers         Japan         Japan Peru Oil CO.LTD (JAPECO)   (Y)                 Fixed
Suppliers         Panama        Cormed S.A.                        US$               Fixed
Suppliers         Panama        Mobetek Representaciones           US$               Fixed
                                S.A.-Sucursal Panama
Commercial Bank                 Banco Latinoamerico de             US$         6-month Libor for
                                Exportacion S.A.                                      US$
Commercial Bank                 Banco Latinoamerico de             US$         6-month Libor for
                                Exportacion S.A.                                      US$
Commercial Bank                 First Union National Bank          US$         6-month Libor for
                                                                                      US$
Commercial Bank                 First Union National Bank          US$               Fixed
Bonds                           Par Bonds                          US$           Variable Rate
Bonds                           Par Bonds                          US$           Variable Rate
Bonds                           Discount Bonds                     US$         6-month Libor for
                                                                                      US$
Bonds                           PDI Bonds                          US$           Variable Rate






                                                             Outstanding Amount
                                                             as of December 31,
                                            Interest Rate           2001           Years to
Type of Lender    Country       Spread (%)      (%)         (in millions of US$)   Maturity
---------------   ----------    ----------  -------------   --------------------   ---------
Paris Club        Germany           0.00        6.80              8,391                 7
Paris Club        Germany           0.00        6.80                177                .5
Paris Club        Germany           0.00        6.75              9,631                14
Paris Club        Germany           0.00        6.75             31,221                14
Paris Club        Germany           0.00        2.00                600                 2

Paris Club        Germany           0.00        2.00                951                 2

Paris Club        Germany           0.00        2.00                494                 2

Paris Club        Germany           0.00        2.00                590                 4

Paris Club        Germany           0.00        2.00                679                 5

Paris Club        Germany           0.00        2.00              3,337                 5

Paris Club        Germany           0.00        2.00             11,829                 5

Paris Club        Germany           0.00        2.00              5,635                 8

Paris Club        Germany           0.00        2.00              8,490                 7

Paris Club        Germany           0.00        2.00             25,205                14

Paris Club        Germany           0.00        3.00             11,880                14

Paris Club        Germany           0.00        2.00              1,698                 7

Paris Club        Germany           0.00        2.00              1,693                 8

Paris Club        Germany           0.00        2.00                339                 8

Paris Club        Germany           0.00        3.00              2,253                10

Paris Club        Germany           0.00        2.00              5,434                12

Paris Club        Germany           0.00        2.00              3,170                14

Paris Club        Germany           0.00        2.00              4,913                14

Paris Club        Germany           0.00        3.00              1,426                14

Paris Club        Germany           0.00        2.00                951                14

Paris Club        Germany           0.00        2.00              5,094                15

Paris Club        Germany           0.00        3.00             15,774                11

Paris Club        Germany           0.00        2.00              1,925                17

Paris Club        Germany           0.00        0.75              4,528                30

Paris Club        Germany           0.00        2.00             10,900                20

Paris Club        Germany           0.00        3.00              7,212                20

Paris Club        Germany           0.00        3.00             41,468                10

Paris Club        Germany           0.00        3.00                220                .5

Paris Club        Germany           0.00        0.75              4,528                30

Paris Club        Germany           0.00        3.00              2,520                20

Paris Club        Germany           0.00        3.00             15,462                20

Paris Club        Germany           0.00        0.75              2,264                30

Paris Club        Germany           0.00        0.75             18,106                30

Paris Club        Germany           0.00        2.00             18,936                20

Paris Club        Germany           0.00        0.75              4,569                30

Paris Club        Germany           0.00        2.00                913                20

Paris Club        Germany           0.00        3.10             26,711                10

Paris Club        Germany           0.00        3.10             68,560                16

Paris Club        Germany           0.00        0.75              3,943                30

Paris Club        Germany           0.00        0.75              6,792                30

Paris Club        Germany           0.00        2.00              4,990                20

Paris Club        Germany           0.00        2.00              6,026                20

Paris Club        Germany           0.00        2.00              2,851                20

Paris Club        Germany           0.00        2.00                278                20

Paris Club        Germany           0.00        2.00                417                20

Paris Club        Germany           0.00        0.75                 36                30

Paris Club        Germany           0.00        2.00              2,780                20

Paris Club        Austria           0.60       Variable             340                .5


Paris Club        Austria           0.60       Variable          11,486                 7


Paris Club        Austria           0.60       Variable           6,686                14


Paris Club        Austria           0.60       Variable          46,237                14


Paris Club        Belgium           2.00        0.00                329                 3
Paris Club        Belgium           2.00        0.00                220                 4
Paris Club        Belgium           2.00        0.00                329                .5
Paris Club        Belgium           2.00        0.00                384                 7
Paris Club        Belgium           2.00        0.00                439                 8
Paris Club        Belgium           2.00        0.00                220                 8
Paris Club        Belgium           2.00        0.00                202                 9
Paris Club        Belgium           2.00        0.00                115                 9
Paris Club        Belgium           2.00        0.00                474                 9
Paris Club        Belgium           2.00        0.00                198                 9
Paris Club        Belgium           2.00        0.00                796                11
Paris Club        Belgium           2.00        0.00                411                11
Paris Club        Belgium           0.00        0.00              2,232                10
Paris Club        Belgium           0.00        0.00              2,149                10
Paris Club        Belgium           0.00        0.00              2,637                16
Paris Club        Belgium           0.00        7.75             21,950                 7
Paris Club        Belgium           0.00        7.75                783                .5
Paris Club        Belgium           0.00        6.75                 74                 7
Paris Club        Belgium           0.00        6.75                  3                .5
Paris Club        Belgium           0.50       Variable          13,502                14

Paris Club        Belgium           0.50       Variable          92,422                14

Paris Club        Belgium           0.50       Variable              46                14
Paris Club        Belgium           0.50       Variable             346                14
Paris Club        Canada            0.50       Variable          13,737                 7

Paris Club        Canada            0.50       Variable             398                .5

Paris Club        Canada            0.50       Variable          40,375                 7

Paris Club        Canada            0.50       Variable             944                .5

Paris Club        Canada            1.25       Variable          11,321                14

Paris Club        Canada            1.25       Variable          55,509                14

Paris Club        Canada            0.50       Variable          42,219                14

Paris Club        Canada            0.50       Variable         224,160                14

Paris Club        Canada            0.50       Variable           1,465                 7

Paris Club        Canada            0.50       Variable              22                .5

Paris Club        Canada            0.50       Variable           1,481                14

Paris Club        Canada            0.50       Variable           8,071                14

Paris Club        Spain             0.75       Variable           4,505                 3

Paris Club        Spain             0.75       Variable          11,122                .5

Paris Club        Spain             0.75       Variable           1,351                 5

Paris Club        Spain             0.75       Variable             602                .5

Paris Club        Spain             0.75       Variable              57                 5

Paris Club        Spain             0.00        9.50             99,558                 7

Paris Club        Spain             0.00        9.50              1,915                .5

Paris Club        Spain             0.50       Variable          29,505                 7

Paris Club        Spain             0.50       Variable             654                .5

Paris Club        Spain             0.50       Variable          79,064                14

Paris Club        Spain             0.50       Variable         208,493                14

Paris Club        Spain             0.50       Variable          24,424                14

Paris Club        Spain             0.50       Variable         114,416                14

Paris Club        Spain             0.00        5.50                251                .5
Paris Club        Spain             0.00        5.50                177                 2
Paris Club        Spain             0.00        5.50                270                 2
Paris Club        Spain             0.00        5.50                667                 2
Paris Club        Spain             0.00        5.50                156                 2
Paris Club        Spain             0.00        5.50              1,217                 6
Paris Club        Spain             0.00        3.75              7,424                 8
Paris Club        Spain             0.00        5.50              1,956                10
Paris Club        Spain             0.00        5.50                 10                .5
Paris Club        Spain             0.00        3.00              1,712                10
Paris Club        Spain             0.00        3.00                  6                .5
Paris Club        Spain             0.00        3.40              9,585                 8
Paris Club        Spain             0.00        4.50              1,676                10
Paris Club        Spain             0.00        4.50              2,678                17
Paris Club        Spain             0.00        3.00                270                10
Paris Club        Spain             0.00        3.00              2,300                17
Paris Club        Spain             0.00        1.00             13,166                 5
Paris Club        United            0.00        0.75                 19                .5
                  States
Paris Club        United            0.00        0.75                987                 3
                  States
Paris Club        United            0.00        0.75                220                 3
                  States
Paris Club        United            0.00        2.00                216                 3
                  States
Paris Club        United            0.00        2.00              1,641                 4
                  States
Paris Club        United            0.00        2.00                649                 3
                  States
Paris Club        United            0.00        0.75                255                 3
                  States
Paris Club        United            0.00        2.00                787                 4
                  States
Paris Club        United            0.00        2.50                328                 5
                  States
Paris Club        United            0.00        2.50                106                 5
                  States
Paris Club        United            0.00        2.50              1,815                 5
                  States
Paris Club        United            0.00        2.50                287                 5
                  States
Paris Club        United            0.00        2.50                504                 6
                  States
Paris Club        United            0.00        2.50                117                 6
                  States
Paris Club        United            0.00        2.50                509                 8
                  States
Paris Club        United            0.00        3.00              2,430                11
                  States
Paris Club        United            0.00        3.00              2,478                11
                  States
Paris Club        United            0.00        3.00              2,141                 3
                  States
Paris Club        United            0.00        3.00              4,568                 4
                  States
Paris Club        United            0.00        3.00              1,514                 3
                  States
Paris Club        United            0.00        3.00              3,665                 5
                  States
Paris Club        United            0.00        3.00              3,728                 6
                  States
Paris Club        United            0.00        3.00              2,760                 5
                  States
Paris Club        United            0.00        3.00              1,761                 6
                  States
Paris Club        United            0.00        3.00              5,956                 5
                  States
Paris Club        United            0.00        3.00              4,755                 6
                  States
Paris Club        United            0.00        3.00              3,770                 6
                  States
Paris Club        United            0.00        3.00              3,864                 7
                  States
Paris Club        United            0.00        3.00             20,419                 7
                  States
Paris Club        United            0.00        3.00              5,519                 8
                  States
Paris Club        United            0.00        3.00             32,484                 7
                  States
Paris Club        United            0.00        2.84                 75                .5
                  States
Paris Club        United            0.00        6.50             58,594                 7
                  States
Paris Club        United            0.00        6.50              1,586                .5
                  States
Paris Club        United            0.00        7.125            59,522                14
                  States
Paris Club        United            0.00        7.125           266,418                14
                  States
Paris Club        United            0.00        6.6905            2,297                 7
                  States
Paris Club        United            0.00        6.5076               55                .5
                  States
Paris Club        United            0.00        6.825             2,107                14
                  States
Paris Club        United            0.00        5.375             9,268                14
                  States
Paris Club        United            0.50       Variable          13,606                 7
                  States
Paris Club        United            0.50       Variable             361                .5
                  States
Paris Club        United            0.50       Variable          15,433                14
                  States
Paris Club        United            0.50       Variable          88,552                14
                  States
Paris Club        United            0.00        8.35              5,835                 5
                  States
Paris Club        United            0.00        6.188            57,440                 7
                  States
Paris Club        United            0.00        6.133               611                .5
                  States
Paris Club        United            0.00        6.69             44,316                14
                  States
Paris Club        United            0.00        6.69             87,634                14
                  States
Paris Club        United            0.00        8.025             6,019                 8
                  States
Paris Club        United            1.14       Variable             500                .5
                  States
Paris Club        United            0.00        9.98              8,711                 7
                  States
Paris Club        United            0.35       Variable           9,628                12
                  States
Paris Club        United            0.00        3.00                568                 1
                  States
Paris Club        United            0.00        3.00              1,807                 2
                  States
Paris Club        United            0.00        3.00              2,714                 3
                  States
Paris Club        United            0.00        4.00                950                 1
                  States
Paris Club        United            0.00        4.00              3,403                 2
                  States
Paris Club        United            0.00        4.00              7,165                 8
                  States
Paris Club        United            0.00        4.00             10,585                 9
                  States
Paris Club        United            0.00        4.00              9,268                10
                  States
Paris Club        United            0.00        4.00             10,223                11
                  States
Paris Club        United            0.00        4.00              5,674                12
                  States
Paris Club        United            0.00        4.00              5,700                12
                  States
Paris Club        United            0.00        4.00              6,150                13
                  States
Paris Club        United            0.00        4.00             13,160                14
                  States
Paris Club        United            0.00        3.26             19,050                10
                  States
Paris Club        United            0.00        3.26                 19                .5
                  States
Paris Club        United            0.00        3.26             15,721                10
                  States
Paris Club        United            0.00        3.26             12,594                17
                  States
Paris Club        United            0.00        4.00              9,936                26
                  States
Paris Club        United            0.00        2.50              4,167                26
                  States
Paris Club        United            0.00        1.00              9,697                26
                  States
Paris Club        Finland           0.50       Variable              35                 7

Paris Club        Finland           0.50       Variable               1                .5

Paris Club        Finland           0.50       Variable           2,756                 7

Paris Club        Finland           0.50       Variable              50                .5

Paris Club        Finland           0.50       Variable              14                14

Paris Club        Finland           0.50       Variable             201                14

Paris Club        Finland           0.50       Variable           2,834                14

Paris Club        Finland           0.50       Variable          15,375                14

Paris Club        France            0.00        3.50              9,675                10
Paris Club        France            0.00        3.50              2,803                10
Paris Club        France            0.00        3.50                  4                .5
Paris Club        France            0.50       Variable               0                .5

Paris Club        France            0.50       Variable              15                 7

Paris Club        France            0.00        6.50             34,338                 7
Paris Club        France            0.00        6.50                710                .5
Paris Club        France            0.00        3.50              5,847                10
Paris Club        France            0.00        3.50              3,405                10
Paris Club        France            0.00        3.50             27,274                17
Paris Club        France            0.50       Variable              18                14

Paris Club        France            0.50       Variable              98                14

Paris Club        France            0.00        6.85             28,013                14
Paris Club        France            0.00        6.85            135,684                14
Paris Club        France            0.00        6.50            174,698                 7


Paris Club        France            0.00        6.50              3,906                .5


Paris Club        France            0.50       Variable              18                 7


Paris Club        France            0.50       Variable               0                .5


Paris Club        France            0.00        6.85            117,865                14


Paris Club        France            0.00        6.85            552,478                14


Paris Club        France            0.50       Variable              21                14


Paris Club        France            0.50       Variable             117                14


Paris Club        France            0.00        3.50              1,644                 4
Paris Club        France            0.00        3.50              1,451                 9
Paris Club        France            0.00        3.50                754                 8
Paris Club        France            0.00        3.50                619                 8
Paris Club        France            0.00        3.50                522                 9
Paris Club        France            0.00        3.50                715                 9
Paris Club        France            0.00        3.50                229                 9
Paris Club        France            0.00        3.50                702                11
Paris Club        France            0.00        3.50                602                11
Paris Club        France            0.00        3.50                253                 9
Paris Club        France            0.00        4.00              5,426                15
Paris Club        France            0.00        3.00                230                21
Paris Club        France            0.00        3.00              7,863                21
Paris Club        France            0.00        3.40              4,401                19
Paris Club        France            0.00        3.40              3,857                17
Paris Club        Italy             0.00        2.50                673                 6
Paris Club        Italy             0.00        1.50              3,099                 6
Paris Club        Italy             0.00        1.50              2,078                 8
Paris Club        Italy             0.00        1.50             10,004                 8
Paris Club        Italy             0.00        1.50             26,106                 7
Paris Club        Italy             0.00        1.50             21,889                 7
Paris Club        Italy             0.00        1.50              2,579                 7
Paris Club        Italy             0.00        1.50             75,000                 7
Paris Club        Italy             0.00        1.50              1,705                 8
Paris Club        Italy             0.00        1.50              4,181                 9
Paris Club        Italy             0.00        1.50              6,520                10
Paris Club        Italy             0.00        1.50             12,581                10
Paris Club        Italy             0.00        7.90             49,053                 7


Paris Club        Italy             0.00        7.90              1,228                .5


Paris Club        Italy             0.00        6.25            136,773                 7


Paris Club        Italy             0.00        6.25              2,440                .5


Paris Club        Italy             0.00        7.92             46,151                14


Paris Club        Italy             0.00        7.92            133,909                14


Paris Club        Italy             0.00        7.07             99,187                14


Paris Club        Italy             0.00        7.07            395,578                14


Paris Club        Japan             0.00        3.00              7,875                 1
Paris Club        Japan             0.00        3.50                886                 1

Paris Club        Japan             0.00        4.25              1,889                 3

Paris Club        Japan             0.00        4.25              2,773                 3

Paris Club        Japan             0.00        4.25              2,369                 3

Paris Club        Japan             0.00        3.00            406,373                20

Paris Club        Japan             0.00        3.00             96,774                20

Paris Club        Japan             0.00        2.10             11,929                 3

Paris Club        Japan             0.00        4.10             40,638                10

Paris Club        Japan             0.00        4.10                253                .5

Paris Club        Japan             0.00        5.60             21,238                10

Paris Club        Japan             0.00        5.60                510                .5

Paris Club        Japan             0.00        4.90              2,806                 7

Paris Club        Japan             0.00        4.90                 42                .5

Paris Club        Japan             0.00        3.00             16,936                20

Paris Club        Japan             0.00        3.50             13,030                12

Paris Club        Japan             0.00        3.50             98,502                12

Paris Club        Japan             0.00        3.60             32,255                 3

Paris Club        Japan             0.00        3.10              6,543                 3

Paris Club        Japan             0.00        3.00              3,406                 3

Paris Club        Japan             0.00        2.40              5,728                 3

Paris Club        Japan             0.00        2.60              2,876                 3

Paris Club        Japan             0.00        2.60                147                 3

Paris Club        Japan             0.00        3.00              5,352                20

Paris Club        Japan             0.00        3.00             26,520                20

Paris Club        Japan             0.00        2.50             72,117                18

Paris Club        Japan             0.00        2.10              7,381                18

Paris Club        Japan             0.00        2.70             44,688                18

Paris Club        Japan             0.00        2.30             12,889                18

Paris Club        Japan             0.00        2.90             40,365                12

Paris Club        Japan             0.00        2.90             17,305                 5

Paris Club        Japan             0.00        2.70            112,208                18

Paris Club        Japan             0.00        2.30              9,932                18

Paris Club        Japan             0.00        2.70             32,880                18

Paris Club        Japan             0.00        2.30              2,307                18

Paris Club        Japan             0.00        2.10              1,329                18

Paris Club        Japan             0.00        2.50             18,069                18

Paris Club        Japan             0.00        2.70             13,268                18

Paris Club        Japan             0.00        2.50             17,619                18

Paris Club        Japan             0.00        2.70              2,540                18

Paris Club        Japan             0.00        2.30              3,884                18

Paris Club        Japan             0.00        4.10             29,259                10

Paris Club        Japan             0.00        4.10             94,728                17

Paris Club        Japan             0.00        4.30              1,879                14

Paris Club        Japan             0.00        5.50             10,346                14

Paris Club        Japan             0.00        5.60             20,966                10

Paris Club        Japan             0.00        5.60            124,749                17

Paris Club        Japan             0.00        2.70             12,015                 7

Paris Club        Japan             0.00        2.70             13,037                 7

Paris Club        Japan             0.00        1.70                635                 7

Paris Club        Japan             0.00        1.70              5,414                 7

Paris Club        Japan             0.00        1.70             14,598                18

Paris Club        Japan             0.00        0.75                519                18

Paris Club        Japan             0.00        0.75              2,662                30

Paris Club        Japan             0.00        1.70             10,630                18

Paris Club        Japan             0.00        2.20              3,736                18

Paris Club        Japan             0.00        0.75              6,612                30

Paris Club        Japan             0.00        3.70             20,206                 3

Paris Club        Japan             0.00        1.60             63,826                15

Paris Club        Japan             0.00        3.50             53,787                 5

Paris Club        Japan             0.00        2.00            243,965                12

Paris Club        Japan             0.00        1.70              2,290                18

Paris Club        Japan             0.00        2.20              1,844                18

Paris Club        Japan             0.00        4.90             25,517                 7
Paris Club        Japan             0.00        4.90                624                .5
Paris Club        Japan             0.00        4.30             22,744                14
Paris Club        Japan             0.00        5.50            145,427                14
Paris Club        Japan             0.00        6.30              8,440                 7

Paris Club        Japan             0.00        6.30                182                 6

Paris Club        Japan             0.00        6.30                 95                 7

Paris Club        Japan             0.00        6.30                  2                .5

Paris Club        Japan               0.50     Variable           6,862                14


Paris Club        Japan               0.50     Variable          36,396                14


Paris Club        Japan               0.50     Variable              85                14


Paris Club        Japan               0.50     Variable             458                14


Paris Club        Norway            0.00        6.75              8,992                 7

Paris Club        Norway            0.00        6.75                253                .5

Paris Club        Norway            0.50       Variable          12,799                 7

Paris Club        Norway            0.50       Variable              49                .5

Paris Club        Norway            0.00        6.75              8,522                14

Paris Club        Norway            0.00        6.75             26,073                14

Paris Club        Norway            0.50       Variable          10,652                14

Paris Club        Norway            0.50       Variable          15,283                14

Paris Club        Netherlands       0.00        7.40             13,485                 7

Paris Club        Netherlands       0.00        7.40                285                .5

Paris Club        Netherlands       0.00        7.40                192                 7

Paris Club        Netherlands       0.00        7.40                  5                .5

Paris Club        Netherlands       0.00        6.95             11,454                14

Paris Club        Netherlands       0.00        5.00             40,179                14

Paris Club        Netherlands       0.00        6.95                180                14

Paris Club        Netherlands       0.00        5.00                644                14

Paris Club        Netherlands       0.00        2.50                384                 2

Paris Club        Netherlands       0.00        2.50                384                 2

Paris Club        Netherlands       0.00        2.50                769                 4

Paris Club        Netherlands       0.00        2.50              2,009                 5

Paris Club        Netherlands       0.00        2.50              2,184                 5

Paris Club        Netherlands       0.00        0.75              1,245                27

Paris Club        Netherlands       0.00        2.50              3,058                 7

Paris Club        Netherlands       0.00        0.75              4,493                25

Paris Club        Netherlands       0.00        2.50              3,125                 8

Paris Club        Netherlands       0.00        2.50              4,893                 8

Paris Club        Netherlands       0.00        2.50              4,194                16

Paris Club        Netherlands       0.00        7.40             12,224                 7
Paris Club        Netherlands       0.00        7.40                299                .5
Paris Club        Netherlands       0.00        6.95             11,462                14
Paris Club        Netherlands       0.00        6.95             40,899                14
Paris Club        United            0.50       Variable          34,547                 7
                  Kingdom
Paris Club        United            0.50       Variable             917                .5
                  Kingdom
Paris Club        United        nd)  0.50       Variable              17                 7
                  Kingdom
Paris Club        United        nd)  0.50       Variable               1                .5
                  Kingdom
Paris Club        United            0.50        Variable           2,315                 7
                  Kingdom
Paris Club        United            0.50        Variable              62                .5
                  Kingdom
Paris Club        United        nd)  0.50       Variable          26,326                14
                  Kingdom
Paris Club        United        nd)  0.50       Variable         121,133                14
                  Kingdom
Paris Club        United        nd)  0.50       Variable              17                14
                  Kingdom
Paris Club        United        nd)  0.50       Variable              79                14
                  Kingdom
Paris Club        United            0.50        Variable           2,383                14
                  Kingdom
Paris Club        United            0.50        Variable          13,235                14
                  Kingdom
Paris Club        South Africa      0.00        5.00              4,615                 7

Paris Club        South Africa      0.00        5.00                 85                .5

Paris Club        South Africa      0.00        5.00              3,291                14

Paris Club        South Africa      0.00        5.00             22,320                14

Paris Club        Sweden            0.50       Variable           4,797                 7

Paris Club        Sweden            0.50       Variable             406                .5

Paris Club        Sweden            0.50       Variable           9,491                 7

Paris Club        Sweden            0.50       Variable             283                .5

Paris Club        Sweden            0.50       Variable           8,261                14

Paris Club        Sweden            0.50       Variable          45,405                14

Paris Club        Sweden            0.50       Variable          12,616                14

Paris Club        Sweden            0.50       Variable          68,535                14

International                       0.00        6.73             30,367                14
Organization
International                       0.00        7.06              1,887                14
Organization
International     5-CD-PE           0.00        0.00                 39                16
Organization
International     368-SF-PE         0.00        2.00                195                 2
Organization
International     368-SF-PE         0.00        2.00                177                 2
Organization
International     367-SF-PE         0.00        2.00                 52                 2
Organization
International     392-SF-PE         0.00        2.00                250                 3
Organization
International     392-SF-PE         0.00        2.00                  7                 3
Organization
International     392-SF-PE         0.00        2.00                  6                 3
Organization
International     392-SF-PE         0.00        2.00                323                 3
Organization
International     421-SF-PE         0.00        2.00              2,696                 4
Organization
International     421-SF-PE         0.00        2.00              2,609                 4
Organization
International     456-SF-RG         0.00        2.00                 99                 4
Organization
International     456-SF-RG         0.00        2.00                104                 4
Organization
International     456-SF-RG         0.00        2.00                 19                 4
Organization
International     497-SF-PE         0.00        2.00              1,893                 5
Organization
International     497-SF-PE         0.00        2.00                575                 5
Organization
International     497-SF-PE         0.00        2.00              2,890                 5
Organization
International     497-SF-PE         0.00        2.00                 48                 5
Organization
International     497-SF-PE         0.00        2.00                200                 5
Organization
International     497-SF-PE         0.00        2.00                306                 5
Organization
International     344-OC-PE         0.00        7.50                500                 2
Organization
International     344-OC-PE         0.00        7.50                232                 2
Organization
International     553-SF-PE         0.00        2.00                200                 7
Organization
International     553-SF-PE         0.00        2.00                 62                 7
Organization
International     567-SF-PE         0.00        2.00              3,429                 7
Organization
International     567-SF-PE         0.00        2.00                400                 7
Organization
International     567-SF-PE         0.00        2.00                476                 7
Organization
International     567-SF-PE         0.00        2.00                326                 7
Organization
International     567-SF-PE         0.00        2.00                518                 7
Organization
International     355-OC-PE         0.00        7.90                467                 3
Organization
International     589-SF-PE         0.00        2.00                685                 8
Organization
International     589-SF-PE         0.00        2.00                 90                 8
Organization
International     589-SF-PE         0.00        2.00              2,402                 8
Organization
International     602-SF-PE         0.00        2.00              6,849                 8
Organization
International     602-SF-PE         0.00        2.00              1,744                 8
Organization
International     602-SF-PE         0.00        2.00              4,714                 8
Organization
International     602-SF-PE         0.00        2.00                430                 8
Organization
International     602-SF-PE         0.00        2.00                633                 8
Organization
International     602-SF-PE         0.00        2.00                123                 8
Organization
International     363-OC-PE         0.00        7.90                630                 3
Organization
International     363-OC-PE         0.00        7.90                 48                 3
Organization
International     363-OC-PE         0.00        7.90                 11                 3
Organization
International     634-SF-PE         0.00        2.00              2,590                 9
Organization
International     634-SF-PE         0.00        2.00                487                 9
Organization
International     634-SF-PE         0.00        2.00              1,856                 9
Organization
International     634-SF-PE         0.00        2.00              2,897                 9
Organization
International     629-SF-PE         0.00        2.00              8,338                 9
Organization
International     629-SF-PE         0.00        2.00                346                 9
Organization
International     629-SF-PE         0.00        2.00              1,463                 9
Organization
International     629-SF-PE         0.00        2.00                380                 9
Organization
International     629-SF-PE         0.00        2.00              3,435                 9
Organization
International     629-SF-PE         0.00        2.00                483                 9
Organization
International     650-SF-PE         0.00        2.00              1,642                 9
Organization
International     400-OC-PE         0.00        9.25                538                 4
Organization
International     400-OC-PE         0.00        9.25                 53                 4
Organization
International     652-SF-PE         0.00        2.00              2,961                 9
Organization
International     652-SF-PE         0.00        2.00              4,427                 9
Organization
International     652-SF-PE         0.00        2.00                502                 9
Organization
International     404-OC-PE         0.00        9.25              1,399                 4
Organization
International     404-OC-PE         0.00        9.25                130                 4
Organization
International     404-OC-PE         0.00        9.25                 87                 4
Organization
International     404-OC-PE         0.00        9.25                339                 4
Organization
International     411-OC-PE         0.00        9.25              7,566                 5
Organization
International     411-OC-PE         0.00        9.25                249                 5
Organization
International     420-OC-PE         0.00        4.00                 65                 1
Organization
International     686-SF-PE         0.00        2.00                702                11
Organization
International     686-SF-PE         0.00        2.00                942                11
Organization
International     686-SF-PE         0.00        2.00                 89                11
Organization
International     428-OC-PE         0.00       10.50              1,039                 1
Organization
International     697-SF-PE         0.00        2.00              2,707                11
Organization
International     697-SF-PE         0.00        2.00              1,431                11
Organization
International     697-SF-PE         0.00        2.00                358                11
Organization
International     697-SF-PE         0.00        2.00              1,106                11
Organization
International     706-SF-PE         0.00        2.00              3,250                11
Organization
International     706-SF-PE         0.00        2.00                318                11
Organization
International     706-SF-PE         0.00        2.00              1,039                11
Organization
International     706-SF-PE         0.00        2.00                491                11
Organization
International     431-OC-PE         0.00       10.50                746                 1
Organization
International     431-OC-PE         0.00        4.00                 26                 1
Organization
International     423-OC-PE         0.00       10.50              1,073                 2
Organization
International     689-SF-PE         0.00        2.00                986                12
Organization
International     720-SF-PE         0.00        2.00              2,661                12
Organization
International     125-IC-PE         0.00        8.0233           17,678                 2
Organization
International     445-OC-PE         0.00        8.6741            2,933                 2
Organization
International     492-OC-PE         0.00        7.8710            2,049                 4
Organization
International     240-IC-PE         1.00       Variable           2,444                 5
Organization
International     517-OC-PE         0.00        4.00              1,513                 6
Organization
International     238-IC-PE         0.00        6.5028           10,937                 5
Organization
International     631-OC-PE         0.00       Variable         276,450                10
Organization
International     665-OC-PE         0.00       Variable           3,280                10
Organization
International     651-OC-PE         0.00       Variable         126,502                10
Organization
International     677-OC-PE         0.00       Variable         136,123                11
Organization
International     678-OC-PE         0.00       Variable          13,719                11
Organization
International     678-OC-PE         0.00       Variable           1,477                11
Organization
International     741-OC-PE         0.00       Variable          56,876                16
Organization
International     806-OC-PE         0.00       Variable          68,535                17
Organization
International     790-OC-PE         0.00       Variable          30,639                12
Organization
International     836-OC-PE         0.00       Variable         228,840                12
Organization
International     847-OC-PE         0.00       Variable         124,954                17
Organization
International     820-OC-PE         0.00       Variable             982                13
Organization
International     852-1-OC-PE       0.00       Variable          56,583                 3
Organization
International     852-2-OC-PE       0.00       Variable           9,654                13
Organization
International     902-OC-PE         0.50       Variable           3,995                14
Organization
International     901-OC-PE         0.00       Variable          82,379                19
Organization
International     958-SF-PE         0.00        2.00             25,000                23
Organization
International     906-OC-PE         0.00       Variable          19,617                14
Organization
International     931-OC-PE         0.50       Variable         150,000                18
Organization
International     944-OC-PE         0.00       Variable             750                 2
Organization
International     956-OC-PE         0.00       Variable          66,996                19
Organization
International     985-OC-PE         0.00       Variable          76,138                15
Organization
International     966-OC-PE         0.00       Variable         235,500                15
Organization
International     1025-OC-PE        0.00       Variable          20,509                15
Organization
International     1058-OC-PE        0.00       Variable         140,230                20
Organization
International     1036-OC-PE        0.00       Variable             704                16
Organization
International     1061-OC-PE        0.00       Variable          11,493                20
Organization
International     1050-OC-PE        0.00       Variable           2,546                15
Organization
International     1115-OC-PE        0.50       Variable           1,417                17
Organization
International     1128-OC-PE        0.00       Variable          30,000                22
Organization
International     1150-OC-PE        0.00       Variable          44,555                13
Organization
International     1137-OC-PE        0.00       Variable         115,251                15
Organization
International     1144-OC-PE        0.00       Variable          12,901                20
Organization
International     1196-OC-PE        0.00       Variable           2,013                16
Organization
International     1235-OC-PE        0.00       Variable         200,000                15
Organization
International     1236-OC-PE        0.00       Variable           3,090                16
Organization
International     1237-OC-PE        0.00       Variable           1,306                22
Organization
International     1321-OC-PE        0.00       Variable         250,000                15
Organization
International     1329-OC-PE        0.00       Variable           5,077                19
Organization
International     CFA-7             2.50       Variable           2,550                 1
Organization
International     CFA-43            2.50       Variable          15,000                 1
Organization
International     CFA-041           2.50       Variable          18,300                 3
Organization
International     CFA-46            2.50       Variable          33,250                 3
Organization
International     CFA-062           2.50       Variable          37,615                 5
Organization
International     CFA-75            2.45       Variable           9,771                 4
Organization
International     CFA-120           1.90       Variable           3,872                 5
Organization
International     CFA-128           2.50       Variable          16,150                 9
Organization
International     CFA-135           3.10       Variable          14,118                 8
Organization
International     CFA-1009          3.10       Variable          33,488                 8
Organization
International     CFA-0544          1.75       Variable          10,222                 2
Organization
International     CFA-1127          2.80       Variable             610                 6
Organization
International     CFA-1372          2.80       Variable           8,133                 6
Organization
International     CFA-1408          3.10       Variable         250,000                 8
Organization
International     CFA-1593          3.50       Variable         300,000                10
Organization
International     CFA-1769          3.10       Variable           6,380                 6
Organization
International     CFA-1902          3.75       Variable         125,000                10
Organization
International     3540-A-PE         0.00        6.28              2,840                 5
Organization
International     3540-A-PE         0.00        6.34              5,314                 6
Organization
International     3540-S-PE         0.50       Variable          16,313                11
Organization
International     3437-S-PE         0.50       Variable         245,510                11
Organization
International     3489-S-PE         0.50       Variable         318,567                12
Organization
International     3452-S-PE         0.50       Variable         238,640                11
Organization
International     3595-A-PE         0.00        6.41             91,667                 5
Organization
International     3595-S-PE         0.50       Variable         115,494                11
Organization
International     3610-A-PE         0.00        7.11                574                 5
Organization
International     3610-A-PE         0.00        5.92                 95                 6
Organization
International     3610-S-PE         0.50       Variable           7,689                12
Organization
International     3684-S-PE         0.50       Variable          76,011                12
Organization
International     3717-A-PE         0.50       Variable          68,456                12
Organization
International     3717-S-PE         0.50       Variable          59,682                12
Organization
International     3701-A-PE         0.50       Variable          20,818                12
Organization
International     3701-S-PE         0.50       Variable           8,392                12
Organization
International     3810-S-PE         0.50       Variable          79,072                13
Organization
International     3811-A-PE         0.50       Variable         104,653                13
Organization
International     3811-S-PE         0.50       Variable          17,401                13
Organization
International     3962-O-PE         0.50       Variable          79,406                11
Organization
International     3826-S-PE         0.50       Variable           6,874                10
Organization
International     3826-A-PE         0.50       Variable          98,264                10
Organization
International     4068-S-PE         0.50       Variable          17,216                12
Organization
International     4068-A-PE         0.50       Variable         106,497                12
Organization
International     4076-O-PE         0.50       Variable          48,615                 8
Organization
International     4134-O-PE         0.50       Variable          76,164                 9
Organization
International     4133-O-PE         0.50       Variable         183,000                12
Organization
International     4130-O-PE         0.50       Variable          41,189                11
Organization
International     4250-O-PE         0.50       Variable          66,407                12
Organization
International     4384-O-PE         0.01       Variable          21,022                 7
Organization
International     4497-O-PE         0.75       Variable         300,000                12
Organization
International     4519-O-PE         0.75       Variable           2,559                 4
Organization
International     4536-O-PE         0.75       Variable             300                 1
Organization
International     4527-O-PE         0.75       Variable             270                 1
Organization
International     4615-O-PE         0.75       Variable         100,000                11
Organization
International     4614-O-PE         0.75       Variable             500                 1
Organization
International     116-PE            0.00        4.00              2,243                 1
Organization
International     185-PE            0.00        4.00              2,290                 4
Organization
International     297-PE            0.00        4.00             10,240                10
Organization
International     386-PE            0.00       Variable           6,629                10
Organization
International     467-PE            0.00       Variable           1,775                 1
Organization
International     IMF               0.00       Variable         184,733                 5
Organization
International     423-PE            0.00        4.00                611                 2
Organization
International     630-PE            0.00        3.75              4,167                10
Organization
International     696-PE            0.00        4.00              2,803                11
Organization
International     755-PE            0.00        4.00              4,000                11
Organization
Latin American    Argentina         0.00        6.50                 29                 1
Countries
Latin American    Argentina         0.00        6.50              1,702                 4
Countries
Latin American    Argentina         0.00        6.50                 59                 1
Countries
Latin American    Argentina         0.00        6.50                575                 1
Countries
Latin American    Argentina         0.00        6.50                 45                 1
Countries
Latin American    Brazil            0.00       Variable           2,273                 1
Countries
Latin American    Brazil            0.00       Variable           6,642                 2
Countries
Latin American    Brazil            0.00       Variable           6,167                 3
Countries
Latin American    Brazil            0.00       Variable           5,411                 4
Countries
Latin American    Brazil            0.00       Variable           3,163                 5
Countries
Latin American    Brazil            0.81       Variable           1,895                .5
Countries
Latin American    Brazil            0.00        6.875             3,760                 5
Countries
Latin American    Brazil            0.00        7.875            26,629                 8
Countries
Latin American    Brazil            1.75       Variable             765                 2
Countries
Latin American    Brazil            0.00        6.780             1,666                 5
Countries
Eastern Europe    China             0.00        7.54              7,032                 3
Eastern Europe    China             0.00        7.68             13,364                 6
Eastern Europe    China             0.00        0.00                419                 5

Eastern Europe    China             0.00        0.00                246                 5

Eastern Europe    China             0.00        0.00              1,376                 5

Eastern Europe    China             0.00        0.00                414                 5

Eastern Europe    China             0.00        0.00              3,631                 5

Eastern Europe    China             0.00        0.00              1,322                 5

Eastern Europe    China             0.00        0.00              2,400                 6

Eastern Europe    China             0.00        0.00                468                 5

Eastern Europe    China             0.00        0.00              5,670                 9

Eastern Europe    China             0.00        0.00              2,066                 5

Eastern Europe    China             0.00        0.00              9,000                 9

Suppliers         Israel            1.50       Variable             735                .5

Suppliers         Italy             0.00        5.0268275        33,970                16
Suppliers         Italy             0.00        5.0268275        20,744                16
Suppliers         Italy             0.00        7.00              1,320                 4
Suppliers         Italy             0.00        7.00                924                 6
Suppliers         Japan             0.00        5.50            626,163                11
Suppliers         Japan             0.00        4.90             64,443                11
Suppliers         Japan             0.00        4.90              3,051                .5
Suppliers         Japan             0.00        4.30             85,110                14
Suppliers         Panama            0.00        7.00              1,679                 5
Suppliers         Panama            0.00        7.00              3,958                 3

Commercial Bank                     2.125      Variable          10,000                 1

Commercial Bank                     2.00       Variable           6,000                 1

Commercial Bank                     2.00       Variable           1,304                 3

Commercial Bank                     0.00        9.00              3,429                 4
Bonds                               0.8125     Variable       1,624,495                12
Bonds                               0.00       Variable         181,152                 1
Bonds                               0.8125     Variable         242,952                 1

Bonds                               0.8125     Variable       1,678,468                15



------------------------
Acronyms:
ATS = Austrian schilling
BF = Belgian franc
CAN$ = Canadian dollar
DM = German mark
ECU = European Currency
Unit FR = French franc
ITL = Italian lira
NKR = Norwegian krone
NLG = Dutch guilder
PTAS = Spanish pesetas
SCP = Single currency pool (World Bank unit of account, based on a basket of national currencies)
SDR = IMF unit of account, based on a basket of national currencies
SFR = Swiss franc
SK = Swedish kroner
UAV = Inter-American Development Bank (IDB) unit of account
Source: Ministry of Economy (Direccion General de Credito Publico, or Office of Public Credit).

                                REPUBLIC OF PERU

                             Gabriel Pacheco Crespo
                          Deputy Consul General of Peru
                              241 East 49th Street
                            New York, New York 10017

                                  UNDERWRITERS

     Deutsche Bank Securities                           Merrill Lynch & Co.
       31 West 52nd Street                            4 World Financial Center
    New York, New York 10019                         New York, New York 10080
          United States                                    United States





               FISCAL AGENT, PRINCIPAL PAYING AGENT AND REGISTRAR

                               JPMorgan Chase Bank
                          4 New York Plaza, 15th Floor
                            New York, New York 10004
                                  United States


                         LEGAL ADVISORS TO THE REPUBLIC

        As to United States Law                       As to Peruvian Law

  Cleary, Gottlieb, Steen & Hamilton          Rodrigo, Elias y Medrano Abogados
           One Liberty Plaza                        Avenida San Felipe 758
       New York, New York 10006                     Jesus Maria - Lima 11
             United States                                   Peru



                       LEGAL ADVISORS TO THE UNDERWRITERS

   As to United States Law                            As to Peruvian Law

    Sullivan & Cromwell LLP                   Rubio, Leguia, Normand & Asociados
      125 Broad Street                             Avenida Dos de Mayo 1321
  New York, New York 10004                           San Isidro - Lima 27
        United States                                        Peru


      LUXEMBOURG PAYING AGENT AND
           TRANSFER AGENT                      LUXEMBOURG LISTING AGENT

   J.P. Morgan Bank Luxembourg S.A.          Kredietbank S.A. Luxembourgeoise
         5, Rue Plaetis                            43, Boulevard Royal
       L-2338, Luxembourg                          L-2955, Luxembourg
           Luxembourg                                 Luxembourg

================================================================================











                                 US$500,000,000

                                 [Seal of Peru]

                                Republic of Peru



                              9 7/8% Bonds due 2015



                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------



                            Deutsche Bank Securities



                               Merill Lynch & Co.













                                Jaunary 30, 2003
================================================================================